As filed with the Securities and Exchange Commission on December 9, 2021.
Registration
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LOCAL BOUNTI CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0182	99-1584830
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
490 Foley Lane
Hamilton, MT 59840
(406)
361-3711
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Craig Hurlbert Co-Chief Executive Officer 490 Foley Lane Hamilton, MN 59840 (406) 361-3711	Travis Joyner Co-Chief Executive Officer 490 Foley Lane Hamilton, MT 59840 (406) 361-3711
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Albert W. Vanderlaan, Esq. Orrick Herrington & Sutcliffe LLP 222 Berkeley Street Suite 2000 Boston, MA 02116 (617) 880-1800	Kathleen Valiasek Chief Financial Officer Local Bounti Corporation 490 Foley Lane Hamilton, MT 59840 (406) 361-3711

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in
Rule 12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share(2)(3)	83,514,977	$6.29	$525,517,992.77	$48,716
Warrants to purchase Common Stock(2)	5,333,333	— (5)	— (5)	— (5)
Total	88,848,310		$525,517,992.77	$48,716

(1)
Immediately prior to the consummation of the merger described in the prospectus forming part of this registration statement (the “prospectus”), Leo Holdings III Corp, a Cayman Islands exempted company (“Leo”), effected a deregistration under the Cayman Islands Companies Law (2020 Revision) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Leo’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware (the “Domestication”), and was renamed “Local Bounti Corporation” (“Local Bounti”), as further described in the prospectus. All securities being registered were or will be issued by Local Bounti.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
Consists of (i) 83,514,977 shares of Common Stock registered for sale by the Selling Securityholders (as defined below) (including the shares referred to in the following clauses (ii) – (iv)), (ii) 5,333,333 shares of Common Stock issuable upon exercise of 5,333,333 Private Warrants (as defined below), (iii) 705,883 shares of Common Stock reserved for issuance upon the exercise of warrants assumed in the business combination described in this prospectus and (iv) 5,500,000 shares of Common Stock issuable upon the exercise of 5,500,000 Public Warrants (as defined below).

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock on December 8, 2021, as reported on The New York Stock Exchange.

(5)	Represents the resale of 5,333,333 Private Warrants.
(6)
In accordance with Rule 457(i), the entire registration fee for the Private Warrants is allocated to the shares of Common Stock underlying the Private Warrants, and no separate fee is payable for the Private Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion. Dated December 9, 2021.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Local Bounti Corporation
Up to 71,269,878 Shares of Common Stock
Up to 11,539,216 Shares of Common Stock Issuable Upon Exercise of Warrants
Up to 5,333,333 Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to (A) 83,514,977 shares of our common stock, par value $0.0001 per share (the “Common Stock”), which consists of up to (i) 15,000,000 shares of Common Stock issued in a private placement pursuant to subscription agreements entered into on June 17, 2021 and November 4, 2021, (ii) 5,333,333 shares of Common Stock that are issuable by us upon the exercise of 5,333,333 warrants (the “Private Warrants”) originally issued in a private placement to the Sponsor in connection with the initial public offering (the “IPO”) of Leo at an exercise price of $11.50 per share of Common Stock; (iii) 5,500,000 shares of Common Stock that are issuable by us upon the exercise of 5,500,000 warrants originally issued in connection with the IPO at an exercise price of $11.50 per share of Stock that were previously registered (the “Public Warrants”); (iv) 705,883 shares of Common Stock that are issuable by us upon the exercise of 705,883 Assumed Warrants (as defined below and, together with the Private Warrants and the Public Warrants, the “Local Bounti Warrants”) held by a commercial partner; (v) 56,734,761 shares of Common Stock issued upon consummation of our business combination pursuant to the Business Combination Agreement (as defined below) and held by certain of our officers, directors and greater than 5% stockholders and their affiliated entities; (vi) 241,000 shares of Common Stock issued to satisfy fees related to the Business Combination; and (B) up to 5,333,333 Private Warrants.
On November 19, 2021 (the “Closing Date”), Leo Holdings III Corp, our predecessor company (“Leo”), consummated the previously announced mergers contemplated by the Business Combination Agreement and Plan of Reorganization, dated as of June 17, 2021 (the “Business Combination Agreement”), by and among Leo, Longleaf Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Leo (“First Merger Sub”), Longleaf Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Leo (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs”), and Local Bounti Corporation, a Delaware corporation (“Legacy Local Bounti”).
As contemplated by the Business Combination Agreement, on November 19, 2021, Leo filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which it was domesticated and continued as a Delaware corporation (the “Domestication”). Pursuant to the terms of the Business Combination Agreement, following the consummation of the Domestication, First Merger Sub merged with and into Legacy Local Bounti (the “First Merger”), with Legacy Local Bounti surviving the First Merger as a wholly owned subsidiary of Leo (the “Surviving Corporation”), immediately followed by the Surviving Corporation merging with and into Second Merger Sub (the “Second Merger,” together with the First Merger, the “Mergers”, and together with the other transactions related thereto, the “Business Combination”), with Second Merger Sub surviving the Second Merger as a wholly owned subsidiary of Leo. On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), we changed our name from Leo Holdings III Corp to Local Bounti Corporation.
We are registering the securities described above for resale pursuant to, among other things, the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Common Stock or Local Bounti Warrants, except with respect to amounts received by us upon the exercise of the Local Bounti Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Common Stock or Local Bounti Warrants. See “Plan of Distribution” beginning on page 132 of this prospectus.
Our Common Stock and Public Warrants are listed on the New York Stock Exchange under the symbols “LOCL” and “LOCL WS,” respectively. On December 8, 2021, the last reported sales price of the Common Stock was $5.98 per share and the last reported sales price of our Public Warrants was $0.8849 per warrant.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 6 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                    , 2021.

Prospectus

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on
Form S-1
that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Local Bounti Warrants. We will receive proceeds from any exercise of the Local Bounti Warrants for cash.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “
Where You Can Find More Information
.”
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Local Bounti,” “we,” “us,” “our” and similar terms refer to Local Bounti Corporation (f/k/a Leo Holdings III Corp) and its consolidated subsidiaries. References to “Leo” refer to our predecessor company prior to the consummation of the Business Combination.

CERTAIN DEFINED TERMS
Unless the context otherwise requires, references in this prospectus to:

•	“ A&R Warrant Agreement ” refers to the warrant agreement dated November 19, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent;

•	“ Business Combination ” are to the Domestication, the Mergers and other transactions contemplated by the Merger Agreement, collectively, including the PIPE Financing;

•	“ Cayman Islands Companies Act ” are to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;

•
“
Class
 A ordinary shares
” are to the Class A ordinary shares, par value $0.0001 per share, of Leo, which automatically converted, on a one-for-one
basis, into shares of Common Stock in connection with the Domestication;

•	“ Closing ” are to the closing of the Business Combination;

•	“ Closing Date ” means November 19, 2021;

•	“ Continental ” are to Continental Stock Transfer & Trust Company;

•	“ Convertible Notes ” are to the convertible promissory notes issued by Local Bounti in favor of certain holders of Convertible Notes;

•
“
Domestication
” are to the transfer by way of continuation and deregistration of Leo from the Cayman Islands and the continuation and domestication of Leo as a corporation incorporated in the State of Delaware;

•	“ Employee Stock Purchase Plan ” are to the Local Bounti Corporation 2021 Employee Stock Purchase Plan;

•	“ Equity Incentive Plan ” are to the Local Bounti Corporation 2021 Equity Incentive Plan;

•
“
Founder Shares
” are to the 6,875,000 Class B ordinary shares, par value $0.0001 per share that were initially issued to our Sponsor in a private placement prior to our initial public offering and of which 60,000 shares were transferred to Mses. Lori Bush, Mary E. Minnick and Mark Masinter (20,000 shares each), and 45,000 shares were transferred to Messrs. Scott Flanders, Imran Khan and Scott McNealy (15,000 each) in February 2021, and, in connection with the Domestication, automatically converted, on a one-for-one
basis, into shares of Common Stock;

•	“ initial public offering ” are to Leo’s initial public offering that was consummated on March 2, 2021;

•	“ initial shareholders ” are to Sponsor and each of Mses. Lori Bush and Mary E. Minnick and Messrs. Mark Masinter, Scott Flanders, Imran Khan and Scott McNealy;

•
“
private placement warrants
” are to the 5,333,333 private placement warrants outstanding as of the date of this prospectus that were issued to the Sponsor simultaneously with the closing of Leo’s initial public offering in a private placement at a price of $1.50 per warrant. Each private placement warrant is exercisable for one share of Common Stock at a price of $11.50;

•	“ public warrants ” are to the currently outstanding 5,500,000 redeemable warrants to purchase Common Stock;

•	“ Legacy Local Bounti ” are to Local Bounti Corporation, a Delaware corporation, prior to the consummation of the Business Combination;

•
“
Merger Agreement
” are to that certain Agreement and Plan of Merger, dated June 17, 2021, by and among Leo, Merger Sub 1, Merger Sub 2, and Local Bounti, as it may be amended and supplemented from time to time;

•	“ Mergers ” are to the First Merger and Second Merger, collectively;

•
“
First Merger
” are to the merger of Merger Sub 1 with and into Local Bounti pursuant to the Merger Agreement, with Local Bounti as the surviving company in the First Merger and, after giving effect to such First Merger, Local Bounti becoming a wholly-owned subsidiary of Leo;

•	“ Merger Sub 1 ” are to Longleaf Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Leo prior to the consummation of the Business Combination;

•	“ Merger Sub 2 ” are to Longleaf Merger Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of Leo prior to the consummation of the Business Combination;

•	“ Board ” are to the board of directors of Local Bounti;

•	“ Common Stock ” are to the common stock, par value $0.0001 per share, of Local Bounti;

•	“ NYSE ” are to the New York Stock Exchange;

•
“
PIPE Financing
” are to the transactions contemplated by the Subscription Agreements, pursuant to which the PIPE Investors subscribed for an aggregate of 15,000,000 shares of Bounti Common Stock for an aggregate purchase price of $150.0 million which was consummated in connection with Closing;

•	“ PIPE Investors ” means the investors that have signed the Subscription Agreements;

•	“ SEC ” are to the Securities and Exchange Commission;

•
“
Second Merger
” are to the merger of the surviving corporation in the First Merger with and into Merger Sub 2, with Merger Sub 2 surviving the merger as a wholly owned subsidiary of Leo, to occur immediately after the First Merger;

•	“ Securities Act ” are to the Securities Act of 1933, as amended;

•	“ Sponsor ” are to Leo Investors III LP, a Cayman Islands exempted limited partnership;

•	“ Subscription Agreements ” are to the subscription agreements, entered into by Leo and each of the PIPE Investors in connection with the PIPE Financing;

•	“ transfer agent ” are to Continental, Leo’s transfer agent;

•
“
trust account
” are to the trust account established at the consummation of Leo’s initial public offering that holds the proceeds of the initial public offering and is maintained by Continental, acting as trustee; and

•
“
units
” are to the units of Leo, each unit representing one Class A ordinary share and one-fifth
of one warrant to acquire one Class A ordinary share, that were offered and sold by Leo in its initial public offering and in its concurrent private placement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding the benefits of the Business Combination, future financial performance, business strategies, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and any accompanying prospectus supplement, words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “projects” or the negative version of these words or other comparable words or phrases, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The following factors among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•
Local Bounti is an early stage company with a history of losses and expects to incur significant expenses and continuing losses for the foreseeable future. Local Bounti has only recently started to generate revenue and its ability to continue to generate revenue is uncertain given Local Bounti’s limited operating history. Local Bounti may never achieve or sustain profitability. Local Bounti’s business could be adversely affected if it fails to effectively manage its future growth;

•
Local Bounti will require additional financing to achieve its goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, may force Local Bounti to delay, limit, reduce or terminate its operations and future growth.

•	Local Bounti currently relies on a single facility for all its operations.

•	Local Bounti’s first facility has been in operation at commercial capacity for less than 12 months, which makes it difficult to forecast future results of operations.

•
Local Bounti’s operating results forecast rely in large part upon assumptions and analyses developed by Local Bounti. If these assumptions and analyses prove to be incorrect, Local Bounti’s actual operating results may suffer.

•
The
build-out
of new facilities will require significant expenditures for capital improvements and operating expenses and may be subject to delays in construction and unexpected costs due to governmental approvals and permitting requirements, reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices.

•
Local Bounti’s ability to decrease its cost of goods sold over time is dependent on its ability to scale its operations and Local Bounti may not be able to achieve such decreases due to factors outside of its control such as inflation or global supply chain interruptions.

•	Any damage to or problems with Local Bounti’s CEA facilities could severely impact Local Bounti’s operations and financial condition.

•
Local Bounti depends on employing a skilled local labor force, and failure to attract and retain qualified employees could negatively impact its business, results of operations and financial condition.

•	If Local Bounti fails to develop and maintain its brand, its business could suffer.

•
Local Bounti’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which it competes achieves the forecasted growth, Local Bounti’s business could fail to grow at similar rates, if at all.

v

•	The effects of COVID-19 and other potential future public health crises, epidemics, pandemics or similar events on Local Bounti’s business, operating results and cash flows are uncertain.

•	If Local Bounti cannot maintain its company culture or focus on its vision as it grows, Local Bounti’s business and competitive position may be harmed.

•	Local Bounti may be unable to successfully execute on its growth strategy.

•	Local Bounti’s operating costs to grow and sell its products may be higher than expected, which could impact its results and financial condition.

•	If Local Bounti’s estimates or judgments relating to its critical accounting policies prove to be incorrect, its results of operations could be adversely affected.

•	Local Bounti will incur increased costs as a result of operating as a public company, and its management will devote substantial time to new compliance initiatives.

•	Local Bounti’s ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the business combination or other ownership changes.

•	Local Bounti faces risks inherent in the CEA business, including the risks of diseases and pests.

•	Local Bounti may not be able to compete successfully in the highly competitive natural food market.

•
Local Bounti’s ability to generate and grow revenue is dependent on its ability to increase the yield in each of the anticipated product lines it intends to grow. If Local Bounti is unable to increase the yield in each or most of these product lines, Local Bounti’s projection may not be achieved on currently anticipated timelines or at all.

•	Local Bounti may need to defend itself against intellectual property infringement claims, which may be time-consuming and could cause Local Bounti to incur substantial costs.

•	The loss of any registered trademark or other intellectual property could enable other companies to compete more effectively with Local Bounti.

•	Local Bounti relies on information technology systems and any inadequacy, failure, interruption or security breaches of those systems may harm its ability to effectively operate its business.

•
Local Bounti could be adversely affected by a change in consumer preferences, perception and spending habits in the food industry, and failure to develop and expand its product offerings or gain market acceptance of its products could have a negative effect on Local Bounti’s business.

•	Demand for lettuce, cilantro, basil and other greens and herbs is subject to seasonal fluctuations and may adversely impact Local Bounti’s results of operations in certain quarters.

•
Local Bounti has entered into agreements on September 3, 2021 for a term loan facility with Cargill Financial Services Inc. (“Cargill Financial”), one of its existing lenders and an investor in the PIPE Financing, for a $200 million term loan credit facility. The credit facility is secured by all of the Company’s assets, including its intellectual property. Additionally, the definitive documentation states that if there is an occurrence of an uncured event of default, Cargill Financial will be able to foreclose on all Local Bounti assets, and securities in the Company could be rendered worthless.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “
Risk Factors
.” Moreover, we operate in a very competitive and rapidly changing environment.

New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
The forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and the accompanying prospectus supplement. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Company
Local Bounti was founded in August 2018 and is headquartered in Hamilton, Montana. Local Bounti is a producer of sustainably grown living lettuce, herbs and loose leaf lettuce. Local Bounti’s vision is to deliver the freshest, locally grown produce over the fewest food miles possible. Local Bounti is a CEA company that utilizes patent pending Stack & Flow Technology
TM
, which is a hybrid of vertical farming and hydroponic greenhouse farming, to grow healthy food sustainably and affordably. Through its CEA process, it is the Company’s goal to produce its products in an environmentally sustainable manner that will increase harvest efficiency, limit water usage and reduce the carbon footprint of the production and distribution process. The environmental greenhouse conditions help to ensure nutritional value and taste, and the products are non-GMO and
pesticide and herbicide free. The Company’s products use 90% less water and 90% less land than conventional agriculture to produce. The Company’s first CEA facility in Hamilton, Montana (the “Montana Facility”) commenced construction in 2019 and reached full commercial operation by the second half of 2020.
Corporate Information
We were incorporated on January 8, 2021 as a Cayman Islands exempted company under the name Leo Holdings III Corp for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On March 2, 2021, Leo completed its initial public offering. On November 19, 2021, Leo consummated the Business Combination with Local Bounti pursuant to the Business Combination Agreement. In connection with the Business Combination, Leo changed its name to Local Bounti Corporation.
Our principal executive offices are located at 490 Foley Lane, Hamilton, MT 59840. Our telephone number is (406)
361-3711.
Our website address is https://www.localbounti.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
Local Bounti, the Local Bounti logo, “Local Bounti
TM
,” “Stack & Flow Technology
TM
,” “Farm of the Future
TM
” and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Local Bounti. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.

The Offering

Issuer	Local Bounti Corporation (f/k/a Leo Holdings III Corp).
Issuance of Common Stock

Shares of Common Stock offered by us	11,539,216 shares of Common Stock, consisting of

•	5,333,333 shares of Common Stock that are issuable upon the exercise of 5,333,333 Private Warrants;

•	5,500,000 shares of Common Stock that are issuable upon the exercise of 5,500,000 Public Warrants; and

•	705,883 shares of Common Stock that are issuable upon the exercise of 705,883 Assumed Warrants.

Shares of Common Stock outstanding prior to exercise of all Local Bounti Warrants	86,344,881 shares of Common Stock (as of November 30, 2021).

Shares of Common Stock outstanding assuming exercise of all Local Bounti Warrants	97,884,097 shares of Common Stock (as of November 30, 2021).

Exercise Price of Private Warrants and Public Warrants	$11.50 per share, subject to adjustments as described herein.

Exercise Price of Assumed Warrants	705,883 Assumed Warrants with an exercise price of $8.50 per share.

Use of proceeds	We will receive up to an aggregate of approximately $69.3 million from the exercise of the Local Bounti Warrants, assuming the exercise in full of all of the Local Bounti Warrants for cash. We expect to use the net proceeds from the exercise of the Local Bounti Warrants, if any, for general corporate purposes. See “
Use of Proceeds
.”
Resale of Common Stock and Local Bounti Warrants

Securities offered by the Selling Securityholders	83,514,977 shares of Common Stock, consisting of:

•	15,000,000 shares of Common Stock issued in the PIPE Financing;

•	56,734,761 shares of Common Stock issued in connection with the Business Combination;

•	241,000 shares of Common Stock issued to satisfy fees related to the Business Combination;

•	5,333,333 shares of Common Stock that are issuable upon the exercise of 5,333,333 Private Warrants; and

•	705,883 shares of Common Stock that are issuable upon the exercise of 705,883 Assumed Warrants

Private Warrants offered by the Selling Securityholders	5,333,333 Private Warrants.

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the shares of Common Stock and Private Warrants registered under this prospectus for resale.

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock or Private Warrants (assuming the cashless exercise provision is used) by the Selling Securityholders.

Lock-Up Restrictions	Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up
periods. See “
Certain Relationships and Related Transactions —
Lock-Up
Arrangements
” for further discussion.

Risk Factors	See “ Risk Factors ” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

NYSE Stock Market Symbols	Our Common Stock and Public Warrants are listed on the New York Stock Exchange under the symbols “LOCL” and “LOCL WS,” respectively.

Summary Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “
Risk Factors
,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in the section titled “
Risk Factors
,” alone or in combination with other events or circumstances, may adversely affect our ability realize the anticipated benefits of the Business Combination, and may have an adverse effect on our business, financial condition, results of operations, and prospects. Such risks include, but are not limited to:

•
Local Bounti is an early stage company with a history of losses and expects to incur significant expenses and continuing losses for the foreseeable future. Local Bounti has only recently started to generate revenue and its ability to continue to generate revenue is uncertain given Local Bounti’s limited operating history. Local Bounti may never achieve or sustain profitability. Local Bounti’s business could be adversely affected if it fails to effectively manage its future growth.

•
Local Bounti will require additional financing to achieve its goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, may force Local Bounti to delay, limit, reduce or terminate its operations and future growth.

•	Local Bounti currently relies on a single facility for all its operations.

•	Local Bounti’s first facility has been in operation at commercial capacity for less than 12 months, which makes it difficult to forecast future results of operations.

•
Local Bounti’s operating results forecast rely in large part upon assumptions and analyses developed by Local Bounti. If these assumptions and analyses prove to be incorrect, Local Bounti’s actual operating results may suffer.

•
The
build-out
of new facilities will require significant expenditures for capital improvements and operating expenses and may be subject to delays in construction and unexpected costs due to governmental approvals and permitting requirements, reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices.

•
Local Bounti’s ability to decrease its cost of goods sold over time is dependent on its ability to scale its operations and Local Bounti may not be able to achieve such decreases due to factors outside of its control such as inflation or global supply chain interruptions.

•	Any damage to or problems with Local Bounti’s CEA facilities could severely impact Local Bounti’s operations and financial condition.

•
Local Bounti depends on employing a skilled local labor force, and failure to attract and retain qualified employees could negatively impact its business, results of operations and financial condition.

•	If Local Bounti fails to develop and maintain its brand, its business could suffer.

•
Local Bounti’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which it competes achieves the forecasted growth, Local Bounti’s business could fail to grow at similar rates, if at all.

•	The effects of COVID-19 and other potential future public health crises, epidemics, pandemics or similar events on Local Bounti’s business, operating results and cash flows are uncertain.

•	If Local Bounti cannot maintain its company culture or focus on its vision as it grows, Local Bounti’s business and competitive position may be harmed.

•	Local Bounti may be unable to successfully execute on its growth strategy.

•	Local Bounti’s operating costs to grow and sell its products may be higher than expected, which could impact its results and financial condition.

•	If Local Bounti’s estimates or judgments relating to its critical accounting policies prove to be incorrect, its results of operations could be adversely affected.

•	Local Bounti will incur increased costs as a result of operating as a public company, and its management will devote substantial time to new compliance initiatives.

•	Local Bounti’s ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the business combination or other ownership changes.

•	Local Bounti faces risks inherent in the CEA business, including the risks of diseases and pests.

•	Local Bounti may not be able to compete successfully in the highly competitive natural food market.

•
Local Bounti’s ability to generate and grow revenue is dependent on its ability to increase the yield in each of the anticipated product lines it intends to grow. If Local Bounti is unable to increase the yield in each or most of these product lines, Local Bounti’s projection may not be achieved on currently anticipated timelines or at all.

•	Local Bounti may need to defend itself against intellectual property infringement claims, which may be time-consuming and could cause Local Bounti to incur substantial costs.

•	The loss of any registered trademark or other intellectual property could enable other companies to compete more effectively with Local Bounti.

•	Local Bounti relies on information technology systems and any inadequacy, failure, interruption or security breaches of those systems may harm its ability to effectively operate its business.

•
Local Bounti could be adversely affected by a change in consumer preferences, perception and spending habits in the food industry, and failure to develop and expand its product offerings or gain market acceptance of its products could have a negative effect on Local Bounti’s business.

•	Demand for lettuce, cilantro, basil and other greens and herbs is subject to seasonal fluctuations and may adversely impact Local Bounti’s results of operations in certain quarters.

•
Local Bounti has entered into agreements on September 3, 2021 for a term loan facility with Cargill Financial Services Inc. (“Cargill Financial”), one of its existing lenders and an investor in the PIPE Financing, for a $200 million term loan credit facility. The credit facility is secured by all of the Company’s assets, including its intellectual property. Additionally, the definitive documentation states that if there is an occurrence of an uncured event of default, Cargill Financial will be able to foreclose on all Local Bounti assets, and securities in the Company could be rendered worthless.

RISK FACTORS
Investing in our securities involves risks. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, before deciding whether to purchase any of our securities. Our business, results of operations, financial condition, and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of these risks actually occur, our business, results of operations, financial condition, and prospects could be materially and adversely affected. Unless otherwise indicated, references in these risk factors to our business being harmed will include harm to our business, reputation, brand, financial condition, results of operations, and prospects. In such event, the market price of our securities could decline, and you could lose all or part of your investment.
Risks Related to Local Bounti’s Business
Local Bounti is an early stage company with a history of losses and expects to incur significant expenses and continuing losses for the foreseeable future. Local Bounti has only recently started to generate revenue and its ability to continue to generate revenue is uncertain given Local Bounti’s limited operating history. Local Bounti may never achieve or sustain profitability. Local Bounti’s business could be adversely affected if it fails to effectively manage its future growth.
Local Bounti has generated revenue of $82 thousand and $0 thousand, and incurred net losses of $8.4 million and $3.4 million for the years ended December 31, 2020 and 2019, respectively. Local Bounti has generated revenue of $324 thousand and $39 thousand, and incurred net losses of $27.8 million and $5.0 million for the nine months ended September 30, 2021 and 2020, respectively. Local Bounti has only recently started to generate revenue and given that it has limited operating history, Local Bounti’s ability to continue to generate revenue is uncertain. Local Bounti believes it will continue to incur net losses for the foreseeable future as it continues its facility expansion and commercial sales of its products. Local Bounti expects to expend substantial resources as it:

•	operates its existing facilities;

•
completes the commissioning of the expanded portion of the Montana Facility (as defined below) and completes the construction of other facilities for which building has commenced or is expected to commence in the near term;

•	identifies and invests in future growth opportunities, including expansion into new markets, development of new facilities, introduction of new products, and commercialization of new crops;

•	invests in creating and protecting intellectual property; and

•	incurs additional general administration expenses, including increased finance, legal and accounting expenses, associated with being a public company and growing operations.
Supporting the growth of Local Bounti’s business will place significant demands on its management and operations teams and will require resources, financial and otherwise, which may not be available in a cost-effective manner. If Local Bounti does not effectively manage its growth strategy, execute on its business plan, respond to competitive pressures, take advantage of market opportunities, or satisfy customer requirements, there could be adverse effects on Local Bounti’s business, financial condition and results of operations.
These expenditures alternatively may not result in the growth of Local Bounti’s business, which could adversely affect Local Bounti’s financial condition and results of operations.

Local Bounti will require additional financing to achieve its goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, may force Local Bounti to delay, limit, reduce or terminate its operations and future growth.
The CEA business is extremely capital-intensive and Local Bounti expects to expend significant resources to complete the build-out
of its facilities, scale its production capacity, and invest in its technology platform, capabilities, and new products. These expenditures are expected to include costs of constructing and commissioning new facilities, costs associated with growing plants for sale, such as electricity and packaging, working capital, costs of attracting and retaining a skilled local labor force, and costs associated with research and development in support of future commercial opportunities.
Local Bounti expects that its existing cash and credit available under its loan agreements will be sufficient to fund its planned operating expenses, capital expenditure requirements and any debt service payments through at least the next 36 months. However, Local Bounti’s operating plan may change because of factors currently unknown, and Local Bounti may need to seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations. Such financings may result in dilution to stockholders, issuance of securities with priority as to liquidation and dividend and other rights more favorable than common stock, imposition of debt covenants and repayment obligations, or other restrictions that may adversely affect Local Bounti’s business. In addition, Local Bounti may seek additional capital due to favorable market conditions or strategic considerations even if it believes that it has sufficient funds for current or future operating plans. There can be no assurance that financing will be available to Local Bounti on favorable terms, or at all. The inability to obtain financing when needed may make it more difficult for Local Bounti to operate its business or implement its growth plans.
Local Bounti currently relies on a single facility for all its operations.
Local Bounti’s first CEA facility in Hamilton, Montana (the “Montana Facility”) commenced construction in 2019 and reached full commercial operation in the second half of 2020. Local Bounti purchased land for its second facility in Pasco, Washington in June 2021. The Pasco facility was initially planned as a
32-pond
facility, but has been increased to a
40-pond
facility to meet anticipated demand. The Pasco facility is scheduled to be completed and operational by the second quarter of 2022 and fully commissioned by the third quarter of 2022. However, for the immediate future, Local Bounti will rely solely on the operations at the Montana Facility. Adverse changes or developments affecting the Montana Facility could impair Local Bounti’s ability to produce its products. Any shutdown or period of reduced production at the Montana Facility, which may be caused by regulatory noncompliance or other issues, as well as other factors beyond Local Bounti’s control, such as severe weather conditions, natural disaster, fire, power interruption, work stoppage, disease outbreaks or pandemics (such as
COVID-19),
equipment failure or delay in supply delivery, would significantly disrupt Local Bounti’s ability to grow and deliver its produce in a timely manner, meet its contractual obligations and operate its business. Local Bounti’s greenhouse equipment is costly to replace or repair, and its equipment supply chains may be disrupted in connection with pandemics, such as
COVID-19,
trade wars or other factors. If any material amount of Local Bounti’s machinery were damaged, Local Bounti would be unable to predict when, if at all, it could replace or repair such machinery or find co-manufacturers
with suitable alterative machinery, which could adversely affect Local Bounti’s business, financial condition and operating results.
Local Bounti’s first facility has been in operation at commercial capacity for less than 12 months, which makes it difficult to forecast future results of operations.
The Montana Facility began commercial operations in the second half of 2020, marking the beginning of Local Bounti’s first growing season. As a result, Local Bounti’s ability to accurately forecast future results of operations is limited and subject to a number of uncertainties, including its ability to plan for and model future growth. In future periods, revenue growth could slow or revenue could decline for a number of reasons, including slowing demand for Local Bounti’s products, increasing competition, a decrease in the growth of the overall market, or Local Bounti’s failure, for any reason, to take advantage of growth opportunities. If Local Bounti’s assumptions regarding these risks and uncertainties and future revenue growth are incorrect or change, or if Local Bounti does not address these risks successfully, its operating and financial results could differ materially from Local Bounti’s expectations, and its business could suffer.
Local Bounti’s operating results forecast relies in large part upon assumptions and analyses developed by Local Bounti’s management. If these assumptions and analyses prove to be incorrect, Local Bounti’s actual operating results may suffer.
Local Bounti’s operating results forecast appearing elsewhere in this prospectus reflects current estimates of future performance and assumptions developed by Local Bounti. Whether actual operating and financial results and business developments will be consistent with Local Bounti’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside Local Bounti’s control, including, but not limited to:

•	demand for Local Bounti’s products;

•	competition, including from established and future competitors;

•	Local Bounti’s ability to manage its growth;

•	ability to obtain necessary governmental approvals;

•	Local Bounti’s ability to satisfy the production demands associated with customer orders;

•	whether Local Bounti can manage relationships with key partners and suppliers;

•	Local Bounti’s ability to retain existing key management, integrate recent hires and attract, retain and motivate qualified personnel;

•	the overall strength and stability of domestic and international economies;

•	regulatory, legislative, and political changes;

•	consumer spending habits

•	ability to produce target yields; and

•	Local Bounti’s ability to mitigate risk associated with plant pathogens.
Unfavorable changes in any of these or other factors, most of which are beyond Local Bounti’s control, could materially and adversely affect its business, results of operations and financial results.
The
build-out
of new facilities will require significant expenditures for capital improvements and operating expenses and may be subject to delays in construction and unexpected costs due to governmental approvals and permitting requirements, reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices.
Local Bounti’s
build-out
of new CEA facilities will be dependent on a number of key inputs and their related costs including materials such as steel and glass and other supplies, as well as electricity and other local utilities. Local Bounti intends to use substantial pre-engineered,
pre-fabricated
and standardized components when building our modular facilities. We have developed key partnerships with agricultural and equipment vendors for construction of future CEA facilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact Local Bounti’s business, financial condition and operating results. Local Bounti plans to rely on local contractors for the building of its second CEA facility, which is scheduled to be completed and operational by the second quarter of 2022 and fully commissioned by the third quarter of 2022, and may rely on local contractors to build future CEA facilities. If Local Bounti or its contractors encounter unexpected costs, delays or other problems in building any CEA facility, Local Bounti’s financial position and ability to execute on its growth strategy could be negatively affected. Any inability to secure required materials and services to build out such facility, or to do so on appropriate terms, could have a materially adverse impact on Local Bounti’s business, financial condition and operating results. Local Bounti may also face unexpected delays in obtaining the required governmental permits and approvals in connection with the build-out
of its planned facilities which could require significant time and financial resources and delay its ability to operate these facilities.
The costs to procure such materials and services to build new facilities may fluctuate widely based on the impact of numerous factors beyond Local Bounti’s control including, international, economic and political trends, foreign currency fluctuations, expectations of inflation, global or regional consumptive patterns, speculative activities and increased or improved production and distribution methods.
COVID-19
continues to impact worldwide economic activity, and the governments of many countries, states, cities and other geographic regions have taken preventative or protective actions, which are creating disruption in global supply chains such as closures or other restrictions on the conduct of business operations of manufacturers, suppliers and vendors. The recovery from
COVID-19
also may have risks in that increased economic activity globally or regionally may result in high demand for, and constrained access to, materials and services required for Local Bounti to construct and commission new facilities, which may lead to increased costs or delays that could materially and adversely affect the Local Bounti’s business.
Global demand on shipping and transport services may cause Local Bounti to experience delays in the future, which could impact Local Bounti’s ability to obtain materials or build its facilities in a timely manner. These factors could otherwise disrupt Local Bounti’s operations and could negatively impact its business, financial condition and results of operations. Logistical problems, unexpected costs, and delays in facility construction, whether or not caused by the
COVID-19
pandemic, which cannot be directly controlled by Local Bounti, can cause prolonged disruption to or increased costs of third-party transportation services used to ship materials, which could negatively affect Local Bounti’s facility building schedule, and more generally its business, financial condition, results of operations and prospects. If Local Bounti experiences significant unexpected delays in construction, it may have to delay or limit its production depending on the timing and extent of the delays, which could harm Local Bounti’s business, financial condition and results of operation.
Local Bounti’s ability to decrease its cost of goods sold over time is dependent on its ability to scale its operations and Local Bounti may not be able to achieve such decreases due to factors outside of its control such as inflation or global supply chain interruptions.
Local Bounti’s future profitability will depend on, among other things, its ability to scale its operations and continuously reduce its cost of goods, enabling Local Bounti to remain cost competitive. Despite Local Bounti’s efforts to scale its operations, Local Bounti may not able to decrease its costs of goods due to factors outside of Local Bounti’s control, such as inflation or global supply chain interruptions. Periods of inflation or expectations of inflation could increase Local Bounti’s costs of doing business, which is typically an expense recovered through increased product prices. Furthermore, Local Bounti’s reliance on third parties to procure certain raw goods from supplier partners throughout the world exposes Local Bounti to risks including reduced control over product costs, product supply and delivery delays. Global supply chain interruptions may make in difficult for suppliers to ship their goods due to reduced capacity at distribution facilities and transportation networks, which may cause an increase in shipping costs. The loss or disruption of supply arrangements and inflation are factors outside of Local Bounti’s control which could materially affect Local Bounti’s ability to decrease its costs for goods overtime.

Any damage to or problems with Local Bounti’s CEA facilities could severely impact Local Bounti’s operations and financial condition.
If Local Bounti is unable to attain reliable performance of its facilities, there could be severe adverse impact on its business. Local Bounti faces risks including, but not limited to:

•
Production Scale.
Local Bounti’s strategy to develop new commercial facilities includes the expected operation of facilities that are at meaningfully larger production scale than its existing Montana Facility. Local Bounti may encounter unexpected challenges as it operates larger facilities, which could cause it to be unable to operate larger facilities reliably. The inability to operate larger facilities would have a material negative impact on the Local Bounti’s business and financial condition.

•
Channel Mix.
Local Bounti relies on making assumptions about the expected channel mix of its facilities. Demand for Local Bounti’s products fluctuates due to changes in customer orders which typically do not work on long-term contracts in the produce industry. If Local Bounti is not correct in forecasting demand by channel to achieve its expected results, it may experience a reduced average sales price or a supply-demand imbalance, which could negatively affect its financial performance. Demand for loose leaf lettuce products may also be subject to some degree of seasonality due to consumer behavior. As a result, comparisons of Local Bounti’s sales and operating results between different periods may not necessarily be meaningful comparisons. If Local Bounti is unable to operate facilities to reliably achieve the target channel mix on average, there could be material adverse effects on its business, operational results, and financial performance.

•
Energy Interruption.
Local Bounti grows plants with and without sunlight, thus requiring lighting technology and adequate power supply as primary factors of production. Local Bounti considers the reliability of utilities and related infrastructure as a key factor in its site selection criteria for facility locations. Local Bounti may use generators to maintain energy supply in the case of an outage, but there is no guarantee that power can be maintained or that generators will provide full or redundant coverage to maintain normal operations in the event of a power outage, which could result in reduced crop yield, negative effects on crop quality, or more generally adverse impact to Local Bounti’s results of operations.

•
Supply of Seeds and Other Inputs.
Local Bounti uses certain seed supplies that may be specifically tailored to grow high-quality plants in its CEA facilities. If there were a field crop failure where Local Bounti would have to depend on an alternative supply of seeds from qualified back-up suppliers,
the reliability of production of Local Bounti’s products could be diminished for a period of time. Local Bounti also depends on consistent access of other inputs and supplies to operate its facilities reliably, including water supply, nutrients, growth media, food safety testing, sanitation supplies, packaging materials, among others. If Local Bounti does not maintain access to these inputs of production, then its ability to operate its facilities could be materially and adversely affected.

•
Labor.
Local Bounti depends on the
know-how
of its employees and farm operations teams, their experience, and their oversight of the operations of its facilities. Local Bounti relies on access to competitive, local labor supply, including skilled and unskilled positions, to operate its facilities consistently and reliably. Any issues affecting Local Bounti’s access to or relations with workers could negatively affect facility operations or financial condition.

•
Food Safety and Quality Assurance.
Local Bounti is subject to food and safety standards set forth by its own internal practices and by regulatory authorities, including the United States Department of Agriculture (“USDA”) as Harmonized Good Agricultural Practices (GAP Plus+). The Company is also subject to United States Food and Drug Administration (“FDA”) requirements, including requirements being implemented pursuant to the Food Safety Modernization Act (“FSMA”). Local Bounti’s ability to operate facilities reliably may be interrupted for some period of time, or permanently, by any widespread food safety or quality issues involving loose leaf lettuce or other fresh produce, even if not involving Local Bounti’s facilities or products at all. Such events could erode consumer confidence in and demand for Local Bounti’s products, which could impact its ability to operate facilities reliably, and could generally cause serious adverse effects to Local Bounti’s business and financial condition.

•
Weather.
Local Bounti’s ability to operate facilities reliably may be adversely affected by severe weather including hurricanes, tornados, lightning strikes, wind, snow, hail and rain. Such weather events could cause damage or destruction to all or part of Local Bounti’s facilities, could interrupt the supply of labor or other inputs necessary to operate the facility, and could affect the customers or distribution channels. In connection with the impact of unpredictable natural disasters, Local Bounti could experience significant delays in or stoppage of production. Severe weather events or natural disasters could result in significant losses and seriously disrupt Local Bounti’s business.

•
Community Actions.
Local Bounti’s failure to engage with and align with communities could lead to community actions that impact facilities access and operations. Such actions could impact individual or even groups of facilities.

•
Other Factors Affecting Reliability of Facility Operations.
In general, if Local Bounti is unable to grow and harvest product to its internal yield targets and quality standards, package and distribute product, sell at competitive prices, or maintain consistent access to the supply inputs necessary to operate facilities reliably, its operational performance and financial condition could be materially and negatively affected.

In addition, Local Bounti may experience unexpected delays in building its facilities for a variety of reasons, including limited labor due to
COVID-19
or other factors, unexpected construction problems or supply chain disruptions, all of which could harm Local Bounti’s business, financial condition and results of operation.
Local Bounti depends on employing a skilled local labor force, and failure to attract and retain qualified employees could negatively impact its business, results of operations and financial condition.
Local Bounti’s operations require significant labor, and the growing season for indoor vertical farming is year-round. There is competition for skilled agricultural labor and even if Local Bounti is able to identify, hire and train its labor force, there is no guarantee that Local Bounti will be able to retain these employees. Any shortage of labor or lack of regular availability could restrict Local Bounti’s ability to operate its facilities profitably, or at all.
In addition, Local Bounti’s success and future growth depend largely upon the continued services of its executive officers as well as other key team members. These executives and key team members have been primarily responsible for determining the strategic direction of the business and executing Local Bounti’s growth strategy and are integral to Local Bounti’s brand, culture and reputation with distributors and others in the industry. From time to time, there may be changes in Local Bounti’s executive management team or other key team members resulting from the hiring or departure of these personnel. The loss of one or more of executive officers or key team members, or the failure by the executive team and key team members to effectively work together and lead the company, could harm Local Bounti’s business. Local Bounti’s earlier growth stage may result in less management depth with less established succession planning than may be found in later-stage companies.
In addition, efforts by labor unions to organize Local Bounti’s employees could divert management attention away from regular day-to-day
operations and increase its operating expenses. Labor unions may make attempts to organize Local Bounti’s non-unionized
employees. Local Bounti is not aware of any activities relating to union organizations at its current facilities, but it cannot predict which, if any, groups of employees may seek union representation in the future or the outcome of any collective bargaining. If Local Bounti is unable to negotiate acceptable collective bargaining agreements, it may have to wait through “cooling off” periods, which are often followed by union-initiated work stoppages, including strikes. Depending on the type and duration of any work stoppage, Local Bounti’s operating expenses could increase significantly, which could negatively impact its financial condition, results of operations and cash flows.

If Local Bounti fails to develop and maintain its brand, its business could suffer.
The Local Bounti brand is recognized for creating clean, nutritious, locally-grown and high-quality products, which Local Bounti believes to be differentiated and enabled by its technology platform. Local Bounti’s success depends, in part, on its ability to maintain and grow the value of the Local Bounti brand. Promoting and positioning Local Bounti’s brand and reputation will depend on, among other factors, the success of its product offerings, food safety and quality assurance, its marketing and merchandising efforts, its continued focus on the environment and sustainability, and its ability to provide consistent, high-quality products to customers. Any negative publicity, regardless of its accuracy, could impair Local Bounti’s business.
Use of social and digital media by Local Bounti, its consumers and third parties increases the speed and extent that information or misinformation and opinions can be shared. Negative publicity about Local Bounti, its partners, or its products on social or digital media could seriously damage Local Bounti’s brand and reputation. Brand value is based on perceptions of subjective qualities, and any incident that erodes the confidence of Local Bounti’s consumers, customers, distributors, or other strategic partners, including adverse publicity or a governmental investigation, litigation or regulatory enforcement action, could reduce the value of Local Bounti’s brand and materially damage its business. If Local Bounti does not achieve and maintain favorable perception of its brand, Local Bounti’s business, financial condition and results of operations could be adversely affected.
Local Bounti’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which it competes achieves the forecasted growth, Local Bounti’s business could fail to grow at similar rates, if at all.
Market opportunity estimates and growth forecasts included in this prospectus, including those Local Bounti has generated itself, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The ongoing
COVID-19
pandemic and related economic impact creates additional uncertainty. Variables that go into the calculation of Local Bounti’s market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of customers covered by these market opportunity estimates will purchase Local Bounti’s products at all or generate any particular level of revenue for Local Bounti. Any expansion in Local Bounti’s market depends on a number of factors, including the cost and perceived value associated with its product and those of its competitors. Even if the market in which Local Bounti competes meets the size estimates and growth forecast in this prospectus, Local Bounti’s business could fail to grow at the rate it anticipates, if at all. Local Bounti’s growth is subject to many factors, including success in implementing its business strategy, which is subject to many risks and uncertainties. Accordingly, the forecasts of market growth included in this prospectus, should not be taken as indicative of Local Bounti’s future revenue or growth prospects.
The effects of
COVID-19
and other potential future public health crises, epidemics, pandemics or similar events on Local Bounti’s business, operating results and cash flows are uncertain.
In connection with the
COVID-19
pandemic, governments have implemented significant measures, including closures, quarantines, travel restrictions and other social distancing directives, intended to control the spread of the virus. Companies have also taken precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses. To the extent that these restrictions remain in place, additional prevention and mitigation measures are implemented in the future, or there is uncertainty about the effectiveness of these or any other measures to contain or treat
COVID-19,
there is likely to be an adverse impact on global economic conditions and consumer confidence and spending, which could materially and adversely affect Local Bounti’s operations and demand for its products.
While Local Bounti has been able to continuously operate through the
COVID-19
pandemic, the fluid nature of the
COVID-19
pandemic and uncertainties regarding the related economic impact are likely to result in sustained market turmoil, which could also negatively impact Local Bounti’s business, financial condition and cash flows.

Although Local Bounti’s business is considered an “essential business,” the
COVID-19
pandemic could result in labor shortages, which could result in Local Bounti’s inability to plant and harvest crops at full capacity and could result in spoilage or loss of unharvested crops. The impact of
COVID-19
on any of Local Bounti’s suppliers, distributors, transportation or logistics providers may negatively affect its costs of operation and supply chain. If the disruptions caused by
COVID-19,
including decreased availability of labor, continue for an extended period, Local Bounti’s ability to meet the demands of distributors and customers may be materially impacted.
Further,
COVID-19
may impact customer and consumer demand. Retail and grocery stores may be impacted if governments continue to implement regional business closures, quarantines, travel restrictions and other social distancing directives to slow the spread of the virus. There may also be significant reductions or volatility in consumer demand for Local Bounti products due to travel restrictions or social distancing directives, as well as the temporary inability of consumers to purchase these products due to illness, quarantine or financial hardship, shifts in demand away from one or more of Local Bounti products, decreased consumer confidence and spending or pantry-loading activity, any of which may negatively impact Local Bounti’s results, including as a result of an increased difficulty in planning for operations and future growing seasons.
The recovery from
COVID-19
also may have risks in that increased economic activity globally or regionally may result in high demand for, and constrained access to, materials and services required for Local Bounti to expand its business, such as those needed to construct and commission new farming facilities, which may lead to increased costs or delays that could materially and adversely affect Local Bounti’s business.
The extent of
COVID-19’s
effect on Local Bounti’s operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of
COVID-19
on Local Bounti’s business. However, if the pandemic continues to persist as a severe worldwide health crisis, the disease could negatively impact Local Bounti’s business, financial condition results of operations and cash flows, and may also have the effect of heightening many of the other risks described in this “Risk Factors” section.
If Local Bounti cannot maintain its company culture or focus on its vision as it grows, Local Bounti’s business and competitive position may be harmed.
Local Bounti strives to deliver the freshest, locally grown produce. Local Bounti relies on its people, their experience, and their relationships. Any failure to preserve Local Bounti’s culture or any loss of focus on the company’s mission could negatively affect its ability to retain and recruit personnel, which is critical to growth and pursuit of its strategic goals. As Local Bounti increases its number of employees and develops the infrastructure of a public company, it may find it difficult to maintain important values. If Local Bounti fails to maintain its company culture or mission, its business and competitive position may be harmed.
Local Bounti may be unable to successfully execute on its growth strategy.
Local Bounti may not be successful in implementing its growth strategy which includes the development of new commercial facilities and the expansion of its product lines and technological capabilities.

•
New Facilities Expansion.
The Company’s strategy to develop new CEA facilities has required and will continue to require substantial time and resources. Local Bounti expects to make significant investments to identify attractive markets, select and control sites, perform engineering design and local permitting, construct and commission new facilities, among other activities.

These facilities require sizeable, useable space for agricultural production, including site-specific requirements such as sufficient access to, reliability of, and cost of utilities and other infrastructure; the ability to obtain the appropriate permits and approvals; adequate local labor availability; road access for input supply and distribution of output for sale; among other requirements.

Local Bounti depends on third party general contractors to build its facilities. If Local Bounti does not effectively manage these projects and relationships, new facilities may not be completed on schedule or within allocated budgets. These delays and increased costs could adversely affect Local Bounti’s financial results.
Local Bounti may be unsuccessful in identifying available future sites that support its planned growth strategy, and even if identified, Local Bounti may not be able to lease or purchase the land for any number of reasons. Because of the capital-intensive nature of these projects, Local Bounti will need to prioritize which target regions and which sites it plans to develop, and there can be no guarantee that Local Bounti will select or prioritize sites that will ultimately prove to be appropriate for construction or for operation. Further, Local Bounti may spend time and resources developing sites that may never become developed into facilities, or may be developed at the expense of other appropriate sites, which may ultimately have been a better selection for reasons such as profitability, operational reliability, or market accessibility.
If Local Bounti does not align production capacity of its new commercial facilities with consumer demand and efficient distribution channels, or if Local Bounti does not maintain competitive pricing, it may have underutilized assets which do not perform to expected operational results or profitability, which could adversely affect its business, financial condition and results of operations.
Local Bounti’s ability to compete successfully in new geographies depends on its ability to secure placement of its product with new customers, some of which the company does not have existing relationships with today. Local Bounti’s current strategy for new facility development depends on securing new customers such as food retailers and food service distributors. If Local Bounti does not secure placement of its product with customers that can be supplied from new facilities, its business, financial condition and results of operations could be adversely affected.
Similarly, to date, Local Bounti’s products have only been available commercially in the northwestern United States. When entering new geographies or markets, Local Bounti may not attract consumers at the same rate, due to factors such as demographics, price, product selection, brand perception or awareness, or other reasons. If Local Bounti does not attract demand for its products in new markets, its business, financial condition and results of operations could be adversely affected.
Local Bounti’s strategy for new facility development depends on operating facilities that are at significantly larger production scale than its existing facilities. Local Bounti may encounter unexpected challenges at larger facilities, which may be related to construction, engineering and design, operations and logistics, sales and marketing, ramp-up
schedule to full capacity, or otherwise.
If Local Bounti is unable to develop and operate facilities at a larger scale than existing facilities, its business, financial condition and results of operations could be adversely affected.

•
Expansion of Loose Leaf Lettuce Product Portfolio.
 Local Bounti expects to continue to develop and commercialize new varieties of loose leaf lettuce as a source of revenue growth. Local Bounti’s research and development efforts focus on new varieties to expand product offerings, enhance farm unit economics, and create competitive advantages. If Local Bounti does not successfully commercialize new varieties of loose leaf lettuce products, its business, prospects, financial condition and results of operations could be materially and adversely affected.

Alternatively, even if Local Bounti does succeed in commercializing new varieties of loose leaf lettuce products, there can be no guarantee that these products would result in overall growth of Local Bounti’s business through incremental revenue or economic benefit, which could materially and adversely affect Local Bounti’s financial condition and results of operations.

•
Expansion into Additional Markets and Verticals.
In the future, Local Bounti may pursue new markets, new crops, and new product categories, by leveraging its technology platform to target what the company may see as opportunities to expand its addressable market. If it chooses to pursue such opportunities, Local Bounti will need to prioritize which opportunities it plans to develop, and there can be no guarantee that Local Bounti will select or prioritize ones that ultimately prove appropriate for commercialization. Further, Local Bounti may spend time and resources developing opportunities that may never materialize into new commercial business applications, or that may be developed at the expense of other appropriate commercial opportunities, which may ultimately have been a better selection for reasons such as revenue growth, profitability, market expansion, or other financial and strategic considerations.

Local Bounti may not be able to implement its growth strategy successfully. Local Bounti’s operating results and financial condition will be adversely affected if it fails to implement its growth strategy or if it invests resources in a growth strategy that ultimately proves unsuccessful.
Local Bounti’s operating costs to grow and sell its products may be higher than expected, which could impact its results and financial condition.
If Local Bounti is unable to secure access to inputs on terms consistent with expected costs, there could be material adverse impact on Local Bounti’s business. Local Bounti faces operational risks including, but not limited to:

•
Utilities.
Local Bounti is subject to market prices and may experience fluctuating, rising, or volatile energy costs which could negatively affect its business, financial condition, and results of operation. Local Bounti may decide to enter into supply agreements to mitigate such risks, where such options are present on favorable terms, but there is no guarantee of cost to operate its facilities.

•
Labor.
Local Bounti relies on access to local labor supply, including skilled and unskilled positions. The Company may face pressure to increase wages in order to attract and retain appropriate staffing of its facilities. Increases to minimum wages or competitive wages may cause Local Bounti’s labor costs to run higher than expected, which could negatively affect its financial performance and cash flows.

•
Packaging Materials
. Local Bounti packages its products in form factors consistent with comparable products in order to distribute and present on-shelf. If
raw material costs increase, or if Local Bounti is unable to achieve its expected packaging materials costs for any reason, its financial performance could be adversely impacted.

•
Depreciation and Useful Life of Assets
. Local Bounti relies on making assumptions about the expected useful life of the assets used to operate its facilities. If the useful life turns out to be materially shorter than expected, the Company may need to invest additional capital to replace these assets, and the corresponding depreciation expense may be greater than expected which would affect the Company’s profitability and financial condition generally. If the cost of maintaining equipment necessary to its operations is greater than anticipated, it could adversely impact the Company’s operations and financial results. There also may be future tax implications of Local Bounti’s ability to make accurate assumptions about the expected useful life of its assets, and if Local Bounti is unable to correctly forecast such information, its financial condition could be materially and negatively impacted.

•
Seeds and Other Supplies.
Local Bounti may rely on certain seed supplies that may be specifically tailored to grow high-quality plants in its CEA facilities. If there were a field crop failure where Local Bounti would have to depend on an alternative supply of seeds from qualified back-up
suppliers, the cost of seeds and its impact on production of Local Bounti’s products could be negatively impacted for a period of time. Local Bounti also depends on consistent access of other inputs and supplies to operate its facilities reliably, including water supply, nutrients, growth media, food safety testing, sanitation supplies and packaging materials, among others. If the cost of any of these inputs increases materially, then Local Bounti’s financial results could be adversely affected.

•	Distribution of Finished Goods. Local Bounti may partially rely on third-party distribution and logistics to deliver its products. While the Company believes there to be a competitive market of supply chain service providers, if the cost of such services increases materially due to rising fuel costs, labor costs, or other macroeconomic factors, which may be beyond its control, then Local Bounti’s financial results could be materially and negatively impacted.

If Local Bounti’s estimates or judgments relating to its critical accounting policies prove to be incorrect, its results of operations could be adversely affected.
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in Local Bounti’s consolidated financial statements and related notes appearing elsewhere in this prospectus. Local Bounti bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, as provided in the section entitled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates
.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Significant estimates and judgments involve the useful lives of fixed assets, the valuation of instruments issued for financing and stock-based compensation, and income taxes, among others. Local Bounti’s results of operations may be adversely affected if its assumptions change or if actual circumstances differ from those in its assumptions, which could cause the Company’s results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the market price of its common stock after the Closing.
Local Bounti will incur increased costs as a result of operating as a public company, and its management will devote substantial time to new compliance initiatives.
If Local Bounti completes the Business Combination and becomes a public company, it will incur significant legal, accounting and other expenses that it did not incur as a private company, and these expenses may further increase if Local Bounti is no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, Local Bounti will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and Nasdaq. Local Bounti’s management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, Local Bounti expects these rules and regulations to substantially increase its legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs may increase Local Bounti’s net loss. For example, Local Bounti expects these rules and regulations to make it more difficult and more expensive for it to obtain director and officer liability insurance and it may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. Local Bounti cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult for Local Bounti to attract and retain qualified persons to serve on its board of directors, its board committees or as executive officers.
Local Bounti has identified material weaknesses in its internal control over financial reporting as of December 31, 2020 and 2019. If Local Bounti fails to develop and maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results in a timely manner, which may adversely affect investor confidence in the Company.
In connection with Local Bounti’s financial statement close process for the years ended December 31, 2020 and 2019, Local Bounti identified a material weakness in the design and operating effectiveness of its internal control over financial reporting. The material weakness Local Bounti identified resulted from a lack of sufficient number of qualified personnel, causing a lack of segregation of duties, within its accounting function who possessed an appropriate level of expertise to effectively perform the following functions:

•	design and maintain formal accounting policies, procedures and controls over significant accounts and disclosures to appropriately analyze, record and disclose complex technical accounting matters,

including, among other matters, equity transactions and stock-based compensation, commensurate with its accounting and reporting requirements;

•	identify, select and apply GAAP sufficiently to provide reasonable assurance that transactions were being appropriately recorded; and

•
assess risk and design appropriate control activities over information technology systems and financial and reporting processes necessary to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements.

A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of its financial statements would not be prevented or detected on a timely basis. These deficiencies could result in additional material misstatements to its consolidated financial statements that could not be prevented or detected on a timely basis.
Local Bounti’s management is in the process of developing a remediation plan which shall include, without limitation, the hiring of additional accounting and finance personnel with technical public company accounting and financial reporting experience. The material weaknesses will not be considered remediated until management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective.
The Company’s management will monitor the effectiveness of the Company’s remediation plans and will make changes management determines to be appropriate.
If not remediated, these material weaknesses could result in material misstatements to the Company’s annual or interim consolidated financial statements that might not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If the Post-Combination Company is unable to assert that its internal control over financial reporting is effective, or when required in the future, if the Company’s independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of the Post-Combination Company’s financial reports, the market price of the Common Stock could be adversely affected and the Company could become subject to litigation or investigations by the NYSE, the SEC, or other regulatory authorities, which could require additional financial and management resources.
Local Bounti’s ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the business combination or other ownership changes.
Local Bounti has incurred losses during its history and does not expect to become profitable in the near future, and may never achieve profitability. To the extent that Local Bounti continues to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire, if at all. As of December 31, 2020 and June 30, 2021, Local Bounti had U.S. federal net operating loss carryforwards of approximately $7.2 million and $15.5 million, respectively.
Under U.S. federal tax legislation enacted in 2017, informally titled the Tax Cuts and Jobs Act, as modified by the Coronavirus Aid, Relief, and Economic Security Act, U.S. federal net operating loss carryforwards generated in taxable periods beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such net operating loss carryforwards in taxable years beginning after December 31, 2020, is limited to 80% of taxable income.
In addition, Local Bounti’s net operating loss carryforwards are subject to review and possible adjustment by the IRS, and state tax authorities. Under Sections 382 and 383 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Local Bounti’s federal net operating loss carryforwards and other tax attributes may become subject to an annual limitation in the event of certain cumulative changes in the ownership of Local

Bounti. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Local Bounti’s ability to utilize its net operating loss carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including potential changes in connection with the business combination or other transactions. Similar rules may apply under state tax laws. Local Bounti has not yet determined the amount of the cumulative change in its ownership resulting from the Business Combination or other transactions, or any resulting limitations on its ability to utilize its net operating loss carryforwards and other tax attributes. If Local Bounti earns taxable income, such limitations could result in increased future income tax liability to Local Bounti and its future cash flows could be adversely affected. Local Bounti has recorded a valuation allowance related to its net operating loss carryforwards and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.
Risks Related to the Natural Food Market
Local Bounti faces risks inherent in the CEA business, including the risks of diseases and pests.
Local Bounti is subject to the risks inherent in an agricultural business, such as insects, plant diseases and similar agricultural risks, which may include crop losses, for which Local Bounti may not be insured. Although Local Bounti’s products are grown in climate-controlled, indoor vertical farms, there can be no assurance that natural elements will not affect the production of these products. In particular, plant diseases or pest infestations are possible and have the potential to materially impact production.
Although Local Bounti has taken and continues to take precautions to guard against crop diseases and pests, these efforts may not be sufficient. In addition, diseases and pests can make their way into greenhouses from outside sources over which Local Bounti has limited or no control. Diseases and pests can be inadvertently brought in by employees, from seeds and propagation vendors and from the trucks that transport supplies to the greenhouse. Once a disease or pest is introduced, Local Bounti will need to quickly identify the problem and take remedial action to preserve the growing season. Failure to identify and remediate any diseases or pests in a timely manner could cause the loss of all or a portion of Local Bounti’s crop and result in substantial time and resources to resume operations. Crop losses because of these agricultural risks could negatively impact Local Bounti’s business, prospects, financial condition, results of operations and cash flows.
Local Bounti may not be able to compete successfully in the highly competitive natural food market.
Local Bounti operates in the highly competitive natural foods environment. With the importing of crops rapidly increasing, Local Bounti’s competition includes large-scale operations in Mexico, Canada and to a lesser extent the western United States. In this market, competition is based on, among other things, product quality and taste, brand recognition and loyalty, product variety, product packaging and package design, shelf space, reputation, price, advertising, promotion and nutritional claims.
The produce industry generally does not work on long-term contracts and is dependent upon consistent sales targets to be successful. Local Bounti’s ability to compete depends in part on its ability to secure placement of its product with customers; moreover, as Local Bounti enters new markets, its ability to compete will depend in part on its ability to secure placement of its products with new customers, some of which Local Bounti does not have existing relationships with today. Similarly, Local Bounti’s products historically have been available for consumers only in the northwestern United States. When entering new geographies, the Local Bounti may not be able to secure placement of its product with new customers, or its products may not attract end consumers at the same rate, which could materially and adversely affect its results of operations and financial condition.
Local Bounti may not be able to compete against competition from traditional field farm operators, both domestic and abroad, as well as from indoor growers or high-tech agricultural startups that are focused on local production within or near major cities, which would take away potential market share from Local Bounti.

Some of these competitors have products that are well accepted in the marketplace today. Further, Local Bounti cannot be certain that it will successfully compete with competitors that may have greater resources, including financial resources, sales resources, technical resources, or other resources. Competitors also may have lower operational costs, and as a result may be able to offer comparable or substitute products to customers at a lower price. This could put pressure on Local Bounti to lower its prices, resulting in reduced profitability or causing Local Bounti to lose market share if it fails to lower prices. Retailers may also market competitive products under their own private labels, which are generally sold at lower prices, and may change the merchandising of Local Bounti’s products such that Local Bounti has less favorable placement.
The CEA business is generally capital intensive but has relatively low barriers to entry, and Local Bounti will not be able to prevent competitors from building and operating their own indoor farming sites.
In addition, Local Bounti’s ability to compete successfully depends, in large part, on its ability to implement its growth strategy of building additional CEA facilities and expanding its product line. Local Bounti’s financial condition and operating results will be adversely affected if it fails to implement its growth strategy or if Local Bounti invests resources in a growth strategy that ultimately proves unsuccessful.
Local Bounti’s ability to generate and grow revenue is dependent on its ability to increase the yield in each of the anticipated product lines it intends to grow. If Local Bounti is unable to increase the yield in each or most of these product lines, Local Bounti’s project revenue targets may not be achieved on currently anticipated timelines or at all.
If Local Bounti is unable to grow product to its yield targets and quality specifications, its business, prospects, operational performance, and financial condition could be materially and adversely affected. Local Bounti faces risks including, but not limited to:

•
Mechanical Failure.
Local Bounti relies on its mechanical designs and equipment to provide the physical space and structures in which plants are grown. It also provides the design and controls related to environmental conditions, nutrient delivery, lighting, conveyance, and other elements necessary to grow plants in its systems. If mechanical issues or failures occur, the yield and quality of Local Bounti’s products could be diminished for a period of time, which more generally could negatively impact Local Bounti’s operations and financial condition;

•
Systems or Software Failure.
Local Bounti relies on integrated controls and computing to optimize and control the growing environments for its produce. A failure in these systems or software could reduce output, lower yield or damage crop quality, which negatively impact operations and financial conditions;

•
Human Error.
Local Bounti relies on the
know-how
of its operations teams, their experience, and their oversight of the operations of its facilities. If issues are caused by human error during the various phases of seeding, germination, growing, harvesting, or other standard operating procedures, or if Local Bounti employees fail to properly oversee facility operations, then the yield and quality of Local Bounti’s products could be diminished, which more generally could have material and adverse effects on Local Bounti’s business, operating results, and financial condition; and

•
Seed Supply and Quality
. Local Bounti may rely on certain seed supplies that may be specifically tailored to grow high-quality plants in its CEA facilities. Seeds may originate from field-grown plants, where seeds are harvested, then bred to generate seed inventory. If there were a field crop failure where Local Bounti would have to rely on an alternative supply of seeds from qualified back-up suppliers,
the yield or quality of production of Local Bounti’s products could be diminished for a period of time. Bad seed lots, low germination rates, and similar issues that affect growing also could result in Local Bounti’s inability to achieve proper and consistent product yields or product quality, which could materially and adversely affect performance, and more generally could negatively impact Local Bounti’s business, financial condition and operating results.

Risks Related to Local Bounti’s Technology, Intellectual Property and Infrastructure
Local Bounti may need to defend itself against intellectual property infringement claims, which may be time-consuming and could cause Local Bounti to incur substantial costs.
Local Bounti’s defense of intellectual property rights claims brought against it or its customers, suppliers and partners, with or without merit, could adversely affect Local Bounti’s relationships with its customers, may deter future customers from purchasing its products, could be time-consuming, expensive to litigate or settle, divert management resources and attention and force Local Bounti to acquire intellectual property rights and licenses, which may involve substantial royalty or other payments and may not be available on acceptable terms or at all. Further, a party making such a claim, if successful, could secure a judgment that requires Local Bounti to pay substantial damages or obtain an injunction. An adverse determination also could invalidate Local Bounti’s intellectual property rights and adversely affect its ability to offer its products to its customers and may require Local Bounti to procure or develop substitute intellectual property that does not infringe, which could require significant effort and expense. Any of these events could adversely affect Local Bounti’s business, operating results, financial condition and prospects.
The loss of any registered trademark or other intellectual property could enable other companies to compete more effectively with Local Bounti.
Local Bounti owns patents, trademarks and other proprietary rights that are important to its business, including Local Bounti’s principal trademarks, “Local BountiTM,” “Stack & Flow TechnologyTM,” and “Farm of the FutureTM.” Local Bounti’s trademarks are valuable assets that reinforce the distinctiveness of its brand to consumers, and Local Bounti’s operations utilize intellectual property that is patented. Local Bounti believes that the protection of its patents, trademarks, copyrights and domain names is important to its success. Local Bounti has also invested a significant amount of money in establishing and promoting its trademarked brand. A patent for our “Stack & Flow Technology TM” was submitted in August 2020. Additionally, five patents protecting additional features of our growing technology were submitted in September and November 2021. Local Bounti also relies on unpatented proprietary expertise and copyright protection to develop and maintain its competitive position. Local Bounti’s continued success depends, to a significant degree, upon its ability to protect and preserve its intellectual property, including patents, trademarks and copyrights.
Local Bounti relies on confidentiality agreements and patent, trademark and copyright law to protect its intellectual property rights. These confidentiality agreements with team members and certain consultants, contract employees, suppliers and independent contractors generally require that all information made known to them be kept strictly confidential.
Local Bounti cannot assure you that the steps it has taken to protect its intellectual property rights are adequate, that Local Bounti’s intellectual property rights can be successfully defended and asserted in the future or that third parties will not infringe upon or misappropriate any such rights. In addition, Local Bounti’s trademark rights and related registrations may be challenged in the future and could be canceled or narrowed. Local Bounti’s failure to protect its trademark rights could prevent Local Bounti in the future from challenging third parties who use names and logos similar to Local Bounti’s trademarks, which may in turn cause consumer confusion or negatively affect consumers’ perception of Local Bounti’s brand and products. Moreover, intellectual property disputes and proceedings and infringement claims may result in a significant distraction for management and significant expense, which may not be recoverable regardless of whether Local Bounti is successful. Such proceedings may be protracted with no certainty of success, and an adverse outcome could subject Local Bounti to liabilities, force Local Bounti to cease use of certain trademarks or other intellectual property or force Local Bounti to enter into licenses with others. Any one of these occurrences may negatively impact Local Bounti’s business, financial condition and results of operations.

Local Bounti relies on information technology systems and any inadequacy, failure, interruption or security breaches of those systems may harm its ability to effectively operate its business.
Local Bounti is dependent on various information technology systems, including, but not limited to, networks, applications and outsourced services in connection with the current and planned operation of its business. A failure of these information technology systems to perform as anticipated could cause Local Bounti’s business to suffer. For example, Local Bounti growers are aided in their work by climate and greenhouse operations software. If this software does not perform as anticipated, Local Bounti’s operations may be adversely affected resulting in decreased yield or quality, mitigation expenses, waste, additional labor expenses and partial or full loss of the crop.
In addition, Local Bounti’s information technology systems may be vulnerable to damage or interruption from circumstances beyond Local Bounti’s control, including fire, natural disasters, systems failures, viruses and security breaches. Any such damage or interruption could negatively impact Local Bounti’s business.
Local Bounti uses or plans to use computers, software and technology in substantially all aspects of its business operations. Local Bounti’s employees also use or plan to use mobile devices, social networking and other online activities to connect with crew members, distributors, customers and consumers. Such uses give rise to cybersecurity risks, including security breaches, espionage, system disruption, theft and inadvertent release of information. Cybersecurity incidents are increasing in their frequency, sophistication and intensity, with third-party phishing and social engineering attacks in particular increasing in connection with the
COVID-19
pandemic. Local Bounti’s business involves sensitive information and intellectual property, including know-how,
private information about crew members and financial and strategic information about the company and its business partners.
While Local Bounti has implemented and plans to implement measures to prevent security breaches and cyber incidents, these preventative measures and incident response efforts may not be entirely effective. The theft, destruction, loss, misappropriation or release of sensitive information or intellectual property, or interference with Local Bounti’s information technology systems or the technology systems of third parties on which it relies, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of customers and distributors, potential liability and competitive disadvantage all of which could negatively impact Local Bounti’s business, financial condition or results of operations.
Risks Related to our Customers
Local Bounti could be adversely affected by a change in consumer preferences, perception and spending habits in the food industry, and failure to develop and expand its product offerings or gain market acceptance of its products could have a negative effect on Local Bounti’s business.
The market in which Local Bounti operates is subject to changes in consumer behavior. Local Bounti’s performance will depend significantly on factors that may affect the level and pattern of consumer spending in the U.S. food industry market in which Local Bounti operates, including consumer preference, income, confidence in and perception of the safety and quality of Local Bounti’s products and competitive products, and shifts in the perceived value for Local Bounti’s products relative to alternatives. Such factors include consumer preference, consumer income, consumer confidence in and perception of the safety and quality of Local Bounti products and shifts in the perceived value for Local Bounti products relative to alternatives.

•
Consumer Preferences.
Local Bounti’s first commercialized crops are leafy greens and fresh herbs, including variations of loose leaf and living lettuce, basil and cilantro. There is no guarantee that leafy greens and herbs will continue to be demanded by consumers, or that consumers will prefer the leafy greens and herbs grown by Local Bounti versus competitors. Consumer trends toward crops with lower yields or at lower price points may adversely affect Bounti’s financial performance. If Local Bounti expands its product offerings to include other produce, it will similarly be impacted by consumer preferences for such products.

•
Safety and Quality Concerns.
Media coverage regarding the safety or quality of, or diet or health issues relating to, Local Bounti’s products or the processes involved in their production, may damage consumer confidence in Local Bounti products. For example, manufacturers and regulatory authorities have issued recalls of loose leaf lettuce in the past due to issues such as salmonella contamination. Any widespread safety or quality issues loose leaf lettuce or other fresh vegetables and herbs — even if not involving Local Bounti — could adversely affect consumer confidence in and demand for such loose leaf lettuce. Further, CEA is a relatively small, new industry, and a food safety incident involving an indoor farming producer other than Local Bounti, including direct competitors, may adversely affect consumer perception of or demand for Local Bounti’s products.

•
Consumer Income.
A general decline in the consumption of Local Bounti products could occur at any time as a result of change in consumer spending habits, including an inability to purchase Local Bounti products due to financial hardship or increased price sensitivity, which may be exacerbated by the effects of the
COVID-19
pandemic.

•
Desire for Sustainable Products.
A general decline in the consumption of Local Bounti products could occur at any time as a result of change in consumer spending habits, including an unwillingness to pay a premium for products that are more sustainable or meet ESG objectives in a manner more in-line
with consumer preferences.

•
Price Compression.
Tomatoes have decreased in price consistently over the past 10 to 15 years due to an increase in production. Loose leaf lettuce may follow this trend and this could pose a risk to the gross margins of the Company, which could negatively and materially affect the Company’s financial performance.

The success of Local Bounti products will depend on a number of factors including Local Bounti’s ability to accurately anticipate changes in market demand and consumer preferences, its ability to differentiate the quality of Local Bounti products from those of its competitors, and the effectiveness of marketing and advertising campaigns for Local Bounti products. Local Bounti may not be successful in identifying trends in consumer preferences and growing or developing products that respond to such trends in a timely manner. Local Bounti or its retail partners also may not be able to effectively promote Local Bounti products by marketing and advertising campaigns and gain market acceptance. If Local Bounti products fail to gain market acceptance, are restricted by regulatory requirements or have quality problems, Local Bounti may not be able to fully recover costs and expenses incurred in its operations, and Local Bounti’s business, financial condition or results of operations could be materially and adversely affected.
Demand for lettuce, cilantro, basil and other greens and herbs is subject to seasonal fluctuations and may adversely impact Local Bounti’s results of operations in certain quarters.
Demand for leafy greens products may be subject to some degree of seasonality due to consumer behavior. As a result, comparisons of Local Bounti’s sales and operating results between different periods may not necessarily be meaningful comparisons. If Local Bounti is not correct in forecasting demand and planning its growing seasons accordingly, Local Bounti may experience reduced average sales prices or a supply-demand imbalance, which could adversely impact its results of operations at certain times of the year.
As Local Bounti grows its sales into the retail channel and increase sales through individual retailers, the loss or significant reductions in orders from Local Bounti’s top retail customers could have a material adverse impact on its business.
Local Bounti’s customers include retailers and food service distributors. Sales to Local Bounti’s top retail customers contribute to a signification portion of Local Bounti’s revenue, accounting for approximately 70% of Local Bounti’s gross revenue for the year ended December 31, 2020 and 79% of Local Bounti’s gross revenue for the six months ended June 30, 2021. Local Bounti believes sales to its top retailer customers will continue to constitute a significant portion of its revenues, income and cash flow for the foreseeable future. Local Bounti’s inability to resolve a significant dispute with any of its top retail customers, a change in the business condition (financial or otherwise) of any of its top retail customers, even if unrelated to Local Bounti, a significant reduction in sales to any top retail customer, or the loss of any of top retail customer can adversely affect Local Bounti’s business, financial condition or results of operations.
Risks Related to Legal Matters and Regulations
The unavailability, reduction or elimination of government and economic incentives could negatively impact Local Bounti’s business, prospects, financial condition and operating results.
Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of Local Bounti’s operations or other reasons may result in the diminished competitiveness of the CEA facility industry generally or Local Bounti products in particular. This could materially and adversely affect Local Bounti’s business, prospects, financial condition and operating results.
Local Bounti may be subject to litigation and government inquiries and investigations involving its business, the outcome of which is unpredictable, and an adverse decision in any such matter could have a material effect on Local Bounti’s financial position and results of operations.
From time to time, Local Bounti may be party to various claims and litigation proceedings. Local Bounti will evaluate these claims and litigation proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, Local Bounti may establish reserves, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from Local Bounti’s assessments and estimates. Local Bounti is not currently party to any material litigation.
Even when not merited, the defense of these lawsuits may divert management’s attention, and Local Bounti may incur significant expenses in defending these lawsuits. The results of litigation and other legal proceedings are inherently uncertain, and adverse judgments or settlements in some of these legal disputes may result in adverse monetary damages, penalties or injunctive relief against Local Bounti, which could negatively impact its financial position, cash flows or results of operations. Any claims or litigation, even if fully indemnified or insured, could damage Local Bounti’s reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future.
Furthermore, while Local Bounti maintains insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts recoverable. Even if Local Bounti believes a claim is covered by insurance, insurers may dispute Local Bounti’s entitlement to recovery for a variety of potential reasons, which may affect the timing and, if the insurers prevail, the amount of Local Bounti’s recovery.
Local Bounti’s business involves significant risks and uncertainties that may not be covered by indemnity or insurance.
While Local Bounti maintains insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts recoverable. Even if Local Bounti believes a claim is covered by insurance, insurers may dispute Local Bounti’s entitlement to recovery for a variety of potential reasons, which may affect the timing and, if the insurers prevail, the amount of Local Bounti’s recovery. Any settlement or judgment against Local Bounti that exceeds the policy limits or not covered by its policies or not subject to insurance would have to be paid from Local Bounti’s cash reserves, which would reduce Local Bounti’s capital resources.

Local Bounti’s future operations could expose it to the risk of material environmental and regulatory liabilities, including unforeseen costs associated with compliance and remediation efforts, and government and third party claims, which could have a material adverse effect on Local Bounti’s reputation, results of operations and cash flows.
The manufacture and marketing of food products is highly regulated. Local Bounti and its suppliers are subject to a variety of laws and regulations. These laws and regulations apply to many aspects of Local Bounti’s business, including the production, packaging, labeling, distribution, advertising, sale, quality, and safety of its products, as well as the health and safety of its employees and the protection of the environment.
Local Bounti is subject to regulation by various government agencies, including the USDA, the FDA, the Federal Trade Commission, the Occupational Health and Safety Administration, and the U.S. Environmental Protection Agency, as well as various state and local agencies. Local Bounti is also regulated outside the United States by various international regulatory bodies. In addition, depending on customer specification, Local Bounti may be subject to certain voluntary, third-party standards, such as Global Food Safety Initiative, or GFSI, standards and review by voluntary organizations, such as the Council of Better Business Bureaus’ National Advertising Division. Local Bounti could incur costs, including fines, penalties and third-party claims, because of any violations of, or liabilities under, such requirements, including any competitor or consumer challenges relating to compliance with such requirements. The loss of third-party accreditation could result in lost sales and customers, and may adversely affect Local Bounti’s business, results of operation, and financial condition. In connection with the marketing and advertisement of its products, Local Bounti could be the target of claims relating to false or deceptive advertising, including under the auspices of the Federal Trade Commission and the consumer protection statutes of some states.
CEA farming is a relatively new industry lacking a deep body of specific regulations applicable to its operations. As the industry matures, Local Bounti may become subject to new regulations that may adversely affect its business.
The regulatory environment in which Local Bounti operates could change significantly and adversely in the future. Any change in production, labeling or packaging requirements for Local Bounti’s products may lead to an increase in costs or interruptions in production, either of which could adversely affect its operations and financial condition. New or revised government laws and regulations could result in additional compliance costs and, in the event of non-compliance,
civil remedies, including fines, injunctions, withdrawals, recalls, or seizures and confiscations, as well as potential criminal sanctions, any of which may adversely affect Local Bounti’s business, results of operations, and financial condition.
Political issues and considerations could have a significant effect on Local Bounti’s business.
With the beginning of a new presidential administration, there is uncertainty with respect to, among other things, legislation, regulation and government policy at the federal, state and local levels. Specific legislative and regulatory proposals discussed during the 2020 election which may adversely impact Local Bounti include, but are not limited to, changes to existing trade agreements, import and export regulations, tariffs, travel restrictions, customs duties, income tax regulations and the federal tax code, public company reporting requirements, environmental regulations, antitrust enforcement and regulation related to the
COVID-19
pandemic. Any changes in the political issues and considerations may have a negative impact on Local Bounti’s business, its financial condition and results of operations could be adversely affected.
Food-safety and foodborne-illness incidents or advertising or product mislabeling may materially adversely affect Local Bounti’s business by exposing Local Bounti to lawsuits, product recalls, or regulatory enforcement actions, increasing Local Bounti’s operating costs and reducing demand for its product offerings.
Selling food for human consumption involves inherent legal and other risks, and there is increasing governmental scrutiny of and public awareness regarding food safety. Unexpected side effects, illness, injury or death related to allergens, foodborne illnesses or other food safety incidents caused by Local Bounti products, or involving its suppliers, could result in the discontinuance of sales of these products or Local Bounti’s relationships with such suppliers, or otherwise result in increased operating costs, regulatory enforcement actions, or harm to Local Bounti’s reputation. Shipment of adulterated or misbranded products, even if inadvertent, can result in criminal or civil liability. Such incidents could also expose Local Bounti to product liability, negligence, or other lawsuits, including consumer class action lawsuits. Any claims brought against us may exceed or be outside the scope of Local Bounti’s existing or future insurance policy coverage or limits. Any judgment against Local Bounti that is more than Local Bounti’s policy limits or not covered by Local Bounti’s policies or not subject to insurance would have to be paid from Local Bounti’s cash reserves, which would reduce Local Bounti’s capital resources.
The occurrence of foodborne illnesses or other food safety incidents could also adversely affect the price and availability of affected raw materials, resulting in higher costs, disruptions in supply and a reduction in sales. Furthermore, any instances of food contamination or regulatory noncompliance, whether or not caused by Local Bounti’s actions, could compel Local Bounti, its suppliers, distributors or customers, depending on the circumstances, to conduct a recall in accordance with Food and Drug Administration regulations, and comparable state laws. Food recalls could result in significant losses due to their costs, the destruction of product inventory, lost sales due to the unavailability of the product for a period of time, potential loss of existing distributors or customers and a potential negative impact on Local Bounti’s ability to attract new customers due to negative consumer experiences or because of an adverse impact on Local Bounti’s brand and reputation. The costs of a recall could be outside the scope of Local Bounti’s existing or future insurance policy coverage or limits.
In addition, food companies have been subject to targeted, large-scale tampering as well as to opportunistic, individual product tampering, and Local Bounti, like any food company, could be a target for product tampering. Forms of tampering could include the introduction of foreign material, chemical contaminants, and pathogenic organisms into consumer products as well as product substitution. Food and Drug Administration regulations require companies like Local Bounti to analyze, prepare, and implement mitigation strategies specifically to address tampering designed to inflict widespread public health harm. If Local Bounti does not adequately address the possibility, or any actual instance, of product tampering, Local Bounti could face possible seizure or recall of its products, suspension of its facilities’ registrations, and/or the imposition of civil or criminal sanctions, which could materially adversely affect Local Bounti’s business, financial condition, and operating results.
Local Bounti’s brand and reputation may be diminished due to real or perceived quality or food-safety issues with its products, which could negatively impact Local Bounti’s business, reputation, operating results and financial condition.
Real or perceived quality or food safety concerns or failures to comply with applicable food regulations and requirements, whether or not ultimately based on fact and whether or not involving Local Bounti (such as incidents involving Local Bounti’s competitors), could cause negative publicity and reduced confidence in Local Bounti’s brand or products, which could in turn harm its reputation and sales, and could adversely affect its business, financial condition and operating results. Brand value is also based on perceptions of subjective qualities, such as appearance and taste, and any incident that erodes the loyalty of Local Bounti’s consumers, including changes to product appearance, taste or packaging, could significantly reduce the value of Local Bounti’s brand and significantly damage its business.
Local Bounti also has no control over its products once a third-party distributor takes possession of them. Distributors or consumers may store Local Bounti products under conditions and for periods of time inconsistent with the USDA, the FDA, and other governmental guidelines, which may adversely affect the quality and safety of Local Bounti’s products.
If consumers do not perceive Local Bounti’s products to be of high quality or safe, then the value of its brand would be diminished, and its business, results of operations and financial condition would be adversely affected. Any loss of confidence on the part of consumers in the quality and safety of Local Bounti’s products would be difficult and costly to overcome. Any such negative effect could be exacerbated by Local Bounti’s market positioning as a socially conscious grower of high-quality produce and may significantly reduce Local Bounti’s brand value. Issues regarding the safety of any of Local Bounti’s products, regardless of the cause, may harm its brand, reputation and operating results.
Local Bounti’s operations are, or will be, subject to regulation by the USDA, the FDA and other federal, state and local regulation, and while Local Bounti intends to comply with all such applicable regulations, there is no assurance that Local Bounti is, or will be, in compliance with all such regulations.
Local Bounti’s operations are, or will be, subject to extensive regulation by the USDA, the FDA and other federal, state and local authorities. Specifically, Local Bounti is or will be subject to the requirements of the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder by the FDA. This comprehensive regulatory program governs, among other things, the growing, packaging, labeling and safety of food. Under this program, the Food and Drug Administration requires that facilities that grow and pack, food products comply with a range of requirements, including standards for the growing, harvesting, packing and holding of produce. The Montana Facility is subject to periodic inspection by federal, state and local authorities. If Local Bounti cannot successfully grow products that conform to its specifications and the strict regulatory requirements of the USDA, the FDA or other federal applicable regulations, Local Bounti may be subject to adverse inspectional findings or enforcement actions, which could materially impact Local Bounti’s ability to market its products, or could result in a recall of Local Bounti products that have already been distributed. While Local Bounti intends to comply with all such applicable regulations, there is no assurance that Local Bounti is, or will be, in compliance will all such regulations. If the USDA, the FDA (under the FSMA) or a comparable regulatory authority determines that Local Bounti has not complied with the applicable regulatory requirements, Local Bounti’s business may be materially impacted.
Local Bounti seeks to comply with applicable regulations through a combination of employing internal experience and expert personnel to ensure quality-assurance compliance (i.e., assuring that products are not adulterated or misbranded) and contracting with third-party laboratories that conduct analyses of products to identify any potential contaminants before distribution. Failure by Local Bounti to comply with applicable laws and regulations or maintain permits, licenses or registrations relating to its operations could subject Local Bounti to civil remedies or penalties, including fines, injunctions, recalls or seizures, warning letters, restrictions on the marketing or production of products, or refusals to permit the import of raw materials, as well as potential criminal sanctions, which could result in increased operating costs resulting in a material effect on Local Bounti’s operating results and business.
Failure by any suppliers of raw materials to comply with food safety, environmental or other laws and regulations, or with the specifications and requirements of Local Bounti’s products, may disrupt Local Bounti’s supply of products and adversely affect its business.
If Local Bounti’s current or future suppliers of raw materials fail to comply with food safety, environmental, or other laws and regulations, or face allegations of non-compliance,
Local Bounti’s operations may be disrupted. Additionally, downstream distribution partners are required to maintain the quality of Local Bounti products and to comply with Local Bounti’s standards and specifications. In the event of actual or alleged non-compliance,
Local Bounti might be forced to find alternative suppliers and may be subject to lawsuits related to such non-compliance
by such suppliers. As a result, Local Bounti’s supply of produce and finished inventory could be disrupted or Local Bounti’s costs could increase, which would adversely affect Local Bounti’s business, results of operations, and financial condition. The failure of any supplier to comply with Local Bounti’s specifications and requirements could adversely affect Local Bounti’s reputation in the marketplace and result in product recalls, product liability claims, and economic loss. Additionally, actions Local Bounti may take to mitigate the impact of any disruption or potential disruption in its supply of produce, including increasing inventory in anticipation of a potential supply or production interruption, may adversely affect Local Bounti’s business, results of operations, and financial condition.

Risks Related to Local Bounti’s Term Loan Facility
Local Bounti has entered into agreements for a term loan facility with Cargill Financial Services Inc. (“Cargill Financial”), one of its existing lenders, for a $200 million term loan credit facility. The credit facility is secured by all of the Company’s assets, including its intellectual property. Additionally, the definitive documentation states that if there is an occurrence of an uncured event of default, Cargill Financial will be able to foreclose on all Local Bounti assets, and securities in the Company could be rendered worthless.
Local Bounti entered into agreements for a $200 million loan credit facility in September 2021 with Cargill Financial. The credit facility is secured by all of the Company’s assets, including its intellectual property. Additionally, the definitive documentation states that if Local Bounti defaults on its obligations, Cargill Financial could foreclose on all Local Bounti assets, which would materially harm Local Bounti’s business, financial condition and results of operations. The pledge of these assets and other restrictions may also limit Local Bounti’s flexibility in raising capital for other purposes. Because all of Local Bounti’s assets are pledged under the term loan, Local Bounti’s ability to incur additional secured indebtedness or to sell or dispose of assets to raise capital may be impaired, which could have an adverse effect on Local Bounti’s financial flexibility. See the section entitled “
Business — Cargill Credit Facility Agreements
” located elsewhere in this prospectus for more information about the anticipated credit facility.
Risks Relating to Ownership of Our Securities
Our stock price is expected to be volatile, and you may not be able to sell shares at or above the price at the Closing of the Business Combination.
The trading price of the Common Stock and Public Warrants will be volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond Local Bounti’s control. These factors include:

•	actual or anticipated fluctuations in operating results;

•	failure to meet or exceed financial estimates and projections of the investment community or that Local Bounti provides to the public;

•	issuance of new or updated research or reports by securities analysts or changed recommendations for the industry in general;

•	announcements of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•	operating and share price performance of other companies in the industry or related markets;

•	the timing and magnitude of investments in the growth of the business;

•	actual or anticipated changes in laws and regulations;

•	additions or departures of key management or other personnel;

•	increased labor costs;

•	disputes or other developments related to intellectual property or other proprietary rights, including litigation;

•	the ability to market new and enhanced solutions on a timely basis;

•	sales of substantial amounts of the Common Stock by Local Bounti’s directors, executive officers or significant stockholders or the perception that such sales could occur;

•	changes in capital structure, including future issuances of securities or the incurrence of debt; and

•	general economic, political and market conditions.

In addition, the stock market in general, and the stock prices of technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of Common Stock, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.
Local Bounti has never paid cash dividends on our capital stock and does not anticipate paying dividends in the foreseeable future.
Local Bounti has never paid cash dividends on our capital stock and currently intends to retain any future earnings to fund the growth of its business. Any determination to pay dividends in the future will be at the discretion of the Board and will depend on Local Bounti’s financial condition, operating results, capital requirements, general business conditions and other factors that the Board may deem relevant. As a result, capital appreciation, if any, of our Common Stock will be the sole source of gain for the foreseeable future.
Anti-takeover provisions contained in our Certificate of Incorporation and Bylaws and applicable laws could impair a takeover attempt.
Our Certificate of Incorporation and Bylaws afford certain rights and powers to the Board that could contribute to the delay or prevention of an acquisition that it deems undesirable. Local Bounti is also subject to Section 203 of the DGCL and other provisions of Delaware law that limit the ability of stockholders in certain situations to effect certain business combinations. Any of the foregoing provisions and terms that have the effect of delaying or deterring a change in control could limit the opportunity for stockholders to receive a premium for their shares of Common Stock, and could also affect the price that some investors are willing to pay for the Common Stock. See also “
Description of the Securities
.”
Local Bounti is subject to risks related to taxation in the United States.
Significant judgments based on interpretations of existing tax laws or regulations are required in determining Local Bounti’s provision for income taxes. Local Bounti’s effective income tax rate could be adversely affected by various factors, including, but not limited to, changes in the mix of earnings in tax jurisdictions with different statutory tax rates, changes in the valuation of deferred tax assets and liabilities, changes in existing tax policies, laws, regulations or rates, changes in the level of non-deductible
expenses (including share-based compensation), changes in the location of Local Bounti’s operations, changes in Local Bounti’s future levels of research and development spending, mergers and acquisitions or the results of examinations by various tax authorities. Although Local Bounti believes its tax estimates are reasonable, if the IRS or any other taxing authority disagrees with the positions taken on its tax returns, Local Bounti could have additional tax liability, including interest and penalties. If material, payment of such additional amounts upon final adjudication of any disputes could have a material impact on our results of operations and financial position.
Changes to applicable tax laws and regulations or exposure to additional income tax liabilities could affect Local Bounti’s business and future profitability.
Local Bounti is a U.S. corporation and thus subject to U.S. corporate income tax on its worldwide income. Further, since Local Bounti’s operations and customers are located throughout the United States, Local Bounti will be subject to various U.S. state and local taxes. U.S. federal, state, local and
non-U.S.
tax laws, policies, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to Local Bounti and may have an adverse effect on its business and future profitability.
For example, several tax proposals have been set forth that would, if enacted, make significant changes to U.S. tax laws. Such proposals include an increase in the U.S. income tax rate applicable to corporations (such as Local

Bounti) from 21% to 28%. Congress may consider, and could include, some or all of these proposals in connection with tax reform that may be undertaken. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could take effect. The passage of any legislation as a result of these proposals and other similar changes in U.S. federal income tax laws could adversely affect Local Bounti’s business and future profitability.
As a result of plans to expand Local Bounti’s business operations, including to jurisdictions in which tax laws may not be favorable, its obligations may change or fluctuate, become significantly more complex or become subject to greater risk of examination by taxing authorities, any of which could adversely affect Local Bounti’s after-tax
profitability and financial results.
In the event that Local Bounti’s business expands domestically or internationally, its effective tax rates may fluctuate widely in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under U.S. GAAP, changes in deferred tax assets and liabilities, or changes in tax laws. Factors that could materially affect Local Bounti’s future effective tax rates include, but are not limited to: (a) changes in tax laws or the regulatory environment, (b) changes in accounting and tax standards or practices, (c) changes in the composition of operating income by tax jurisdiction and
(d) pre-tax
operating results of Local Bounti’s business.
Additionally, Local Bounti may be subject to significant income, withholding, and other tax obligations in the United States and may become subject to taxation in numerous additional U.S. state and local and
non-U.S.
jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Local Bounti’s after-tax
profitability and financial results could be subject to volatility or be affected by numerous factors, including (a) the availability of tax deductions, credits, exemptions, refunds and other benefits to reduce tax liabilities, (b) changes in the valuation of deferred tax assets and liabilities, if any, (c) the expected timing and amount of the release of any tax valuation allowances, (d) the tax treatment of stock-based compensation, (e) changes in the relative amount of earnings subject to tax in the various jurisdictions, (f) the potential business expansion into, or otherwise becoming subject to tax in, additional jurisdictions, (g) changes to existing intercompany structure (and any costs related thereto) and business operations, (h) the extent of intercompany transactions and the extent to which taxing authorities in relevant jurisdictions respect those intercompany transactions, and (i) the ability to structure business operations in an efficient and competitive manner. Outcomes from audits or examinations by taxing authorities could have an adverse effect on Local Bounti’s after-tax
profitability and financial condition. Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with Local Bounti’s intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If Local Bounti does not prevail in any such disagreements, Local Bounti’s profitability may be affected.
Local Bounti’s
after-tax
profitability and financial results may also be adversely affected by changes in relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions and interpretations thereof, in each case, possibly with retroactive effect.
Local Bounti’s ability to utilize its net operating loss and tax credit carryforwards to offset future taxable income may be subject to certain limitations.
In general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to use its pre-change
net operating loss carryforwards (“NOLs”) to offset future taxable income. The limitations apply if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three year period. If Local Bounti has experienced an ownership change at any time since its incorporation, Local Bounti may be subject to limitations on its ability to utilize its existing NOLs and other tax attributes to offset taxable income or tax liability. In addition, future changes in Local Bounti’s stock ownership, which may be outside of Local Bounti’s control, may trigger an ownership change. Similar provisions of state tax law may also apply to limit Local Bounti’s use of accumulated state tax attributes. As a result, even if Local Bounti earns net taxable income in the future, its ability to use its pre-change
NOL carryforwards and other tax attributes to offset such taxable income or tax liability may be subject to limitations, which could potentially result in increased future income tax liability to Local Bounti.
Local Bounti received a loan as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and Local Bounti’s application for such loan could in the future be determined to have been impermissible which could adversely impact its business and reputation.
On April 15, 2020, Local Bounti received a Small Business Administration (“SBA”) loan in the amount of $104 thousand with fixed interest of 1% per annum as part of the CARES Act (the “PPP Loan”). Although under the CARES Act Local Bounti may be eligible to apply for forgiveness of all loan proceeds used to pay payroll costs, rent, utilities and other qualifying expenses, provided that it retains a certain number of employees and maintains compensation within certain regulatory parameters of the PPP, Local Bounti repaid the PPP Loan in full in June 2021.
In applying for the PPP Loan, Local Bounti was required to certify, among other things, that the then current economic uncertainty made the PPP Loan necessary to support its ongoing operations. Local Bounti made these certifications in good faith after analyzing, among other things, the requirements of the PPP Loan, Local Bounti’s then-current business activity and its ability to access other sources of liquidity sufficient to support its ongoing operations in a manner that would not be significantly detrimental to its business. Local Bounti believes that it satisfied all eligibility criteria for the PPP Loan, and that its receipt of the PPP Loan was consistent with the broad objectives of the CARES Act. The certification regarding necessity described above did not at the time contain any objective criteria and continues to be subject to interpretation. If, despite Local Bounti’s good-faith belief that it has satisfied all eligibility requirements for the PPP Loan, Local Bounti is later determined to have violated any of the laws or governmental regulations that apply to it in connection with the PPP Loan, or it is otherwise determined that it was ineligible to receive the PPP Loan, Local Bounti may be subject to civil, criminal and administrative penalties. Any violations or alleged violations may result in adverse publicity and damage to Local Bounti’s reputation, a review or audit by the SBA or other government entity or claims under the False Claims Act. These events could consume significant financial and management resources and could have a material adverse effect on Local Bounti’s business, results of operations and financial condition.
Local Bounti’s sole material asset is its direct and indirect interests in its subsidiaries and, accordingly, Local Bounti is dependent upon distributions from its subsidiaries to pay taxes and cover its corporate and other overhead expenses and pay dividends, if any, on the Common Stock.
Local Bounti is a holding company and has no material assets other than its direct and indirect equity interests in its subsidiaries. Local Bounti has no independent means of generating revenue. To the extent Local Bounti’s subsidiaries have available cash, Local Bounti will cause its subsidiaries to make distributions of cash to pay taxes, cover Local Bounti’s corporate and other overhead expenses and pay dividends, if any, on the Common Stock. To the extent that Local Bounti needs funds and its subsidiaries fail to generate sufficient cash flow to distribute funds to Local Bounti or are restricted from making such distributions or payments under applicable law or regulation or under the terms of their financing arrangements, or are otherwise unable to provide such funds, Local Bounti’s liquidity and financial condition could be materially adversely affected.
The unaudited pro forma condensed combined financial information included in this prospectus may not be indicative of what the actual financial position or results of operations of Local Bounti would have been for the periods presented.
The unaudited pro forma condensed combined financial information for Local Bounti in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what Local Bounti’s actual financial position or results of operations would have been for the periods presented had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.
There is no guarantee that the Public Warrants will be in the money at the time they become exercisable, and they may expire worthless.
The exercise price for our warrants is $11.50 per share of Common Stock. There is no guarantee that the Public Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, they may expire worthless.
We may amend the terms of the Public Warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 50% of the then-outstanding Public Warrants. As a result, the exercise price of the Public Warrants could be increased, the exercise period could be shortened and the number of shares of Common Stock purchasable upon exercise of a Public Warrant could be decreased, all without a holder’s approval.
The Public Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The A&R Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then-outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Public Warrants, convert the Public Warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a Public Warrant.
We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading day
period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (a) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (b) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (c) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the Private Warrants will be redeemable by us for cash so long as they are held by the initial purchasers or their permitted transferees.
In addition, we may redeem your warrants after they become exercisable for a number of shares of Common Stock determined based on the redemption date and the fair market value of the Common Stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are
“out-of-the-money,”
in which case you would lose any potential embedded value from a subsequent increase in the value of the Common Stock had your warrants remained outstanding.

We may issue a substantial number of additional shares of Common Stock under an employee incentive plan. Any such issuances would dilute the interest of our shareholders and likely present other risks.
We may issue additional shares of Common Stock under an employee incentive plan. The issuance of additional Common Stock:

•	may significantly dilute the equity interests of our investors;

•
could cause a change in control if a substantial number of shares of Common Stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for the Common Stock and/or the Public Warrants.
The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We cannot assure you that our securities will continue to be listed on the NYSE after the Business Combination. In connection with the Business Combination, Local Bounti will be required to demonstrate compliance with the NYSE’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements, in order to continue to maintain the listing of our securities on the NYSE. For instance, Local Bounti’s stock price would generally be required to be at least $4.00 per share, its aggregate market value would be required to be at least $150 million and the market value of its publicly held shares would be required to be at least $40 million. We cannot assure you that Local Bounti will be able to meet those initial listing requirements at that time.
If the NYSE delists our securities from trading on its exchange and we are not able to list such securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market.
If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•
a determination that the Common Stock is a “penny stock” which will require brokers trading in the Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.
The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because the Common Stock and Public Warrants are listed on the NYSE, the Common Stock and Public Warrants qualify as covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the state of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Sales of a substantial number of shares of Common Stock in the public market could occur at any time and a significant portion of Local Bounti’s total outstanding shares will be restricted from immediate resale following the consummation of the Business Combination, but may be sold into the market in the near future. This could cause the market price of the Common Stock to drop significantly, even if our business is doing well.
Sales of a substantial number of the Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of the Common Stock. The Sponsor and our current officers and directors hold approximately 53% of the outstanding shares Common Stock, including the 6,875,000 shares of Common Stock into which the Founder Shares converted. Pursuant to the terms of the Letter Agreement entered into at the time of the IPO, and reaffirmed in the Sponsor Letter, the Founder Shares (which converted into shares of Common Stock in connection with the Domestication), as well as shares of Common Stock held by Local Bounti’s co-founders,
may not be transferred until the earlier to occur of (a) one year after the Closing or (b) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their Common Stock for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading day
period commencing at least 150 days after the Closing, the shares of Common Stock into which the Founder Shares convert, and any Local Bounti securities held by Local Bounti’s co-founders,
will be released from these transfer restrictions.
Pursuant to the A&R Registration Rights Agreement, the Registration Rights Holders are entitled to, among other things, certain registration rights, including the demand of up to three underwritten offerings and customary piggyback registration rights. Further, pursuant to the Subscription Agreements, we are also required to register additional shares of Common Stock. To satisfy these obligations, we are registering up to 83,514,977 shares of Common Stock, which also covers shares issuable upon exercise of the Public Warrants, pursuant to the registration statement of which this prospectus forms a part. The sale of these shares is likely to have an adverse effect on the trading price of the Common Stock.
Additionally, Local Bounti will likely register for resale shares subject to the converted Local Bounti Options and shares under the Local Bounti Option Plan and Local Bounti Founder Plan, as well as shares subject to converted Local Bounti Warrants and shares held by Local Bounti’s affiliates that were subject to a lock-up.
The shares of Common Stock issued to the Historical Rollover Shareholders will be subject to certain transfer restrictions following the consummation of the Business Combination. The sale of a substantial number of shares of Common Stock after the release of any applicable transfer restrictions or pursuant to a resale registration is likely to have an adverse effect on the trading price of the Common Stock.
For more information about the A&R Registration Rights Agreement and Subscription Agreements, see the subsections entitled “
Certain Relationships and Related Transactions
 — A&R Registration Rights Agreement
.”
If the Business Combination’s benefits do not meet the expectations of investors, shareholders or financial analysts, the market price of our securities may decline.
If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities prior to the Closing may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this prospectus or the date on which our shareholders voted on the Business Combination.
In addition, fluctuations in the price of Local Bounti securities could contribute to the loss of all or part of your investment. If an active market for our securities develops and continues, the trading price of Local Bounti securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.
Factors affecting the trading price of Local Bounti securities may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to Local Bounti;

•	changes in the market’s expectations about Local Bounti’s operating results;

•	success of competitors;

•	Local Bounti’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning Local Bounti or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to Local Bounti;

•	Local Bounti’s ability to market new and enhanced products and technologies on a timely basis;

•	changes in laws and regulations affecting Local Bounti’s business;

•	Local Bounti’s ability to meet compliance requirements;

•	commencement of, or involvement in, litigation involving Local Bounti;

•	changes in Local Bounti’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of Common Stock available for public sale;

•	any major change in the Board or management;

•	sales of substantial amounts of Common Stock by Local Bounti’s directors, executive officers or significant shareholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.
Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and the NYSE have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to Local Bounti could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of Local Bounti’s securities also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future.
If securities or industry analysts do not publish or cease publishing research or reports about Local Bounti, its business or its market, or if they change their recommendations regarding the Common Stock adversely, the price and trading volume of the Common Stock could decline.
The trading market for the Common Stock will be influenced by the research and reports that industry or securities analysts may publish about Local Bounti, its business, its market or its competitors. If any of the analysts who may cover Local Bounti change their recommendation regarding the Common Stock adversely, or provide more favorable relative recommendations about its competitors, the price of the Common Stock would likely decline. If any analyst who may cover Local Bounti were to cease their coverage or fail to regularly publish reports on Local Bounti, we could lose visibility in the financial markets, which could cause the stock price or trading volume of Local Bounti securities to decline.
The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.
We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay,
say-on-frequency and
say-on-golden parachute
voting requirements and (c) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our shareholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year (i) following March 2, 2026, the fifth anniversary of our initial public offering, (ii) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time) or (iii) in which we are deemed to be a large accelerated filer, which means the market value of the shares of Common Stock that are held by non-affiliates exceeds
$700 million as of the last business day of our prior second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt
during the prior three year period.
In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth
companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We cannot predict if investors will find the Common Stock less attractive because we will rely on these exemptions. If some investors find the Common Stock less attractive as a result, there may be a less active trading market for the Common Stock and our share price may be more volatile.

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
Assuming the cash exercise of all outstanding Local Bounti Warrants, we will receive an aggregate of approximately $69.3 million. We expect to use the net proceeds from the exercise of the Local Bounti Warrants, if any, for working capital and general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the Local Bounti Warrants. There is no assurance that the holders of the Local Bounti Warrants will elect to exercise any or all of their Local Bounti Warrants. To the extent that any Local Bounti Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Local Bounti Warrants will decrease.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.
DETERMINATION OF OFFERING PRICE
The offering price of the shares of Local Bounti Common Stock underlying the Private Warrants offered hereby is determined by reference to the exercise price of the Private Warrants of $11.50 per share. The Public Warrants are listed on the New York Stock Exchange under the symbol “LOCL WS.” The offering price of the shares of Common Stock underlying the Assumed Warrants offered hereby is determined by reference to the exercise price of such Assumed Warrants.
We cannot currently determine the price or prices at which shares of our Common Stock or Local Bounti Warrants may be sold by the Selling Securityholders under this prospectus.
MARKET INFORMATION FOR CLASS A STOCK AND DIVIDEND POLICY
Market Information
Our Common Stock and Public Warrants are currently listed on the New York Stock Exchange under the symbols “LOCL” and “LOCL WS,” respectively. Prior to the consummation of the Business Combination, our Common Stock and Public Warrants were listed on the New York Stock Exchange under the symbols “LIII” and “LIII WS,” respectively. As of November 30, 2021, following the completion of the Business Combination, there were 84 holders of record of our Common Stock and 3 holders of record of our Local Bounti Warrants. We currently do not intend to list the Private Warrants offered hereby on any stock exchange or stock market.
Dividend Policy
We have not paid any cash dividends on our Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board at such time. We do not anticipate declaring any cash dividends to holders of our Common Stock in the foreseeable future.

SELECTED HISTORICAL FINANCIAL INFORMATION OF LEGACY LOCAL BOUNTI
Legacy Local Bounti’s selected historical consolidated statements of operations and cash flows information for the years ended December 31, 2020 and 2019, and its selected historical consolidated balance sheet information as of December 31, 2020 and 2019 are derived from Legacy Local Bounti’s audited financial statements included elsewhere in this prospectus. Legacy Local Bounti’s selected historical statements of operations and cash flows information for the nine months ended September 30, 2021 and 2020 and its selected historical balance sheet information as of September 30, 2021 are derived from Legacy Local Bounti’s unaudited interim financial statements included elsewhere in this prospectus.
The selected historical consolidated information in this section should be read in conjunction with each of Legacy Local Bounti’s financial statements and related notes and “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” contained elsewhere herein. The historical results included below and elsewhere in this prospectus are not indicative of the future performance of Legacy Local Bounti following the Business Combination.

	For nine months ended September 30,		For the years ended December 31,
(in thousands, except per share information)	2021	2020	2020	2019
	(Unaudited)	(Unaudited)
Statement of Operations Information:
Total revenue	$324	$39	$82	$—
Net loss	(27,822)	(5,028)	(8,409)	(3,406)
Net loss per share attributable to ordinary shareholders, basic and diluted	(2.81)	(0.50)	(0.84)	(0.35)
Statement of Cash Flows Information:
Net cash used in operating activities	$(15,280)	$(3,647)	$(3,838)	$(1,119)
Net cash used in investing activities	(14,193)	(3,723)	(3,422)	(3,743)
Net cash provided by financing activities	44,220	5,315	5,168	6,999

	As of September 30,	As of December 31,
(in thousands)	2021	2020	2019
	(Unaudited)
Balance Sheet Information:
Total assets	$43,600	$9,102	$5,888
Total liabilities	69,051	11,673	3,334
Total shareholders’ equity (deficit)	(25,451)	(2,571)	2,554

COMPARATIVE PER SHARE DATA
The following table sets forth selected historical comparative share information for Leo and Local Bounti and unaudited pro forma combined per share information of the post-combination business after giving effect to the Business Combination.
The unaudited pro forma combined book value per share information reflects the Business Combination as if it had occurred on September 30, 2021. The weighted average shares outstanding and net loss per share information give pro forma effect to the Business Combination as if it had occurred on January 1, 2020.
This information is only a summary and should be read together with the selected historical financial information included elsewhere in this prospectus and the unaudited or audited, as applicable, financial statements of Leo and Local Bounti and related notes that are included elsewhere in this prospectus. The unaudited pro forma combined per share information of Leo and Local Bounti is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this prospectus.
The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor the earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Leo and Local Bounti would have been had the companies been combined during the periods presented.

	LEO (Historical) (1)	Local Bounti (Historical)	Pro Forma Combined
As of and for the Nine Months Ended September 30, 2021
Book value per share (2)	$(0.59)	$(2.57)	$1.58
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.03)	$(2.81)	$(0.26)
Weighted average ordinary shares outstanding, basic and diluted	29,608,886	9,886,283	89,268,201
Basic and diluted net income per redeemable share	$(0.03)
Weighted average redeemable shares outstanding, basic and diluted	—

	LEO (Historical) (1)	Local Bounti (Historical)	Pro Forma Combined
As of and for the Year Ended December 31, 2020
Net loss per share attributable to ordinary shareholders, basic and diluted	$—	$(0.84)	$(0.28)
Weighted average ordinary shares outstanding, basic and diluted	—	9,997,049	89,268,201
Basic and diluted net income per redeemable share	—
Weighted average redeemable shares outstanding, basic and diluted	$—
Basic and diluted net loss per non-redeemable share	—
Weighted average non-redeemable shares outstanding, basic and diluted	$—

(1)	Leo was incorporated on January 8, 2021 and therefore did not have any operations or historical financial information for the year ended December 31, 2020
(2)	Book value per share = Total equity/shares outstanding.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below shall have the same meaning as terms defined and included elsewhere in this prospectus.
Introduction
Local Bounti is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
as amended by the final rule, Release
No. 33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
Leo is a blank check company incorporated on January 8, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On March 2, 2021, Leo consummated an initial public offering of 27,500,000 units at an offering price of $10.00 per Unit, including the partial exercise of the underwriter’s option to purchase an additional 3,500,000 units at the initial public offering price to cover over- allotments, and a private placement with the Sponsor of 5,333,333 private placement warrants at a price of $1.50 per warrant. The net proceeds from the initial public offering, together with certain of the proceeds from the private placement completed simultaneously with our initial public offering, were placed in a trust account established for the benefit of the Leo’s public shareholders and the underwriters of the initial public offering. As of September 30, 2021, there was approximately $275.0 million held in the trust account.
Local Bounti is a producer of sustainably grown living lettuce, herbs and loose leaf lettuce. Local Bounti is a CEA company that utilizes patent pending Stack & Flow TechnologyTM, which is a hybrid of vertical farming and hydroponic greenhouse farming, to grow healthy food sustainably and affordably. Through its CEA process, it is Local Bounti’s goal to produce products in an environmentally sustainable manner that will increase harvest efficiency, limit water usage and reduce the carbon footprint of the production and distribution process. The environmental greenhouse conditions help to ensure nutritional value and taste, and the products are non-GMO
and pesticide and herbicide free. Local Bounti’s products use 90% less water and 90% less land than conventional agriculture to produce. Local Bounti’s first CEA facility in Hamilton, Montana commenced construction in 2019 and reached full commercial operation by the second half of 2020.
On June 17, 2021, Leo, Merger Sub 1, Merger Sub 2 and Local Bounti entered into the Merger Agreement for the Business Combination, which provides for a total consideration of $650.0 million to Local Bounti’s stockholders, as discussed elsewhere in this prospectus. As a part of the Business Combination, Merger Sub 1 will merge with and into Local Bounti. Local Bounti will then merge with and into Merger Sub 2 and Merger Sub 2 will be the surviving corporation in the Business Combination. As a result, Local Bounti will become a wholly owned subsidiary of Leo and will change its name to “Local Bounti Corporation.”
On June 17, 2021, Leo entered into the Subscription Agreements with the PIPE Investors for the PIPE Financing for the purpose of funding a portion of the Business Combination and the costs and expenses incurred therein. Pursuant to the Subscription Agreement, Local Bounti agreed to issue and sell to the PIPE Investors 12,500,000 shares of Local Bounti common stock at a price of $10.00 per share for an aggregate gross purchase price of $125.0 million.
On November 4, 2021, the Subscription Agreements with the PIPE Investors for the PIPE Financing increased by 2.5 million shares, from 12.5 million to 15.0 million shares for a total aggregate gross purchase price of $150.0 million.
The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes that the Business Combination and PIPE Financing occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 present the pro forma effect to the Business Combination and PIPE Financing as if they had been completed on January 1, 2020.
The pro forma combined financial statements do not necessarily reflect what Local Bounti’s financial condition or results of operations would have been had the Business Combination and PIPE Financing occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of Local Bounti. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The historical financial information of Leo and Local Bounti were derived from the unaudited financial statements of Leo and Local Bounti as of and for the nine months ended September 30, 2021, and the audited financial statements of Local Bounti as of and for the year ended December 31, 2020, which are incorporated by reference. This information should be read together with Leo’s and Local Bounti’s audited financial statements and related notes, the sections titled “
Leo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations
” and “
Local Bounti’s Management’s Discussion and Analysis of Financial Condition and Results of Operations
,” and other financial information included elsewhere in this prospectus.
The Business Combination is accounted for as a reverse capitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Local Bounti has been determined to be the accounting acquirer and Leo has been determined to be the “acquired” company based on evaluation of the following facts and circumstances:

•	Local Bounti comprising the ongoing operations of the Company;

•	Local Bounti’s senior management comprising the senior management of the Company; and

•	Local Bounti stockholders will have the largest voting interest in the post-combination Company.
Under this method of accounting, Leo will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Local Bounti issuing shares for the net assets of Leo, accompanied by a recapitalization. The net assets of Leo will be stated at historical cost, with no goodwill or other intangible assets recorded.
Description of the Business Combination
Pursuant to the Business Combination, the aggregate share consideration issued by Local Bounti in the Business Combination will be $892.7 million, consisting of 89,268,201 shares of newly issued Local Bounti Common Shares valued at $10.00 per share. Of the $892.7 million, the public shareholders will receive $17.0 million in the form of 1,701,281 newly issued shares of Local Bounti Common Stock in the Domestication, the initial shareholders will receive $68.8 million in the form of 6,875,000 newly issued shares of Local Bounti Common Stock in the Domestication, the PIPE Investors will receive $150.0 million in the form of 15,000,000 newly issued shares of Local Bounti Common Stock in the Domestication, the Local Bounti Securityholders will receive $624.7 million in the form of 62,467,852 newly issued shares of Local Bounti Common Stock and the holders of Convertible Notes will receive $32.2 million in the form of 3,224,068 newly issued shares of Local Bounti Common Stock. The following represents the consideration at Closing (in thousands):

Shares of Local Bounti Common Stock issued to public shareholders(1)	$17,013
Shares of Local Bounti Common Stock issued to Leo Initial Shareholders(2)	68,750
Shares of Local Bounti Common Stock issued to PIPE Investors	150,000
Shares of Local Bounti Common Stock issued to Local Bounti Securityholders	624,679
Shares of Local Bounti Common Stock Issued to Convertible Notes	32,241
Shares Consideration — at Closing	$892,683

(1)	Excludes 5,500,000 in warrants exercised at $11.50 per share
(2)	Excludes 5,333,333 in warrants exercised at $11.50 per share
The value of share consideration issuable at the Closing is assumed to be $10.00 per share. The Business Combination is accounted for as a reverse recapitalization, therefore any change in Local Bounti’s trading price will not impact the pro forma financial statements because Local Bounti will account for the acquisition of Leo based upon the amount of net assets acquired upon consummation.
The following summarizes the pro forma shares of Local Bounti Common Stock at Closing (in thousands):

	Shares	%
Local Bounti Common Stock issued to public shareholders(1)	1,701	2%
Local Bounti Common Stock issued to initial shareholders(2)(3)	6,875	8%
Local Bounti Common Stock issued to PIPE Investors	15,000	17%
Local Bounti Common Stock issued to Local Bounti Stockholders (including holders of Local Bounti restricted stock units and Local Bounti Warrants)(3)	62,468	70%
Local Bounti Common Stock issued to holders of Convertible Notes	3,224	3%
Pro Forma Common Stock at Closing	89,268	100%

(1)	Excludes 5,500,000 warrants
(2)	Excludes 5,333,333 warrants
(3)
Excludes 2,500,000 in contingent earnout shares to be issued to Local Bounti equityholders who are entitled to receive a portion of the earnout consideration, on a pro rata basis in equal thirds, if the trading price of Local Bounti Common Stock is greater than or equal to $13.00, $15.00 or $17.00 for any 20 trading days within any
30-trading
day period, respectively. Contingent earnout shares will also accelerate and be fully issuable in connection with any Change of Control (as defined in the Merger Agreement), if the applicable thresholds are met in such Change of Control.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of Leo and Local Bounti. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF September 30, 2021
(in thousands, except share and per share data)

	As of September 30, 2021								As of September 30, 2021
	LEO (Historical) (US GAAP)	Local Bounti (Historical) (US GAAP)	Local Bounti Transaction Adjustments	Local Bounti As Adjusted	Combined	Transaction Adjustments			Pro Forma New Local Bounti Combined
Assets
Current Assets
Cash and cash equivalents	$189	$10,376	$—	$10,376	$10,565	$275,014	(A	)	$111,942
						(33,852)	(B	)
						150,000	(C	)
						(4,000)	(D	)
						(451)	(E	)
						(26)	(F	)
						(27,321)	(G	)
						(257,987)	(R	)
Restricted cash	—	4,416		4,416	4,416	—			4,416
Accounts receivable, net of allowance	—	92		92	92	—			92
Accounts receivable —related party	—	16		16	16	—			16
Inventory, net of allowance	—	630		630	630	—			630
Prepaid expenses and other current assets	771	984		984	1,755	—			1,755
Prepaid professional fees	—	4,439		4,439	4,439	(4,439)	(B	)	—
Total Current Assets	960	20,953	—	20,953	21,913	96,938			118,851
Property and equipment, net	—	22,224	—	22,224	22,224	—			22,224
Cash held in Trust Account	275,014	—	—	—	275,014	(275,014)	(A	)	—
Other assets, net	—	423	—	423	423	—			423
Total Assets	$275,974	$43,600	$—	$43,600	$319,574	$(178,076)			$141,498
Liabilities, Temporary Equity and Shareholders’ equity
Current Liabilities
Accounts payable	$—	$1,850	$—	$1,850	$1,850	$—			1,850
Accrued liabilities	451	6,277		6,277	6,728	(1,069)	(H	)	4,738
						(470)	(B	)
						(451)	(E	)
Accounts payable — related party	26	—	—	—	26	(26)	(F	)	—
Total Current Liabilities	477	8,127	—	8,127	8,604	(2,016)			6,588
Deferred underwriting commissions	9,625	—	—	—	9,625	(9,625)	(B	)	—
Long-term debt	—	15,638		15,638	15,638	—			15,638
Financing obligation	—	12,744	—	12,744	12,744	—			12,744
Warrant liabilities	8,342	1,425	—	1,425	9,767	(8,342)	(I	)	—
						(1,415)	(J	)
						(10)	(K	)
Convertible Notes	—	31,117	—	31,117	31,117	(31,117)	(L	)	—
Total Liabilities	18,444	69,051	—	69,051	87,495	(52,525)			34,970

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF September 30, 2021—(Continued)
(in thousands, except share and per share data)

	As of September 30, 2021								As of September 30, 2021
	LEO (Historical) (US GAAP)	Local Bounti (Historical) (US GAAP)	Local Bounti Transaction Adjustments	Local Bounti As Adjusted	Combined	Transaction Adjustments			Pro Forma New Local Bounti Combined
Temporary Equity
Class A common stock subject to possible redemption	275,000	—	—	—	275,000	(275,000)	(M	)	—
Shareholders’ Equity
Local Bounti ordinary shares	—	—	—	—	—	—			—
Local Bounti Voting common stock	—	1	—	1	1	2	(C	)	2
						(1)	(N	)
LEO Class A ordinary shares	—	—	—	—	—	—	(O	)	—
LEO Class B ordinary shares	1	—	—	—	1	(1)	(P	)	—
Additional paid in capital	—	14,519	—	14,519	14,519	(22,904)	(B	)	155,834
						149,998	(C	)
						8,342	(I	)
						1,415	(J	)
						32,241	(L	)
						275,000	(M	)
						1	(N	)
						—	(O	)
						1	(P	)
						(27,321)	(G	)
						(257,987)	(R	)
						(17,471)	(Q	)
Retained earnings (accumulated deficit)	(17,471)	(39,971)	—	(39,971)	(57,442)	(4,000)	(D	)	(49,308)
						1,069	(H	)
						(1,124)	(L	)
						(5,292)	(B	)
						10	(K	)
						17,471	(Q	)
Total Shareholders’ Equity	(17,470)	(25,451)	—	(25,451)	(42,921)	149,449			106,528
Total Liabilities, Temporary Equity and Shareholders’ Equity	$275,974	$43,600	$—	$43,600	$319,574	$(178,076)			$141,498

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(in thousands, except share and per share data)

	For the nine months ended September 30, 2021						For the nine months ended September 30, 2021
	LEO (Historical) (US GAAP)	Local Bounti (Historical) (US GAAP)	Combined	Transaction Adjustments			Pro Forma New Local Bounti
	(in thousands, except share and per share data)
Sales	$—	$324	$324	$—			$324
Cost of goods sold (exclusive of items shown separately below)	—	249	249	—			249
Gross Margin	—	75	75	—			75
Operating Expenses:
Research and development	—	2,245	2,245	—			2,245
Selling, general and administrative	1,303	15,493	16,796	—			16,796
Administrative fee — related party	84	—	84	(84)	(AA	)	—
Depreciation and amortization	—	392	392	—			392
Total Operating Expenses	1,387	18,130	19,517	(84)			19,433
Loss From Operations	(1,387)	(18,055)	(19,442)	84			(19,358)
Convertible Notes fair value adjustment	—	(5,067)	(5,067)	5,067	(BB	)	—
Change in fair value of warrant liabilities	812	—	812	(812)	(CC	)	—
Warrant liability fair value adjustment	—	(10)	(10)	10	(DD	)	—
Debt extinguishment expense	—	(1,485)	(1,485)	—			(1,485)
Offering costs associated with issuance of warrants	(276)	—	(276)	276	(CC	)	—
Net gain from investments held in Trust Account	14	—	14	(14)	(EE	)	—
Other Income (Expense):
Management fee income	—	62	62	—			62
Interest expense, net	—	(3,267)	(3,267)	1,069	(FF	)	(2,198)
Income (Loss) Before Provision For Income Taxes	(837)	(27,822)	(28,659)	5,680			(22,979)
Income tax expense	—	—	—	—			—
Net Income (Loss)	$(837)	$(27,822)	$(28,659)	$5,680			$(22,979)
Weighted average Class A shares outstanding, basic and diluted	22,880,859	9,886,283					89,268,201
Basic and diluted net loss per Class A common share		$(2.81)					$(0.26)
Weighted average Class B shares outstanding, basic and diluted	6,728,027
Basic and diluted net loss per Class B common share	$(0.03)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share data)

	Year ended 12/31/2020						Year ended 12/31/2020
	LEO (Historical) (US GAAP)	Local Bounti (Historical) (US GAAP)	Combined	Transaction Adjustments			Pro Forma New Local Bounti
	(in thousands, except share and per share data)
Sales	$—	$82	$82	$—			$82
Cost of goods sold (exclusive of items shown separately below)	—	91	91	—			91
Gross loss	—	(9)	(9)	—			(9)
Operating expenses:
Research and development	—	1,079	1,079	—			1,079
Selling, general and administrative	—	6,547	6,547	5,292	(GG	)	15,839
	—	—	—	4,000	(HH	)
Depreciation and amortization	—	287	287	—			287
Total operating expenses	—	7,913	7,913	9,292			17,205
Loss from operations	—	(7,922)	(7,922)	(9,292)			(17,214)
Other income (expense):
Management fee income	—	35	35	—			35
Interest expense, net	—	(522)	(522)	(7,545)	(II	)	(8,067)
Income (loss) before provision for income taxes	—	(8,409)	(8,409)	(16,837)			(25,246)
Income tax expense	—	—	—	—			—
Net income (loss)	$—	$(8,409)	$(8,409)	$(16,837)			$(25,246)
Weighted average shares outstanding, basic and diluted	—	9,997,049					89,268,201
Basic and diluted net loss per common share	$—	$(0.84)					$(0.28)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Basis of Presentation
The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Local Bounti is deemed the accounting acquirer and Leo will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the following factors:

•	Local Bounti’s existing operations will comprise the ongoing operations of the Company;

•	Local Bounti’s senior management will comprise the senior management of the Company; and

•	the legacy shareholders of Local Bounti will control approximately 70% of the voting shares after the Business Combination.
In accordance with guidance applicable to these circumstances, the Business Combination will be treated as the equivalent of Local Bounti issuing shares for the net assets of Leo, accompanied by a recapitalization. The net assets of Leo will be stated at historical cost, with no goodwill or other intangible assets recorded.
The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives effect to the Business Combination and PIPE Financing as if it occurred on September 30, 2021 and assumes no rights to dissent provided by the Cayman Companies Act are exercised by Leo shareholders. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 present pro forma effect to the Business Combination and PIPE Financing.
The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been prepared using and should be read in conjunction with Leo’s unaudited balance sheet as of September 30, 2021, and the related notes, incorporated by reference, and Local Bounti’s unaudited consolidated balance sheet as of September 30, 2021, and the related notes, included elsewhere in this prospectus.
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 should be read in conjunction with Leo’s unaudited statement of operations for the period of inception through September 30, 2021, and the related notes, incorporated by reference, and Local Bounti’s unaudited statement of operations for the nine months ended September 30, 2021, and related notes, included in this prospectus.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 should be read in conjunction with Local Bounti’s audited consolidated statement of operations for the year ended December 31, 2020, respectively, and the related notes, incorporated by reference. Leo was incorporated on January 8, 2021 and therefore did not have any operations or historical financial information during the year ended December 31, 2020.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.
The unaudited pro forma condensed combined financial information assumes that Local Bounti warrants to be issued to Leo warrant holders upon completion of the reverse capitalization will be treated as equity classified instruments.
The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given that Local Bounti incurred significant losses during the historical periods presented.

The pro forma adjustments reflecting the consummation of the Business Combination and PIPE Financing are based on certain currently available information and certain assumptions and methodologies that Local Bounti believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Local Bounti believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and PIPE Financing taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the audited and unaudited financial statements, and notes thereto, of Leo and Local Bounti included elsewhere in this prospectus or are incorporated by reference.
2. Accounting Policies
Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
as amended by the final rule, Release
No. 33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release
No. 33-10786
replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(A)	Reflects the reclassification of $275.0 million of cash and investments held in the Leo trust account that becomes available to fund the Business Combination.

(B)	Reflects the payment of transactions costs, including deferred underwriter’s fees during Leo’s initial public offering, expected to be incurred in connection with the Business Combination.

(C)
Reflects the issuance of 15,000,000 shares of Local Bounti Common Stock at a subscription price of $10.00 per share for proceeds of $150.0 million, net of issuance costs of $2.3 million in connection with the PIPE Financing, pursuant to the Subscription Agreements which is included in the transaction costs discussed in
(B)
 above.

(D)	Reflects the payment of $4.0 million of transaction bonuses to be paid to certain Local Bounti employees as part of the Business Combination with an offset to retained earnings.

(E)	Reflects the payment of accrued expense for items that are settled with cash as part of the Business Combination.

(F)	Reflects the payment of related party accounts payable for items that are settled with cash as part of the Business Combination.

(G)	Represents cash consideration to be paid to legacy Local Bounti equity holders as part of the Business Combination.

(H)	Reverse Local Bounti Convertible Notes interest expense as part of the transaction

(I)
Reflects the exchange of public warrants, which are liability classified, for an equivalent amount of public warrants following the Domestication, which are expected to be equity classified, upon consummation of the Business Combination. The unaudited pro forma condensed combined balance sheet reflects this reclassification as a decrease in warrant liabilities and a corresponding increase in Local Bounti’s additional paid-in
capital.

(J)	Reflects the reversal of Local Bounti warrant liabilities which will be converted as part of the Business Combination.

(K)	Reflects the reversal of a fair value adjustment of Local Bounti warrant liabilities which will be converted as part of the Business Combination.

(L)
Reflects the settlement of the Convertible Notes at close at $10.00 per share. During the first half of 2021, Local Bounti entered into a series of identical long-term notes with various parties with a maturity date of February 8, 2023. The combined total face value of the convertible notes is $26.1 million and bears interest at 8% per annum. The Convertible Notes contain an automatic conversion feature at a specified conversion price in the event of a merger or a qualified equity financing. In the event of a merger with a SPAC, the outstanding principal balance of the notes, and unpaid accrued interest thereon, will convert into equity securities issued by the SPAC in the PIPE at a conversion price per share equal to the purchase price for each equity securities issued in the PIPE multiplied by 85%. As part of the settlement, $1.1 million of interest expense was recorded through the nine months ended September 30, 2021.

(M)
Reflects reclassification of approximately $275.0 million from temporary equity to permanent equity as a result of the Business Combination, subject to possible redemption which is discussed in Note
(R)
 below.

(N)
Reflects the conversion of Local Bounti voting common stock, non-voting
common stock and restricted stock units into shares of Local Bounti Common Stock pursuant to the Business Combination, based on the Exchange Ratio, which is expected to be approximately 4.969669.

(O)	Reflects the conversion of Leo Class A ordinary shares into shares of Local Bounti Common Stock pursuant to the Business Combination.

(P)	Reflects the conversion of Leo Class B ordinary shares into shares of Local Bounti Common Stock pursuant to the Business Combination.

(Q)	Reflects the elimination of Leo historical retained earnings as a result of the reverse recapitalization.

(R)
Reflects the actual redemption of 25,798,719 ordinary shares for approximately $258.0 million allocated to ordinary shares and additional paid-in
capital using par value of $0.0001 per share and at a redemption price of $10.00 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 are as follows:

(AA)	Reflects the elimination of related party administrative fee of Leo related to the Business Combination.

(BB)	Reflects the fair value adjustment for Convertible Notes that are repaid as part of the Business Combination.

(CC)
Reflects the reversal of the historical fair value adjustment, as well as warrant issuance cost, for the reclassification of the Leo Public Warrants that would not have been liability classified had the Business Combination been consummated on January 1, 2020, as further discussed in (N).

( DD )	Reflects the fair value adjustment for Local Bounti warrants that are repaid as part of the Business Combination.

(EE)	Reflects the removal of net gain from investments held in Leo’s Trust Account.

(FF)
Reflects the elimination of interest expense incurred for the nine months ended September 30, 2021 associated with the issuances of the Convertible Notes entered into during the nine months ended September 30, 2021 since the pro forma assumes such notes were settled for the year ended December 31, 2020.

(GG)	Reflects the remaining transaction expenses to be incurred by Leo and Local Bounti related to the Transaction for the year ended December 31, 2020.

(HH)	Reflects the transaction bonus to be paid to certain Local Bounti employees upon the close of the Business Combination.

(II)
The $7.5 million additional interest expense for the year ended December 31, 2020 reflects a $6.1 million loss on extinguishment of the debt and $1.4 million of interest expense associated with the issuances of Convertible Notes, entered during 2021. The Convertible Notes are being settled, as part of consideration, at the Closing. The interest expense includes interest expense from the issuance dates through the estimated deal close date of September 30, 2021.

4. Loss per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination, PIPE Financing and issuance of Convertible Notes have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared for the nine months ended September 30, 2021 and for the year ended December 31, 2019.

	For the Nine Months Ended September 30, 2021	For the Year Ended December 31, 2020
Pro forma net loss	$(22,979)	$(25,246)
Pro forma net loss per share attributable to ordinary shareholders, basic and diluted(1)	$(0.26)	$(0.28)
Weighted average ordinary shares outstanding, basic and diluted	89,268,201	89,268,201

(1)
Diluted loss per ordinary share is the same as basic loss per ordinary share for all periods presented because the effects of potentially dilutive items were anti-dilutive given the Company’s net loss.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Management’s discussion and analysis of the financial condition and results of operations as of and for the nine months ended September 30, 2021 is set forth below.
The following discussion and analysis provides information that Local Bounti’s management believes is relevant to an assessment and understanding of Local Bounti’s consolidated results of operations and financial condition. The discussion should be read together with “Selected Historical Consolidated Financial and Operating Data of Local Bounti” and the historical audited annual consolidated financial statements as of and for the years ended December 31, 2020 and 2019 and unaudited interim condensed consolidated financial statements as of September 30, 2021 and the nine-month periods ended September 30, 2021 and 2020, and the related respective notes thereto, included elsewhere in this prospectus. The discussion and analysis should also be read together with Local Bounti’s unaudited pro forma financial information for the year ended December 31, 2020 and the nine months ended September 30, 2021. See “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Local Bounti’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” elsewhere in this prospectus. Unless the context otherwise requires, references in this “Local Bounti’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “Local Bounti” and “the Company” refer to the business and operations of Local Bounti and its subsidiaries prior to the Business Combination and to Local Bounti and its consolidated subsidiaries, following the consummation of the Business Combination.
Overview
Local Bounti was founded in August 2018 and is headquartered in Hamilton, Montana. Local Bounti is a producer of sustainably grown living lettuce, herbs and loose leaf lettuce. Local Bounti’s vision is to deliver the freshest, locally grown produce over the fewest food miles possible. Local Bounti is a controlled environmental agriculture (“CEA”) company that utilizes patent pending Stack & Flow TechnologyTM, which is a hybrid of vertical farming and hydroponic greenhouse farming, to grow healthy food sustainably and affordably. Through its CEA process, it is the Company’s goal to produce its products in an environmentally sustainable manner that will increase harvest efficiency, limit water usage and reduce the carbon footprint of the production and distribution process. The environmental greenhouse conditions help to ensure nutritional value and taste, and the products are non-GMO
and pesticide and herbicide free. The Company’s products use 90% less water and 90% less land than conventional agriculture to produce. The Company’s first CEA facility in Hamilton, Montana (the “Montana Facility”) commenced construction in 2019 and reached full commercial operation by the second half of 2020.
Hamilton, Montana Facility
In June 2020, we entered into a sale and finance leaseback transaction with Grow Bitterroot, LLC, (“Grow Bitterroot”), a related party, for the Montana Facility. We use the Montana Facility mainly for warehouse and greenhouse space. The original lease for the Montana Facility is for an initial term of 15 years or through May 2035. We also have an option to extend the term of the facility lease for three consecutive terms of five years each, of which we currently reasonably expect to extend the first term. The transaction did not qualify for sale leaseback accounting due to the finance leaseback classification prohibiting sale accounting. Therefore, the assets remain on the consolidated balance sheet and = there was a $12.7 million financing obligation as of September 30, 2021. In addition, we manage the facility and perform maintenance in exchange for a management fee under a property maintenance and management services agreement entered into in June 2020. The contractual payments for both the lease agreement and the property maintenance and management agreement are applied as payments of deemed principal and imputed interest. In April 2021, the lease agreement was modified to extend the initial term through October 2040.

The lease agreement does not contain residual value guarantees. The lease agreement does not contain restrictions or covenants that may result in additional financial obligations. The landlord has the option to construct future improvements on the property, and when the improvements are completed, the base rent is expected to increase.
Factors Affecting Our Financial Condition and Results of Operations
We expect to expend substantial resources as we:

•	identify and invest in future growth opportunities, including new or expanded facilities and new product lines;

•	invest in sales and marketing efforts to increase brand awareness, engage customers and drive sales of its products;

•	invest in product innovation and development; and

•	incur additional general administration expenses, including increased finance, legal and accounting expenses associated with being a public company, and growing operations.
Business Combination and Public Company Costs
On June 17, 2021, Local Bounti and Leo Holdings III Corp (“Leo”) entered into a Merger Agreement for a Business Combination, which provides for a total consideration of $650.0 million to Local Bounti’s stockholders.
While the legal acquirer in the Business Combination is Leo, for accounting and financial reporting purposes under accounting principles generally accepted in the United States of America, or GAAP, Local Bounti will be the accounting acquirer and the Business Combination will be accounted for as a “reverse recapitalization.” A reverse recapitalization (i.e., a capital transaction involving the issuance of stock by Leo for the stock of Local Bounti) does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of Local Bounti in many respects. Accordingly, the consolidated assets, liabilities and results of operations of Local Bounti will become the historical consolidated financial statements of Local Bounti, and Leo’s assets, liabilities and results of operations will be consolidated with Local Bounti beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of Local Bounti in future reports. The net assets of Leo will be recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded upon execution of the Business Combination.
Upon consummation of the Business Combination, and the closing of the PIPE Financing, the most significant change in the future reported financial position and results of operations of Local Bounti is expected to be an estimated increase in cash and cash equivalents of approximately $100.0 million, after the actual redemption. These amounts include $17.0 million from Leo, with the redemptions of 25,798,719 public shares. In addition, $150.0 million in gross proceeds from the PIPE Financing, by the PIPE Investors, will be contributed to Local Bounti. Total direct and incremental transaction costs of Leo and Local Bounti are estimated at approximately $35.7 million and will be treated as a reduction of the cash proceeds of which $30.4 million will be deducted from the Local Bounti additional paid-in
capital and $5.3 million will be recognized as an expense. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
As a result of the Business Combination, Local Bounti will become the successor to an
SEC-registered
and New York Stock Exchange-listed company, which will require Local Bounti to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Local Bounti expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees. The Company will be classified as an

Emerging Growth Company, as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”), which was enacted on April 5, 2012. As a result, upon completion of the Business Combination, the Company will be provided certain disclosure and regulatory relief, provided by the SEC, as an Emerging Growth Company.
Local Bounti’s future results of consolidated operations and financial position may not be comparable to historical results as a result of the Business Combination.
Long-Term Loans
Cargill Loans
In March 2021, we entered into a loan with Cargill Financial Services International, Inc. (“Cargill Financial”) to finance the general working capital for the Company. This loan has a principal balance of up to $10.0 million and bears interest at 8% per annum with a maturity date of March 22, 2022. The lender has 25% equity warrant coverage on the loan amount. The warrant to purchase shares entitles the lender to a number of shares totaling 25% of the principal amount of loan multiplied by 85% of the lowest cash price per share upon the earliest of a qualified equity financing, qualified special purpose acquisition company (“SPAC”) transaction, or an acquisition, as defined by the agreement. In September 2021, this loan was repaid in full.
On September 3, 2021, we entered into a Subordinated Credit Agreement with Cargill Financial, for up to $50.0 million (the “Cargill Loan”). The interest rate on the Cargill Loan is Applicable Margin, with accrued interest paid quarterly in arrears on the last business day of each calendar quarter, commencing on the last business day of the calendar quarter ending December 31, 2021, and on the maturity date. A total of $16.3 million was outstanding on the Cargill Loan as of September 30, 2021.
On September 3, 2021, we also entered into a Credit Agreement with Cargill Financial whereby Cargill Financial agreed to make advances to the Company of up to $150.0 million. The interest rate on this loan will be equal to the LIBOR rate plus the Applicable Margin. This loan cannot be drawn until the Company closes the SPAC transaction.
Convertible Notes
During 2021, we entered into a series of identical convertible long-term notes with various parties with a maturity date of February 8, 2023 (referred to herein as the “Convertible Notes”). As of September 30, 2021, the combined total principal balance is approximately $26.1 million and bears interest at 8% per annum. The Convertible Notes were accounted for at fair value with changes in fair value being recognized under Convertible Notes fair value adjustment within the income statement. The Convertible Notes have a conversion feature that triggers upon the earliest of a qualified equity financing or a qualified SPAC transaction, as defined by the agreement. Under a qualified SPAC transaction, the outstanding principal of the Convertible Notes automatically convert into a number of common stock, at a conversion price equal to value of each share of common stock in the qualified SPAC transaction multiplied by 85%. The Business Combination will be a qualified SPAC transaction and will convert the Convertible Notes into shares of common stock of Local Bounti pursuant to the Merger Agreement.
Key Components of Statement of Operations
Basis of Presentation
Currently, Local Bounti conducts business through one operating segment. As of the date of this prospectus, Local Bounti’s activities have been entirely conducted in the United States. For more information about Local Bounti’s basis of presentation, refer to Note 1 in the accompanying audited consolidated financial statements of Local Bounti as of and for the years ended December 31, 2020 and 2019, included elsewhere in this prospectus.

The unaudited interim condensed consolidated financial statements as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020, and the audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019, contained herein, include a summary of our significant accounting policies and should be read in conjunction with the discussion below.
Sales
Local Bounti recognizes revenue from the sale of produce. We grow and package fresh greens and herbs that are sold into existing markets and channels such as food retailers and food service distributors from our Montana Facility. Sales are recognized at a point in time when control of the goods is transferred to the customer. In the future, we expect to build and operate new facilities across the Western United States, which will increase our production capacity and expand our reach to new markets, new geographies, and new customers.
We also expect to expand our product offering to new varieties of fresh greens, herbs, and other produce. We periodically offer sales incentives to our customers, including temporary price reductions. We anticipate that these promotional activities could impact net sales and that changes in such activities could impact period-over-period results. Net sales may also vary from period to period depending on the purchase orders we receive, the volume and mix of products sold and the channels through which our products are sold.
Cost of Goods Sold
Cost of goods sold consists primarily of the direct costs related to growing produce at the Montana Facility. Primary examples within our cost of goods sold include, but are not limited to, costs relating to utilities, labor, seeds and other input supplies, and packaging materials. In the future, we expect to build and operate new facilities across the Western United States. These facilities will incur similar costs directly related to growing and selling of our products.
We expect that, over time, cost of goods sold will decrease as a percentage of sales, as a result of scaling our business.
Research and Development
Research and development expenses consist primarily of compensation to employees engaged in research and development activities, including salaries and related benefits, in addition to related overhead (including depreciation, utilities and other related allocated expenses) as well as supplies and services related to the development of our growing process. Our research and development efforts are focused on development of the Company’s process utilizing its CEA facility. We expect, over time, that research and development will decrease as a percentage of sales, as a result of the establishment of our growing process.
Selling, General and Administrative Expenses
Selling, general, and administrative expenses consist of liabilities and expenses accrued for salaries, employee benefits, advertising and branding, rent, security, utilities, recruiting expenses, insurance, and office supplies. We expect selling, general and administrative expenses to increase for the foreseeable future as we increase the number of employees to support the growth of our business, and as a result of operating as a public company, including additional costs and expenses associated with compliance with the rules and regulations of the SEC, legal, audit, insurance, investor relations, and other administrative and professional services.
Depreciation
Depreciation expense relates to the equipment and leasehold improvements of our greenhouse at the Montana Facility.

Management Fee Income
Management fee income relates to the management fee we receive for managing the Montana Facility and performing maintenance under the property maintenance and management services agreement with Grow Bitterroot.
Convertible Notes Fair Value Adjustment
Convertible Notes fair value adjustment relates to our Convertible Notes that were entered into with various parties during the first and second quarter of 2021. We measure Convertible Notes at fair value based on significant inputs not observable in the market, resulting in these Convertible Notes being classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of Convertible Notes relate to updated assumptions and estimates are recognized as a Convertible Notes fair value adjustment within the results of operations.
Debt Extinguishment Expense
Debt extinguishment expense relates to write off of unamortized debt issuance costs, penalties and related fees associated with a loan with Cargill Financial which was repaid in September 2021.
Interest Expense, net
Interest expense consists primarily of interest recognized per the terms of our various financing obligations related to the Montana Facility and interest expense related to the loans with Cargill Financial and the Convertible Notes.
Results of Operations
Comparison of the nine months ended September 30, 2021 and 2020
The following table sets forth our historical operating results for the periods indicated (in thousands):

	For the nine months ended September 30,
	2021	2020	$ Change
Sales	$324	$39	$285
Cost of goods sold	249	8	241

Gross profit	75	31	44
Operating expenses:
Research and development	2,245	358	1,887
Selling, general and administrative	15,493	4,223	11,270
Depreciation	392	182	210

Total operating expenses	18,130	4,763	13,367

Loss from operations	(18,055)	(4,732)	(13,323)
Other income (expense):
Management fee income	62	21	41
Convertible notes fair value adjustment	(5,067)	—	(5,067)
Warrant fair value adjustment	(10)	—	(10)
Debt extinguishment expense	(1,485)	—	(1,485)
Interest expense, net	(3,267)	(317)	(2,950)

Loss before income taxes	(27,822)	(5,028)	(22,794)
Income tax expense	—	—	—

Net loss	$(27,822)	$(5,028)	$(22,794)

The following sections discuss and analyze the changes in the significant line items in our unaudited condensed consolidated statements of operations for the comparative periods in the table above.
Sales
Sales increased by $285 thousand for the nine months ended September 30, 2021 as compared to the prior period. The increase is primarily due to commercial production and related sales from the Montana Facility not starting until the second half of 2020.
Cost of Goods Sold
Cost of goods sold increased $241 thousand for the nine months ended September 30, 2021, as compared to the prior period. Cost of goods sold consists primarily of materials and labor used to produce fresh greens and herbs. We did not recognize any cost of goods sold until the second half of 2020, when commercial production began.
Research and Development
Research and development costs increased by $1.9 million for the nine months ended September 30, 2021, as compared to the prior period. We incurred costs for research and development and related waste costs including production, harvesting, post-harvest packaging, as well as production surplus costs related to the development of our production process. We did not recognize any research and development costs until the second half of 2020, when commercial production began.
Selling, General, and Administrative Expenses
Selling, general and administrative expenses increased by $11.3 million for the nine months ended September 30, 2021, as compared to the prior period. The increase was primarily due to a $6.2 million increase in salaries and wages, payroll taxes, employee benefits primarily due to increased headcount, $2.5 million increase in stock-based compensation expense related to the one-time
termination of a share restriction agreement with a stockholder, a $1.8 million increase in legal and accounting expenses, a $825 thousand increase in human resources and recruiting expenses, and a $401 thousand increase in sales and merchandising, which was offset by a $369 thousand decrease in management fee expense as the management services agreement with BrightMark Partners LLC (“BrightMark”) was terminated in March 2021.
Depreciation
Depreciation expense increased by $210 thousand for the nine months ended September 30, 2021, as compared to the prior period. Depreciation expense increased due to the Montana Facility, which reached full commercial operation, and was placed into service, during the second half of 2020.
Management Fee Income
Management fee income increased by $41 thousand for the nine months ended September 30, 2021, as compared to the prior period. The management fee income relates to a related party property maintenance and management agreement with Grow Bitterroot, which commenced in June 2020. The increase is due to a full nine months of activities in 2021 versus only four months of activity in 2020.
Convertible Notes Fair Value Adjustment
Convertible Notes fair value adjustment increased by $5.1 million for the nine months ended September 30, 2021. The fair value adjustment relates to our Convertible Notes which were entered into with various parties during the first half of 2021.

Debt Extinguishment Expense
Debt extinguishment expense increased by $1.5 million for the nine months ended September 30, 2021. The expense relates to write off of unamortized debt issuance costs and penalties associated with a loan with Cargill Financial that was paid off in September 2021.
Interest Expense, net
Interest expense, net increased by $3.0 million for the nine months ended September 30, 2021, as compared to the prior period. The interest expense for 2021 related to $1.3 million of interest and amortization expense related to notes and warrants with Cargill Financial, $1.1 million related to our Convertible Notes, and $417 thousand increase in interest expense recognition from the financing element of our sale leaseback with Grow Bitterroot, which commenced in June 2020.
Year Ended December 31, 2020 Compared With year Ended December 31, 2019
The following table sets forth our historical operating results for the periods indicated (in thousands):

	For the years ended December 31,
	2021	2020	$ Change
Sales	$82	$—	$82
Cost of goods sold	91	—	91

Gross loss	(9)	—	(9)
Operating expenses:
Research and development	1,079	—	1,079
Selling, general and administrative	6,547	3,367	3,180
Depreciation	287	—	287

Total operating expenses	7,913	3,367	4,546

Loss from operations	(7,922)	(3,367)	(4,555)
Other income (expense):
Management fee income	35	—	35
Interest expense, net	(522)	(39)	(483)

Loss before income taxes	(8,409)	(3,406)	(5,003)
Income tax expense	—	—	—

Net loss	$(8,409)	$(3,406)	$(5,003)

The following sections discuss and analyze the changes in the significant line items in our condensed consolidated statements of operations for the comparative periods in the table above.
Sales
We began commercial production during the second half of 2020 and had $82 thousand in sales for the year ended December 31, 2020, generated from the sale of fresh greens and herbs to customers from our Montana Facility. No sales were recognized for the year ended December 31, 2019, as commercial production had not begun.
Cost of Goods Sold
Cost of goods sold was $91 thousand for the year ended December 31, 2020. Cost of goods sold consists primarily of materials and labor used to produce fresh greens. No cost of goods sold was recognized for the year ended December 31, 2019, as commercial production had not begun.

Research and Development
Research and development costs were $1.1 million for the year ended December 31, 2020. We incurred costs for research and development and related waste costs including production, harvesting, post-harvest packaging, as well as production surplus related costs related to the development of our production process. No research and development cost was recognized for the year ended December 31, 2019.
Selling, General, and Administrative Expenses
Selling, general, and administrative expenses increased by approximately $3.2 million, as compared to the prior period. The increase was primarily due to a $1.4 million increase in stock-based compensation expense related to a full year of expense for a stock restriction agreement that was entered into in June 2019, a $1.2 million increase in payroll taxes related to a one-time
tax withholding for RSA grants, and a $487 thousand increase in salaries and wages and employee development related expenses due to increased headcount from the growth of the Company.
Depreciation
Depreciation expense was $287 thousand for the year ended December 31, 2020. Depreciation expense increased due to depreciation expense associated with the Montana Facility which reached full commercial operation by the second half of 2020.
Management Fee Income
Management fee income was $35 thousand for the year ended December 31, 2020. Management fee income relates to a related party property maintenance and management services agreement with Grow Bitterroot, which commenced in June 2020.
Interest Expense, net
Interest expense, net increased by $483 thousand, as compared to the prior period. The increase in interest expense in 2020 primarily relates to the financing component of our sale and finance leaseback transaction with Grow Bitterroot that we entered into in June 2020.
Going Concern and Liquidity
Cash and cash equivalents totaled $10.4 million and $45 thousand as of September 30, 2021 and December 31, 2020, respectively. Currently, our primary sources of liquidity are cash flows generated from issuances of the Convertible Notes and loans with Cargill Financial. We incurred losses and generated negative cash flows from operations since our inception in 2018. As of September 30, 2021, we had an accumulated deficit of $40.0 million. The CEA business is capital-intensive. Expenditures are expected to include working capital, costs associated with planting and harvesting, such as the purchase of seeds and growing supplies, the expansion of our Montana Facility, and the cost of attracting and retaining a skilled local labor force. In addition, other unanticipated costs may arise due to our scaling and growing process, and the continued development of additional properties for CEA facilities. We believe that we will continue to incur net losses for the foreseeable future as it continues growing and selling its produce.
As noted above, on June 17, 2021, we entered into a business combination agreement with Leo, a publicly traded special purpose acquisition company. As a result of this merger, which is structured as a reverse acquisition, Local Bounti will operate as a public company. At the close of the transaction on November 19, 2021, approximately $100.0 million was transferred to Local Bounti to fund operations.

Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors – Risks Related to Local Bounti’s Business and Local Bounti Following the Business Combination.”
Summary of Cash Flows
A summary of our cash flows from operating, investing and financing activities is presented in the following table (in thousands):

	For the nine months ended September 30,		For the year ended December 31,
	2021	2020	2021	2020
Net cash used in operating activities	$(15,280)	$(3,647)	$(3,838)	$(1,119)
Net cash used in investing activities	(14,193)	(3,723)	(3,422)	(3,743)
Net cash used in investing activities	44,220	5,315	5,168	6,999
Cash and cash equivalents and restricted cash at beginning of period	45	2,137	2,137	—

Cash and cash equivalents and restricted cash at end of period	$14,792	$82	$45	$2,137

Net Cash Used In Operating Activities
Net cash used in operating activities was $15.3 million for the nine months ended September 30, 2021 due to a net loss of $27.8 million, partially offset by non-cash
activities of $4.9 million in stock-based compensation expense, $5.1 million in fair value adjustments to the Convertible Notes, $939 thousand in debt extinguishment expense, $782 thousand in amortization of debt issuance costs, $424 thousand net increase of cash from changes in assets and liabilities, and $392 thousand in depreciation expense.
Net cash used in operating activities was $3.6 million for the nine months ended September 30, 2020 due to a net loss of $5.0 million and a $1.3 million net use of cash from changes in assets and liabilities, partially offset by $2.5 million in stock-based compensation expense and $182 thousand in depreciation expense.
Net cash used in operating activities was $3.8 million for the year ended December 31, 2020 due to a net loss of $8.4 million, partially offset by $3.3 million in stock-based compensation expense, and a $989 thousand net source of cash from changes in assets and liabilities, and $287 thousand in depreciation expense.
Net cash used in operating activities was $1.1 million for the year ended December 31, 2019 due to a net loss of $3.4 million, partially offset by the $1.9 million in stock-based compensation expense and a $345 thousand net source of cash from changes in other assets and liabilities.
Net Cash Used In Investing Activities
Net cash used in investing activities was $14.2 million for the nine months ended September 30, 2021, which was made up of purchases of equipment and other items related to the expansion of the Montana Facility and purchase of land in Washington for the location of our second CEA facility. Net cash used in investing activities was $3.7 million for the nine months ended September 30, 2020 due to purchases of property and equipment as part of the start-up
of the Montana Facility.
Net cash used in investing activities was $3.4 million for the year ended December 31, 2020, while net cash used in investing activities was $3.7 million for the year ended December 31, 2019. Our investing activities for both years reflect the purchases of property and equipment for the Montana Facility.
Net Cash Provided By Financing Activities
Net cash provided by financing activities was $44.2 million for the nine months ended September 30, 2021, representing $26.8 million cash received from the issuance of the Cargill Loan, $26.0 million cash received from issuance of Convertible Notes, and $3.5 million net proceeds from financing obligations. The increase is offset by $10.7 million cash repayment of debt and the payment of $1.4 million in debt issuance costs. Net cash provided by financing activities was $5.3 million for the nine months ended September 30, 2020 due to $7.7 million net proceeds from financing obligations, $536 thousand cash received from the issuance of debt which was repaid as part of the sale lease back transaction with Grow Bitterroot in June 2020, partially offset by $2.9 million debt repayments.
Net cash provided by financing activities was $5.2 million the year ended December 31, 2020 as compared to $7.0 million for the year ended December 31, 2019. For the year ended December 31, 2020, our financing cash flows primarily relate to proceeds of $7.7 million from financing obligations related to the sale leaseback transaction with Grow Bitterroot for the Montana Facility and proceeds of $453 thousand from the issuance of debt, partially offset by the repayment of $2.9 million in debt as part of the sale leaseback transaction with Grow Bitterroot and an $80 thousand redemption of common stock. For the year ended December 31, 2019, our financing cash flows primarily relate to $4.6 million of proceeds related to the issuance of debt, and $4.5 million from the issuance of common stock, partially offset by payments of $2.0 million related to the settlement of prior debt.
Off-Balance
Sheet Arrangements
We have not entered into any
off-balance
sheet arrangements, as defined in the rules and regulations of the SEC.
Critical Accounting Policies and Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements and the consolidated financial statements and accompanying notes. Although these estimates are based on our knowledge of current events and actions we may undertake in the future, actual results could differ from those estimates and assumptions.
Revenue Recognition
The consolidated financial statements reflect our adoption of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”)
2014-09,
“Revenue from Contracts with Customers (Topic 606)”
effective August 20, 2018 (the date of the Company’s incorporation). Our principal business is the production of sustainably grown fresh greens and herbs through CEA facilities. We sell directly to local grocery stores and suppliers that further sell and distribute the produce. Consideration received is not based on further sales of the produce by suppliers. Revenue is recognized at a point in time when product control is transferred to the customer. In general, control transfers to the customer when the product is shipped or delivered to the customer based upon applicable shipping terms. Customer contracts generally do not include more than one performance obligation.
We do not have significant unbilled receivable balances arising from transactions with customers. We do not capitalize contract inception costs, as contracts (which are in the form of purchase orders from customers) are one year or less and we do not incur significant fulfillment costs requiring capitalization.
We recognize shipping and handling costs as fulfillment cost and includes in cost of goods sold upon delivery of the product to the customer.
Leases
The unaudited condensed consolidated financial statements and the consolidated financial statements reflect our adoption of ASU
2016-02,
“
Leases (Topic 842)
,” effective August 20, 2018 (the date of the Company’s

incorporation). We determine if an arrangement contains a lease at inception. The right-of-use
assets, net and liabilities associated with leases are recognized based on the present value of the future minimum lease payments over the lease term. Lease terms reflect options to extend or not to terminate the lease when it is reasonably certain that the option will be exercised. For leases that include residual value guarantees, we include these costs in the lease liability when it is probable such costs will be incurred.
Right-of-use
assets and obligations for short-
term leases (leases with an initial term of 12 months or less) are not recognized in the consolidated balance sheet.
Stock-Based Compensation
We measure and recognize compensation expense for all equity-based awards made to employees based on estimated fair values recognized over the requisite service period in accordance with the FASB’s Accounting Standards Codification (“ASC”) 718,
“Stock-Based Compensation.”
Stock-based payments are recognized in the consolidated statements of operations as a selling, general and administrative expense. We recognize compensation expense for all equity-based awards with service vesting requirements on a straight-line basis over the requisite service period of the awards, which is generally the award’s vesting period. These amounts are reduced by forfeitures as the forfeitures occur. The Company’s restricted stock is subject to performance-based vesting conditions that would be satisfied upon certain liquidity events, including, but not limited to, the Business Combination.
Fair Value Measurements
We measure our warrants and Convertible Notes at fair value based on significant inputs not observable in the market, resulting in them being classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of the warrants related to updated assumptions and estimates were recognized as a warrant liability fair value adjustment within the consolidated statements of operations.
The fair value of the Company was determined utilizing both income and market approaches which were weighted equally in the valuation. The fair value of the Company was then allocated to the warrants utilizing an option pricing methodology (“OPM”), estimating the probability weighted value across multiple scenarios. Guideline public company multiples were used to value the Company under certain scenarios. The discounted cash flow method was used to value the Company under the other scenarios. Share value for each class of security was based upon the probability-weighted present value of expected future investment returns, considering each of these possible future outcomes, as well as the rights of each share class.
The significant unobservable inputs into the valuation model used to estimate the fair value of the redeemable convertible preferred stock warrants include:

•	the timing of potential events (including, but not limited to, an initial public offering or SPAC transaction) and their probability of occurring,

•	the selection of guideline public company multiples,

•	a discount for the lack of marketability of the preferred and common stock,

•	the projected future cash flows, and

•	the discount rate used to calculate the present value of the estimated equity value allocated to each share class.
Related Party Transactions
BrightMark Management Services Agreement
In August 2018, we entered into a management services agreement with BrightMark, a related party, for certain management services including management, business, operational, strategic, and advisory services. Under the agreement, the management services will be provided for an initial term of three years that automatically renews for an additional one-year
term. As consideration for the management services, we pay $40 thousand, including costs and expenses incurred by BrightMark on behalf of Local Bounti, as reasonably determined by both parties on a monthly basis. In March 2021, we terminated the management services agreement.
Grow Bitterroot Sale Lease Back Transaction & Property Maintenance and Management Services Agreement
In June 2020, we completed construction of and sold the Montana Facility to Grow Bitterroot, a related party, for a total consideration of $6.9 million. Concurrently, we entered into an agreement with Grow Bitterroot, whereby we will lease land and greenhouse buildings at the Montana Facility from Grow Bitterroot. The transaction is accounted for as a financing transaction (a failed sale). In addition, we entered into a property maintenance and management services agreement with Grow Bitterroot under which we will provide all property maintenance and management services including business, operational, strategic and advisory services in exchange for an annual fee of $50 thousand. The property maintenance and management services agreement includes an initial term of three years with one-year
autorenewals unless terminated by either party with 30 days’ notice.
Emerging Growth Company Status
Leo is an “emerging growth company” as defined in Section 2(a) of the Securities Act and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. Following the consummation of the Business Combination, Local Bounti expects to remain an emerging growth company at least through the end of the 2021 fiscal year and Local Bounti expects to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. Local Bounti expects to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and non-public
companies until the earlier of the date the Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. This may make it difficult or impossible to compare Local Bounti’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used. See Note 2 of the accompanying audited consolidated financial statements and unaudited condensed consolidated financial statements of Local Bounti included elsewhere in this prospectus for the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the years ended December 31, 2020 and 2019 and for the nine months ended September 30, 2021.
In addition, Local Bounti intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Local Bounti is not required to, among other things: (a) provide an auditor’s attestation report on Local Bounti’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging
growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.
Local Bounti will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2025, (b) the last date of Local Bounti’s fiscal year in which Local Bounti has total annual gross sales of at least $1.07 billion, (c) the date on which Local Bounti is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates
or (d) the date on which Local Bounti has issued more than $1.0 billion in non-convertible
debt securities during the previous three years.

Recent Accounting Pronouncements
See Note 2 to the audited consolidated financial statements included elsewhere in this prospectus for more information about recent accounting pronouncements, the timing of their adoption, and our assessment, to the extent we have made one, of their potential impact on our financial condition and our results of operations and cash flows.
Quantitative and Qualitative Disclosures about Market Risks
Inflation Risk
We do not believe that inflation has had a material effect on our business, results of operations or financial condition. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability to do so could harm our business, results of operations and financial condition.
Fair Value Risk
As of September 30, 2021, we measured warrants and Convertible Notes at fair value based on significant inputs not observable in the market, resulting in them being classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of the warrants related to updated assumptions and estimates were recognized as a warrant liability fair value adjustment within the unaudited condensed consolidated statements of operations. A warrant obligation is generally a market risk sensitive instrument. We do not believe that fair value risk has had a material effect on our business, results of operations or financial condition.

BUSINESS
Our Mission and Vision
Our mission is to bring our farm to your kitchen. Our vision is to deliver the freshest, locally grown produce over the fewest food miles. We believe that happy plants make happy taste buds and we are committed to reimagining the standards of freshness. We also believe that local is the best kind of business, and we are committed to helping communities thrive for generations to come. We are committed to building empowered local teams. Together, we believe we are capable of extraordinary things.
Company Overview
Local Bounti was founded in August 2018 and is headquartered in Hamilton, Montana. Local Bounti is a producer of sustainably grown living lettuce, herbs and loose leaf lettuce. We are a CEA company that utilizes patent pending Stack & Flow Technology
™
, which is a hybrid of vertical farming and hydroponic greenhouse farming, to grow healthy food sustainably and affordably. Through our CEA process, it is our goal to produce our products in an environmentally sustainable manner that will increase harvest efficiency, limit water usage and reduce the carbon footprint of the production and distribution process. The environmental greenhouse conditions help to ensure nutritional value and taste, and that the products are non-genetically
modified organisms (“GMO”) and pesticide and herbicide free. Our products use 90% less water and 90% less land than conventional agriculture to produce. Our first CEA facility in Hamilton, Montana commenced construction in 2019 and reached full commercial operation by the second half of 2020.
Local Bounti’s founders are Travis Joyner and Craig M. Hurlbert, business partners with a track record of building and managing capital-intensive, commodity-based businesses in industrial technology. After initially setting out to invest in a CEA business, Travis and Craig could not find a suitable existing business or technology in which to invest. Instead, they took a clean sheet approach and began to build a business with long-term CEA leadership in mind and a focus on unit economics and sustainability. With this background, we created our high yield and low-cost
Stack & Flow Technology
™
.
We are differentiated by our focus on unit economics, modular and locally distributed strategy, brand and product diversity and strong focus on sustainability.
Our focus on unit economics defines our execution strategy, which underpins our value proposition and enhances value for all stakeholders as depicted in the diagram below.

Our hybrid facility design is at the core of our focus on unit economics, and serves as a platform intended to grow margins through investment in plant genetics and technology. In our facility configuration, we grow plants during their early development period “stacked” in a space and energy efficient vertical nursery. This configuration reduces facility square footage and increases returns on invested capital. This vertical nursery produces a stock of young plants to fill growing space on hydroponic ponds in our controlled environment greenhouses, where young plants accelerate growth when exposed to a specified set of conditions involving natural light, temperature, humidity, carbon dioxide, nutrients, pH balance and other key elements. With this approach, we believe our facilities yield 1.5 to 2.0 times more produce than comparable greenhouse farms and, by 2025, we believe can be built for a cost of approximately 3.0 times run rate EBITDA generation, a build multiple up to two times lower than published by CEA competitors for loose leaf lettuce. Additionally, our greenhouse configuration is organized in a highly modular layout with our proprietary control center technology suite we are developing to centralize operational control. Our control center technology suite provides for cloud-based monitoring of our operations to efficiently collect and analyze information to drive yields and grow product more consistently.
We use flexible, modular facility designs to enable rapid expansion near major population centers in our initial target geography, the Western United States (which includes, Arizona, California, Colorado, Idaho, Kansas, Montana, Nebraska, Nevada, New Mexico, North Dakota, Oklahoma, Oregon, South Dakota, Texas, Utah, Washington, and Wyoming). Our approach is to build geographically distributed production facilities so we can provide our customers with locally-grown, pesticide and herbicide-free produce delivered at peak freshness on a year-round basis. We plan to use substantial pre-engineered,
pre-fabricated
and standardized components when building our modular facilities in order to reduce execution risk. We have developed key partnerships with agricultural and equipment vendors to ensure efficient construction. As a result, we believe we can build, scale and commission a facility within 15 months of acquiring the underlying land, which we believe is significantly faster than our competitors. This strategy enables us to reduce the distance of our farms to our customers by more than 50% of the distance that is standard in the industry, mitigate supply chain risk, simplify transportation logistics and reduce food spoilage and waste.
Our branded loose leaf lettuce, living lettuce and living herbs are currently sold at more than 500 retail locations in nine states (Montana, Oregon, Washington, Utah, Idaho, Colorado, Wyoming, Nevada, Arizona), including Albertsons, Associated Food Stores and URM under banners such as Rosauers, Super 1 Foods and Yoke’s Fresh Market. In the future, we plan to co-locate
with nationally recognized distributors in order to leverage their existing distribution networks and thereby decreasing further the carbon footprint by not adding additional distribution networks. We currently offer eight stock keeping units (“SKUs”) and intend to expand to between 15 and 25 SKUs by the end of 2022 to meet customer demand. The additional SKUs will include spinach, kale and arugula – all continuing to grow in popularity in American households. We believe the power of our brand and the quality of our products allow customers and consumers to associate Local Bounti produce with freshness and sustainability, and choose our products to enhance their diets while safeguarding the environment. Paired with our geographically distributed production, we believe that our branding and SKU diversity will allow us to capture greater market share with customers and consumers who seek a diversity of leafy green produce and are oriented to locally-produced, sustainable food.

Retail Store Count Timeline

Sustainability is at the core of our business focus, and our business directly addresses 10 of the 17 United Nations (“U.N.”) Sustainable Development Goals. Our farming practices use 90% less land and water than traditional farming, and our products are tested and third party certified as pesticide residue free. Compared to field-grown loose leaf lettuce, our lettuce and herbs contain 10 to 1,000 times less bacteria than conventional farming, leading to a three to five times longer shelf life, which greatly reduces waste for both customers and consumers. Our local production facilities enable lower greenhouse gas emissions associated with transportation and provide greater access to fresh produce. We believe that our production methods also yield significantly greater worker welfare compared to traditional farming methods due to the type of farming inherent with the use of CEA technology (i.e., indoors). This is also central to our commitment to grow our people, which is as critical to us as growing our produce.
Market Overview
According to the U.N., by 2050, the global population is projected to be 9.8 billion with about 68% of the population living in an urban area, which presents challenges around energy, transportation, housing and food availability. In addition, consumer demands are challenging agriculture businesses to produce food in ways that are more safe, transparent, personalized and sustainable.
Expanding Global Agriculture Crisis
. The world is facing a rapidly expanding global agriculture crisis. According to a report released by the U.N. and its partners in 2020, we will need significantly more capacity to produce approximately 70% more food to feed the world’s population by 2050, but there will not be enough arable land and water for traditional agriculture to meet these needs. According to the studies from The University of Sheffield, the world has lost more than 30% of its arable land in just the last 40 years, and approximately 60% of total global cropland has been depleted from irrigation usage. Significant enhancements in food production are also needed in the near term as the U.N. Food and Agriculture Organization estimates that a quarter of the world’s population is “food insecure,” which means it lacks consistent access to enough food for an active, healthy life. According to the international relief agency Mercy Corps, approximately nine million people die annually from hunger while approximately 10% to 30% of agricultural produce spoils before it is sold to consumers.

Increasing focus on healthy eating.
Over the past few decades, there has been a growing consumer focus on healthy eating. Individuals are increasingly conscious of their diets and are opting for more fresh vegetables and produce. According to the International Food Information Council’s 2019 Food and Health Survey of American Consumers, 75% of respondents claimed they were eating healthier than a decade ago, including limiting sugar intake, eating less carbohydrates and processed foods, eating more fruits and vegetables and paying more attention to what they are putting into their bodies. As the trend toward fresh food continues, the market for vegetables and herbs in the United States is expected to reach $30 billion by 2025 and grow 15% annually, according to a report published by S2G Ventures.
Projected US Market Size by Environment, Vegetables & Fresh Cut Herbs ($B)*

Source: S2G report.
Demand for fresh and local produce.
We believe consumers are increasingly drawn to local and sustainably grown food due to the freshness of the product, the taste and a sense of supporting the local economy and environment. However, weather and geography limit the ability for traditional agriculture methods to provide most geographies with sufficient locally grown food year-round, or at all. For example, from November through March, approximately 90% of all leafy vegetables grown in the United States are sourced from Yuma County in southwest Arizona, according to the Yuma County Chamber of Commerce, which is thousands of miles from where much of this food is ultimately consumed.
CEA Overview
CEA is a technology-oriented approach towards plant-based food production and employs enclosed structures to grow plants in a protected environment where optimal growing conditions are maintained. Drivers for growth of CEA include scarcity of resources, such as arable land, water and suitable climate, as well as changing climatic conditions putting increased stress on conventional farming practices. CEA involves increased control over variables which optimizes the plant growing conditions, resulting in higher plant quality and larger production volume while ensuring resource efficiency. These variables include temperature, humidity, carbon dioxide, light, nutrient concentration, nutrient pH and pests. With a stable control of the plant environment, CEA can provide secure, high quality produce, year-round production of previously seasonal produce and higher production volume compared to conventional farming on the same size land.
Moreover, CEA allows for a more efficient use of land and fresh water (up to 90% less water and land than soil-based agriculture), reduced need to use fertilizer or pesticides, reduced carbon emissions as CEA allows operations to be located closer to end-users,
reduced food waste and avoidance of chemical runoff from broad applications of fertilizer associated with field-based agriculture.
CEA growers employ various permutations of growing environments and growing methods to meet customer, operational and other metrics that are important determinants of the CEA operation.
Types of growing environments:

•
Greenhouse:
A glass or polycarbonate structure that uses sunlight in crop production. Variables such as temperature, humidity and sunlight need to be considered carefully when growing produce in greenhouses, particularly during the summer months.

•
Indoor Growing / Indoor Farming:
A crop production that utilizes supplemental lighting such as LED lights and gives the ability to control the environment. This type of controlled environment agriculture may include rooms, warehouses, containers, factories and other converted indoor spaces not usually created for growing crops.

•	Protected Cropping : A crop production that are grown outdoors with some protection against exogenous elements. The protection may offer value against rain, hail and frost.

•
Vertical Farming:
A crop production that uses a vertical space where plants can be stacked horizontally or in tall towers. This style of farming may be ideal for small spaces such as shipping containers or other high-density spaces as it requires less land to cultivate.

Types of growing methods:

•	Aeroponics: Plants suspended in a closed or semi-closed environment; the exposed roots and lower stem are sprayed with a nutrient-rich water solution.

•
Aquaponics:
Cultivation of plants in a recirculating water medium with aquatic animal wastewater from an adjacent tank of fish, crayfish, prawns or snails. The waste is broken down by bacteria into usable nutrients for the plants.

•	Hydroponic: Growing plants in a soil-less water or media matrix by bathing roots in a nutrient-rich solution, which can be paired with aquaponics.
The rise of commercially-viable CEA.
CEA can offer the food industry resiliency and dependability beyond what traditional agriculture can offer. CEA can produce a broad array of product consistently, year-round, and despite weather or other adverse growing conditions. CEA can also be implemented locally, which reduces the supply-chain risk associated with distanced or international suppliers. Recent events, including the
COVID-19
pandemic, have forced grocers, restaurants and other food providers to reconsider their supply chain risk and seek reliable and less variable suppliers. We believe that CEA represents an attractive alternative for industry players seeking greater reliability and will lead to further adoption.

On a more global basis, CEA addresses more than half of the 17 total U.N. Sustainable Development Goals, including:

U.N. Sustainable Development Goal	CEA Benefit
1) Zero Hunger	The flexibility of CEA locations enables access to fresh food to many parts of the world

2) Clean Water and Sanitation	Drastic reduction in water usage in CEA conserves resources and does not produce polluted runoff like traditional, field-based agriculture

3) Affordable and Clean Energy	CEA facilities can be designed to be energy-efficient and sited with preference for availability of renewable energy in the community and on-site

4) Decent Work and Economic Growth	CEA provides full time, full year, indoor jobs versus transient, outdoor and seasonal labor in traditional agriculture

5) Industry, Innovation and Infrastructure	CEA spurs investment in sustainable and innovative infrastructure and technology

6) Sustainable Cities and Communities	CEA can locate facilities in and near urban environments, increasing jobs, taxes and investment in cities

7) Responsible Consumption and Production	Due to reduction in transportation distance and controlled growing conditions, CEA can increase product shelf life and reduce food waste throughout the agricultural supply chain

8) Climate Action	Distributed, regional production potential of CEA drastically reduces emissions from food supply chain transportation

9) Life Below Water	CEA eliminates agricultural runoff that contributes to pollution of aquatic habitats

10) Life on Land	CEA utilizes 90% less land and thus reduces the impacts on wildlife and the environment
Large and growing market opportunity for CEA.
Our
initial geographic focus is on the Western region of the United States, which we believe represents a total addressable market (“TAM”) of approximately $10.6 billion out of the estimated $30 billion U.S. vegetable and herb TAM in 2025, according to a report published by S2G ventures. We believe the Mountain and West regions of the United States represent attractive target markets given their historical struggles with food scarcity and the greenfield opportunity for us to be the first large-scale CEA operator in many parts of this region. Our location selection analysis suggests that we will be able to build distributed, regional facilities that each serve multiple regional population centers, giving leverage to local production on a regional basis. Additionally, we target initial addressable market facility expansion in states with favorable conditions for growth in light industrial production, including favorable state and local processes for facility siting, permitting, construction and operation.

Estimated 2025 TAM by State with Current and Potential Future Local Bounti Facility Locations

Source: Local Bounti analysis of publicly available information and research reports.

Our Solution
We believe Local Bounti is positioned as a disruptor to loose leaf lettuce and herbs production by changing the way food is grown with our Farm of the Future
™
, which focuses on driving profitable unit economics and is based on our patent pending Stack & Flow Technology
™
.

Our approach combines the features that we found most attractive from vertical farming and traditional hydroponic greenhouse growing to grow plants during their early development in our “stack” phase. This reduces facility square footage, drives capital expenditure and operating expenditure efficiency, increases the annual turns of the farm, and ultimately leads to increased returns on invested capital. This vertical nursery produces a stock of young plants to fill growing space on hydroponic ponds in our controlled environment greenhouses, where young plant growth is accelerated when exposed to a specified set of conditions, including natural light, temperature, humidity, carbon dioxide, nutrients, pH balance and other key variables.
Environment Control Variables

We believe that we are well-positioned to redefine environmental, social and governance (“ESG”) standards for indoor agriculture while delivering the freshest and highest quality produce to local communities with minimal carbon footprint. The key components to Local Bounti’s strategy are set forth below.
Unit economics focus with technology-driven approach.
Local Bounti utilizes proprietary Stack & Flow Technology
™
, which combines the best of vertical and greenhouse growing technologies, enabling superior unit economics and efficiencies across the production cycle. Plants spend early development in a stacked nursery design, reducing facility square footage. When the plants reach targeted maturity, they are transported to ponds, which are arranged on horizontal planes with natural sunlight and other controlled environmental variables, resulting in optimal growth conditions specified for each type of plant as well as space and energy efficiency. With less land requirement and fewer days on the greenhouse pond, our technology enables lower capital expenditure, lower operating expenses, higher labor efficiency and higher yield compared to results published by greenhouse farms and other CEA operations.
Modular and distributed production.
Local Bounti uses a modular building system, which reduces time and cost of construction. Facilities are designed for automation and efficiency without being capital intensive.
Pre-engineered,
off-the-shelf
construction and domestic or
in-house
developed technologies are used, which help to lower risks of execution for building and commissioning new production facilities. Our approach is to build geographically distributed production so we can provide our customers with locally-grown pesticide- and herbicide-free produce delivered at peak freshness on a year-round basis. Our current facility in Hamilton, Montana (the “Montana Facility”) was built in 2019 and reached full commercial operation by the second half of 2020. The Montana Facility underwent an expansion which was completed in the third quarter of 2021, and is expected to be fully commissioned by the fourth quarter of 2021. Additionally, we are developing a proprietary control center technology suite to enable cloud-based monitoring of our operations to efficiently collect and analyze information to drive yields and grow better products.
Branded product with SKU diversity.
Local Bounti sells branded product to food retail customers, including major grocery store operators, such as Albertsons, Associated Food Stores and URM under banners such as Rosauers, Super 1 Foods and Yoke’s Fresh Market. Local Bounti produce is grown without herbicides or pesticides, are non-GMO,
and is certified by the United States Department of Agriculture (“USDA”) as Harmonized Good Agricultural Practices (GAP Plus+). We believe that customers and consumers will associate our brand with high quality, locally-grown produce with better taste, freshness and significantly longer shelf life. Our modular, distributed model and Stack & Flow Technology
™
allows for high SKU diversity. We currently grow seven cut and live herb and lettuce SKUs and plan to expand our SKUs to between 15 and 25 by the end of 2022 to capture retail presence with broad product offerings. We believe that SKU diversity in loose leaf lettuce will allow us to capture more in-store
real estate and will result in consumer loyalty across multiple regional markets.
Local Bounti Product Offering

Montana Facility.
Our Montana Facility was built in 2019 and reached commercial operations in the second half of 2020. The Montana Facility incorporates our patent pending Stack & Flow Technology
™
, including five operational greenhouses, a cold storage room for finished goods and a packaging room with processing equipment to transform freshly harvested produce into packaged goods that are ready for retail shelves. By leveraging our flexible modular approach, we completed an increase to the capacity of the Montana Facility by approximately 140% to 12 hydroponic ponds in the third quarter of 2021, which is now operational, and is expected to be fully commissioned by the fourth quarter of 2021. In October 2021, the Company acquired 20 acres of land adjacent to the Montana Facility for a planned research and development facility.
Montana Facility in Hamilton, Montana

Development Pipeline.
We currently plan to build seven additional facilities by the end of 2025, representing approximately 457 million plant sites for sale at completion of build. We plan to have our next two facilities completed by the end of 2022, representing approximately 12 million plant sites for sale at completion of build across our first three facilities inclusive of our Montana Facility.
Our second facility is planned for Pasco, Washington. It was initially planned as a
32-pond
facility, but has been increased to a
40-pond
facility to meet anticipated demand. We acquired our site for the Pasco facility in June 2021 and plan for project completion by the second quarter of 2022, along with the site being fully commissioned by the third quarter of 2022. Our third facility is planned as a
32-pond
facility for a location in Colorado. We are in the due diligence phase of a site for our Colorado facility and anticipate, subject to completion of due diligence, closing on the site property in the fourth quarter of 2021, with the facility completed and operational by the third quarter of 2022 and fully commissioned by the fourth quarter of 2022. Our fourth facility is planned for a location in Nevada. We are in the due diligence phase for our Nevada facility and anticipate, subject to completion of due diligence, closing on the site property in January of 2022 with construction to begin thereafter in the first quarter of 2022 and with the facility to be operational and completed by the first quarter of 2023.
Cargill Relationship.
Cargill, Incorporated (“Cargill”), a leading global food, agricultural, financial and industrial products corporation, is a strategic partner to Local Bounti. We have entered into agreements for a term loan facility with Cargill, through Cargill Financial Services International, Inc. (“Cargill Financial”), for up to $200 million to accelerate Local Bounti’s expansion plans, as described elsewhere in this prospectus. Additionally, Cargill participated in the PIPE Financing.

Our Competitive Strengths
We believe the following competitive strengths will enable us to capitalize on the expanding opportunity for CEA and locally grown produce.
Ability to drive production yield and lower costs.
We designed and purpose-built our Farm of the Future
™
, which focuses on driving profitable unit economics and is based on our patent pending Stack & Flow Technology
™
. We are developing a centralized monitoring system which collects, organizes and analyzes data from distributed facilities. Our sophisticated data analytics enable us to continually improve the operations of our facilities and to centrally control key variables such as temperature, humidity, carbon dioxide, light, nutrients and pH balances. We have also implemented additional measures that shorten growing cycles, improve production yield and lower costs, such as optimizing plant density to increase pond production capacity. Our Montana Facility currently supports a crop cycle of 16 to 28 days depending on the SKU. We have further identified a clear roadmap for margin expansion and product diversification with significant visibility into reduced labor cost opportunities and improved profitability. We expect our facility capital cost to EBITDA ratio to be 3.0 times by the end of 2025.
Branded products that are strategic for retailers and trusted by consumers.
We expect Local Bounti branded products to generate strong customer loyalty by offering affordable, high-quality produce that is locally grown and sustainably sourced. We believe that consumers choose our products because the Local Bounti brand is a promise that the food they eat is sustainably and locally grown, pesticide and herbicide free, non-GMO,
healthy and at the peak of freshness because it is on the retailer’s shelf within 24 to 48 hours from harvest. Our produce has a three-to-five
week shelf life compared to
three-to-five
days for traditionally grown produce, which leads to substantially less waste and, in turn, cost savings for grocers as well as consumers. In addition to cost savings from reduced spoilage, we are an increasingly important supplier for our retail grocer customers given our diverse and quality product offerings and reliability. Our CEA methods enable year-round crop production and consistent supply regardless of the local climate or weather conditions.
Highly scalable turnkey platform.
Local Bounti’s patent pending Farm of the Future
™
facilities are designed to use substantial
pre-engineered,
pre-fabricated
and standardized components to enable efficient expansion with low execution risk or added costs. Our facilities have been purposely designed for rapid expansion, allowing us to potentially build and commission a facility within 15 months of land acquisition, as compared to 21 to 24 months reported by our most direct competitor.
Experienced management team.
We have an experienced and passionate management team with deep industry knowledge and a diverse set of core competencies. Our diverse leadership team has operational and brand building experience at Plenty, Bushel Boy Farms, Earthbound Farms, Jacks Links, Zappos, Chobani, and other established brands. Craig M. Hurlbert, our
Co-CEO,
has a track record of building successful businesses through his former roles, including as CEO and Chairman of TAS Energy. Our other
Co-CEO,
Travis Joyner, has a long career in private equity and management consulting. Our COO, Mark McKinney has extensive experience in the food industry through his previous roles as CEO of Al Ghurair Foods. Our CIO, B. David Vosburg Jr., has extensive experience in agricultural technology through his previous roles as CFO of Crop One and CFO of Sensei Ag. Our CFO, Kathleen Valiasek, has extensive experience as a public company CFO, most recently at Amyris.
Growth Strategies
We intend to leverage our competitive strengths to continue to optimize our production and distribution to meet the rising demand for our products through the growth strategies set forth below.
Continue to improve unit economics through technology focus and design improvements.
CEA is an emerging industry that is continually benefitting from technological advancement and development. We intend to continue to optimize our facilities through design and materials improvements and by leveraging computer vision, artificial intelligence and robotics to optimize energy and labor usage. Through these enhancements, we believe we can increase plant sites per pond while shortening grow cycles to a maximum of 14 to 24 days. We also believe we can continue to drive profitability with identified opportunities to reduce packaging costs and with an increasingly efficient cost structure as we gain economies of scale.
Scale our platform by adding additional capacity and new facilities near our customers.
We have strategically designed our facilities for rapid, cost effective expansion and scalability. Through our flexible modular approach, we completed an increase to the capacity of our Montana Facility by approximately 140% in the third quarter of 2021 with modest capital expenditures. We are planning seven new sites for facilities to continue our expansion, ranging from 20 to 100 acres, across the Western and Southern United States. Our approach enables us to build, scale and commission a facility within 15 months of land acquisition, which we believe is significantly faster than our competitors. We target sites that are strategically located near multiple major population centers in states with conditions that accommodate new light industrial manufacturing and agricultural development. This strategy enables us to reduce the distance of our facilities to our customers by more than 50% of the distance that is standard in the industry, manage costs and construction times, reduce supply chain risk, simplify transportation logistics and reduce food spoilage and waste. Our targeted locations are also lower in labor and electricity costs than many of our peers. As we complete new facilities, we believe we can continue to optimize our construction methods and reduce our ramp-up
periods, in particular as teams identify and implement process improvements. Through our expanded platform, we expect to achieve greater economies of scale, including lower raw material and seed costs, packaging and transportation savings, additional pricing power and greater labor automation.
Continue to develop our brand to further our differentiation and customer and consumer loyalty.
We believe we are innovating within the living and loose leaf lettuce and herbs produce category, and we intend to further establish our Local Bounti branded line of products as synonymous with fresh, delicious, locally and sustainably grown food. We will develop and foster these brand associations to accelerate customer adoption, increase brand loyalty and gain greater share of customer grocery spend. As an early CEA mover in our markets, we believe we are capturing customer mind share for locally-sourced produce through our quality products, lively packaging and marketing initiatives. We actively market our brand in partnership with our retailers through retail activation strategies, including in-store
displays, circular advertisements,
point-of-purchase
signage and promotions. We intend to continue to support the customer experience via media strategies – both traditional and digital media – supported by our local-minded approach we will geo-target
consumers serving up messaging and awareness at every touchpoint. This will further strengthen brand awareness and loyalty. We believe that our attractive and recyclable packaging will also contribute to the success of our products and we intend to invest in developing even more appealing and sustainable packaging over time. We believe that strategic branding and marketing efforts will be critical to growing our market presence, expanding within our customers as we grow our product line, and building consumer loyalty.
Expand our product line.
Utilizing our advanced design and technology features, including strategic partitioning and environment control technology, we intend to leverage our proven ability to efficiently accommodate greater product diversity at our facilities. We believe our differentiated hybrid technology will yield greater product diversity over a reduced footprint. We currently offer eight cut and live herb and lettuce SKUs, and we intend to expand to between 15 and 25 SKUs by the end of 2022 to meet customer demand, including spinach, kale and arugula. We believe our differentiated branded offering will enable us to capture greater shelf space and in-store
real estate at our retailers as we expand our product line, which will in turn expand our consumer visibility.
Continue to develop and diversify our sales channels and geographies.
We intend to expand our sales channels where we can enhance our brand and maximize the efficiency of our distribution. We focus on the retail channel and complement our distribution with foodservice. In the future, we plan to co-locate
with nationally recognized distributors in order to leverage their existing distribution networks and thereby decreasing further the carbon footprint by not adding additional distribution. We believe that our leading technology and brand will enable licensing and franchising opportunities to other indoor agriculture operators, with minimal capital investment from us. Lastly, global regions with geographic constraints to traditional agriculture, such as the Middle East and parts of Asia have expressed interest in expanding CEA capabilities and represent potential significant opportunities for us to monetize our technology and expertise through international expansion, should we decide to expand into those markets.
Expected High Market Capture with Strategic Facility Expansion Plan,
Strong Branding and Broad Product Offering

Continue to invest in research and development and develop genetics and advanced technology.
We believe further investment in research and development, genetics and advanced technology is critical to our plan to expand margins and increase SKU diversity over the subsequent years. Investment in plant science will enable greater yield optimization, creating plants that are bred for optimal growth in facility environments. We note that plant science and breeding for optimal growth does not mean our plants are genetically modified, but are purposefully grown under specific conditions using innovative farming techniques. Additionally, we have developed our own, proprietary control center technology suite that enables remote, centralized control for data-driven environmental control and research and development. Currently this control center technology allows us to manage our Montana Facility efficiently with high data generation and capture. Over time, we plan to build substantial efficiency and research and development through this control center technology, including centralized control to optimize head grower resources, data modeling and tracking and development of crop growth algorithms that can be rapidly tested and rolled out across our fleet of facilities.
Leverage our industry leading focus on Sustainability.
We believe that the CEA space is inherently sustainable. Many of our competitors do not have the commitment to an aggressively transparent process disclosing the good and bad. Local Bounti is committed to improving our business using the benefits of a consistent, business wide focus on our stakeholders (employees, consumers, customers, communities and investors) and their growing interest in how our actions and products impact them. Our sustainability efforts are already generating tremendous business value with employee engagement, community commitment and reduction of valuable process inputs. See “Local Bounti Sustainability Plan” below for further information on our Sustainability Program.
Product shelf-life tests have demonstrated our product lasts three to five times longer than competing offerings.
We believe our unique technology and process provides customers with longer lasting freshness, higher nutritional content, and less bacteria, mold and yeast due to our controlled indoor environment. We have performed product shelf-life tests which demonstrated that our loose leaf lettuce lasts three to five times longer in the consumer’s refrigerator (assuming purchased on the day of delivery to the purchase point) than one of our organic loose leaf lettuce competitors. Research reports attribute much of this shelf-life extension to the reduced bacteria, mildew and mold achieved using CEA production, as compared to traditionally grown products (even post-harvest washed). Additionally, Local Bounti’s entire product line is certified pesticide residue free.

Local Bounti Sustainability Plan
Local Bounti’s compact, efficient, and local farms provide fresh produce with minimum transportation distances. Combined with our advanced technologies, the location of our facilities in less developed communities and areas with available supporting resources such as adequate water and renewable energy, Local Bounti believes it has the potential to be among the most sustainable produce suppliers in the nation. We aim to develop a sustainability program, which is aligned with environmental, social and governance (“ESG”) best practices in the CEA space.
Social — Employees:
Being local and producing year round not only allows for competitive produce prices and the opportunity for more consumers to access high quality produce, it also allows our facilities to offer full time, indoor jobs to members of the community, offsetting the seasonal work offered by more traditional agriculture businesses. We are also committed to paying at a living wage, hiring locally, and promoting internally by investing in internal and community training programs. To this end, our wages and benefits start immediately upon being hired at our Montana Facility. Our wages and benefits are double the state mandated minimum wage in Montana. To keep up with the evolving market we are also committing to engaging our workforce to help us understand any issues with our current strategy and to develop and enhance our indoor agriculture training and internal development opportunities.
Social — Community:
We prioritize under-served communities where our facilities are located and as a corporation are and will continue donating produce to our communities. These investments are more impactful and provide better economic and social results in these underserved areas. These investments are supported by large on-going
local purchases and significant employment. We used the Federal Opportunity Zone program to help identify communities in need of investments, and our first two facilities are in such communities. These two facilities are bringing almost $70 million of capital investment and over 80 new jobs for these locations. We plan to consider underserved communities in our future site selection process as well.
Governance:
Local Bounti sees ESG as a competitive advantage and strives to be fully supportive of these endeavors at all levels of the company. This alignment and focus will aid us in steering our long term corporate actions in the right direction. Our sustainability program is led by a senior executive who reports directly to the co-CEOs.
Once our merger is complete, the board will establish a committee with full oversight in these key areas.
Environment:
Our facilities are located in areas with 90%+ greenhouse gas (GHG) free electricity generation and short transport distances to our customer. This allows us to reduce food waste in the supply chain and lower consumer food waste. Our produce lasts 3 times longer than non-hydroponic
lettuce due to these conditions. Additionally, we are certified pesticide residue free, and our GHG emissions do not include anything from pesticide production or use. We currently use recycled polyethylene terephthalate for some of our packaging.
Competition
Local Bounti’s competition includes greenhouse operators and other CEA operators such as vertical farming operators. Greenhouse operators grow crops within a sheltered structure on a horizontal plane, while vertical farming operators grow crops in vertically stacked layers indoors.
There are over 9,000 greenhouses in the United States according to the United States Census of Agriculture in 2017, an increase of 115% from seven years earlier. However 90% of these farms are small – less than 8,000 square feet in area. Large-scale greenhouse operators have the largest market position, and own and operate hundreds to thousands of acres of greenhouse. Most of the companies have the major portions of their operations in Mexico and Canada, but all are either looking to develop, are developing or have already developed U.S.-based high-tech greenhouses. These companies include Mastronardi Produce Ltd. and Pure Flavor.
We potentially compete with traditional greenhouse producers, as well as CEA companies using high technology greenhouses such as AppHarvest, BrightFarms and Revol Greens. We also potentially compete against vertical farming operators, including AeroFarms, Bowery Farming and Plenty.

We believe that our Stack & Flow Technology
™
, modular and distributed approach and local branded product diversity provide competitive advantages over our peers as the mainstream facility formats in CEA present a challenging trade-off
between yield and operating/capital costs. Each method, independently, brings key challenges, including (i) inability to maximize revenue without consistent yield; (ii) poor profitability with high costs; (iii) limited retail relationships and lack of product diversity; (iv) inability to scale quickly and effectively. Local Bounti leverages a hybrid of vertical and greenhouse growing formats, which efficiently unites the best aspects of both technologies, resulting in increased volumes and year-round production. In addition, this model results in 1.5 to 2.0 times the yield of comparable greenhouse farms.
Cargill Credit Facility Agreements
Cargill Senior Term Loan Credit Agreement
In September 2021, Local Bounti, along with certain subsidiaries (together, the “Cargill Borrower”), entered into a credit agreement with Cargill Financial for a $150 million multiple-advance term loan (the “Cargill Credit Agreement”). The proceeds of the loan will be used to fund capital expenditures and expenses relating to the growth of the Cargill Borrower, specifically the construction of farms, working capital to operate the farms, and the expenses related to such transaction. The maturity date of the term loan is September 3, 2028.
Cargill Subordinated Term Loan Credit Agreement
In September 2021, the Cargill Borrower entered into a subordinated credit agreement with Cargill Financial for an up to $50 million committed subordinated loan (the “Cargill Subordinated Credit Agreement”). The proceeds of the loan will be used to fund capital expenditures and expenses relating to the growth of the Cargill Borrower, specifically the construction of farms, working capital to operate the farms, and the expenses related to such transaction. The maturity date of the term loan is September 3, 2028.
Government Regulation
Local Bounti is subject to laws and regulations administered by various federal, state and local government agencies in the United States, such as the United States Food and Drug Administration (“FDA”), the Federal Trade Commission (“FTC”), the Environmental Protection Agency (“EPA”), the Occupational Safety and Health Administration (“OSHA”) and the USDA. These laws and regulations apply to the production, packaging, distribution, sale, marketing, labeling, quality, safety and transportation of our products, as well as occupational safety and health practices.
Under various federal statutes and implementing regulations, these agencies, among other things, prescribe the requirements and establish the standards for quality and safety and regulate our products and the production, labeling, marketing, promotion and advertising thereof.
Among other things, the farms in which our products are grown and packed must comply with regulatory schemes including Standards for the Growing, Harvesting, Packing and Holding of Produce for Human Consumption (the “Produce Safety Rule”). Local Bounti may be required to register with the FDA (depending on specific processing operations), in which case Local Bounti would have to comply with Current Good Manufacturing Practice, Hazard Analysis, and Risk-Based Preventive Controls for Human Food (the “Preventive Controls Rule”), as applicable. They also have to comply with FDA and USDA labeling and marketing requirements, and could be subject to the Organic Food Production Act, among other laws and regulations implemented by the FDA the USDA and other regulators. Certain FSMA regulations are still being developed and implemented, including product traceability requirements recently proposed, which would be directly applicable to our products. The FDA and the USDA have the authority to inspect our farms depending on the type of product and operations involved. The FDA and the USDA also require that certain information appear on our product labels and, more generally, that our labels and labeling be truthful and non-misleading.
Similarly, the

FTC requires that Local Bounti’s marketing and advertising be truthful, non-misleading,
not deceptive to consumers and not otherwise an unfair means of competition. Local Bounti is also restricted by the FDA and the USDA from making certain types of claims about our products, including nutrient content claims, health claims, organic claims and claims regarding the effects of our products on any structure or function of the body, whether express or implied, unless Local Bounti satisfies certain regulatory requirements.
Local Bounti is also subject to state and local food safety regulation, including registration and licensing requirements for our farms, enforcement of standards for our products and farms by state and local health agencies and regulation of our trade practices in connection with selling our products.
Local Bounti is also subject to labor and employment laws, laws governing advertising, privacy laws, safety regulations and other laws, including consumer protection regulations that regulate retailers or govern the promotion and sale of merchandise. Our operations, and those of our distributors and suppliers, are subject to various laws and regulations relating to environmental protection and worker health and safety matters.
Trademarks and Other Intellectual Property
Local Bounti owns patents, trademarks and other proprietary rights that are important to our business, including our principal trademarks, “Local Bounti
™
,” “Stack & Flow Technology
™
,” and “Farm of the Future
™
.” All our trademarks are registered with the United States Patent and Trademark Office and select trademarks have been extended to multiple international markets. Our trademarks are valuable assets that reinforce the distinctiveness of our brand to customers and shoppers. A patent for our “Stack & Flow Technology
™
” was submitted in August 2020. Additionally, five patents protecting additional features of our growing technology were submitted in September and November 2021. We believe the protection of our patents, trademarks, copyrights and domain names are important to our success. We aggressively protect our intellectual property rights by relying on both U.S. and international patent, trademark and copyright laws.
Employees and Human Capital Resources
As of November 30, 2021, we had 107 full-time employees. This includes 40 non-exempt
and 67 exempt employees. Our employees are not represented by any labor union, and we have never experienced a work stoppage or strike. We consider our relations with our employees to be good.
Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity incentive plans are to attract, retain and reward personnel through the granting of stock-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.
Facilities
Our corporate headquarters is located in Hamilton, Montana. In June 2020, we entered into a sale and finance leaseback transaction with Grow Bitterroot, LLC (“Grow Bitterroot”), a related party, for the Montana Facility. The Montana Facility is situated on approximately 28.5 acres in Hamilton, Montana, including approximately 29,000 square feet of greenhouse space and 10,000 square feet of warehouse space. We completed an expansion of the Montana Facility in the third quarter of 2021 to include additional greenhouse and warehouse space. We use the Montana Facility mainly for warehouse and greenhouse space, with some office and administrative space. The lease for the Montana Facility is for an initial term of 15 years or through May 2035, with an option to extend the term of the facility lease for three consecutive terms of five years each, of which we currently reasonably expect to extend the first term. In April 2021, the lease was modified to extend the initial term through October 2040. Additionally, in Hamilton, Montana, we separately lease approximately 6,900 square feet of office space, comprised of approximately 3,900 square feet of office space pursuant to a lease that terminate with 30 days advanced notice to the lessor and approximately 3,000 square feet of office space pursuant to a 12 month lease that has an option to extend for an additional three years at the option of the lessee. In October 2021, the Company acquired 20 acres of land adjacent to the Montana Facility for a planned research and development facility.
Local Bounti has secured the site for the second facility in Pasco, Washington, selected a final site in Colorado for the third facility and selected a final site in Nevada for the fourth facility. By the end of 2025, Local Bounti anticipates having eight fully operational facilities.
Legal Proceedings
Local Bounti is subject to various legal proceedings and claims that arise in the ordinary course of business. Although the outcome of these and other claims cannot be predicted with certainty, we do not believe the ultimate resolution of the current matters will have a material adverse effect on our business, financial condition, results of operations or cash flows.

MANAGEMENT
Executive Officers and Directors
Our directors and executive officers and their ages as of November 30, 2021 are as follows:

Name	Age	Position
Executive Officers
Craig M. Hurlbert	59	Co-Chief Executive Officer and Director
Travis Joyner	39	Co-Chief Executive Officer and Director
Kathleen Valiasek	58	Chief Financial Officer
Mark McKinney	58	Chief Operating Officer
B. David Vosburg Jr.	39	Chief Innovation Officer
Gary Hilberg	55	Chief Sustainability Officer
Non-Employee Directors
Pamela Brewster	52	Director
Mark J. Nelson	53	Director
Edward C. Forst	60	Director
Matt Nordby	42	Director
Key Employee
Joshua White	46	Chief Marketing Officer
Executive Officers
Craig M. Hurlbert.
Mr. Hurlbert has served as our
Co-Chief
Executive Officer and as Chairperson and member of the Board since the Closing and prior to this, co-founded
Legacy Local Bounti. Since April 1, 2021, Mr. Hurlbert served as
Co-Chief
Executive Officer at Legacy Local Bounti. Mr. Hurlbert is also a co-founder
of BrightMark Partners, a growth equity and management firm providing capital and resources to venture, growth phase and middle-market businesses, and has served as a Managing Partner since January 2014. From December 2000 to April 2020, Mr. Hurlbert served in various leadership roles, including President, Chief Executive Officer and, most recently from May 2013 to April 2020, as Chairman of the Board of TAS Energy, a leading provider of high efficiency and modular cooling and energy systems for the data center, commercial, industrial and power generation markets. Mr. Hurlbert also held leadership roles at General Electric Company (NYSE: GE) and North American Energy Services. Mr. Hurlbert is currently the Chairman of the Board at Clearas Water Recovery, a company utilizing patented, sustainable and proprietary technology to solve high nutrient wastewater challenges in the municipal and industrial water markets. Mr. Hurlbert earned his B.S. in Finance from San Diego State University and his M.B.A. from California State University — Long Beach.
Travis Joyner.
Mr. Joyner has served as our
Co-Chief
Executive Officer and member of the Board since the Closing and prior to this, co-founded
Legacy Local Bounti. Since April 1, 2021, Mr. Joyner served as
Co-Chief
Executive Officer at Legacy Local Bounti. He is also a
co-founder
and has served as a Managing Partner at BrightMark Partners since January 2014. At BrightMark, Mr. Joyner has been an active director for many portfolio companies, driving with growth plan execution, building core business infrastructure and leading many successful debt and equity transactions. His areas of expertise include quantitative analysis, corporate strategy, technology development, market analysis, organizational design structure, market strategy, branding and capital campaigns. Mr. Joyner earned a Ph.D. from the University of Kansas, where his graduate focus was market research and statistics, a Certificate of Finance from the Wharton School at the University of Pennsylvania, a J.D. from the University of Montana, and his B.A. from the University of North Carolina-Chapel Hill, graduating with distinction.
Mark McKinney.
Mr. McKinney has served as our Chief Operating Officer since the Closing and prior to this, joined Legacy Local Bounti in August 2021 as Chief Operating Officer. From July 2018 to July 2021,

Mr. McKinney worked as Chief Operating Officer at Fruit Growers Supply, an agricultural supply cooperative company. Prior to that, Mr. McKinney served as Chief Executive Officer of Al Ghurair Foods, a large diversified industrial enterprise in the Middle East, from June 2015 to August 2017. Previously, he held key executive management roles with Dole Foods, including as President of Dole Packaged Foods Asia, President and Managing Director of Dole Thailand, and earlier in his career held senior global supply chain management positions with Dole for its Europe, North America and Asia operations. Mr. McKinney served as Board member of Serendip Flour (Sri Lanka) and Reem Rice Ltd from July 2015 to July 2017. Mr. McKinney has a B.S. in Chemical Engineering from California Polytechnic University and an M.B.A. in International Business/Corporate Finance from Claremont Graduate University.
B. David Vosburg Jr.
Mr. Vosburg has served as our Chief Innovation Officer since the Closing and prior to this, served as Legacy Local Bounti’s Chief Operating Officer from January 2021 to August 2021, and has served as Chief Innovation Officer thereafter, with two decades of international financial, business development and technology experience, transitioning from the CFO to the COO role in April of 2021. From May 2020 to October 2020, Mr. Vosburg served as Chief Financial Officer and Head of Emerging Technology at Sensei Ag, a market changing AgTech venture founded by Oracle co-founder
Larry Ellison. From December 2014 to April 2020, Mr. Vosburg served as CFO and Head of Business Development of Crop One Holdings, a company that grows fresh, nutritious and delicious produce in indoor farms. He also co-founded
Conception Nurseries, a technology licensee to expand Crop One into new verticals. In his early career, Mr. Vosburg founded and grew
Ed-Tech
and
Fin-Tech
companies in Zambia, working in
C-suite
roles. He also served a term as President of the American Chamber of Commerce in Zambia. Mr. Vosburg earned a B.A. in Political Science from the University of Notre Dame and an M.B.A. from the Yale School of Management.
Kathleen Valiasek.
Ms. Valiasek has served as our Chief Financial Officer since the Closing and prior to this, served as Legacy Local Bounti’s Chief Financial Officer since April 2021. Prior to this, Ms. Valiasek served as Chief Financial Officer from January 2017 to June 2019 and as Chief Business Officer from June 2019 to March 2021 at Amyris (NASDAQ: AMRS), a science and technology leader in the research, development and production of sustainable ingredients for the Clean Health & Beauty and Flavors & Fragrances markets. Prior to Amyris, Ms. Valiasek served as Chief Executive Officer of Lenox Group, Inc., a finance and strategic consulting firm she founded in 1994 and in this capacity she worked closely with the senior management teams of fast-growing companies including start-ups,
venture-backed and Fortune 500 companies such as Albertsons, CVS, Gap, Kaiser Permanente and Softbank. At Lenox Group, she was typically engaged for critical roles on multi-year assignments including M&A transactions, debt and equity financings, IPOs and spin-offs. Ms. Valiasek holds a B.B.A. from the University of Massachusetts at Amherst.
Gary Hilberg.
Mr. Hilberg has served as our Chief Sustainability Officer since the Closing and prior to this, joined Legacy Local Bounti as Vice President of Sustainability in December 2020 and was promoted to Chief Sustainability Officer in January 2021. Before joining Legacy Local Bounti, from June 2017 to December 2020, Mr. Hilberg was President of Continuum Energy Inc., a company he founded in 2002 which provides consulting services, including business strategy, sustainability and commercialization. From August 2002 to June 2017, Mr. Hilberg led the senior management team for several small and mid-sized
energy solutions businesses, including Everest Sciences and TAS Energy. Mr. Hilberg was Vice President of Sales & Marketing for Pratt & Whitney Power Systems from May 2000 to August 2002, leading the expansion into the gas turbine services segment. Prior to PWPS, he worked for General Electric, Stewart & Stevenson, NAES Corporation, and the U.S. Navy. Mr. Hilberg is a licensed professional engineer (Chemical) in the States of Texas and California and holds a B.S. degree in Chemical Engineering from Oregon State University and an M.B.A. from the University of Phoenix.
Non-Employee
Directors
Pamela Brewster.
Ms. Brewster serves as a member of the board of directors of the Company. Ms. Brewster is also the Principal at Orange Strategies LLC, a political and government affairs consulting firm. Ms. Brewster founded Orange Strategies in 2014 following 14 years as Vice President of Government Affairs at the Charles Schwab Corporation where she was responsible for managing Schwab’s state and local government relations efforts; overseeing Schwab PAC, the company’s political action committee; and acting as the company’s in-house
political advisor. She continues to provide advisory and consulting services to Charles R. Schwab. Prior to her experience at Charles Schwab Corporation, Ms. Brewster worked at the public relations firm of Alexander Ogilvy, where she was the head of the firm’s Tech Policy Communications practice. At Alexander, she represented a variety of high-tech clients. Prior to joining Alexander, Ms. Brewster worked in Washington, D.C., representing telecommunications and technology interests on Capitol Hill. Ms. Brewster earned a B.A. in political science from the University of California at Davis and a M.A. in public administration and policy from the American University in Washington, D.C.
Mark J. Nelson.
Mr. Nelson serves as a member of the board of directors of the Company. Mr. Nelson joined Local Bounti Corporation as a director in March 2021. Before joining Local Bounti, Mr. Nelson served as Chief Financial Officer and Treasurer at Beyond Meat, Inc. (Nasdaq: BYND), a producer of plant-based meat substitutes, from May 2017 to May 2021, and from December 2015 to March 2017, he served in various capacities at the company, including Chief Operating Officer and Chief Financial Officer, and Chief Financial Officer, Treasurer and Secretary. From March 2017 to May 2017, Mr. Nelson served as Senior Vice President and Chief Financial Officer of Biolase (Nasdaq: BIOL), a medical device company, and from April 2013 to November 2015, he was Chief Financial Officer and Treasurer of Farmer Bros. Co. (Nasdaq: FARM), a manufacturer, wholesaler and distributor of coffee, tea, spices and culinary products. Mr. Nelson started his career at General Electric Company (NYSE: GE) as a member of GE’s Financial Management Program and worked at Thermo Fisher, a biotechnology product development company (NYSE: TMO), and served in various leadership positions at Newport Corporation, a formerly publicly traded global supplier of advanced technology products and systems. Mr. Nelson has a B.B.A. from the University of Massachusetts at Amherst, and an M.B.A. degree from Babson College.
Matthew Nordby.
Mr. Nordby serves as a member of the board of directors of the Company. Mr. Nordby is a Partner of Lion Capital. Prior to joining Lion Capital, Matthew served as President of Playboy Enterprises, leading their global licensing business to over $1.5 billion in annual revenue. Prior to this, Matthew served as an executive in the technology industry which included building software start-up
Greenplum, acquired by EMC in 2010. He launched his career at Sun Microsystems where he held various leadership positions. Matthew received his B.A. from Auburn University.
Edward C. Forst.
Mr. Forst serves as a member of the board of directors of the Company. Mr. Forst, Leo’s Chairman, is Chairman, Partner, and member of the Investment Committee at Lion Capital. Mr. Forst previously served as Chief Executive Officer of Cushman & Wakefield from January 2014 to September 2015, leading the commercial real estate firm across more than 60 countries. Prior to this, Mr. Forst was a Management Committee Partner of Goldman, Sachs & Co. where he served as the
Co-CEO
of Goldman Sachs Asset Management, and before that as the Chief Administrative Officer and Executive Vice President of the firm. Mr. Forst also served as the Chairman of Goldman’s Global Debt Underwriting Committee for seven years. Mr. Forst was also the Executive Vice President and Principal Operating Officer of Harvard University during the financial crisis, as well as Adviser to the Secretary of the Treasury on the Troubled Asset Relief Program (TARP). From November 2017 to August 2018, Mr. Forst served as CEO and
Co-CEO
(starting in May 2018) of Realty Shares Inc. Realty Shares Inc., filed for chapter 7 bankruptcy protection of July 31, 2020, more than 18 months after Mr. Forst ceased to be the CEO of the company. Mr. Forst sits on the boards of The Feinstein Institute of Northwell Health and the Yale School of Management. Mr. Forst has also served on the board of the Harvard Management Company, as Treasurer of Carnegie Hall, and as the Chairman of the Securities Industry and Financial Markets Association (SIFMA). Mr. Forst earned his M.B.A. from the Wharton School of the University of Pennsylvania and his A.B. in Economics from Harvard University.

Key Employee
Joshua White.
Mr. White has served as our Chief Marketing Officer since the Closing and prior to this, joined Legacy Local Bounti as Chief Marketing Officer. Mr. White has served as Strategic Marketing Advisor to Local Bounti since inception. Mr. White is also the founder of OffWhite Co, a creative services and marketing firm providing strategic marketing guidance in marketing, design, brand positioning, product innovation, packaging, manufacturing and digital media for start-up
to Fortune 500 companies including Chobani, Jordan, Maple Hill Organic, FedEx, Popcorn Indiana, Curaleaf, Muuna Cottage Cheese, 16 Handles and Nightfood Ice Cream, and has served as Principal since January 2002. Mr. White also held leadership roles at Starz Inc., a Lionsgate company (NYSE: LGF.A, LGF.B) as Creative Director of Children’s Television, overseeing marketing and creative initiatives and as
Pro-Production
Supervisor on “Everyone’s Hero” (2006), a CG animated feature film by 20th Century Fox, managing pre-production
story, concept teams and budget. Mr. White earned his Diplôme d’études collégiales in Graphic Design from Dawson College and holds seven US Patents and winner of numerous international design and communication awards.
Board Composition
The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to the Local Bounti’s management. When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business. The Board is divided into the following three classes, with members of each class serving staggered three-year terms:

•	Class I consists of Pamela Brewster and Matthew Nordby, whose terms will expire at Local Bounti’s first annual meeting of stockholders to be held in 2022;

•	Class II consists of Mark J. Nelson and Edward C. Forst, whose terms will expire at Local Bounti’s second annual meeting of stockholders to be held in 2023; and

•	Class III consists of Craig M. Hurlbert and Travis Joyner, whose terms will expire at the Local Bounti’s third annual meeting of stockholders to be held in 2024.
At each annual meeting of stockholders held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the Board may have the effect of delaying or preventing changes in the Local Bounti’s control or management. The Local Bounti’s directors may be removed for cause by the affirmative vote of the holders of at least two-thirds
of the Local Bounti’s voting stock.
Director Independence
The Board has determined that each of the directors on the Board other than Craig M. Hurlbert and Travis Joyner qualify as independent directors, as defined under NYSE listing rules, and the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and NYSE listing rules relating to director independence requirements. In addition, Local Bounti is subject to the rules of the SEC and NYSE relating to the membership, qualifications, and operations of the audit committee, as discussed below.
Board Leadership Structure
The Board has determined that it should maintain the flexibility to select the Chairman of the board of directors of Local Bounti and adjust its board leadership structure based on circumstances existing from time to time and based on criteria that are in Local Bounti’s best interests and the best interests of its stockholders, including the composition, skills, diversity and experience of the board and its members, specific challenges faced by Local Bounti or the industry in which it operates and governance efficiency. The board has adopted Corporate Governance Guidelines which provide for the appointment of a lead independent director at any time when the chairperson is not independent. Craig M. Hurlbert has been elected to serve as chairperson of the board and Edward C. Forst serves as lead independent director and is responsible for, among other matters, calling and presiding over each executive session of Independent Directors and briefing the Chief Executive Officers on issues arising from executive sessions and serving as a liaison between the chairperson and the Independent Directors.
Board Role in Risk Oversight
One of the key functions of the Board is informed oversight of Local Bounti’s risk management process. This oversight function is administered directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and Local Bounti’s audit committee has the responsibility to consider and discuss Local Bounti’s major financial risk exposures and the steps its management takes to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. The compensation committee also assesses and monitors whether Local Bounti’s compensation plans, policies and programs comply with applicable legal and regulatory requirements. The nominating and corporate governance committee monitors the effectiveness of Local Bounti’s governance guidelines.
Committees of the Board of Directors
Local Bounti has an audit committee, a compensation committee and a nominating and corporate governance committee, each of which have the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the board of directors of Local Bounti. Each committee operates under a charter approved by the board of directors of Local Bounti. Copies of each charter are posted on the Investor Relations section of our website at https://www.localbounti.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus.
Audit Committee
Local Bounti’s audit committee is comprised of Edward C. Forst, Mark J. Nelson and Pamela Brewster, and Edward C. Forst is the chairperson of the audit committee. Pamela Brewster and Matthew Norby each meet the requirements for independence and financial literacy under the current NYSE listing standards and SEC rules and regulations, including Rule
10A-3.
In addition, Edward C. Forst and Mark J. Nelson qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
The audit committee’s responsibilities include, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing Local Bounti’s independent registered public accounting firm;

•	reviewing the adequacy of Local Bounti’s system of internal controls and the disclosure regarding such system of internal controls contained in Local Bounti’s periodic filings;

•	pre-approving all audit and permitted non-audit services and related engagement fees and terms for services provided by the Local Bounti’s independent auditors;

•	reviewing with Local Bounti’s independent auditors their independence from management;

•	reviewing, recommending and discussing various aspects of the financial statements and reporting of the financial statements with management and Local Bounti’s independent auditors; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Compensation Committee
Local Bounti’s compensation committee is comprised of Pamela Brewster and Matthew Nordby, and Pamela Brewster is the chairperson of the compensation committee. The composition of the compensation committee meets the requirements for independence under current NYSE listing standards and SEC rules and regulations. Each member of the committee is a non-employee
director, as defined in Rule
16b-3
promulgated under the Exchange Act.
The compensation committee is responsible for, among other things:

•	setting the compensation of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviewing and approving the compensation of the other executive officers of Local Bounti;

•	reviewing on a periodic basis and making recommendations regarding non-employee director compensation to the Board;

•	reviewing on a periodic basis and discussing with the Chief Executive Officer and the Board regarding the development and succession plans for senior management positions;

•	administering Local Bounti’s cash and equity-based incentive plans that are stockholder-approved and/or where participants include Local Bounti’s executive officers and directors; and

•	providing oversight of and recommending improvements to Local Bounti’s overall compensation and incentive plans and benefit programs.
The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NYSE and the SEC.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is comprised of Matthew Nordby, Mark J. Nelson and Edward C. Forst, and Mark J. Nelson is the chairperson of the nominating and corporate governance committee. The composition of the nominating and corporate governance committee meets the requirements for independence under current NYSE listing standards and SEC rules and regulations. The nominating and corporate governance committee is responsible for, among other things:

•	identifying, evaluating and making recommendations to the Board regarding nominees for election to the board of directors and its committees;

•	developing and making recommendations to the Board regarding corporate governance guidelines and matters;

•	overseeing Local Bounti’s corporate governance practices;

•	reviewing Local Bounti’s code of business conduct and ethics and approve any amendments or waivers on a periodic basis;

•	overseeing the evaluation and the performance of the Board and individual directors; and

•	contributing to succession planning.

Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee is or has been at any time one of Local Bounti’s officers or employees. None of Local Bounti’s executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of Local Bounti’s Board or compensation committee.
Code of Ethics
The board of directors of Local Bounti have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available on the Corporate Governance section of our website. In addition, we posted on the Corporate Governance section of our website all disclosures that are required by law or NYSE listing standards any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Limitation on Liability and Indemnification of Officers and Directors
Local Bounti’s charter, limits Local Bounti’s directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of Local Bounti’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Delaware law and Local Bounti’s Bylaws provide that Local Bounti will, in certain situations, indemnify Local Bounti’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, Local Bounti has entered into separate indemnification agreements with Local Bounti’s directors and officers. These agreements, among other things, require Local Bounti to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of Local Bounti’s directors or officers or any other company or enterprise to which the person provides services at Local Bounti’s request. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Local Bounti also maintains a directors’ and officers’ insurance policy pursuant to which the Local Bounti’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that the provisions in the charter, Local Bounti’s Amended and Restated Bylaws, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

EXECUTIVE COMPENSATION
Throughout this section, unless otherwise noted, “we,” the “Company,” “us,” “our” and similar terms refer to Local Bounti and its subsidiaries prior to the consummation of the Business Combination, and to the Company and its subsidiaries after the Business Combination.
This section discusses the material components of the executive compensation program for Local Bounti’s named executive officers who appear in the “2020 Summary Compensation Table” below. In 2020, the “named executive officers” and their positions with Local Bounti were as follows:

•	Craig M. Hurlbert: Co-Chief Executive Officer

•	Travis Joyner: Co-Chief Executive Officer

•	B. David Vosburg Jr.: Interim Chief Financial Officer and Chief Operating Officer
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the completion of the Business Combination may differ materially from the currently planned programs summarized in this discussion.
Summary Compensation Table
The following table sets forth information concerning the compensation of our officers who served as named executive officers during the year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Craig M. Hurlbert Co-Chief Executive Officer(1)	2020	—	—	—	314,000	314,000
Travis Joyner Co-Chief Executive Officer(1)	2020	—	—	—	314,000	314,000
B. David Vosburg Jr. Chief Innovation Officer (Prior Interim Chief Financial Officer and Chief Operating Officer)(2)	2020	49,911	—	1,502,474	—	1,507,385

(1)	Messrs. Hurlbert and Joyner became employees and co-chief executive officers on April 1, 2021.
(2)
Mr. Vosburg commenced employment with Local Bounti on October 5, 2020, served as Interim Chief Financial Officer from October 2020 to April 2021, served as Chief Operating Officer from January 2021 to August 2021, and commenced service as Chief Innovation officer in August 2021.

(3)
Restricted stock awards are reported at aggregate grant date fair value in the year granted, as determined in accordance with the provisions of FASB ASC Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense, please see Note 10 of the Local Bounti financial statements for the year ended December 31, 2020.

(4)
Represents, with respect to each of Messrs. Hurlbert and Joyner, management fees paid to BrightMark Partners, LLC, a Texas limited liability company (“BrightMark”), of which Messrs. Hurlbert and Joyner are each 50%
co-owners.

2020 Compensation
In 2020, Local Bounti incurred a monthly management services fee to BrightMark, a company in which Messrs. Hurlbert and Joyner are co-owners,
pursuant to a management services agreement by and between BrightMark and Local Bounti entered into as of August 20, 2018 (the “Management Services Agreement”). In March 2021, the Management Services Agreement was terminated. In April 2021, Messrs. Hurlbert and Joyner became Local Bounti employees and
Co-Chief
Executive Officers.
In 2020, Mr. Vosburg received an annual base salary from Local Bounti to compensate him for his services commensurate with his skill set, experience, role and responsibilities.
Equity Awards
In June 2019, BrightMark subjected 5,527,500 of its shares of Local Bounti voting common stock to service-based vesting over a three-year quarterly installment vesting period with vesting occurring on the last day of each calendar quarter measured from the one-quarter
anniversary of June 2019, subject to the continuation of BrightMark’s services to Local Bounti. In March 2021, in connection with the cancellation of the management services agreement and Messrs. Hurlbert and Joyner becoming employees of Local Bounti, Local Bounti accelerated the vesting of the remaining unvested shares.
In December of 2020, Mr. Vosburg received a grant of 242,726 shares of restricted non-voting
Local Bounti common stock under Legacy Local Bounti’s 2020 Equity Incentive Plan, as amended and restated, which we assumed in the Business Combination (the “2020 Plan”), which was adjusted to 1,206,268 shares of Local Bounti in the Business Combination, as described in more detail below.
Local Bounti Corporation 2020 Equity Incentive Plan
General.
Local Bounti’s board of directors originally adopted the Local Bounti Corporation 2020 Equity Incentive Plan on October 8, 2020 and Local Bounti’s stockholders approved the plan on November 9, 2020. The 2020 Plan was last amended and restated on June 1, 2021. The 2020 Plan provides for the grant of incentive stock options to Local Bounti employees (and employees of any parent or subsidiary of Local Bounti) and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”) and change in control restricted stock to Local Bounti employees, directors and consultants (and employees and consultants of any parent or subsidiary of Local Bounti). The 2020 Plan will terminate contingent upon the effectiveness of the Equity Incentive Plan, at which time the outstanding awards previously granted thereunder will be assumed by Leo. Following termination of the 2020 Plan, no new awards will be granted under such plan but previously granted awards will continue to be subject to the terms and conditions of the 2020 Plan and the stock award agreements pursuant to which such awards were granted.
Plan Administration.
The Legacy Local Bounti board of directors has administered the 2020 Plan.
Types of Awards.
The 2020 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and change in control restricted stock awards.
Change in Control Restricted Stock.
The Legacy Local Bounti board of directors has granted change in control restricted stock awards under the 2020 Plan. Upon a “change in control” (as defined in the 2020 Plan) of Local Bounti, the change in control restricted stock awards will vest in full. If a “qualified public offering” of the common stock of Local Bounti occurs (as defined in the 2020 Plan, which includes the consummation of the Business Combination) prior to a change in control, then the change in control restricted stock will vest upon the vesting schedule set forth in the 2020 Plan or individual award agreements. In the event a recipient of a change in control restricted stock award ceases to provide continuous services to Local Bounti, all unvested shares subject to the award will be forfeited upon Local Bounti’s notice to the recipient. Legacy Local Bounti and certain restricted stockholders amended their change in control restricted stock awards to remove the vesting trigger and convert the vesting to four-year time-based vesting, with 10% vesting on the first anniversary of the vesting commencement date and 30% vesting on each anniversary thereafter, subject to the grantee’s continued service on each applicable vesting date.

Restricted Stock Units.
The Legacy Local Bounti board of directors has granted RSUs under the 2020 Plan. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of Local Bounti non-voting
common stock. Upon meeting the applicable vesting criteria, the recipient will be entitled to receive a payout for his earned RSUs as determined by the Legacy Local Bounti board of directors in the form of cash, shares, or a combination of both. Certain of the RSUs vested as to 25% of the RSUs on the date of a “qualified public offering,” which included the Business Combination, and as to the remaining 75% of the RSUs over the a 36 month period from the date of grant (subject to the occurrence of a “qualified public offering,” which included the Business Combination) in equal quarterly installments, subject to the recipient’s continuous service through each vesting date, and other RSUs are subject to four-year time-based vesting, with 10% vesting on the first anniversary of the vesting commencement date and 30% vesting on each anniversary thereafter, subject to the grantee’s continued service on each applicable vesting date.
Non-transferability
of Awards.
Unless the Legacy Local Bounti board of directors provides otherwise, the 2020 Plan generally does not allow for the transfer of awards or shares acquired pursuant to an award and only the recipient of an award may exercise it during his or her lifetime.
Certain Adjustments.
In the event of certain corporate events or changes in Local Bounti capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2020 Plan, the Legacy Local Bounti board of directors will make adjustments to one or more of the number, kind and class of securities that may be delivered under the 2020 Plan and/or the number, kind, class and price of securities covered by each outstanding award.
Dissolution or liquidation.
In the event of Local Bounti’s dissolution or liquidation, each option and stock purchase right will terminate immediately prior to the consummation of such action, unless otherwise determined by the Legacy Local Bounti board of directors.
Merger or Change in Control.
The 2020 Plan provides that in the event of a merger or a “change in control” of Local Bounti, each outstanding award will be treated as the Legacy Local Bounti board of directors determines. A “change in control” is defined in the 2020 Plan as: (i) a change in the ownership of Legacy Local Bounti which occurs on the date that any one person, or more than one person acting as a group, acquires ownership of the stock of Local Bounti that, together with the stock held by such person or group, constitutes more than 50% of Local Bounti’s total voting power of the stock in Local Bounti (other than through a private financing), (ii) if Local Bounti has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of Local Bounti which occurs on the date that a majority of members of the Local Bounti board of directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the directors prior to the date of the appointment or election or (iii) a change in the ownership of a substantial portion of Legacy Local Bounti’s assets which occurs on the date that any person(s) acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person(s)) assets from Local Bounti that have a total gross fair market value (without regard to any liabilities associated with such assets) that equal or exceed 50% of the total gross fair market value of all assets of Legacy Local Bounti immediately prior to such acquisition(s).
Amendment or Termination.
Legacy Local Bounti’s board of directors may amend or terminate the 2020 Plan at any time, provided such action does not impair the rights of any participant without his or her consent. In addition, stockholder approval must be obtained to the extent necessary and desirable to comply with applicable laws.
Benefits
During their terms of employment, Local Bounti has provided its named executive officers medical, dental and vision benefits through Insperity, a professional employer organization. Local Bounti also provided other benefits to its named executive officers during their terms of employment on the same basis as provided to all of its employees, including vacation and paid holidays.

Outstanding Equity Awards at Fiscal
Year-End
The following table sets forth information regarding each unvested stock award held by each named executive officer as of December 31, 2020.

			Stock Awards
Name	Number of shares that have not vested (#)	Market value of shares that have not vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)
Craig M. Hurlbert	1,381,875(1)	12,906,713	—	—
Travis Joyner	1,381,875(1)	12,906,713	—	—
B. David Vosburg Jr.	—	—	242,726(2)	2,267,061

(1)
Represents, with respect to each of Messrs. Hurlbert and Joyner, 50% of the restricted voting common stock of Local Bounti owned by BrightMark that vests in 12 equal installments on the last day of each calendar quarter from June 2019. The market value of the restricted stock is calculated by multiplying the number of shares by $9.34, the fair market value of Local Bounti voting common stock on December 31, 2020, as determined by the Legacy Local Bounti board of directors. The shares of restricted stock are attributed 50% to Mr. Hulbert and 50% to Mr. Joyner as equal principals and owners of BrightMark. The Legacy Local Bounti board of directors accelerated in full the vesting of the unvested shares of this restricted stock in March 2021.

(2)
Represents 242,726 shares of restricted nonvoting common stock of Legacy Local Bounti pursuant to the 2020 Plan that was previously scheduled to vest in full upon a qualifying change in control of the Company or a qualified public offering, which would have included the Business Combination. However, prior to the consummation of the Business Combination, Mr. Vosburg consented to amend his award to instead vest 10% on December 16, 2021, with the remaining shares vesting in three annual 30% installments thereafter. The market value of the restricted stock is calculated by multiplying the number of shares by $9.34, the fair value per share of the award on December 31, 2021 based on the fair market value of Local Bounti nonvoting common stock on December 31, 2020, as determined by the Legacy Local Bounti board of directors.

The number of shares subject to Local Bounti restricted stock that are outstanding at the Closing will be adjusted to reflect the Business Combination and converted to shares of Company common stock.
Executive Compensation Arrangements —
Pre-Closing
Agreements
B. David Vosburg Jr. Offer Letter and Employment Agreement
In September 2020, Local Bounti entered into an offer letter with Mr. Vosburg, pursuant to which Mr. Vosburg is entitled to an annual base salary of $245,000 per year. Pursuant to the offer letter, Mr. Vosburg was also granted 242,726 shares of change in control restricted nonvoting Local Bounti common stock under our 2020 Plan. Mr. Vosburg’s offer letter further entitles him to travel reimbursements for business airfare and lodging, three weeks’ vacation time and eligibility to participate in Local Bounti’s employee benefits plans maintained by Local Bounti and generally made available to similarly situated employees.
Mr. Vosburg also entered into an at will employee agreement in October 2020, which provides that if his employment is terminated by Local Bounti other than for cause, he will be entitled to one month of base salary if terminated prior to October 5, 2021, and three months’ of base salary if terminated on or after October 5, 2021. In addition, if Mr. Vosburg is terminated by Local Bounti other than for cause, upon the later occurrence of a change of control, he will be entitled to receive a cash bonus equal to 25% of the value for each full year he was employed (up to 100% of the value) that he would have received for his nonvoting restricted stock award had he continued to be employed by Local Bounti through the time of the change of control.
Effective May 9, 2021, Mr. Vosburg’s annual base salary was increased to $300,000 per year.
Executive Compensation Arrangements — Post-Closing Arrangements
Executive Employment Agreements
We have entered into employment agreements with each of our executive officers, including each Named Executive Officer, which became effective upon the consummation of the Business Combination. Pursuant to each employment agreement, if the employee separates from service (i) due to termination by us for a reason other than (x) “Cause” (as defined in the employment agreement), (y) the employee becoming Disabled (as defined in the employment agreement) or (z) the employee’s death, or (ii) due to resignation by the employee on account of Good Reason (as defined in the employment agreement) (each, an “Involuntary Termination”) under either of the following circumstances, the employee will be entitled to their salary and other benefits accrued through the separation date and, subject to the employee executing a release and general waiver of claims in favor of Local Bounti and adhering to the applicable restrictive covenants (other than with respect to accrued benefits), the employees will be entitled to the following respective additional severance benefits:

•
if the Involuntary Termination occurs at any time other than at or during the
12-month
period immediately following a Change in Control (as defined in the Equity Incentive Plan), (a) continuing salary payments for a period of 6 months (12 months in the case of the Chief Executive Officers), (b) COBRA reimbursement payments for a period of 6 months (12 months in the case of the Chief Executive Officers), and (c) if the employee’s termination date is at least 12 months following the employee’s start date with us, all of the employee’s unvested and outstanding equity awards that would have become vested had employee remained in our employ for the
12-month
period following the employee’s termination of employment shall immediately vest and become exercisable as of the date of the employee’s termination; and

•
if the Involuntary Termination occurs during the
12-month
period immediately following a Change in Control, then in lieu of the above, (a) a lump sum severance payment equal to 1.5 (2.0 in the case of the Chief Executive Officers) times the employee’s base salary, (b) COBRA reimbursement payments for a period of 18 months (24 months in the case of the Chief Executive Officers), and (c) if the employee’s termination date is at least 12 months following the employee’s start date with us, all of the employee’s unvested and outstanding equity awards shall immediately vest and become exercisable as of the date of the employee’s termination.

The post-Closing employment arrangements each include (1) confidentiality and non-disparagement
obligations applicable during the employee’s term and following the termination thereof for any reason, (2) a standard intellectual property assignment provision, (3) a non-competition
provision applicable during the employee’s term and during the one year period following the termination thereof for any reason, and (4) a non-solicitation
provision applicable during the employee’s term and during the one year period following the termination thereof for any reason.
Equity Plans
2021 Equity Incentive Plan
In October 2021, our Board, subject to stockholder approval, adopted the 2021 Equity Incentive Plan (the “Equity Incentive Plan”), and in November 2021 our stockholders approved the Equity Incentive Plan. The Equity Incentive Plan became effective upon the Closing.

Purpose
The Equity Incentive Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders, and (iii) promote the success of our business.
Types of Equity Awards
The Equity Incentive Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, and stock bonus awards (all such types of awards, collectively, “equity awards”).
Share Reserve
Number of Shares
Subject to adjustments as set forth in the Equity Incentive Plan, the maximum aggregate number of shares of Company common stock that may be issued under the Equity Incentive Plan will not exceed 14,585,753 shares of Common Stock, which is comprised of (i) fourteen percent (14%) of the total number of issued and outstanding shares of Common Stock outstanding as of the Closing, plus (ii) the number of shares of Local Bounti’s common stock subject to awards or issued under the 2020 Plan that otherwise would have been returned to such plan on or after the 2021 Plan Effective Date (as defined below) on account of the expiration, cancellation, forfeiture or repurchase of awards granted thereunder. The shares may be authorized, but unissued, or reacquired Company common stock. Furthermore, subject to adjustments as set forth in the Equity Incentive Plan, in no event will the maximum aggregate number of shares that may be issued under the Equity Incentive Plan pursuant to incentive stock options exceed the number set forth above plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any shares that again become available for issuance pursuant to the Equity Incentive Plan.
The number of shares available for issuance under the Equity Incentive Plan will automatically be increased on the first day of each fiscal year beginning with the 2022 fiscal year and ending on (and including) the first day of the 2031 fiscal year, in an amount equal four percent (4%) of the outstanding shares on the last day of the immediately preceding fiscal year, unless the Company board of directors determines on or prior to the first day of any fiscal year that there will be no increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of Company common stock.
Lapsed Awards
To the extent an equity award expires or is forfeited or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an exchange program (as defined in the Equity Incentive Plan), the unissued shares that were subject thereto will continue to be available under the Equity Incentive Plan for issuance pursuant to future equity awards. In addition, any shares which we retain upon exercise of an equity award in order to satisfy the exercise or purchase price for such equity award or any withholding taxes due with respect to such equity award will be treated as not issued and will continue to be available under the Equity Incentive Plan for issuance pursuant to future equity awards. Shares issued under the Equity Incentive Plan and later forfeited to us due to the failure to vest or repurchased by us at the original purchase price paid to us for the shares (including without limitation upon forfeiture to or repurchase by us in connection with a participant ceasing to be a service provider) will again be available for future grants under the Equity Incentive Plan. To the extent an equity award under the Equity Incentive Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Equity Incentive Plan.
Assumption or Substitution of Awards by the Company.
The Plan Administrator (as defined below), from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition, merger or consolidation of such other company or otherwise, by either: (a) assuming such award under the Equity Incentive Plan or (b) granting an award under the Equity Incentive Plan in substitution of such other company’s award. Any awards that are assumed or substituted under the Equity Incentive Plan will not reduce the number of shares authorized for grant under the Equity Incentive Plan or authorized for grant to a participant in any fiscal year.
Eligibility
Employees, directors and independent contractors of us or our affiliates are all eligible to participate in the Equity Incentive Plan. Incentive stock options may only be granted to employees of ours or of our parents or subsidiaries.
Administration
The Equity Incentive Plan will be administered by the Company board of directors or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Plan Administrator”). Awards granted to an officer or director of the Company or any other person whose transactions in the Company common stock are subject to Section 16 of the Exchange Act (each, an “Insider”) must be approved by two or more “non-employee directors”
of the Company board of directors.
Subject to the terms of the Equity Incentive Plan, the Plan Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the Equity Incentive Plan; (ii) select the service providers to whom equity awards may be granted under the Equity Incentive Plan; (iii) determine the number of shares to be covered by each equity award granted under the Equity Incentive Plan; (iv) approve forms of equity award agreements for use under the Equity Incentive Plan; (v) determine the terms and conditions, not inconsistent with the terms of the Equity Incentive Plan, of any equity award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the Equity Incentive Plan (subject to stockholder approval); (vii) construe and interpret the terms of the Equity Incentive Plan and equity awards granted pursuant to the Equity Incentive Plan; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Equity Incentive Plan, any equity award or any equity award agreement; (ix) prescribe, amend and rescind rules and regulations relating to the Equity Incentive Plan; (x) modify or amend each equity award (subject to the terms of the Equity Incentive Plan); (xi) adjust performance goals applicable to a participant with respect to an equity award to take into account changes in applicable laws or in accounting or tax rules, or such other extraordinary events or circumstances; (xii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the Equity Incentive Plan; (xiii) authorize any person to execute on our behalf any instrument required to effect the grant of an equity award previously granted by the Plan Administrator; (xiv) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under an equity award; and (xv) make all other determinations deemed necessary or advisable for administering the Equity Incentive Plan.
However, to the extent permitted by applicable law and listing requirements, the Company board of directors or a committee thereof may delegate to one or more of our directors or officers who may be (but are not required to be) Insiders, the authority to (a) designate employees who are not Insiders to be recipients of equity awards and determine the number of shares subject to equity awards granted to such designated employees, subject to certain restrictions that are set forth in the Equity Incentive Plan and (b) take any and all actions on behalf of the Company board of directors or a committee thereof other than any actions that affect the amount or form of compensation of Insiders or have material tax, accounting, financial, human resource or legal consequences to us or our affiliates.
Members of the Plan Administrator and its delegates are indemnified and held harmless by the Company from any costs that are imposed on or incurred by such persons in connection with claims due to actions or omissions under the Equity Incentive Plan not attributable to willful misconduct.

Stock Options
Each stock option will be designated in the equity award agreement as either an incentive stock option (which is entitled to potentially favorable tax treatment) or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as nonstatutory stock options. Incentive stock options may only be granted to employees.
The term of each stock option will be stated in the equity award agreement. In the case of an incentive stock option, the term will be 10 years from the date of grant or such shorter term as may be provided in the equity award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of any of our affiliates, the term of the incentive stock option will be five years from the date of grant or such shorter term as may be provided in the equity award agreement.
The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Plan Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a nonstatutory stock option, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in, and in a manner consistent with, Section 424(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
At the time a stock option is granted, the Plan Administrator will fix the period within which the stock option may be exercised and will determine any conditions that must be satisfied before the stock option may vest or be exercised. The Plan Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment. In the case of an incentive stock option, the Plan Administrator will determine the acceptable form of consideration at the time of grant.
If a participant ceases to be a service provider other than for “cause” (as defined in the Equity Incentive Plan), the participant may exercise his or her stock option within such period of time as is specified in the equity award agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the equity award agreement, to the extent vested as of a participant’s termination, the stock option will remain exercisable for 12 months following a termination for death or disability, and three months following a termination for any other reason. Any outstanding stock option (including any vested portion thereof) held by a participant will immediately terminate in its entirety upon the participant being first notified of his or her termination for cause and the participant will be prohibited from exercising his or her stock option from and after the date of such notification.
Stock Appreciation Rights (SARs)
The Plan Administrator will determine the terms and conditions of each SAR, provided that the exercise price for each SAR will be no less than 100% of the fair market value of the underlying shares of Company common stock on the date of grant. Upon exercise of a SAR, a participant will receive payment from us in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash, in shares of equivalent value, or in some combination thereof, as determined by the Plan Administrator. SARs are exercisable at the times and on the terms established by the Plan Administrator.

Restricted Stock and RSUs
Restricted stock awards are grants of shares of Company common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Plan Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of Company common stock. Upon meeting the applicable vesting criteria, the participant will be entitled to receive a payout for his or her earned RSUs as determined by the Plan Administrator in the form of cash, shares, or a combination of both.
In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such an equity award, the Plan Administrator may impose whatever conditions on vesting and such other terms as it determines to be appropriate.
During the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid, in each case with respect to such shares unless the Plan Administrator determines otherwise. All such dividends or distributions will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the shares of restricted stock with respect to which they were paid and shall not be paid or distributed unless and until such related Shares have vested and been earned.
During the vesting period, participants holding RSUs will hold no voting rights by virtue of such RSUs. The Plan Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof. Absent a contrary provision in an award agreement, such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the RSUs with respect to which the dividend equivalents accrue and shall not be paid or settled unless and until the related RSUs have vested and been earned.
Stock Bonus Awards
A stock bonus award is an award of shares to a participant without a purchase price that is not subject to any restrictions. The Plan Administrator will determine the number of shares to be awarded to the participant under a stock bonus award and any other terms applicable to such stock bonus award. A stock bonus award may be paid in cash, whole shares, or a combination thereof, based on the fair market value of the shares subject to the stock bonus award on the date of payment, as determined in the sole discretion of the Plan Administrator.
Performance Awards
The Plan Administrator may grant stock options, SARs, restricted stock and RSUs that are subject to the satisfaction of specified performance criteria. The Plan Administrator determines the terms surrounding performance awards, including the required levels of performance with respect to specified business criteria (including any adjustment(s) thereto that will be applied in determining the achievement of such performance criteria), the corresponding amounts payable upon achievement of such levels of performance, and the termination and forfeiture provisions; provided that all performance criteria must be determined when the achievement of such criteria remains substantially uncertain.
The Plan Administrator in its discretion may make performance goals applicable to a participant with respect to an equity award. In the Plan Administrator’s discretion, one or more of the following performance goals may apply: (1) sales or non-sales revenue;
(2) return on revenue; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income
or after-tax income;
(9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue or revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets, return on investment, return on capital, or return on stockholder equity; (17) cash flow, operating cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share; (21) economic value created; (22) pre-tax profit
or after-tax profit;
(23) strategic business criteria; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, or completion of critical staff training initiatives; (26) objective goals relating to projects; and (27) enterprise resource planning. Equity awards issued to participants may take into account other criteria (including subjective criteria).
Performance goals may differ from participant to participant, performance period to performance period and from equity award to equity award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to us), (iii) on a per share and/or share per capita basis, (iv) against the performance of us as a whole or against any of our affiliate(s), particular segment(s), business unit(s) or product(s) of ours or an individual project company, (v) on a pre-tax or after-tax basis,
(vi) on a GAAP
or non-GAAP basis,
and/or (vii) using an actual foreign exchange rate or on a foreign exchange neutral basis.
Outside Director Limitations
Equity awards granted during a single fiscal year under the Equity Incentive Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Company board of directors, will not exceed (i) $1,000,000 in total value for any outside director serving as the lead director of the Company board of directors or chair of the Company board of directors (including with respect to the first year of service) and (ii) $700,000 in total value for any other outside director, except with respect to the first year of service in which case any equity awards granted and cash fees paid will not exceed $1,000,000 in total value (calculating the value of any such equity awards, in each case, based on the grant date fair value of such equity awards for financial reporting purposes). Such applicable limit will include the value of any equity awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments. Equity awards granted to an individual while he or she was serving in the capacity as an employee or while he or she was an independent contractor but not an outside director will not count for purposes of these limits.
Leaves of Absence/Transfer Between Locations; Time Commitment Change
The Plan Administrator has the discretion to determine at any time whether and to what extent the vesting of equity awards will be suspended during any leave of absence; provided that in the absence of such determination, vesting of equity awards will continue during any paid leave and will be suspended during any unpaid leave (unless otherwise required by applicable laws). A participant will not cease to be an employee in the case of (i) any leave of absence approved by the participant’s employer or (ii) transfers between our locations or between us and any of our affiliates. If an employee holds an incentive stock option and such leave exceeds three months then, for purposes of incentive stock option status only, such employee’s service as an employee will be deemed terminated on the first day following such three month period and the incentive stock option will thereafter automatically be treated for tax purposes as a nonstatutory stock option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written company policy.
If a participant’s regular level of time commitment in performing services to us or an affiliate of ours is reduced after an equity award is granted, the Plan Administrator has the discretion, subject to applicable laws, to

(i) proportionately reduce the number of shares or cash amount subject to equity awards that vest or become payable after such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting schedule of the equity award. If the Plan Administrator makes such a reduction, the participant will no longer have any rights to the portion of the equity award that is so reduced.
Nontransferability of Equity Awards
Unless determined otherwise by the Plan Administrator, an equity award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent or distribution, or if we so permit, by beneficiary designation, and may be exercised, during the lifetime of the participant, only by the participant. If the Plan Administrator makes an equity award transferable, such equity award will contain such additional terms and conditions as the Plan Administrator deems appropriate provided, however, that in no event may any equity award be transferred for consideration to a third-party financial institution.
Clawback/Recovery
The Plan Administrator may specify in an equity award agreement that the participant’s rights, payments, and/or benefits with respect to an equity award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an equity award. Notwithstanding any provisions to the contrary under the Equity Incentive Plan, an equity award granted under the Equity Incentive Plan will be subject to any clawback policy as may be established and/or amended from time to time by us. The Plan Administrator may require a participant to forfeit or return to and/or reimburse us for all or a portion of the equity award and/or shares issued under the equity award, any amounts paid under the equity award, and any payments or proceeds paid or provided upon disposition of the shares issued under the equity award, pursuant to the terms of such company policy or as necessary or appropriate to comply with applicable laws.
Adjustment
In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase,
or exchange of the Company common stock or other securities of us or other significant corporate transaction, or other change affecting the Company common stock occurs, the Plan Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Equity Incentive Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Equity Incentive Plan and/or the number, class, kind and price of securities covered by each outstanding equity award; provided that all such adjustments will be made in a manner that does not result in taxation under Section 409A of the Code (“Section 409A”).
Dissolution or Liquidation
In the event of the proposed winding up, dissolution or liquidation of us, the Plan Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an equity award will terminate immediately prior to the consummation of such proposed action.
Corporate Transaction
In the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of us with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of our then outstanding capital stock, or (iv) a “Change in Control” (as defined in the Equity Incentive Plan) each outstanding equity award (vested or unvested) will be treated as the Plan Administrator determines, which determination may provide for one or more of the following: (a) the continuation of such outstanding equity awards (if we are the surviving corporation); (b) the assumption of such outstanding equity awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such equity awards; (d) the cancellation of such equity awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such equity awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the equity award; provided that such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, (subject to applicable laws); (e) the full or partial acceleration of vesting, exercisability, payout or accelerated expiration of an outstanding equity award, lapse of our right to repurchase or re-acquire shares
acquired under an equity award or lapse of forfeiture rights with respect to shares acquired under an equity award; (f) the opportunity for participants to exercise their stock options and/or SARs prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto or (g) the cancellation of such outstanding equity awards in exchange for no consideration.
Change in Control
An equity award may be subject to additional acceleration of vesting and exercisability upon or after a “change in control” (as defined in the Equity Incentive Plan) as may be provided in the equity award agreement for such equity award or as may be provided in any other written agreement between us or any of our affiliates and the participant, but in the absence of such provision, no such acceleration will occur (unless otherwise determined by the Plan Administrator in connection with a corporate transaction).
Amendment, Termination and Duration of the Equity Incentive Plan
If approved by our shareholders, the Equity Incentive Plan will continue in effect unless terminated earlier under the terms of the Equity Incentive Plan. The Plan Administrator may at any time amend, alter, suspend or terminate the Equity Incentive Plan. No incentive stock options may be granted after October 18, 2031. No awards may be granted under the Equity Incentive Plan while the Equity Incentive Plan is suspended or after it is terminated.
U.S. Federal Tax Aspects
A participant who receives a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For nonstatutory stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price — the appreciation value — on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year.
The purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares will be capital gain or loss and/or ordinary income depending upon whether the participant holds the shares transferred upon exercise for a specified period. If the shares are held for the specified period, any gain generally will be taxed at long-term capital-gain rates. If the shares are not held for the specified period, generally any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price will be treated as ordinary income. Any additional gain generally will be taxable at long-term or short-term capital-gain rates, depending on whether the participant held the shares for more than one year after the exercise date.

A participant who receives restricted stock will not have taxable income until vesting unless the participant timely files an election under Section 83(b) of the Code to be taxed at the time of grant. The participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any) if no such election is made. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year. If a participant timely files a Section 83(b) election, the participant will recognize ordinary income equal to the fair market value of the shares at the time of purchase or grant less the amount paid for such shares (if any).
A participant who receives RSUs will not have taxable income upon grant of the equity award; instead the participant will be taxed upon settlement of the equity award. The participant will recognize ordinary income upon settlement equal to the fair market value of the shares or the amount of cash received by the participant. In addition, Section 409A imposes certain restrictions on deferred compensation arrangements. Equity awards that are treated as deferred compensation under Section 409A are intended to meet the requirements of this section of the Code.
Prior to the delivery of any shares or cash pursuant to an equity award (or exercise thereof) or prior to any time the equity award or shares are subject to taxation or other tax-related items,
we and/or the participant’s employer will have the power and the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy any tax-related items
or other items that are required to be withheld or deducted or otherwise applicable with respect to such equity award.
The Plan Administrator may, at its discretion and pursuant to such procedures as it may specify from time to time, permit a participant to satisfy such withholding or deduction obligations or any other tax-related items,
in whole or in part by (without limitation) paying cash, electing to have us withhold otherwise deliverable cash or shares, or delivering to us already-owned shares; provided that, unless the Plan Administrator permits otherwise, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The fair market value of the shares to be withheld or delivered will be determined based on such methodology that we deem to be reasonable and in accordance with applicable laws.
We will be entitled to a tax deduction in connection with an equity award under the Equity Incentive Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes the income. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Plan Administrator considers the deductibility of compensation as one factor in determining executive compensation, the Plan Administrator retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.
2021 Employee Stock Purchase Plan
In October 2021, our Board, subject to stockholder approval, adopted the 2021 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), and in November 2021 our stockholders approved the Employee Stock Purchase Plan. The Employee Stock Purchase Plan became effective upon the Closing.
Purpose
The Employee Stock Purchase Plan provides a means by which eligible employees and/or eligible service providers of either our company or designated related corporations and affiliates (“Designated Companies”) may be given an opportunity to purchase shares of Company common stock. The Employee Stock Purchase Plan permits us to grant a series of purchase rights to eligible employees and eligible service providers. By means of the Employee Stock Purchase Plan, we seek to (i) retain and assist our related corporations and affiliates in retaining the services of such eligible employees and eligible service providers, (ii) secure and retain the services of new eligible employees and eligible service providers and (iii) provide incentives for such persons to exert maximum efforts for our success and that of our related corporations and affiliates.
Qualified
and Non-Qualified Offerings
Permitted
The Employee Stock Purchase Plan includes two components: a “423 Component” and a “Non-423 Component.”
We intend the 423 Component to qualify as an “employee stock purchase plan” pursuant to Section 423 of the Code. The provisions of the 423 Component will be construed in a manner that is consistent with the requirements of Section 423 of the Code, including without limitation, to extend and limit Employee Stock Purchase Plan participation in a uniform and non-discriminating basis.
In addition, the Employee Stock Purchase Plan authorizes grants of purchase rights under the Non-423 Component
that do not meet the requirements of an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise provided in the Employee Stock Purchase Plan or determined by the Employee Stock Purchase Plan Administrator (as defined below), the Non-423 Component
will be operated and administered in the same manner as the 423 Component. Eligible employees will be able to participate in the 423 Component or Non-423 Component
of the Employee Stock Purchase Plan. Eligible service providers will only be able to participate in the Non-423 Component
of the Employee Stock Purchase Plan.
Administration
The Company board of directors has the power to delegate administration of the Employee Stock Purchase Plan to a committee composed of not fewer than one member of the Company board of directors. The Employee Stock Purchase Plan will be administered by the Company board of directors or a committee thereof (the “Employee Stock Purchase Plan Administrator”). The Employee Stock Purchase Plan Administrator has the final power to construe and interpret both the Employee Stock Purchase Plan and the rights granted under it. The Employee Stock Purchase Plan Administrator has the power, subject to the provisions of the Employee Stock Purchase Plan, to determine when and how rights to purchase Company common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether any employee or other service provider will be eligible to participate in the 423 Component or Non-423 Component
of the Employee Stock Purchase Plan. Whether or not the Company board of directors has delegated administration of the Employee Stock Purchase Plan to a committee, the Company board of directors will have the final power to determine all questions of policy and expediency that may arise in the administration of the Employee Stock Purchase Plan.
Restart
To the extent more than one purchase period is provided during an offering, the Employee Stock Purchase Plan Administrator will have the discretion to structure such offering so that if the fair market value of a share on the first trading day of a new purchase period within that offering is less than or equal to the fair market value of a share on the offering date for that offering, then (i) that offering will terminate as of the purchase date specified with respect to such purchase period, after giving effect to such purchase on the applicable purchase date, (ii) all contribution amounts not applied to the purchase of shares after giving effect to such purchase on the applicable purchase date will be refunded to the applicable participants and (iii) the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new offering period and purchase period.
Stock Subject to Employee Stock Purchase Plan
Subject to adjustments as provided in the Employee Stock Purchase Plan, the maximum number of shares of Company common stock that may be issued under the Employee Stock Purchase Plan will not exceed 1,294,492 shares of Common Stock, which is equal to one
and one-half percent
(1.5%) of the total number of issued and outstanding shares of Company common stock as of immediately following the Closing (after giving effect to the Leo Share Redemptions, if any), plus the number of shares of Company common stock that are automatically added on the first day of each fiscal year beginning with the 2022 fiscal year and ending on (and including) the first day of the 2031 fiscal year in an amount, in each case, equal to the lesser of (i) one percent (1%) of the total number of shares of Company common stock outstanding on the last day of the immediately preceding fiscal year and (ii) the number of shares of Company common stock initially reserved for issuance under the Employee Stock Purchase Plan, unless the Employee Stock Purchase Plan Administrator determines prior to the first day of any fiscal year that there will be no increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of Company common stock. If any purchase right granted under the Employee Stock Purchase Plan terminates without having been exercised in full, the shares of Company common stock not purchased under such purchase right will again become available for issuance under the Employee Stock Purchase Plan.
Offerings
The Employee Stock Purchase Plan is implemented by offerings of rights to all eligible employees and eligible service providers from time to time. Offerings may be comprised of one or more purchase periods. The maximum length for an offering under the Employee Stock Purchase Plan is 27 months. The provisions of separate offerings need not be identical. When a participant elects to join an offering, he or she is granted a purchase right to acquire shares of Company common stock on each purchase date within the offering, each corresponding to the end of a purchase period within such offering. On each purchase date, all payroll deductions collected from the participant during such purchase period are automatically applied to the purchase of Company common stock, subject to certain limitations.
Eligibility
Purchase rights may be granted only to our employees, employees of designated related corporations or, solely with respect to the Non-423 Component,
employees of designated affiliates (other than a designated related corporation) or eligible service providers. The Employee Stock Purchase Plan Administrator may provide that employees will not be eligible to be granted purchase rights under the 423 Component (and if so determined by the board of directors under the Non-423 Component)
if, on the offering date, the employee (i) has not completed at least 2 years of service since the employee’s last hire date (or such lesser period as the Employee Stock Purchase Plan Administrator may determine), (ii) customarily works not more than 20 hours per week (or such lesser period as the Employee Stock Purchase Plan Administrator may determine), (iii) customarily works not more than 5 months per calendar year (or such lesser period as the Employee Stock Purchase Plan Administrator may determine), (iv) is a highly compensated employee within the meaning of the Code, or (v) has not satisfied such other criteria as the Employee Stock Purchase Plan Administrator may determine consistent with Section 423 of the Code. Unless otherwise determined by the Employee Stock Purchase Plan Administrator for any offering, an employee will not be eligible to be granted purchase rights unless, on the offering date, the employee customarily works more than 20 hours per week and more than 5 months per calendar year.
No employee will be eligible for the grant of any purchase rights under the 423 Component (and if so determined by the board of directors for the Non-423 Component)
if, immediately thereafter, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any related corporation. An eligible employee may be granted purchase rights under the 423 Component (and if so determined by the board of directors for the Non-423 Component)
only if such purchase rights, together with any other rights granted under all our and any related corporations’ employee stock purchase plans, do not permit such eligible employee’s rights to purchase stock to accrue in excess of $25,000 worth of stock in any calendar year.

Participation in the Employee Stock Purchase Plan
On each offering date, each eligible employee or eligible service provider, pursuant to an offering made under the Employee Stock Purchase Plan, will be granted a purchase right to purchase up to that number of shares of Company common stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Employee Stock Purchase Plan Administrator; provided however, that in the case of eligible employees, such percentage or maximum dollar amount will in either case not exceed 15% of such employee’s earnings during the period that begins on the offering date (or such later date as the Employee Stock Purchase Plan Administrator determines for a particular offering) and ends on the date stated in the offering, which date will be no later than the end of the offering, unless otherwise provided for in an offering.
Purchase Price
The purchase price of shares of Company common stock acquired pursuant to purchase rights will be not less than the lesser of (i) 85% of the fair market value of the shares of Company common stock on the offering date; or (ii) 85% of the fair market value of the shares of Company common stock on the applicable purchase date (i.e. the last day of the applicable purchase period).
Payment of Purchase Price; Payroll Deductions
The purchase price of the shares is accumulated by payroll deductions over the offering. To the extent permitted in the offering document, a participant may increase, reduce or terminate his or her payroll deductions. All payroll deductions made on behalf of a participant are credited to his or her account under the Employee Stock Purchase Plan and deposited with our general funds. To the extent permitted in the offering document, a participant may make additional payments into such account. If required under applicable laws or regulations or if specifically provided in the offering, in addition to or instead of making contributions by payroll deductions, a participant may make contributions through a payment by cash, check, or wire transfer prior to a purchase date, in a manner we direct.
Purchase of Stock
The Employee Stock Purchase Plan Administrator will establish one or more purchase dates during an offering on which purchase rights granted for that offering will be exercised and shares of Company common stock will be purchased in accordance with such offering. In connection with each offering, the Employee Stock Purchase Plan Administrator may specify a maximum number of shares of Company common stock that may be purchased by any participant or all participants. If the aggregate purchase of shares of Company common stock issuable on exercise of purchase rights granted under the offering would exceed any such maximum aggregate number, then, in the absence of any Employee Stock Purchase Plan Administrator action otherwise, a pro rata (based on each participant’s accumulated contributions) allocation of the shares of Company common stock available will be made in as nearly a uniform manner as will be practicable and equitable.
Withdrawal
During an offering, a participant may cease making contributions and withdraw from the offering by delivering to us or any third party designated by us a company provided withdrawal form. We may impose a deadline before a purchase date for withdrawing. On such withdrawal, such participant’s purchase right in that offering will immediately terminate and we will distribute as soon as practicable to such participant all of his or her accumulated but unused contributions without interest. A participant’s withdrawal from that offering will have no effect on his or her eligibility to participate in any other offerings under the Employee Stock Purchase Plan, but such participant will be required to deliver a new enrollment form to participate in subsequent offerings.
Termination of Eligibility
Purchase rights granted pursuant to any offering under the Employee Stock Purchase Plan will terminate immediately if the participant either (i) is no longer an eligible employee or eligible service provider for any reason or for no reason, or (ii) is otherwise no longer eligible to participate. We will have the exclusive discretion to determine when a participant is no longer actively providing services and the date of the termination of employment or service for purposes of the Employee Stock Purchase Plan. As soon as practicable, we will distribute to such individual all of his or her accumulated but unused contributions without interest.
Leave of Absence.
A participant will not be deemed to have terminated employment or failed to remain continuously employed by us or a Designated Company in the case of sick leave, military leave, or any other leave of absence approved by us; provided that such leave is for a period of not more than three months or reemployment upon the expiration of such leave is guaranteed by contract or statute. We will have sole discretion to determine whether a participant has terminated employment and the effective date on which the participant terminated employment, regardless of any notice period or garden leave required under local law. Where the period of leave exceeds three months and an employee’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three months and one day following the commencement of such leave.
Employment Transfers.
Unless otherwise determined by the Employee Stock Purchase Plan Administrator, a participant whose employment (or in the case of an eligible service provider, service) transfers or whose employment (or in the case of an eligible service provider, service) terminates with an immediate rehire (or in the case of an eligible service provider, reengagement) with no break in employment (or in the case of an eligible service provider, service) by or between us and a Designated Company or between Designated Companies will not be treated as having terminated employment (or in the case of an eligible service provider, service) for purposes of participating in the Employee Stock Purchase Plan or an offering; however, if a participant transfers from an offering under the 423 Component to an offering under the Non-423 Component,
the exercise of the participant’s purchase right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a participant transfers from an offering under the Non-423 Component
to an offering under the 423 Component, the exercise of the purchase right will remain non-qualified under
the Non-423 Component.
In the event that a participant’s purchase right is terminated under the Employee Stock Purchase Plan, we will distribute as soon as practicable to such individual all of his or her accumulated but unused contributions without interest.
Restrictions on Transfer
During a participant’s lifetime, purchase rights will be exercisable only by such participant. Purchase rights are not transferable by a participant, except by will, by the laws of descent and distribution, or, if we so permit, by a beneficiary designation.
Exercise of Purchase Rights
On each purchase date, each participant’s accumulated contributions will be applied to the purchase of shares of Company common stock, up to the maximum number of shares of Company common stock permitted by the Employee Stock Purchase Plan and the applicable offering, at the purchase price specified in the offering. Unless otherwise specified in the offering, no fractional shares will be issued and, if any amount of accumulated contributions remains in a participant’s account after the purchase of shares of Company common stock on the final purchase date in an offering, such remaining amount will roll over to the next offering.
No purchase rights may be exercised to any extent unless and until the shares of Company common stock to be issued on such exercise under the Employee Stock Purchase Plan are covered by an effective registration statement pursuant to the Securities Act, and the Employee Stock Purchase Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control, and other laws applicable to the Employee Stock Purchase Plan. If, on the purchase date, as delayed to the maximum extent permissible, the shares of Company common stock are not registered and the Employee Stock Purchase Plan is not in material compliance with all applicable laws or regulations, as determined by us in our sole discretion, no purchase rights will be exercised and all accumulated but unused contributions will be distributed as soon as practicable to the participants without interest.
Capitalization Adjustments
In the event of a capitalization adjustment, the Employee Stock Purchase Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Employee Stock Purchase Plan, (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to the Employee Stock Purchase Plan, (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding offerings and purchase rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing offering.
Dissolution or Liquidation
In the event of our company’s dissolution or liquidation, the Employee Stock Purchase Plan Administrator will shorten any offering then in progress by setting a new purchase date prior to the consummation of such proposed dissolution or liquidation. The Employee Stock Purchase Plan Administrator will notify each participant in writing, prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date, unless prior to such date the participant has withdrawn from the offering.
Effect of Certain Corporate Transactions
In the event of:

•	a transfer of all or substantially all of our company’s assets;

•	a merger, consolidation or other capital reorganization or business combination transaction of our company with or into another corporation, entity or person; or

•	the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of our then outstanding capital stock;
then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding purchase rights or may substitute similar rights for outstanding purchase rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such purchase rights or does not substitute similar rights for such purchase rights, then the participants’ accumulated contributions will be used to purchase shares of Company common stock prior to the corporate transaction under the outstanding purchase rights, and the purchase rights will terminate immediately after such purchase. The Employee Stock Purchase Plan Administrator will notify each participant in writing, prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date unless prior to such date the participant has withdrawn from the offering.
Spin-Off
In the event of
a spin-off or
similar transaction involving us, the Employee Stock Purchase Plan Administrator may take actions deemed necessary or appropriate in connection with an ongoing offering and subject to compliance with applicable laws (including the assumption of purchase rights under an ongoing offering by the spun-off company,
or shortening an offering and scheduling a new purchase date prior to the closing of such transaction). In the absence of any such action by the Employee Stock Purchase Plan Administrator, a participant in an ongoing offering whose employer ceases to qualify as a related corporation as of the closing of a spin-off or
similar transaction will be treated in the same manner as if the participant had terminated employment.
Amendment, Termination or Suspension of the Employee Stock Purchase Plan
The Employee Stock Purchase Plan Administrator may amend the Employee Stock Purchase Plan at any time in any respect the Employee Stock Purchase Plan Administrator deems necessary or advisable. However, except with respect to capitalization adjustments described above, stockholder approval will be required for any amendment of the Employee Stock Purchase Plan for which stockholder approval is required by applicable laws, regulations or listing requirements, including any amendment that either (i) increases the number of shares of Company common stock available for issuance under the Employee Stock Purchase Plan, (ii) expands the class of individuals eligible to become participants and receive purchase rights, (iii) materially increases the benefits accruing to participants under the Employee Stock Purchase Plan or reduces the price at which shares of Company common stock may be purchased under the Employee Stock Purchase Plan, (iv) extends the term of the Employee Stock Purchase Plan, or (v) expands the types of awards available for issuance under the Employee Stock Purchase Plan, but in each case only to the extent stockholder approval is required by applicable laws.
The Employee Stock Purchase Plan Administrator may suspend or terminate the Employee Stock Purchase Plan at any time. No purchase rights may be granted under the Employee Stock Purchase Plan while the Employee Stock Purchase Plan is suspended or after it is terminated.
Any benefits, privileges, entitlements, and obligations under any outstanding purchase rights granted before an amendment, suspension, or termination of the Employee Stock Purchase Plan will not be materially impaired by any such amendment, suspension, or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain any special tax, listing, or regulatory treatment.
Federal Income Tax Information
The following generally summarizes the U.S. federal income tax consequences that will arise with respect to participation in the Employee Stock Purchase Plan and with respect to the sale of Company common stock acquired under the Employee Stock Purchase Plan, but it is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or foreign laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the Employee Stock Purchase Plan should consult their own professional tax advisors concerning tax aspects of rights under the Employee Stock Purchase Plan. Nothing in this prospectus is written or intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to federal tax laws, and is not covered by the summary below. This summary also assumes that the 423 Component complies with Code Section 423 and is based on the tax laws in effect as of the date of this prospectus. Changes to these laws could alter the tax consequences described below.
As described above, the Employee Stock Purchase Plan has a 423 Component and
a Non-423 Component.
The tax consequences for a U.S. taxpayer will depend on whether he or she participates in the 423 Component or the Non-423 Component.
423 Component
Rights granted under the 423 Component are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of

Section 423 of the Code. Under this component, a participant will be taxed on amounts withheld for the purchase of Company common stock as if such amounts are actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until disposition of the acquired shares. The taxation upon disposition will depend upon the holding period of the acquired shares:

•
If the stock is disposed of more than 2 years after the beginning of the offering and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price, or (ii) the excess of the fair market value of the stock as of the beginning of the offering over the purchase price (determined as of the beginning of the offering) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss.

•
If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date.

Any compensation income that a participant receives upon sale of the Company common stock that he or she purchased under the 423 Component is not subject to withholding for income, Medicare or social security taxes. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.
Non-423 Component
Rights granted under
the Non-423 Component
are not intended to qualify for favorable federal income tax treatment associated with rights granted under an “employee stock purchase plan” which qualifies under the provisions of Section 423 of the Code. Under this component, a participant will have compensation income equal to the value of the Company common stock on the day he or she purchases the Company common stock, less the purchase price. When a participant sells the Company common stock purchased under the Employee Stock Purchase Plan, he or she also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the Company common stock on the day he or she purchased the stock. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.
Any compensation income that a participant receives upon sale of the Company common stock that he or she purchased under the Non-423 Component
is subject to withholding for income, Medicare and social security taxes, as applicable.
Tax Consequences to Company
If the participant makes a disqualifying disposition of shares purchased under the Employee Stock Purchase Plan, the excess of the fair market value of the shares on the date of purchase over the purchase price will be treated as ordinary income to the participant at the time of such disposition and the Company will be entitled to an income tax deduction for the same amount for the taxable year of the Company in which the disposition occurs, although the income tax deduction may be limited by the deductibility of compensation paid to certain of our officers under Section 162(m) of the Code. In no other instance will the Company be allowed a deduction with respect to the participant’s disposition of the purchased shares. Any additional gain (or loss) on the disposition of the purchased shares will be a capital gain (or loss) to the participant.
Non-Employee
Director Compensation
Historically, Local Bounti has neither had a formal compensation policy for its non-employee
directors, nor has it had a formal policy of reimbursing expenses incurred by its non-employee
directors in connection with their

board service. However, Local Bounti has granted its outside directors equity awards under our 2020 Plan, in the form of either a change in control restricted stock award or RSUs. Local Bounti did not provide its non-employee
directors with any cash or other
non-equity
compensation in 2020. The following table sets forth information concerning the compensation of our non-employee
directors during the year ended December 31, 2020.

Name	Stock Awards ($)	Total ($)
Pamela Brewster	$863,920(1)	$863,920

(1)
In November of 2020, Ms. Brewster received a grant of 139,567 shares of restricted non-voting
Legacy Local Bounti common stock under the 2020 Plan, which will become vested upon the completion of the Business Combination. Restricted stock awards are reported at aggregate grant date fair value in the year granted, as determined in accordance with the provisions of FASB ASC Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense, please see Note 10 of the Local Bounti financial statements for the year ended December 31, 2020. As of December 31, 2020, Ms. Brewster held 139,567 shares of restricted non-voting
Legacy Local Bounti common stock and 0 option awards outstanding.

Non-Employee
Director Compensation Policy
The compensation arrangements for the Board have not been determined. The Board intends to adopt a new non-employee
director compensation policy and any such arrangement will be reviewed and approved by the Compensation Committee and will be publicly disclosed when such arrangements are approved. The new policy will be designed to attract and retain high quality non-employee
directors by providing competitive compensation and align their interests with the interests of stockholders through equity awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Other than compensation and indemnification arrangements for our directors and executive officers, which are described elsewhere in this prospectus, the following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which:

•	we, Leo or Legacy Local Bounti have been or are to be a participant;

•	the amounts involved exceeded or exceeds $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Amended and Restated Registration Rights Agreement
In connection with the Closing, that certain Registration Rights Agreement, dated March 2, 2021, among the Company and certain persons and entities holding securities of the Company (the “IPO Registration Rights Agreement”), was amended and restated and the Company, certain persons and entities holding securities of the Company prior to the Closing (the “Initial Holders”) and certain persons and entities receiving Common Stock or instruments exercisable for Common Stock in connection with the Business Combination (the “New Holders” and, together with the Initial Holders, the “Registration Rights Holders”) entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, we agreed that, within 30 calendar days after the consummation of the Business Combination, we will file with the Commission (at our sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Registration Rights Holders (the “Resale Registration Statement”), and we will our commercially reasonable best efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, certain of the Registration Rights Holders can demand up to three underwritten offerings, and all of the Registration Rights Holders are entitled to customary piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by the Company if it fails to satisfy any of its obligations under the A&R Registration Rights Agreement.
Lock-Up
Arrangements
In connection with the Closing, Legacy Local Bounti securityholders entered into agreements (the
“Lock-Up
Agreements”) pursuant to which they agreed, subject to certain customary exceptions, not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, any shares of Common Stock held by them immediately after the Closing, including any shares issuable upon the exercise of options to purchase shares of Common Stock held by them immediately after the Closing
(“Lock-Up
Shares”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such
Lock-Up
Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a) through (c), collectively, “Transfer”) for 180 days after November 19, 2021.
Pursuant to the A&R Registration Rights Agreement and, subject to certain exceptions, the Sponsor (and its permitted transferees) are contractually restricted from selling or transferring any of their shares of common stock (not including any PIPE Shares issued in the PIPE Financing) (the “Sponsor
Lock-up
Shares”). Such restrictions began at Closing and end on the earlier of (i) one year after the November 19, 2021 and (ii) the earlier to occur of, subsequent to the Closing Date, (x) the first date on which the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as equitably adjusted for share sub-divisions,
share dividends,

reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the Closing and (y) the date on which there is consummated a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.
Pre-Business
Combination Related Party Transactions of Legacy Local Bounti
BrightMark Partners, LLC Management Services Agreement
In August 2018, Legacy Local Bounti entered into a management services agreement with BrightMark Partners, LLC (“BrightMark”), for certain management services, including management, CFO, business, operational, strategic, and advisory services. The two managing partners of BrightMark, Craig M. Hurlbert and Travis Joyner, are the
co-founders
and
co-CEOs
of Legacy Local Bounti. Under the agreement, the management services would be provided for an initial term of three years that automatically renews for an additional one-year
term. As consideration for management services, BrightMark billed Local Bounti on a monthly basis for services rendered pursuant to the management services agreement, plus and expenses. In March 2021, Legacy Local Bounti and BrightMark terminated the management services agreement.
For the years ended December 31, 2020 and 2019, Legacy Local Bounti incurred management fees of $628,000 and $815,000, respectively. As of December 31, 2020, Legacy Local Bounti had accrued $833,000 in unpaid fees owed to Brightmark. Craig M. Hurlbert and Travis Joyner each own the interest of half amount in the transactions based on the 50% ownership of BrightMark Partners, LLC from each of them.
BrightMark Partners LLC previously held shares of Legacy Local Bounti, but distributed the shares to Wheat Wind Farms, LLC and McLeod Management Co. LLC, which are controlled by Craig M. Hurlbert, the CEO of the Company, and Travis Joyner, the
co-CEO
of the Company, respectively.
Grow Bitterroot Sale Lease Back Transaction and Services Agreement
In June 2020, Legacy Local Bounti sold a greenhouse facility it had constructed to Grow Bitterroot, LLC (“Grow Bitterroot”), a related party created as a qualified opportunity zone fund by the co-CEOs
of Legacy Local Bounti, Messrs. Hurlbert and Joyner, for a total consideration of $4.5 million. Concurrently, Legacy Local Bounti and Grow Bitterroot entered into an agreement, whereby Legacy Local Bounti leases land and the greenhouse facility from Grow Bitterroot. In addition, Legacy Local Bounti and Grow Bitterroot entered into a property maintenance and management services agreement under which Legacy Local Bounti will provide all property maintenance and management services, including business, operational, strategic and advisory services in exchange for an annual fee of $50,000. The property maintenance and management services agreement includes an initial term of three years which will renew automatically unless terminated by either party with 30 days’ notice.
In July 2020, Legacy Local Bounti began providing development services to Grow Bitterroot in connection with the expansion of the Grow Bitterroot-owned greenhouse facility.
BrightMark Partners LLC Short-Term Lease Agreement
In December 2020, Legacy Local Bounti entered into a short-term lease agreement with BrightMark for commercial office space. The lease may be terminated at any time by either party upon 30 days’ written notice. The monthly rent is $2,000 per month ($24,000 per year) during the period of this lease agreement.
McLeod Property HM LLC Commercial Lease
In June 15, 2021, Legacy Local Bounti entered into a commercial lease agreement with McLeod Property HM LLC located in Hamilton, MT, whose owner Bridget M. Joyner is the wife of Travis Joyner, the
Co-CEO
of

Legacy Local Bounti. The lease has a
one-year
term commencing on June 15, 2021, and ending June 14, 2022 or upon lease termination. The lease may be terminated at any time by either party upon 30 days’ written notice. The monthly rent is $3,250 per month and $39,000 per year during the period of this lease agreement.
Right of First Refusal,
Co-Sale
and
Pre-Emptive
Rights Agreement
In July 2019, Legacy Local Bounti entered into a right of first refusal, co-sale
and
pre-emptive
rights agreement (the “ROFR”) with certain holders of Legacy Local Bounti’s capital stock including certain directors, officers and holders of 5% or more of Legacy Local Bounti’s capital stock. These parties include Live Oak Ventures, LLC, Rom Ramsbacher, MSE Consulting, LLC, Brightmark Partners, LLC (prior to the distribution of shares to entities controlled by Craig Hurlbert and Travis Joyner in 2021), David Lincoln and Josh White. The ROFR will be terminated in connection with the closing.
Convertible Securities Financing
On April 19, 2021, Legacy Local Bounti issued and sold convertible securities (the “Convertible Securities”) to Charles R. Schwab & Helen O. Schwab TTEE The Charles & Helen Schwab Living Trust U/A DTD 11/22/1985 (the “Charles Schwab 1985 Trust”) in an aggregate principal amount of $10,000,000 and Charles R. Schwab TTEE The Charles & Helen Schwab Living Trust U/A DTD 11/22/1985 in an aggregate principal amount of $5,000,000 (together with Charles Schwab 1985 Trust, the “Convertible Note Holders”). Interest on the Convertible Securities accrued at a rate of 8%, computed on the basis of the actual number of days elapsed and a year of 365 days. The Convertible Notes Holders are affiliates and under common control with Live Oak Ventures, LLC, a Principal Stockholder of Legacy Local Bounti. The Convertible Securities mature twenty-four months from the issuance date. In the event that Legacy Local Bounti consummates a Qualified SPAC Transaction, and subject to the Convertible Notes Holders’ right to redeem the Convertible Securities for cash (which will be waived prior to the Closing), the Convertible Securities convert into Local Bounti common stock at a conversion price equal to the product of (i) the value assigned to each share of common stock in such Qualified SPAC Transaction multiplied by (ii) 0.85. The Convertible Notes Holders will therefore be treated for all purposes as the record holder of the shares of Legacy Local Bounti common stock in connection with the consummation of a Qualified SPAC Transaction, which includes the Business Combination. For further information on these convertible securities, see the section entitled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financing arrangements — Convertible securities
” and note 12 to our consolidated financial statements
contained elsewhere in this prospectus.
Family Member
Rick D. Leggott is the control person of Bitterroot Partners, LLC, a Principal Stockholder of Legacy Local Bounti, and his immediate family member, Jeff Leggott, is currently a full-time employee of Legacy Local Bounti.
Advisory Services Agreement
In March 2021, The Lenox Group and Legacy Local Bounti entered into an agreement pursuant to which The Lenox Group provided to Legacy Local Bounti certain management services, including strategic and advisory services. The Lenox Group is an entity controlled by Kathleen Valiasek, the Company’s Chief Financial Officer. Pursuant to the agreement, the payment for such services was conditioned upon the consummation of a transaction with a special purpose acquisition company. The agreement was terminated by mutual agreement of the parties in April 2021, prior to Ms. Valiasek becoming an employee of Legacy Local Bounti, subject to payment of amounts owing to The Lenox Group upon the closing of any such transaction. In connection with the Closing of the Business Combination, the Company paid $850,000 to The Lenox Group and all remaining provisions of the agreement were satisfied upon such payment.

Pre-Business
Combination Related Party Transactions of Leo
Class B Ordinary Shares
On January 18, 2021, the Sponsor paid $25,000 to cover certain expenses of Leo in consideration of 5,750,000 Class B ordinary shares. On February 25, 2021, Leo effected a share capitalization, resulting in an aggregate of 6,900,000 Class B ordinary shares outstanding. On February 2021, the Sponsor transferred 20,000 Class B ordinary shares to Lori Bush, Mary E. Minnick and Mark Masinter. On March 2, 2021, the Sponsor forfeited 25,000 founder shares after the initial public offering as a result of the underwriters’ partial exercise of the over-allotment option. Of the 6,875,000 Class B ordinary shares outstanding as of June 30, 2021, the Sponsor owned an aggregate of 6,770,000 Class B ordinary shares and Lori Bush, Mary E. Minnick and Mark Masinter owned an aggregate of 60,000 Class B ordinary shares.
Under the Existing Governing Documents, the Class B ordinary shares will automatically convert into Class A ordinary shares upon the consummation of a business combination, or earlier at the option of the holder, on a one-for-one
basis. However, if additional Class A ordinary shares or any other equity-linked securities are issued or deemed issued in connection with the initial business combination, the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued or deemed issued, or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by Leo in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to the Sponsor upon conversion of Working Capital Loans, provided that such conversion of Class B ordinary shares will never occur on a less than one-for-one
basis.
The holders of the Class B ordinary shares agreed not to transfer, assign or sell any of their Class B ordinary shares until the earlier to occur of: (i) one year after the completion of the initial business combination or (ii) the date on which Leo completes a liquidation, merger, share exchange or other similar transaction after the initial business combination that results in all of Leo’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property (except to certain permitted transferees). Any permitted transferees will be subject to the same restrictions and other agreements of the initial shareholders with respect to any Class B ordinary shares. Notwithstanding the foregoing, if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the initial business combination, the Class B ordinary shares will be released from the lock-up
restrictions.
Private Placement Warrants
Simultaneously with the closing of the initial public offering, Leo consummated the private placement of 5,333,333 private placement warrants at a price of $1.50 per warrant to the Sponsor, generating gross proceeds of $8.0 million. Each private placement warrant is exercisable for one Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the sale of the private placement warrants were added to the proceeds from the initial public offering to be held in the trust account. If Leo does not complete a business combination within 24 months from the closing of the initial public offering, the private placement warrants will expire worthless. The private placement warrants are non-redeemable
and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
Related Party Loans
The Sponsor had agreed to loan Leo up to $300,000 (the “Note”) to be used for the payment of costs related to the initial public offering. The Note was non-interest
bearing, unsecured and was due on the earlier of June 30,

2021 and the closing of the initial public offering. Leo had borrowed $112,000 under the Note, which was fully repaid upon the closing of the IPO on March 2, 2021.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of Leo’s officers and directors may, but are not obligated to, loan Leo funds as may be required (the “Working Capital Loans”). If Leo completes a business combination, it would repay the Working Capital Loans out of the proceeds of the trust account released to Leo. In the event that a Business Combination does not close, Leo may use a portion of proceeds held outside the trust account to repay the Working Capital Loans but no proceeds held in the trust account would be used to repay the Working Capital Loans. Up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except as set forth above, to date, the terms of the Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans.
Administrative Services Agreement
Leo agreed, commencing on the effective date of the initial public offering through the earlier of Leo’s consummation of a business combination and its liquidation, to pay the Sponsor a monthly fee of $10,000 for office space, secretarial and administrative services. For the period ended January 8, 2021 through June 30, 2021, Leo incurred $38,000 in fees for these services.
Leo Registration Rights Agreement
Pursuant to a registration rights agreement entered into on March 2, 2021 (the “Original Registration Rights Agreement”), the holders of the Class B ordinary shares, private placement warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights. The holders of these securities are entitled to make up to three demands, excluding short form demands, that Leo register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination. However, the Original Registration Rights Agreement provides that Leo will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up
period. Leo will bear the expenses incurred in connection with the filing of any such registration statements.
In connection with the Business Combination, the Original Registration Rights Agreement will terminate upon the execution of the Amended and Restated Registration Rights Agreement. (See the section entitled “
Business Combination Proposal — Related Agreements — Amended and Restated Registration Rights Agreement
”).
Indemnification Agreements
The Certificate of Incorporation contains provisions limiting the liability of directors, and the Bylaws provide that Local Bounti will indemnify each of its directors to the fullest extent permitted under Delaware law. Our charter documents also provide the Board with discretion to indemnify officers and employees when determined appropriate by the Board.
Local Bounti has entered into indemnification agreements with each of its directors, officers and certain other key employees. The indemnification agreements provide that Local Bounti will indemnify each of its directors, executive officers and other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of Local Bounti’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law and our charter documents. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, Local Bounti will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee. For more information regarding these indemnification agreements, see the section entitled “Description of Securities.”
Related Party Transactions Policy
Local Bounti has adopted a new written related party transaction policy. The policy provides that officers, directors, holders of more than 5% of any class of Local Bounti’s voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with Local Bounti without the prior consent of the audit committee, or other independent members of Local Bounti’s board of directors in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for Local Bounti to enter into a transaction with an executive officer, director, nominee to become a director of Local Bounti, significant stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the audit committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available.

PRINCIPAL SECURITYHOLDERS
The following table sets forth information regarding the beneficial ownership of shares of Common Stock of the Company following the consummation of the Business Combination and the PIPE Financing by:

•	each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of our Common Stock is based on 86,344,881 shares of Common Stock outstanding as of December 5, 2021. Shares of our Common Stock that may be acquired by an individual or group within 60 days of December 5, 2021 pursuant to the exercise of options or warrants that are currently exercisable or exercisable within 60 days of December 5, 2021 are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.
Unless otherwise indicated, the address for each Local Bounti stockholder listed is: 490 Foley Lane, Hamilton, MT 59480.

Name and Address of Beneficial Owners(1)	Number of Shares	%
Directors and Executive Officers
Craig M. Hurlbert(1)	18,091,690	21.0
Travis C. Joyner(2)	16,208,397	18.8
Pamela Brewster	1,527,264	1.8
Mark J. Nelson(3)	45,386	*
Edward C. Forst(4)	396,401	*
Matt Nordby	7,000	*
Kathleen Valiasek(3)	1,071,224.025	1.2
B. David Vosburg Jr.	1,207,428	1.4
Gary Hilberg(3)	308,564	*

All directors and officers as a group (9 persons)	38,863,354.025	45.0
Five Percent Holders:
Leo Investors III LP(5)	6,770,000	7.8
Live Oak Ventures, LLC(6)	11,806,173	13.7
McLeod Management Co., LLC(2)	16,208,397	18.8
Wheat Wind Farms, LLC(1)	18,091,690	21.0

*	Less than 1%
(1)	Consists of 17,938,230 shares held by Wheat Wind Farms, LLC, which is controlled by Mr. Hurlbert, as well as 153,460 shares held by Mr. Hurlbert individually.
(2)	Consists of 16,106,907 shares held by McLeod Management Co., LLC, which is controlled by Mr. Joyner, as well as 101,490 shares held by Mr. Joyner individually.
(3)	Excludes restricted stock units which are not expected to settle within 60 days of the Closing.
(4)	Consists of 374,489 shares and 21,912 Public Warrants held by Wellfor LLC, which is an affiliate of Edward C. Forst.

(5)
The Sponsor is the record holder of the securities reported herein. The Sponsor is controlled by its general partner, Leo Investors GP II Limited, which is governed by a three member board of directors. Each director has one vote, and the approval of a majority of the directors is required to approve an action of the Sponsor. Under the so-called “rule
of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. No individual director of the general partner of the Sponsor exercises voting or dispositive control over any of the securities held by the Sponsor, even those in which such director directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

(6)
Consists of 7,503,176 shares held by Live Oak Ventures, LLC, 2,431,653 shares held by Charles R. Schwab & Helen O. Schwab TTEE The Charles & Helen Schwab Living Trust U/A DTD 11/22/1985 and 616,826 shares held by Charles R. Schwab TTEE The Charles & Helen Schwab Living Trust U/A DTD 11/22/1985, each of which is controlled by Charles R. Schwab.

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the Selling Securityholders from time to time of up to 83,514,977 shares of our Common Stock and 5,333,333 Private Warrants. The Sponsor acquired the Private Warrants in connection with the IPO. In connection with the transactions contemplated by the Merger Agreement, certain Local Bounti stockholders who were officers, directors or otherwise affiliates of Local Bounti acquired Local Common Stock.
A description of our relationships with certain of the Selling Securityholders and their affiliates is set forth in “
Certain Relationships and Related Transactions
.”
The securities being registered by the registration statement of which this prospectus forms a part are being registered pursuant to registration rights that have been granted to certain of the Selling Securityholders in respect of the securities described above. For additional information regarding these registration rights, see the section entitled “
Description of Securities — Amended and Restated Registration Rights
.”
The following table sets forth certain information as of
December 5, 2021, concerning the shares of Common Stock and Private Warrants that may be offered from time to time by each Selling Securityholder under this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.
Please see the section entitled “
Plan of Distribution
” for further information regarding the Selling Securityholders’ method of distributing these securities.
Up to 5,500,000 shares of common stock issuable upon exercise of the Public Warrants are not included in the table below, unless specifically indicated in the footnotes thereto.

	Shares of Common Stock				Private Placement Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Funds advised by Fidelity (1)	6,000,000	6,000,000	—	—	—	—	—	—
3i, LP (2)	150,000	150,000	—	—	—	—	—	—
ALLIANZ GLOBAL HI-TECH GROWTH, a sub-fund of Allianz Global Investors Fund (3)	426,727	426,727	—	—	—	—	—	—
ALLIANZ FOOD SECURITY, a sub-fund of Allianz Global Investors Fund (4)	70,000	70,000	—	—	—	—	—	—

	Shares of Common Stock				Private Placement Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
ALLIANZGI SMALL-CAP CIT, a series of AllianzGI Multi-Series Retirement Collective Investment Trust (5)	12,574	12,574	—	—	—	—	—	—
VIRTUS ALLIANZGI SMALL-CAP FUND, a series Virtus Investment Trust (6)	40,699	40,699	—	—	—	—	—	—
Alyeska Master Fund, L.P. (7)	714,759	500,000	214,759	*	—	—	—	—
BNP Parital Asset Mgmt LTD as agent on behalf of BNP Paribas Funds Ecosystem Restoration Fund (8)	750,000	750,000	—	—	—	—	—	—
Payroll 325 Limited (9)	15,000	15,000	—	—	—	—	—	—
Lincoln Family 2007 Trust (10)	1,275,543	80,000	1,195,543	1.4	—	—	—	—
Lyndon Lea	750,921	750,921	—	—	—	—	—	—
Matthew R. Bear	10,000	10,000	—	—	—	—	—	—
Bitterroot Partners, LLC (11)	2,878,910	100,000	2,778,910	3.2	—	—	—	—
Robert Darwent	299,590	299,590	—	—	—	—	—	—
Sarath Ratanavadi	1,922,660	1,300,000	622,660	*	—	—	—	—
Scott and Susan McNealy (12)	35,000	35,000	—	—	—	—	—	—
Wellfor LLC (13)	374,489	374,489	—	—	—	—	—	—
ECMC Group, Inc. (14)	799,054	300,000	499,054	*	—	—	—	—
CVI Investments, Inc. (15)	500,000	500,000	—	—	—	—	—	—
Imran Khan (16)	40,000	40,000	—	—	—	—	—	—
MLM Investment 13 LLC, Mark L Masinter Sole MBR (17)	100,000	100,000	—	—	—	—	—	—
Peter Jon Deschenes	15,000	15,000	—		—	—	—	—
Pinnacle Associates, Ltd. (18)	60,000	60,000	—	—	—	—	—	—

	Shares of Common Stock				Private Placement Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Funds advised by Monashee Investment Management LLC (19)	400,000	400,000	—	—	—	—	—	—
McLeod Management Co., LLC (20)	16,166,423	16,106,907	101,490	*	—	—	—	—
Dechomai Foundation, Inc. (21)	375,000	375,000	—	—	—	—	—	—
Wheat Wind Farms, LLC (22)	18,091,690	17,938,230	153,460	*	—	—	—	—
National Philanthropic Trust (23)	375,000	375,000	—	—	—	—	—	—
HM Family Trust (24)	1,831,323	1,831,323	—	—	—	—	—	—
Live Oak Ventures, LLC (25)	8,757,694	8,757,694	—	—	—	—	—	—
Charles R. Schwab TTEE The Charles & Helen Schwab Living Trust U/A DTD 11/22/1985 (26)	616,826	615,826	1,000	*	—	—	—	—
Charles R. Schwab & Helen O. Schwab TTEE The Charles & Helen Schwab Living Trust U/A DTD 11/22/1985 (27)	2,431,653	2,431,653	—	—	—	—
Pamela Brewster	1,527,264	1,527,264	—	—	—	—	—	—
Kathleen Valiasek (28)	1,071,224.025	1,055,478	15,746.025	*	—	—	—	—
Mark Nelson	45,386	45,386	—	—	—	—	—	—
Capital Markets, LLC† (29)	20,000	20,000	—	—	—	—	—	—
Oppenheimer & Co. Inc.†	10,000	10,000	—	—	—	—	—	—
Nomura Securities International, Inc.†	211,000	211,000	—	—	—	—	—	—

	Shares of Common Stock				Private Placement Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Leo Investors III LP (30)	12,103,333	12,103,333	—	—	5,333,333	5,333,333	—	—
Lori Bush	20,000	20,000	—	—	—	—	—	—
Mary E. Minnick	20,000	20,000	—	—	—	—	—	—
Mark Masinter	20,000	20,000	—	—	—	—	—	—
Scott Flanders	15,000,000	15,000,000	—	—	—	—	—	—
Cargill, Incorporated (31)	2,205,883	2,205,883	—	—	—	—	—	—

*	Represents beneficial ownership of less than 1%.
†	Registered broker-dealer or affiliate of broker-dealer.
(1)
Consists of (i) 284,498 shares held by Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio (“VIP Growth”); (ii) 2,034,278 shares held by Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund (“Fidelity Advisor Growth”); (iii) 68,878 shares held by Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund (“Fidelity Advisor Series Growth”); (iv) 29,323 shares held by Fidelity U.S. Growth Opportunities Investment Trust by its manager Fidelity Investments Canada ULC (“U.S. Growth”); (v) 83,022 shares held by Fidelity NorthStar Fund - Sub D by its manager Fidelity Investments Canada ULC (“Sub D”); (vi) 165,565 shares held by Variable Insurance Products Fund III: Balanced Portfolio - Information Technology Sub (“Balanced Portfolio”); (vii) 164,787 shares held by Fidelity Advisor Series I: Fidelity Advisor Balanced Fund - Information Technology Sub (“Balanced Fund”); (viii) 21,899 shares held by Fidelity Puritan Trust: Fidelity Balanced K6 Fund - Information Technology Sub-portfolio (“K6 Fund”); (ix) 1,111,193 shares held by Fidelity Puritan Trust: Fidelity Balanced Fund - Information Technology Sub (“Puritan Trust”); (x) 1,546,921 shares held by Fidelity Select Portfolios: Select Technology Portfolio (“Select Technology Portfolio”) (xi) 125,589 shares held by Strategic Advisers Large Cap Fund - FIAM Sector Managed Technology Sub (“FIAM Sector”) and (xi) 364,047 shares held Strategic Advisers Fidelity U.S. Total Stock Fund - FIAM Sector Managed - Technology Sub (“U.S. Total Stock Fund” and, together with VIP Growth, Fidelity Advisor Growth, Fidelity Advisor Series Growth, U.S. Growth, Sub D, Balanced Portfolio, Balanced Fund, K6 Fund, Puritan Trust, Select Technology Portfolio and FIAM Sector, the “Fidelity Funds”). The Fidelity Funds are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(2)
The business address of 3i, LP is 140 Broadway, 38th Floor, New York, NY 10005. 3i, LP’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by 3i Management, LLC and 3i, LP. Mr. Tarlow disclaims any beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC.

(3)
Allianz Global Hi-Tech Growth, a sub-fund of Allianz Global Investors Fund (“Hi-Tech Growth”) is a series of an Undertaking for the Collective Investment in Transferable Securities (UCITS) formed under the laws of Luxembourg. Allianz Global Investors U.S. LLC is responsible for day-to-day portfolio management of Hi-Tech Growth pursuant to a delegation agreement with Allianz Global Investors GmbH, an investment management firm headquartered in Germany. Mark Phanitsiri, in his position as Portfolio Manager of Allianz Global Investors U.S. LLC, may be deemed to have voting and investment power with respect to the common stock owned by Hi-Tech Growth. Mr. Phanitsiri, however, disclaims any beneficial ownership of the shares held by Hi-Tech Growth.

(4)
Allianz Food Security, a sub-fund of Allianz Global Investors Fund (“Allianz Food Security”) is a series of an Undertaking for the Collective Investment in Transferable Securities (UCITS) formed under the laws of Luxembourg. Allianz Global Investors U.S. LLC is responsible for day-to-day portfolio management of Allianz Food Security pursuant to a delegation agreement with Allianz Global Investors GmbH, an investment management firm headquartered in Germany. Robbie Miles, in his position as Portfolio Manager of Allianz Global Investors U.S. LLC, may be deemed to have voting and investment power with respect to the common stock owned by Allianz Food Security. Mr. Miles, however, disclaims any beneficial ownership of the shares held by Allianz Food Security.

(5)
Allianz Global Investors U.S. LLC is the investment sub-adviser of AllianzGI Small-Cap CIT, a series of AllianzGI Multi-Series Retirement (“Small-Cap CIT”), and is responsible for day-to-day portfolio management of Small-Cap CIT. Mark Phanitsiri, in his position as Portfolio Manager of Allianz Global Investors U.S. LLC, may be deemed to have voting and investment power with respect to the common stock owned by Small-Cap CIT. Mr. Phanitsiri, however, disclaims any beneficial ownership of the shares held by Small-Cap CIT.

(6)
Allianz Global Investors U.S. LLC is the investment sub-adviser of Virtus AllianzGI Small-Cap Fund, a series of Virtus Investment Trust (“Virtus Small-Cap”), and is responsible for day-to-day portfolio management of Virtus Small-Cap. Mark Phanitsiri, in his position as Portfolio Manager of Allianz Global Investors U.S. LLC, may be deemed to have voting and investment power with respect to the common stock owned by Virtus Small-Cap. Mr. Phanitsiri, however, disclaims any beneficial ownership of the shares held by Virtus Small-Cap.

(7)
Consists of (i) 500,000 shares issued in the PIPE Financing and (ii) 194,759 publicly traded shares of Common Stock. Excludes 20,000 shares underlying Public Warrants. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska Master”), has voting and investment control of the shares held by Alyeska Master. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master.

(8)
Investment and voting decisions with respect to the shares held by BNP Paribas Asset Management UK Ltd are made by Edward Lees and Ulrik Fugmaan who have sole dispositive power over such shares. Edward Lees and Ulrik Fugmaan are the Senior Portfolio Managers of the Paribas Asset Management UK Ltd.

(9)	Payroll 325 Limited is managed by its sole director, Clermont Corporate Services Limited.
(10)	William Keffer is the trustee of the Lincoln Family 2007 Trust. Mr. Keffer, however, disclaims any beneficial ownership of the shares held by the Lincoln Family 2007 Trust.
(11)
Rick D. Leggott serves as the president of Bitterroot Partners, LLC, and as such, has sole voting and dispositive power with respect to the shares held by Bitterroot Partners, LLC and may be deemed to beneficially own the shares of Common Stock held by Bitterroot Partners, LLC.

(12)	Consists of 20,000 shares issued in the PIPE Financing and 15,000 sponsor shares.
(13)	Wellfor LLC is managed by its sole member Jay Waxenberg, who also has the sole voting and investment control over the entity.
(14)
ECMC Group, Inc. is a 501(c)(3) non-profit tax exempt entity. ECMC Group, Inc.’s Chief Investment Officer, currently Gregory Van Guilder, and the ECMC Group, Inc. Investment Committee of the Board of Directors, currently comprised of Maurice Salter, Julia Gouw, James McKeon, and Jeremy Wheaton, may be deemed to beneficially own the shares of common stock held by ECMC Group, Inc. Each of these individuals disclaims beneficial ownership of such shares.

(15)
Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of those shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the Ordinary Shares. Based on information provided to us by CVI, CVI may be deemed to be an affiliate of a broker-dealer. Based on such information, CVI acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, CVI did not have any agreements or understandings with any person to distribute such shares. CVI Investments, Inc. also holds 20,000 Public Warrants which are not reflected in the table above.

(16)	Consists of 25,000 shares issued in the PIPE Financing and 15,000 sponsor shares.
(17)	Mark Masinter is the sole member of the stockholder and has the voting and dispositive power over the shares.
(18)	John Passios, as Executive Vice President of Pinnacle Associates, Ltd., may be deemed to have voting and investment power with respect to the common stock owned by Pinnacle Associates, Ltd.
(19)
Consists of (i) 96,433 shares held by BEMAP Master Fund Ltd (“BEMAP”); (ii) 85,017 shares held by Monashee Solitario Fund LP (“Solitario”); (iii) 110,325 shares held by DS Liquid Div RVA MON LLC (“RVA MON”); (iv) 58,969 shares held by Monashee Pure Alpha SPV I LP (“SPV I”); (v) 16,385 shares held by SFL SPV I LLC (“SFL SPV”); (vi) 13,584 shares held by Bespoke Alpha MAC MIM LP (“MAC MIM”) and (vii) 19,287 shares held by Monashee Managed Account SP (“Managed Account,” and, together with BEMAP, MAC MIM, RVA MON, SPV I, SFL SPV, and Solitario, the “Monashee Funds”). Monashee Investment Management, LLC manages each of the Monashee Funds. Jeff Muller is the Chief Compliance Officer and manager of Monashee Investment Management, LLC.

(20)
Travis M. Joyner serves as a Managing Member of McLeod Management Co. LLC, and as such, has voting and dispositive power with respect to the shares held by McLeod Management Co. LLC and may be deemed to beneficially own the shares of Common Stock held by McLeod Management Co. LLC. Mr. Joyner also owns 101,490 shares as an individual.

(21)
Ryan Raffin, Bryan Clontz and Gary Snerson, as individual trustees of Dechomai Asset Trust, are each deemed to have power to vote or dispose of the reported securities offered hereby. Dechomai Foundation, Inc., as corporate trustee of Dechomai Asset Trust, also is deemed to have power to vote or dispose of the reported securities offered hereby.

(22)
Craig M. Hurlbert serves as the president and sole owner of Wheat Wind Farms, LLC, and as such, has sole voting and dispositive power with respect to the shares held by Wheat Wind Farms, LLC and may be deemed to beneficially own the shares of Common Stock held by Wheat Wind Farms, LLC. Mr. Hurlbert also owns 153,460 shares as an individual.

(23)
The Board of Trustees of National Philanthropic Trust (“NPT”) has investment and voting control over NPT’s assets. The Board of Trustees, through its Investment Committee, has delegated certain voting and investment authority over the shares of Common Stock held by NPT to a Staff Investment Committee made up of NPT’s Chief Operating Officer (René J. Paradis), General Counsel (Gil A. Nusbaum), Chief Enterprise Officer (Andrew W. Hastings), Chief Financial Officer (Ellen M. McGuinn), and SVP of Investment Operations and Compliance (Joseph Gajewski). Each member of the Board of Trustees and each of Ms. Paradis, Mr. Nusbaum, Mr. Hastings, Ms. McGuinn, and Mr. Gajewski disclaims any beneficial ownership of the shares of Common Stock held by NPT.

(24)
First State Trust Co. is the trustee of HM Family Trust, and Jordan Wolff is the director of personal trust from First State Trust Co. Mr. Wolff, however, disclaims any beneficial ownership of the shares held by First State Trust Co.

(25)	Charles R. Schwab is the sole Director and has sole voting and dispositive power over the Common Stock held by Live Oak Ventures, LLC.
(26)
Includes 1,000 publicly traded shares. Charles R. Schwab and his spouse Helen O. Schwab are trustees of Charles R. Schwab & Helen O. Schwab TTEE The Charles & Helen Schwab Living Trust U/A DTD 11/22/1985 (“Trust I”), and Charles R. Schwab has the sole voting and dispositive power over the Common Stock held by Trust I.

(27)
Charles R. Schwab is the trustee of Charles R. Schwab TTEE The Charles & Helen Schwab Living Trust U/A DTD 11/22/1985 (“Trust II”), and Charles R. Schwab has the sole voting and dispositive power over the Common Stock held by Trust II.

(28)	Includes 15,746.025 publicly traded shares.

(29)
Lake Street Capital Markets, LLC is managed by Lake Street Holdings LLC (“Holdings”) which is governed by a five member board of directors. Each director has one vote, and the approval of a majority of the directors is required to approve an action of Holdings. Under the so-called “rule of five,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. No individual director of Holdings exercises voting or dispositive control over any of the securities held by Holdings, even those in which such director directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

(30)
Leo Investors III LP is controlled by its general partner, Leo Investors GP III Limited, which is governed by a three member board of directors. Each director has one vote, and the approval of a majority of the directors is required to approve an action of the Sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. No individual director of the general partner of Leo Investors III LP exercises voting or dispositive control over any of the securities held by Leo Investors III LP, even those in which such director directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

(31)
Consists of 1,500,000 shares issued in the PIPE Financing and 705,883 shares underlying an Assumed Warrant held by Cargill Financial Services International, an affiliate of the stockholder. Gustavo Espinosa, as North America Lead for Trade and Capital Markets, Cargill, Incorporated, may be deemed to have voting and investment power with respect to the common stock owned by Cargill, Incorporated. Mr. Espinosa disclaims any beneficial ownership of the shares held by Cargill, Incorporated or Cargill Financial Services International, Inc.

DESCRIPTION OF SECURITIES
The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all of the information that may be important to you, and is qualified by reference to our certificate of incorporation (as such may be amended, restated or modified from time to time, the “Certificate of Incorporation”), our bylaws (as may be amended, restated or modified from time to time, the “Bylaws”) and the Amended and Restated Registration Rights Agreement, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Certificate of Incorporation, the Bylaws and the Amended and Restated Registration Rights Agreement in their entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Capital Stock
Pursuant to the terms of the Certificate of Incorporation, our authorized capital stock consists of:

•	400,000,000 Common Stock, $0.0001 par value per share;

•	100,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).
Common Stock
Voting Rights
The Certificate of Incorporation provides that, except as otherwise expressly provided by the Bylaws or as provided by law, the holders of Common Stock shall at all times vote together as a single class on all matters; provided however, that, except as otherwise required by law, holders of shares of Common Stock shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation. Except as otherwise expressly provided in the Certificate of Incorporation or by applicable law, each holder of Common Stock shall have the right to one vote per share of Common Stock held of record by such holder.
Dividend Rights
Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, shares of Common Stock are treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board out of any assets of Local Bounti legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Common Stock (or rights to acquire such shares), then holders of Common Stock will receive shares of Common Stock (or rights to acquire such shares, as the case may be), with holders of shares of Common Stock receiving, on a per share basis, an identical number of shares of Common Stock, as applicable.
Notwithstanding the foregoing, the Board may pay or make a disparate dividend or distribution per share of Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Common Stock voting separately as a class.
Rights Upon Liquidation, Dissolution and Winding Up
Subject to any preferential or other rights of any holders of Preferred Stock then outstanding, upon the liquidation, dissolution or winding up of Local Bounti, whether voluntary or involuntary, holders of Local Bounti

Common are entitled to receive ratably all assets of Local Bounti available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Common Stock voting separately as a class.
Other Rights
The holders of Common Stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of holders of shares of Common Stock are subject to those of the holders of any shares of Preferred Stock that Local Bounti may issue in the future.
Preferred Stock
The Certificate of Incorporation provides that shares of Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.
The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of Local Bounti entitled to vote thereon, without a separate vote of the holders of the Preferred Stock or any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation designating a series of Preferred Stock.
The Board is able to, subject to limitations prescribed by Delaware law, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock without stockholder approval, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of Local Bounti or the removal of Local Bounti’s management and may adversely affect the market price of Common Stock and the voting and other rights of the holders of Local Bounti. Local Bounti had no Preferred Stock outstanding at the date the Certificate of Incorporation became effective. Although our Board does not currently intend to issue any shares of Preferred Stock, we cannot assure you that our Board will not do so in the future.
Warrants
Public Warrants
Public warrants may only be exercised for a whole number of shares. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade. The public warrants will become exercisable on the later of (a) 30 days after the completion of the Business Combination (or any other initial business combination) and (b) 12 months from the closing of the initial public offering; provided in each case that we have an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the Common Stock issuable upon exercise of the public warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under certain circumstances). We have agreed that as soon as practicable, but in no event later than 20 business days after the Closing, we will use commercially reasonable efforts to file with the SEC and have an effective registration statement covering the Common Stock issuable upon exercise of the warrants and to maintain a current prospectus relating to the Common Stock until the warrants expire or are redeemed, as specified in the A&R Warrant Agreement. If a registration statement covering the Common Stock issuable upon exercise of the warrants is not effective 60 business days after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the shares of Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of the Business Combination or any other Initial Business Combination or earlier upon redemption or liquidation.
Once the warrants become exercisable, we may redeem the outstanding warrants for cash (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share
dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period
ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants for cash unless a registration statement under the Securities Act covering the Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to the Common Stock is available throughout the 30-day redemption period,
except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.
In no event will we be required to net cash settle any warrant. If we are unable to complete the Business Combination or any other initial business combination within the combination period and we liquidate the funds held in the trust account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from our assets held outside of the trust account with respect to such warrants. Accordingly, the warrants may expire worthless.
Private Placement Warrants
The private placement warrants are identical to the public warrants underlying the units sold in the initial public offering, except that the private placement warrants and the Common Stock issuable upon exercise of the private placement warrants will not be transferrable, assignable or salable until 30 days after the completion of the Business Combination or any other initial business combination, subject to certain limited exceptions. Additionally, the private placement warrants will be non-redeemable so long
as they are held by the initial purchasers or their permitted transferees. If the private placement warrants are held by someone other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants.
Anti-takeover Effects of the Certificate of Incorporation and the Bylaws
The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of Local Bounti. Local Bounti expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Local Bounti to first negotiate with the Board, which Local Bounti believes may result in an improvement of the terms of any such acquisition in favor of Local Bounti’s stockholders. However, they also give the Board the power to discourage mergers that some stockholders may favor.
Special Meetings of Stockholders
The Certificate of Incorporation provides that a special meeting of stockholders may be called by the (a) the Chairperson of the Board, (b) the Chief Executive Officer, (c) the Lead Independent Director (as defined in the Bylaws) or (d) the Board pursuant to a resolution adopted by a majority of the Whole Board.
Action by Written Consent
The Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting.
Staggered Board
The Local Bounti board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by Local Bounti stockholders. This system of electing and removing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of Local Bounti, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Removal of Directors
The Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of not less than two-thirds
of the voting power of all of the then outstanding shares of voting stock of Local Bounti entitled to vote at an election of directors.
Stockholders Not Entitled to Cumulative Voting
The Certificate of Incorporation will not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of Local Bounti’s common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Delaware Anti-takeover Statute
Local Bounti will be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning 15% or more of the corporation’s voting stock) for three years following the date that person becomes an interested stockholder, unless: (i) before such stockholder becomes an “interested stockholder,” the board of directors approves the Business Combination or the transaction that results in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time of the transaction (excluding stock owned by certain persons); or (iii) at the time or after the stockholder became an interested stockholder, the board of directors and at least two-thirds
of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL. Our board of directors has determined to be subject to Section 203 of the DGCL.
Limitations on Liability and Indemnification of Officers and Directors
The Certificate of Incorporation provides that Local Bounti will indemnify Local Bounti’s directors to the fullest extent authorized or permitted by applicable law. Local Bounti expects to enter into agreements to indemnify Local Bounti’s directors, executive officers and other employees as determined by the Board. Under the Bylaws, Local Bounti is required to indemnify each of Local Bounti’s directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of Local Bounti or was serving at Local Bounti’s request as a director, officer, employee or agent for another entity. Local Bounti must indemnify Local Bounti’s officers and directors against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of Local Bounti, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The Bylaws also require Local Bounti to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided that such person will repay any such advance if it is ultimately determined that such person is not entitled to indemnification by Local Bounti. Any claims for indemnification by Local Bounti’s directors and officers may reduce Local Bounti’s available funds to satisfy successful third-party claims against Local Bounti and may reduce the amount of money available to Local Bounti.
Exclusive Jurisdiction of Certain Actions
The Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action or processing asserting a claim of breach of or based on a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the of the Company or any stockholder in such stockholder’s capacity as such arising out of or pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws (as each may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws (including any right, obligation or remedy thereunder), (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, and (vi) any action asserting a claim against the Company or any director, officer or other employee of the Company or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. The provisions would not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, Local Bounti’s Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution any complaint asserting a cause of action arising under the Securities Act. Any person or entity holding, owning or otherwise acquiring any interest in any security of the Company will be deemed to have notice of and to have consented to the forum provisions in the Certificate of Incorporation.
While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of Local Bounti’s Certificate of Incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.
Transfer Agent
The transfer agent for our Common Stock and Public Warrants is Continental Stock Transfer & Trust Company.

SECURITIES ACT RESTRICTIONS ON RESALE OF LOCAL BOUNTI COMMON STOCK
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of Common Stock or Local Bounti Warrants for at least six months would be entitled to sell their securities provided that (a) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (b) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. Persons who have beneficially owned restricted shares of Common Stock or Local Bounti Warrants for at least six months but who are affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of such Local Bounti securities then-outstanding; or

•	the average weekly reported trading volume of such Local Bounti securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on
Form 8-K;
and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
As a result, our initial shareholders will not be able to sell their Common Stock pursuant to Rule 144 without registration until one year after the Closing although these shares may be sold sooner to the extent they have been registered on a registration statement that has been declared effective by the SEC.

PLAN OF DISTRIBUTION
The Selling Securityholders may offer and sell, from time to time, their respective shares of Common Stock and Private Warrants covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter
market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the New York Stock Exchange;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule
10b5-1
under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of the Selling Securityholders;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or agents;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions; and

•	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.
In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder that is an entity may elect to make an in-kind
distribution of Class A common stock or warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Class A common stock or warrants pursuant to the distribution through a registration statement.
A Selling Securityholder may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Securityholders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.
A holder of Public Warrants or Private Warrants may exercise its Public Warrants or Private Warrants in accordance with the A&R Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Public Warrants or Private Warrants, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of such Public Warrants or Private Warrants, subject to any applicable provisions relating to cashless exercises in accordance with the A&R Warrant Agreement.
We have agreed to indemnify the Selling Securityholders party to the Amended and Restated Registration Rights Agreement against certain civil liabilities, including certain liabilities under the Securities Act, relating to the registration of the shares of Common Stock or Private Warrants offered by them pursuant to this prospectus, and such Selling Securityholders will be entitled to contribution from us with respect to those liabilities. The Selling Securityholders party to the Amended and Restated Registration Rights Agreement will indemnify us against certain civil liabilities, including liabilities under the Securities Act, and we will be entitled to contribution from such Selling Securityholders with respect to those liabilities. In addition, we or the Selling Securityholders party to the Amended and Restated Registration Rights Agreement may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to those liabilities. For additional information regarding the Amended and Restated Registration Rights Agreement, see the section entitled “
Description of Securities — Amended and Restated Registration Rights
.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Stock and Local Bounti Warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, dealers or traders in securities, tax-exempt
organizations (including private foundations), taxpayers that have elected mark-to-market
accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, investors that will hold common stock or warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, expatriates or former long-term residents of the United States, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or
non-U.S.
tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”), and that acquire our Common Stock and Local Bounti Warrants for cash pursuant to this prospectus. No ruling from the IRS has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.
For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

•	an individual who is a United States citizen or resident of the United States;

•
a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

•	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•
a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A
“non-U.S.
Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND
NON-U.S.
INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

U.S. Holders
Taxation of Distributions
If we pay distributions or make constructive distributions (other than certain distributions of our capital stock or rights to acquire our capital stock) to U.S. Holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “
U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
” below.
Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate
U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate
holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost for such Common Stock (or, in the case of Common Stock received upon exercise of a Local Bounti Warrant, the U.S. Holder’s initial basis for such Common Stock, as discussed below), less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations. Long-term capital gains recognized by non-corporate
U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates.
Exercise of a Warrant
Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a warrant for cash. The U.S. Holder’s initial tax basis in the share of our Common Stock received upon exercise of the warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the warrant and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrants.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is non-realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the

Common Stock received generally should equal the holder’s adjusted tax basis in the warrant. If the cashless exercise were treated as a non-realization event (but not as a recapitalization), it is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; but in either case, the holding period would not include the period during which the U.S. Holder held the warrant. If, instead, the cashless exercise is treated as a recapitalization, the holding period of the Common Stock generally would include the holding period of the warrant.
It is also possible that a cashless exercise of a warrant could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a portion of the warrants being exercised having a value equal to the exercise price of such warrants in satisfaction of such exercise price. Although not free from doubt, such U.S. Holder generally should recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to satisfy the exercise price and the U.S. Holder’s adjusted tax basis in such warrants. In this case, a U.S. Holder’s initial tax basis in the Common Stock received would equal the sum of the exercise price and the U.S. holder’s adjusted tax basis in the warrants exercised. It is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; but in either case, the holding period would not include the period during which the U.S. Holder held the warrant. Due to the uncertainty and absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Common Stock received, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.
Sale, Exchange, Redemption or Expiration of a Warrant
Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Common Stock), or expiration of a warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the warrant. A U.S. Holder’s adjusted tax basis in its warrants will generally equal the U.S. Holder’s acquisition cost for such warrant. Such gain or loss generally will be treated as long-term capital gain or loss if the warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the warrant. The deductibility of capital losses is subject to certain limitations.
Information Reporting and Backup Withholding
In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of shares of Common Stock and Local Bounti Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.
Non-U.S.
Holders
Taxation of Distributions
In general, any distributions we make to a
non-U.S.
Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the
non-U.S.
Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such
non-U.S.
Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form
W-8BEN
or
W-8BEN-E,
as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the
non-U.S.
Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the
non-U.S.
Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “
Non-U.S.
Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants
” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “
Non-U.S.
Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants
” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
Dividends we pay to a
non-U.S.
Holder that are effectively connected with such
non-U.S.
Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the
non-U.S.
Holder) will generally not be subject to U.S. withholding tax, provided such
non-U.S.
Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form
W-8ECI).
Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the
non-U.S.
Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Exercise of a Warrant
The U.S. federal income tax treatment of a
non-U.S.
Holder’s exercise of a warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. Holder, as described under “
U.S.
Holders — Exercise of a Warrant
” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the
non-U.S.
Holder would be the same as those described below in “
Non-U.S.
Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants
.”
Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants
A
non-U.S.
Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Local Bounti Warrants or an expiration or redemption of our warrants, unless:

•
the gain is effectively connected with the conduct of a trade or business by the
non-U.S.
Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the
non-U.S.
Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the
non-U.S.
Holder held our Common Stock or Local Bounti Warrants and, in the case where shares of our Common Stock are regularly traded on an established securities market, the
non-U.S.
Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such
Non-U.S.
holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the
non-U.S.
Holder were a U.S. resident. Any gains described in the first bullet point above of a
non-U.S.
Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax.
Non-U.S.
Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
If the third bullet point above applies to a
non-U.S.
Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Local Bounti Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Local Bounti Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard.
Non-U.S.
Holders are urged to consult their tax advisors regarding the application of these rules.
Foreign Account Tax Compliance Act
Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain
non-U.S.
entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial
non-U.S.
entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of Common Stock and Local Bounti Warrants. A
non-U.S.
Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a
non-U.S.
Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Orrick, Herrington & Sutcliffe LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Local Bounti Corporation as of and for the years ended December 31, 2020 and 2019 included in this prospectus have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Leo Holdings III Corp for the period from January 8, 2021 (inception) to September 30, 2021 have been included herein and in the registration statement in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form
S-1
under the Securities Act with respect to the shares of Common Stock and Local Bounti Warrants offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company, its Common Stock and Local Bounti Warrants, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.
You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at https://localbounti.com/ at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of Local Bounti Corporation
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets	F-3
Consolidated Statements of Operations	F-4
Consolidated Statements of Stockholders’ Equity (Deficit)	F-5
Consolidated Statements of Cash Flows	F-6
Notes to Consolidated Financial Statements	F-7

Interim Financial Statements of Local Bounti Corporation
Condensed Consolidated Balance Sheets	F-21
Condensed Consolidated Statements of Operations	F-22
Condensed Consolidated Statements of Stockholders’ Equity (Deficit)	F-23
Condensed Consolidated Statements of Cash Flows	F-24
Notes to Condensed Consolidated Financial Statements	F-25

Audited Financial Statements of Leo Holdings III Corp
Report of Independent Registered Public Accounting Firm	F-38
Balance Sheet as of January 18, 2021	F-39
Statement of Operations for the period from January 8, 2021 (inception) through January 18, 2021	F-40
Statement of Changes in Shareholders’ Equity for the period from January 8, 2021 (inception) through January 18, 2021	F-41
Statement of Cash Flows for the period from January 8, 2021 (inception) through January 18, 2021	F-42
Notes to Financial Statements	F-43

Unaudited Condensed Financial Statements of Leo Holdings III Corp
Unaudited Condensed Consolidated Balance Sheet as of September 30, 2021	F-53
Unaudited Condensed Consolidated Statements of Operations for the Three Months Ended September 30, 2021 and for the Period from January 8, 2021 (Inception) through September 30, 2021	F-54
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity for the Period from January 8, 2021 (Inception) through September 30, 2021	F-55
Unaudited Condensed Consolidated Statement of Cash Flows for the Period from January 8, 2021 (Inception) through September 30, 2021	F-56
Notes to Unaudited Condensed Consolidated Financial Statements	F-57

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of Local Bounti Corporation
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Local Bounti Corporation and its subsidiary (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2020, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Emphasis of Matter Regarding Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ RSM US LLP
We have served as the Company’s auditor since 2021.
San Francisco, California
July 16, 2021

F-2

LOCAL BOUNTI CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and per Share Amounts)

	As of December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$45	$2,137
Accounts receivable, net of allowance of $8 thousand	11	—
Accounts receivable—related party	322	—
Inventory, net of allowance	243	—
Prepaid assets	7	8

Total current assets	628	2,145
Property and equipment, net	8,423	3,743
Other assets	51	—

Total assets	$9,102	$5,888

Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$176	$147
Accrued liabilities	1,294	348
Accrued liabilities—related party	833	342
Short-term debt	50	—

Total current liabilities	2,353	837
Long-term debt	104	2,497
Financing obligation	9,216	—

Total liabilities	11,673	3,334
Stockholders’ equity (deficit)
Voting common stock, 0.0001 par value, 20,000,000 shares authorized, 9,886,283 and 10,291,688 issued and outstanding as of December 31, 2020 and 2019, respectively	1	1
Additional paid in capital	9,577	6,293
Accumulated deficit	(12,149)	(3,740)

Total stockholders’ equity (deficit)	(2,571)	2,554

Total liabilities and stockholders’ equity (deficit)	$9,102	$5,888

See accompanying notes to consolidated financial statements

F-
3

LOCAL BOUNTI CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Share and per Share Amounts)

	For the years ended December 31,
	2020	2019
Sales	$82	$—
Cost of goods sold	91	—

Gross loss	(9)	—
Operating expenses:
Research and development	1,079	—
Selling, general and administrative	6,547	3,367
Depreciation	287	—

Total operating expenses	7,913	3,367

Loss from operations	(7,922)	(3,367)
Other income (expense):
Management fee income	35	—
Interest expense, net	(522)	(39)

Loss before income taxes	(8,409)	(3,406)
Income tax expense	—	—

Net loss	(8,409)	(3,406)

Net loss attributable to stockholders (Note 13):

Basic and diluted	$(0.84)	$(0.35)

See accompanying notes to consolidated financial statements

F-
4

LOCAL BOUNTI CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(In Thousands, Except Share Amounts)

	Voting Common Stock		Non-Voting Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance as of December 31, 2018	8,667,296	1	—	$—	$—	$(334)	$(333)
Issuance of common stock	2,516,283	—	—	—	4,500	—	4,500
Share redemption	(891,891)	—	—	—	(149)	—	(149)
Net loss	—	—	—	—	—	(3,406)	(3,406)
Stock-based compensation	—	—	—	—	1,942	—	1,942

Balance as of December 31, 2019	10,291,688	1	—	—	6,293	(3,740)	2,554

Issuance of common stock	—	—	1,799,811	—	—	—	—
Share redemption	(405,405)	—	—	—	(11)	—	(11)
Net loss	—	—	—	—	—	(8,409)	(8,409)
Stock-based compensation	—	—	—	—	3,295	—	3,295

Balance as of December 31, 2020	9,886,283	$1	1,799,811	$—	$9,577	$(12,149)	$(2,571)

See accompanying notes to consolidated financial statements

F-
5

LOCAL BOUNTI CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	For the years ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(8,409)	$(3,406)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	287	—
Stock-based compensation expense	3,295	1,942
Bad debt allowance	—	—
Inventory allowance	—	—
Changes in assets and liabilities:
Accounts receivable	(11)	—
Accounts receivable—related party	(322)	—
Inventory	(243)	—
Prepaid assets	1	(8)
Other assets	(51)	—
Accounts payable	29	147
Accrued liabilities	1,095	198
Accrued liabilities—related party	491	8

Net cash used in operating activities	(3,838)	(1,119)

Cash flows from investing activities
Purchases of property and equipment	(3,422)	(3,743)

Net cash used in investing activities	(3,422)	(3,743)

Cash flows from financing activities
Proceeds from issuance of common stock	—	4,501
Redemption of common stock	(80)	—
Proceeds from issuance of debt	453	4,561
Repayment of debt	(2,880)	(2,063)
Proceeds from financing obligations—related party	7,675	—

Net cash provided by financing activities	5,168	6,999

Net (decrease) increase in cash and cash equivalents	(2,092)	2,137
Cash and cash equivalents at beginning of period	2,137	—

Cash and cash equivalents at end of period	$45	$2,137

Supplemental disclosures of cash flow information
Cash paid for income taxes	$—	$—
Cash paid for interest	$(49)	$(41)

Non-cash investing and financing activities:
Non-cash purchases of property and equipment	$1,541	$—
Non-cash redemption of common stock	$11	$149
See accompanying notes to consolidated financial statements.

F-
6

LOCAL BOUNTI CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Business and Basis of Presentation
Description of the Business
Local Bounti was founded in August 2018 and is headquartered in Hamilton, Montana. Local Bounti is a producer of sustainably grown living lettuce, herbs and loose leaf lettuce. The Company’s vision is to deliver the freshest, locally grown produce over the fewest food miles possible. The Company grows its products in its patented controlled environmental agriculture (“CEA”) facility. Through its CEA process, it is the Company’s goal to produce its products in an environmentally sustainable manner that will increase harvest efficiency, limit water usage and reduce the carbon footprint of the production and distribution process. The environmental greenhouse conditions help to ensure nutritional value and taste, and the products are non-GMO
and pesticide and herbicide free. The Company’s products use 90% less water and 90% less land than conventional agriculture to produce. The Company’s first CEA facility in Hamilton, Montana commenced construction in 2019 and reached full commercial operation by the second half of 2020.
Going Concern and Liquidity
The accompanying consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and the ability of the Company to obtain the necessary financing to support its operations. For the year ended December 31, 2020, the Company, incurred a net loss of $8,409 thousand and had negative operating cash flows of $3,838 thousand. The Company believes that its current cash is insufficient to cover the expenses it expects to incur during the twelve months after the issuance of the accompanying financial statements. These factors initially gave rise to substantial doubt about the Company’s ability to continue as a going concern.
On June 17, 2021, the Company entered into a business combination agreement with Leo Holdings III Corporation (“Leo III”), a publicly traded special purpose acquisition company, and certain other affiliated entities through a series of transactions (the “Business Combination”). As a result of this merger, Local Bounti would become part of a public company with up to $400,000 thousand in capital to fund the operations after the acquisition. The merger is expected to be completed in the fourth quarter of 2021. While this merger would eliminate any near-term access to capital concerns, the Company cannot be certain that the merger will close or that it will be able to obtain such funds required for operations at terms acceptable to it, or at all.
In the event the Company does not complete the Business Combination, or it is significantly delayed, the Company will need to seek additional funding through private equity financings and/or debt financings to maintain its operations as a going concern. While the Company has historically been successful in obtaining these types of financing from both existing and new investors, there can be no assurance that such additional financing, if necessary, will be available or, if available, that such financing can be obtained on satisfactory terms. See Note 15—Subsequent Events for further information on the Company’s planned Business Combination.
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and are presented in U.S. Dollars. Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and an Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements herein.

F-
7

LOCAL BOUNTI CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of the consolidated financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. On an ongoing basis, the Company evaluates its estimates, including those related to the valuation of instruments issued for share-based compensation, inventory valuation reserve, and income taxes, among others. The Company bases these estimates on historical experiences and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates.
Significant Risk and Uncertainties
The Company is subject to those risks common in the consumer products and agriculture industries and those risks common to early stage development companies, including, but not limited to, the possibility of not being able to successfully develop or market its products, competition, dependence on key personnel and key external alliances, the ability to maintain and establish relationships with current and future vendors and suppliers, the successful protection of its proprietary technologies, compliance with government regulations, and the possibility of not being able to obtain additional financing when needed.
Segment Information
The Company’s
Co-Chief
Executive Officers
(“Co-CEOs”),
who are the chief operating decision-makers, manage the Company’s operations as a single operating segment.
Cash and Cash Equivalents
The Company considers all highly liquid, short-term investments with an original maturity date of three months or less to be cash equivalents.
The Company deposits its cash and cash equivalents in a commercial bank. From time to time, cash balances in these accounts exceed the Federal Deposit Insurance Corporation insured limits. The Company mitigates exposure to credit risk by placing cash and cash equivalents with highly rated financial institutions. To date, the Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk on its cash and cash equivalents.
Fair Value Measurement
The Company follows the accounting guidance in ASC 820,
 Fair Value Measurement,
 for its fair value measurements of financial assets and liabilities measured at fair value on a recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. The carrying amounts of cash, accounts receivables, accounts payable and promissory notes approximate fair value because of the short maturity associated with these instruments. Long-term debt as of December 31, 2020 and 2019 approximates its fair value as the interest rates are indexed to market rates.
Fair value measurements of assets and liabilities are categorized based on the following hierarchy:
Level 1—Fair value determined based on quoted prices in active markets for identical assets or liabilities.

F-
8

LOCAL BOUNTI CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Level 2—Fair value determined using significant observable inputs, such as quoted prices for similar assets or liabilities or quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, or inputs that are derived principally from or corroborated by observable market data, by correlation or other means.
Level 3—Fair value determined using significant unobservable inputs, such as pricing models, discounted cash flows, or similar techniques.
In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Inventory
Inventory is carried at the lower of cost or net realizable value using the first-in,
first-out
(FIFO) method. Cost is determined using the weighted average cost method. Inventory write-downs are recorded for shrinkage, damaged, stale and slow-moving items.
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Expenditures for additions or renewals and improvements are capitalized; expenditures for maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its economic life are charged to expense as incurred.
Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are as follows:

•	Greenhouse facility: 30 years

•	Equipment: 5 years
Intangible Assets
Finite-lived intangible assets consist of software. These assets are being amortized over their estimated useful lives. Finite-lived intangible assets are tested for impairment only when management has determined that potential impairment indicators are present.
COVID-19
and PPP Loan
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the
“COVID-19
outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the
COVID-19
outbreak as a pandemic, based on the rapid increase in exposure globally. On March 27, 2020, the “Coronavirus Aid, Relief and Economic Security (CARES) Act” was signed into law. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, and deferment of employer side social security payments. On April 2020, the Company received $104 thousand from stimulus loans under the SBA Paycheck Protection Program (“PPP”) of the CARES Act. Refer to Note 6 for additional discussion about the PPP loan, covered rent and other obligations, and covered utility payments incurred by the Company during the permitted period. The Company’s eligibility for the stimulus loan, expenditures that qualify toward forgiveness, and the final balance of the stimulus loan that may be forgiven are subject to audit and final approval

F-
9

LOCAL BOUNTI CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

by the SBA. To the extent that all or part of the stimulus loan is not forgiven, the Company will be required to pay interest at 1% and, commencing in October 2020, interest payments will be required through the maturity date in April 2022. The terms of the stimulus loan provide for customary events of default including, among other things, payment defaults, breach of representations and warranties, and insolvency events. The stimulus loan may be accelerated upon the occurrence of an event of default, including if the SBA subsequently reaches an audit determination that the Company does not meet the eligibility criteria. In June 2021, the Company repaid the amounts under the PPP loan.
Leases
The consolidated financial statements reflect the Company’s adoption of ASU No.
2016-02, Leases
(“ASC 842”), effective August 20, 2018 (the date of the Company’s incorporation) since it was early adopted by the Company. The Company determines if an arrangement contains a lease at inception. The right-of-use
assets, net and liabilities associated with leases are recognized based on the present value of the future minimum lease payments over the lease term. Lease terms reflect options to extend or not to terminate the lease when it is reasonably certain that the option will be exercised. For leases that include residual value guarantees, the Company includes these costs in the lease liability when it is probable such costs will be incurred.
Right-of-use
assets and obligations for short-term leases (leases with an initial term of 12 months or less) are not recognized in the consolidated balance sheet. See Note 8—Leases for further discussion.
Revenue Recognition
The consolidated financial statements reflect the Company’s adoption of ASU
2014-09,
“Revenue from Contracts with Customers” (Topic 606) effective August 20, 2018 (the date of the Company’s incorporation). The Company’s principal business is the production of sustainably grown fresh greens and herbs through controlled environmental agriculture facilities. The Company sells directly to local grocery stores and suppliers that further sell and distribute the produce. Consideration received is not based on further sales of the produce. Revenue recognition is completed on a point in time basis when product control is transferred to the customer. In general, control transfers to the customer when the product is shipped or delivered to the customer based upon applicable shipping terms. Customer contracts generally do not include more than one performance obligation and the performance obligation is generally satisfied within 10 to 20 days.
The Company does not have significant unbilled receivable balances arising from transactions with customers. The Company does not capitalize contract inception costs, as contracts (which are in the form of purchase orders from customers) are one year or less and the Company does not incur significant fulfillment costs requiring capitalization.
The Company recognizes shipping and handling costs as fulfillment cost and includes in cost of goods sold upon delivery of the product to the customer.
Research and Development
Research and development expenses consist primarily of compensation to employees engaged in research and development activities, including salaries, and related benefits, in addition to related overhead (including depreciation, utilities and other related allocated expenses) as well as supplies and services related to the development of the Company’s growing process. Local Bounti’s research and development efforts are focused on development of the Company’s process utilizing its CEA facility.
Stock-Based Compensation
The Company measures and recognizes compensation expense for all equity-based awards made to employees, directors, and non-employees,
based on estimated fair values recognized over the requisite service period or upon

F-
10

LOCAL BOUNTI CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

satisfying performance-based vesting conditions in accordance with ASC 718,
Stock-Based Compensation
. Stock-based payments are recognized in the consolidated statements of operations as a selling, general and administrative expense. The Company recognizes compensation expense for all equity-based awards with service vesting requirements on a straight-line basis over the requisite service period of the awards, which is generally the award’s vesting period. These amounts are reduced by forfeitures as the forfeitures occur.
Income Taxes
The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the carrying amounts of assets and liabilities for income tax purposes and operating losses carried forward, measured by applying tax rates based on currently enacted tax laws.
Valuation allowances are calculated, when necessary, to reduce the net deferred tax assets to an amount that is more likely than not to be realized. Changes in the valuation allowances occurring in subsequent periods are included in the consolidated statements of operations.
The Company recognizes uncertain tax positions based upon its estimate of whether, and the extent to which, additional taxes will be due when such estimates are more likely than not to be sustained. Uncertain income tax positions are not recognized if there is less than a 50% likelihood of being sustained.
Emerging Growth Company
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies, but any such election to opt out is irrevocable. The Company qualifies as an emerging growth company, as defined in the JOBS Act, and therefore intends to take advantage of certain exemptions from various public company reporting requirements, including delaying adoption of new or revised accounting standards until those standards apply to private companies. The effective dates shown below reflect the election to use the extended transition period.
Recently Issued Accounting Pronouncements
In June 2016, the FASB issued ASU
2016-13,
 “Financial Instruments
—
Credit Losses (Topic 326)”
. This ASU amends guidance on reporting credit losses for assets held at amortized cost and available for sale debt securities. For assets held at amortized cost, the amendment eliminates the probable initial recognition threshold in current U.S. GAAP and, instead, requires an entity to reflect its current estimate of all expected credit losses. The allowance for credit losses is a valuation account that is deducted from the amortized cost of the financial assets to present the net amount expected to be collected. ASU
2016-13
is effective for the Company as of January 1, 2023 and early adoption is permitted. The Company believes the adoption of the standard will not have a material impact on the consolidated financial statements.
In December 2019, the FASB issued
ASU 2019-12, “
Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”
, which is intended to simplify various aspects related to accounting for income taxes. ASU

F-1
1

LOCAL BOUNTI CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2019-12
removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for the Company beginning January 1, 2022 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements.
3. Inventory
Inventories as of December 31, 2020 and 2019, consisted of the following (in thousands
):

	As of December 31,
	2020	2019
Raw materials	$21	$—
Work-in-process	83	—
Finished goods	5	—
Packaging	182	—
Consignment	21

Inventory allowance	(69)	—

Total inventory, net	$243	$—

The assessment of recoverability of inventories and the amounts of any write-downs are based on currently available information and assumptions about future demand and market conditions. Demand for produce may fluctuate significantly overtime, and actual demand and market conditions may be more or less favorable than our projections. In the event that actual demand is lower than originally projected, additional inventory write-downs may be required.
4. Property and Equipment
Property and equipment as of December 31, 2020 and 2019, consisted of the following (in thousands):

	As of December 31,
	2020	2019
Greenhouse facility	5,203	—
Equipment	1,621	20
Land	345	345
Construction-in-progress	1,541	3,378

Less: Accumulated depreciation	(287)	—

Property and equipment, net	$8,423	$3,743

Depreciation expense related to property and equipment was $287 thousand and $0 for the years ended December 31, 2020 and 2019, respectively.

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2

LOCAL BOUNTI CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. Accrued Liabilities
Accrued liabilities as of December 31, 2020 and 2019, consisted of the following
(in thousands):

	As of December 31,
	2020	2019
Accrued payroll	$1,125	$18
Accrued shareholder settlement	—	149
Accrued legal fees	—	58
Accrued agriculture expenses	125	101
Accrued software fees	44	—
Other accrued expenses	—	22

Total accrued liabilities	$1,294	$348

6. Debt
Debt as of December 31, 2020 and 2019, consisted of the following (in thousands):

	As of December 31,
	2020	2019
Promissory notes	$—	$2,497
PPP loan	104	—
Share settlement note	50	—

Total debt	154	$2,497

Less: current portion	(50)	—

Long-term debt, less current portion	$104	$2,497

Promissory Notes
In July 2019, the Company entered into two promissory notes with a financial institution in a principal amount of $322 thousand used for Company’s working capital requirement and $2,175 thousand used for construction of the CEA facility in Hamilton, Montana. The notes accrue interest based on the published Federal Home Loan Bank of Des Moines plus a margin of 2.05%. The interest rates on the promissory notes were 4.28% as of December 31, 2019. The notes have maturity dates of January 22, 2027 and July 22, 2029. The notes were settled as part of the financing transaction of the facility with Grow Bitterroot in June 2020. See Note 14—Related Party Transactions for more details.
PPP Loan
In April 2020, the Company received loan proceeds in the amount of $104 thousand under the Paycheck Protection Program (“PPP”). The loans and accrued interest are forgivable after eight weeks, as long as, the Company uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintain its payroll levels. The amount of loan forgiveness will be reduced if the Company terminates employees or reduces salaries during the eight-week period. The unforgiven portion of the PPP loans is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. In June 2021, the Company repaid all outstanding amounts on this loan.

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3

LOCAL BOUNTI CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Share Settlement Note
In April 2020, the Company entered into a promissory note with a former stockholder in a principal amount of $80 thousand in connection with the share settlement as discussed in Note 9—Stockholders’ Equity (Deficit), below. The note accrues interest at the rate of 0.91% and is paid in monthly payments of $5 thousand until the maturity date of October 1, 2021. In March 2021, all outstanding amounts were repaid to the former stockholder.
7. Financing Obligation
In June 2020, the Company entered into a sale and finance leaseback transaction with a related party for land and a facility in Hamilton, Montana, used for warehouse and greenhouse space, for an initial term of 15 years or through May 2035. The Company also has an option to extend the term of the facility lease for three consecutive terms of five years each, of which the Company currently reasonably expects to extend the first term. The transaction did not qualify for sale leaseback accounting due to the finance leaseback classification prohibiting sale accounting. Therefore, the assets remain on the consolidated balance sheet (refer to Note 4—Property and Equipment) with the proceeds from the transaction and purchases of equipment on behalf of the related party recorded as a financing obligation. In addition, the Company will manage the facility and perform maintenance in exchange for a management fee under the property maintenance and management services agreement. The contractual payments for both the lease agreement and property maintenance and management agreement are applied as payments of deemed principal and imputed interest. The Company utilized a rate of 11.60% to calculate imputed interest. See Note 14—Related Party for further discussion.
The lease agreement does not contain residual value guarantees. The agreement does not contain restrictions or covenants that may result in additional financial obligations. The landlord has the option to construct future improvements on the property; when the improvements are completed, the base rent will increase.
The following tables summarizes the financing obligation and the presentation in our consolidated statements of operations for the period presented (in thousands):

For the year ended December 31,
2020
Financing obligation:
Amortization of financing obligation assets	$215
Interest on financing liabilities	475

Total financing obligations	$690

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4

LOCAL BOUNTI CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes future financing obligation payments by fiscal year for the year ending December 31, 2020 (in thousands):

As of December 31,	Finance Obligation
2021	$763
2022	779
2023	823
2024	862
2025	879
Thereafter	14,608

Total financing obligation payments	18,714
Amount representing interest	(13,599)
Net financing obligation and asset at end of term	2,071

Financing obligation liability	7,186
CIP obligation	2,030

Total financing obligation	$9,216

8. Leases
The Company determines whether a contract is or contains a lease at inception of a contract. The Company defines a lease as a contract, or part of a contract, that conveys the right to control the use of identified property or equipment (an identified asset) for a period of time in exchange for consideration. Control over the use of the identified asset means that the Company has both the right to obtain substantially all of the economic benefits from the use of the asset and the right to direct the use of the asset. The Company’s lease contract does not contain any non-lease
components.
Operating Lease
The company currently maintains operating leases for both buildings and equipment under short-term lease arrangements. Total expense related to these arrangements totaled $37 thousand and $0 for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020, the Company did not have any long-term lease obligations.
As of December 31, 2020, the Company did not have any additional significant operating or finance leases that have not yet commenced but that create significant rights and obligations.
9. Stockholders’ Equity (Deficit)
Common Stock
The rights of the holders of the voting common stock and nonvoting common stock are as follows:

•	Voting Common Stock —Each holder of common stock is entitled to one vote for each share of common stock held.

•
Nonvoting Common Stock
—Each holder of nonvoting common stock is entitled to zero votes for each share of nonvoting common stock held. Holders of nonvoting common stock shall not be entitled to information rights, or rights to dividends or other distributions, until immediately prior to a liquidation event. See Note 10—Stock-Based Compensation, below, for further discussion on nonvoting common stock.

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5

LOCAL BOUNTI CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Transactions Related to Common Stock
In 2019, the Company exercised its right to repurchase certain unvested shares of restricted stock, pursuant to the terms of the issuance agreement, and placed a portion into escrow, as the result of a dispute with a former stockholder. In April 2020, the Company entered into a settlement agreement for the repurchase of all the shares from the former stockholder, including the vested and unvested restricted shares and the remaining unrestricted shares not subject to vesting conditions. As part of the settlement agreement for the repurchase of all the restricted and unrestricted shares, the Company paid the former stockholder a total of $80 thousand in cash and entered into a term note, Note 6—Debt, above, with the former stockholder for $80 thousand.
Stock Split
On December 31, 2019, the Company effected
an eleven-for-one stock
split of our common stock, $.0001 par value, in the form of a stock dividend. Our consolidated financial statements and related notes have been adjusted to give retroactive effect to the stock split for all periods presented.
10. Stock-based Compensation
In 2020, the Company adopted an Equity Incentive Plan (the “Plan”) pursuant to which the Company’s BOD may grant stock awards to employees and service providers. According to the Plan, incentive stock options may only be granted to eligible employees.
Non-statutory
stock options, stock appreciation rights, restricted stock, restricted stock units and change in control restricted stock may be granted to service providers. A total of 2,250,000 shares of nonvoting common stock may be issued. In March 2021, the Plan was amended to adjust the total number of shares of nonvoting common stock issuable to 2,219,724. In June 2021, the Plan was further amended to adjust the total number of shares of nonvoting common stock issuable to 3,250,000 and 979,303 additional shares remain available for grant under the Plan.
Change in Control Restricted Stock
In 2020, the Company granted 1,799,811 Change in Control Restricted Stock (“CIC Restricted Stock”) to certain employees and directors that vest upon either a Change in Control or Qualified Public Offering, as defined by the respective CIC Restricted Stock agreement. The grant date fair value was based upon a Common Stock value of approximately $6.31. The Company determined the fair value of common stock at each grant date using an interpolation model based on qualitative and quantitative factors between two known transaction dates. As of December 31, 2020, the conditions for vesting have not been met. As such, the Company has not recognized stock compensation expense related to the CIC Restricted Stock. As of December 31, 2020, unrecognized compensation expense related to non-vested
restricted shares was $11,357 thousand.
Stock Restriction Agreements
On June 27, 2019, the Company entered into stock restriction agreements with two stockholders of the Company, whereby certain vesting restrictions were imposed on the stockholders’ shares as a condition to a third-party investor’s obligation to invest in the Company at a cash purchase price of approximately $19.67. Under the stock restriction agreements, the Company has the exclusive option to repurchase all or any portion of the restricted shares held by the stockholders which have not vested upon termination of their services. The restricted shares are released from the Company’s option to repurchase in twelve quarterly installments. In April 2020, the Company entered into a settlement agreement for the repurchase of all the shares from one of the stockholders, as discussed in Note 9—Stockholders’ Equity (Deficit). The grant date fair value of the restricted shares was deemed to be the price per share as determined in the contemporaneous issuance of common stock.
Compensation expense recorded for the year ended December 31, 2020 and 2019 for the restricted shares was $3,295 thousand and $1,942 thousand, respectively. As of December 31, 2020 and 2019, unrecognized

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6

LOCAL BOUNTI CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

compensation expense related to
non-vested
restricted shares was $4,942 thousand and $8,237 thousand. In March 2021, the Company terminated the
stock restriction agreement with the remaining stockholder and recognized all remaining unvested compensation expense.
11. Revenue
Nature of Revenues
Substantially all of the Company’s revenue from contracts with customers consists of the sale sustainably grown fresh greens and herbs in the United States and is recognized at a point in time in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods. Customers issue purchase orders in advance and the produce is either picked up at the CEA facility or delivered to the grocery stores by the Company. Each purchase order that is fulfilled by the Company is the performance obligation.
All sales are recorded within revenue on the accompanying consolidated statements of operations. The Company recognized $82 thousand and $0 revenue for the years ended December 31, 2020 and 2019, respectively. The Company did not have contract assets or contract liabilities as of December 31, 2020 and 2019.
Significant Judgments
Generally, the Company’s contracts with customers comprise a customer purchase order and are governed by industry fair trade practices. In certain instances, it may be further supplemented by separate pricing agreements. All products are sold on a standalone basis; therefore, when more than one product is included in a purchase order, the Company has observable evidence of stand-alone selling price. Contracts do not contain a significant financing component as payment terms on invoiced amounts are typically between 10 to 20 days. Product returns were not significant in 2020.
12. Income Taxes
For the years ended December 31, 2020 and 2019, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2020, the Company had approximately $7,173 thousand of federal and state net operating losses. At December 31, 2019, the Company had approximately $1,370 thousand of federal and state net operating losses. These net operating loss carryforwards can be carried forward by the Company indefinitely.

F-1
7

LOCAL BOUNTI CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The components of the Company’s deferred tax assets and liabilities are as follows (in thousands):

	For the year ended December 31,
	2020	2019
Currently reportable expense
Federal	$—	$—
State	—	—

	—	—
Deferred benefit:
Federal	1,841	288
State	591	92

	2,432	380
Less valuation allowance	(2,432)	(380)

Total provision for income tax expense	$—	$—

	As of December, 31
	2020	2019
Gross deferred tax assets arising from:
Net operating loss carryforwards	1,990	$380
ASC 842 right-of-use asset and liability	979	—

	2,969	$380
Deferred tax liabilities arising from:
Depreciation	(156)	—

Net deferred tax assets before valuation allowance	2,813	$380
Less valuation allowance	(2,813)	(380)

Net deferred tax assets	$—	$—

For financial reporting purposes, the Company has incurred a loss in each period since its inception. Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2020 and 2019.
The Company’s income tax returns and the amount of income or loss reported are subject to examination by the respective taxing authorities. If such examinations result in changes to the profits or losses, the tax liabilities of the Company could be changed accordingly.
13. Net Loss Per Share
Net loss per share is computed by dividing net loss by the weighted average number of common stock outstanding during the period. In computing earnings per share, the Company’s nonvoting stock is not considered a participating security. Diluted loss per common share is the same as basic loss per common share for all periods presented because the effects of potentially dilutive items were anti-dilutive given the Company’s net loss. The computation of net loss per share for the year ended December 31, 2020 excludes 1,799,811 nonvoting shares because the effect was anti-dilutive. No anti-dilutive shares were outstanding for the year ended December 31, 2019.

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8

LOCAL BOUNTI CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth the computation of the Company’s net loss per share attributable to stockholders for the years ended December 31, 2020 and 2019 (amounts in thousands, except share and per share amounts):

	For the year ended December 31,
	2020	2019
Net loss	$(8,409)	$(3,406)
Weighted average common stock outstanding, basic and diluted	9,997,049	9,798,949

Net loss per common share, basic and diluted	$(0.84)	$(0.35)

14. Related Party Transactions
BrightMark Partners LLC Management Services Agreement
In August 2018, the Company entered into a management services agreement with BrightMark Partners LLC (“BrightMark”), a related party, for certain management services including management, business, operational, strategic, and advisory services. Under the agreement, the management services will be provided for an initial term of three years that automatically renews for an additional one-year
term. As consideration for the management services, the Company pays $40 thousand, including costs and expenses incurred by BrightMark on behalf of Local Bounti, as reasonably determined by both parties on a monthly basis. In March 2021, the Company and BrightMark terminated the management services agreement.
For the years ended December 31, 2020 and 2019, the Company incurred management fees of $628 thousand and $815 thousand, respectively.
Accrued liabilities—related party as of December 31, 2020 and 2019 represent amounts owned to BrightMark related to the management services agreement and were $833 thousand and $342 thousand, respectively.
Grow Bitterroot Sale Lease Back Transaction & Property Maintenance and Management Services Agreement
In June 2020, the Company had constructed and sold the facility to Grow Bitterroot, LLC (“Grow Bitterroot”), a related party, for a total consideration of $6,885 thousand. Concurrently, the Company and Grow Bitterroot entered into an agreement, whereby the Company will lease land and greenhouse buildings from Grow Bitterroot. The transaction is accounted for as a financing transaction (a failed sale). In addition, the Company and Grow Bitterroot entered into a property maintenance and management services agreement under which the Company will provide all property maintenance and management services including business, operational, strategic and advisory services in exchange for an annual fee of $50 thousand. The property maintenance and management services agreement includes an initial term of three years with one year autorenewals unless terminated by either party with 30 days’ notice. See Note 7—Financing Obligation for further discussion.
BrightMark Partners LLC Short-Term Lease Agreement
In December 2020, the Company entered into a short-term lease agreement with BrightMark for commercial office space that may terminate at any time by providing 30 days written notice. Due to the short-term nature, the right-of-use
assets and lease obligation are not recognized in the consolidated balance sheet.

9

LOCAL BOUNTI CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. Subsequent Events
Restricted Stock Grants
In January and March 2021, the Company granted 146,848 and 273,065 additional shares of nonvoting common stock in the form of Change in Control Restricted Stock to employees, respectively. Shares vest upon the consummation of a Change in Control or Qualified Public Offering, as defined by the agreement.
Short-Term Loan
In January 2021, the Company entered into a short-term loan agreement with First Interstate Bank to finance the general working capital for the Company. The loan has a principal balance of $500 thousand, bears interest at 5.25% per annum, and matures on April 2021. As of March 2021, this loan has been repaid in full.
Convertible Notes
During 2021, the Company entered into a series of identical long-term loans with various parties with a maturity date of February 8, 2023. The combined total principal balance is $26,050 thousand and bears interest at 8% per annum. The notes have a conversion feature that triggers upon the earliest of a Qualified Equity Financing or a Qualified SPAC Transaction, as defined by the agreement. Under a Qualified Equity Financing, the outstanding principal of the note automatically converts into the Company’s equity securities at a conversion price of cash price paid per share by 85%. Under a Qualified SPAC Transaction, the outstanding principal of the note automatically converts into a number of the Company’s common stock, at a conversion price equal to value of each share of common stock in the Qualified SPAC Transaction by 85%.
Term Loan
In March 2021, the Company entered into a long-term loan with Cargill Financial Services International, Inc. to finance the general working capital for the Company. The loan has a principal balance of up to $10,000 thousand and bears interest at 8% per annum with a maturity date of March, 22, 2022. The lender has 25% equity warrant coverage on the loan amount. The warrant to purchase shares entitles the lender to a number of shares totaling 25% of the principal amount of loan multiplied by 85% of the lowest cash price per share upon the earliest of a Qualified Equity Financing, Qualified SPAC Transaction, or an Acquisition, as defined by the agreement.
Washington Land Purchase
In June 2021, the Company purchased land in Washington state for $3,106 thousand to serve as the Company’s second CEA facility.
SPAC Transaction
On June 17, 2021, the Company entered into a business combination agreement to merge with Leo III and certain other affiliated entities through a series of transactions (the “Business Combination”). The Business Combination is subject to approval by the stockholders of Leo III and the Company and other customary closing conditions. The Business Combination is anticipated to be accounted for as a reverse capitalization in accordance with U.S. GAAP. In connection with the Business Combination, a subscription agreement was entered into between Leo III and various investors for proceeds of $125,000 thousand (the “PIPE Investment”). The PIPE Investment is conditioned upon the closing of the Business Combination. The proceeds of the PIPE Investment, together with the amounts remaining in Leo III trust account following the closing of the Business Combination, will be retained by the post-combination business.

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20

LOCAL BOUNTI CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and per Share Amounts)

	As of September 30, 2021	As of December 31, 2020
Assets
Current assets
Cash and cash equivalents	$10,376	$45
Restricted cash	4,416	—
Accounts receivable, net of allowance	92	11
Accounts receivable - related party	16	322
Inventory, net of allowance	630	243
Prepaid expenses and other current assets	984	7
Prepaid professional fees	4,439	—

Total current assets	20,953	628
Property and equipment, net	22,224	8,423
Other assets	423	51

Total assets	$43,600	$9,102

Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$1,850	$176
Accrued liabilities	6,277	1,294
Accrued liabilities - related party	—	833
Share settlement note	—	50

Total current liabilities	8,127	2,353
Long-term debt	15,638	104
Convertible Notes	31,117	—
Warrant liability	1,425	—
Financing obligation	12,744	9,216

Total liabilities	69,051	11,673
Stockholders’ equity (deficit)
Voting common stock, 0.0001 par value, 20,000,000 shares authorized, 9,886,283 issued and oustanding as of September 30, 2021 and December 31, 2020	1	1
Nonvoting common stock, 0.0001 par value, 2,037,680 shares aurthorized, 2,037,680 and 1,799,891 issued and oustanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	14,519	9,577
Accumulated deficit	(39,971)	(12,149)

Total stockholders’ deficit	(25,451)	(2,571)

Total liabilities and stockholders’ equity (deficit)	$43,600	$9,102

See accompanying notes to unaudited condensed consolidated financial statements

F-2
1

LOCAL BOUNTI CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Share and per Share Amounts)

	For the nine months ended September 30,
	2021	2020
Sales	$324	$39
Cost of goods sold	249	8

Gross profit	75	31
Operating expenses:
Research and development	2,245	358
Selling, general and administrative	15,493	4,223
Depreciation	392	182

Total operating expenses	18,130	4,763

Loss from operations	(18,055)	(4,732)
Other income (expense):
Management fee income	62	21
Convertible notes fair value adjustment	(5,067)	—
Warrant fair value adjustment	(10)	—
Debt extinguishment expense	(1,485)	—
Interest expense, net	(3,267)	(317)

Loss before income taxes	(27,822)	(5,028)
Income tax expense	—	—

Net loss	$(27,822)	$(5,028)

Net loss attributable to stockholders (Note 13):
Basic and diluted	$(2.81)	$(0.50)

See accompanying notes to unaudited condensed consolidated financial statements

F-2
2

LOCAL BOUNTI CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(In Thousands, Except Share Amounts)

	Voting Common Stock		Non-Voting Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance as of December 31, 2020	9,886,283	$1	1,799,811	$—	$9,577	$(12,149)	$(2,571)
Issuance of common stock	—	—	237,869	—	—	—	—
Net loss	—	—	—	—	—	(27,822)	(27,822)
Stock-based compensation	—	—	—	—	4,942	—	4,942

Balance as of September 30, 2021	9,886,283	$1	2,037,680	$—	$14,519	$(39,971)	$(25,451)

	Voting Common Stock		Non-Voting Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance as of December 31, 2019	10,291,688	$1	—	$—	$6,293	$(3,740)	$2,554
Share redemption	(405,405)	—	—	—	(11)	—	(11)
Net loss	—	—	—	—	—	(5,028)	(5,028)
Stock-based compensation	—	—	—	—	2,471	—	2,471

Balance as of September 30, 2020	9,886,283	$1	—	$—	$8,753	$(8,768)	$(14)

See accompanying notes to unaudited condensed consolidated financial statements

F-2
3

LOCAL BOUNTI CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	For the nine months ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(27,822)	$(5,028)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	392	182
Stock-based compensation expense	4,942	2,470
Bad debt allowance	4	—
Inventory allowance	(17)	—
Change in fair value - Convertible Notes	5,067	—
Change in fair value - warrant	10	—
Loss on extinguishment	939	—
Amortization of debt issuance costs	782	—
Changes in assets and liabilities:
Accounts receivable	(85)	(207)
Accounts receivable - related party	306	(520)
Inventory	(370)	(185)
Prepaid expenses and other current assets	(977)	(13)
Prepaid professional fees	(4,439)	—
Other assets	115	(57)
Accounts payable	1,673	381
Accrued liabilities	5,033	(328)
Accrued liabilities - related party	(833)	(342)

Net cash used in operating activities	(15,280)	(3,647)

Cash flows from investing activities
Purchases of property and equipment	(14,193)	(3,723)

Net cash used in investing activities	(14,193)	(3,723)

Cash flows from financing activities
Proceeds from issuance of debt	26,793	536
Payment of debt issuance costs	(1,448)	—
Proceeds from issuance of convertible notes	26,000	—
Repayment of debt	(10,654)	(2,865)
Payments of share settlement	—	(11)
Proceeds from financing obligations	3,529	7,655

Net cash provided by financing activities	44,220	5,315

Net increase (decrease) in cash and cash equivalents and restricted cash	14,747	(2,055)
Cash and cash equivalents and restricted cash at beginning of period	45	2,137

Cash and cash equivalents and restricted cash at end of period	$14,792	$82

Non-cash investing and financing activities:
Non-cash proceeds from issuance of Convertible Notes for services provided	$50	$—
Non-cash proceeds from issuance of Share Settlement Note	—	80
Purchases of property and equipment included in accounts payable and accrued liabilities	3,062	—

F-2
4

LOCAL BOUNTI CORPORATION
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)
1. Business and Basis of Presentation
Description of the Business
Local Bounti was founded in August 2018 and is headquartered in Hamilton, Montana. Local Bounti is a producer of sustainably grown living lettuce, herbs and loose leaf lettuce. The Company’s vision is to deliver the freshest, locally grown produce over the fewest food miles possible. The Company grows its products in its patented controlled environmental agriculture (“CEA”) facility. Through its CEA process, it is the Company’s goal to produce its products in an environmentally sustainable manner that will increase harvest efficiency, limit water usage and reduce the carbon footprint of the production and distribution process. The environmental greenhouse conditions help to ensure nutritional value and taste, and the products are non-GMO
and pesticide and herbicide free. The Company’s products use 90% less water and 90% less land than conventional agriculture to produce. The Company’s first CEA facility in Hamilton, Montana (the “Montana Facility”) commenced construction in 2019 and reached full commercial operation by the second half of 2020.
Business Combination
On June 17, 2021, the Company entered into a business combination agreement with Leo Holdings III Corporation (“Leo”), a publicly traded special purpose acquisition company (“SPAC”). As a result of this merger, which is structured as a reverse acquisition, Local Bounti will operate as a public company. At the close of the transaction on November 19, 2021, approximately $100,000 thousand was transferred to Local Bounti to fund operations.
Basis of Presentation and Principles of Consolidation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) pursuant to the rules and regulations of the Security and Exchange Commission (“SEC”) for interim reporting and are presented in U.S. Dollars. As permitted under those rules, certain footnotes or other financial information that are normally required by GAAP have been condensed or omitted. As such, the information should be read in conjunction with the audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2020 included in the final prospectus and definitive proxy statement, dated October 20, 2021 and filed with the Securities and Exchange Commission on October 20, 2021 incorporated herein by reference.
Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”). The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the unaudited condensed consolidated financial statements herein.
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of the unaudited condensed consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements and accompanying notes. On an ongoing basis, the Company evaluates its estimates, including those related to the valuation of instruments issued for share-based compensation, inventory valuation reserve, warrant liabilities, and income taxes, among others. The Company bases these estimates on

F-2
5

LOCAL BOUNTI CORPORATION
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)

historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates.
Fair Value Measurements
The Company measures fair value based on the price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs used in valuation techniques are assigned a hierarchical level. The following are the hierarchical levels of inputs to measure fair value:
Level 1—
This level consists of quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.
Level 2—
This level consists of observable prices that are based on inputs not quoted on active markets but corroborated by market data.
Level 3—
This level consists of unobservable inputs that are used when little or no market data is available.
A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.
COVID-19
and Paycheck Protection Program Loan
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the
“COVID-19
outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the
COVID-19
outbreak as a pandemic, based on the rapid increase in exposure globally. On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) was signed into law. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, and deferment of the employer’s portion of Social Security taxes. In April 2020, the Company received $104 thousand from stimulus loans under the Paycheck Protection Program (“PPP”) of the CARES Act. The PPP is administered by the U.S. Small Business Administration (the “SBA”). Refer to Note 7 — Debt for additional discussion about the PPP loan. The Company’s eligibility for the stimulus loan, expenditures that qualify toward forgiveness, and the final balance of the stimulus loan that may be forgiven were subject to audit and final approval by the SBA. To the extent that all or part of the stimulus loan was not forgiven, the Company was required to pay interest at 1% and, commencing in October 2020, interest payments were required through the maturity date in April 2022. The terms of the stimulus loan provide for customary events of default including, among other things, payment defaults, breach of representations and warranties, and insolvency events. The stimulus loan may have been accelerated upon the occurrence of an event of default, including if the SBA subsequently reached an audit determination that the Company did not meet the eligibility criteria. In June 2021, the Company repaid the amounts under the PPP loan.
Research and Development
Research and development expenses consist primarily of compensation to employees engaged in research and development activities, including salaries, and related benefits, in addition to related overhead (including

F-2
6

LOCAL BOUNTI CORPORATION
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)

depreciation, utilities and other related allocated expenses) as well as supplies and services related to the development of the Company’s growing process. Local Bounti’s research and development efforts are focused on development of the Company’s process utilizing its CEA facility.
Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The Company qualifies as an emerging growth company, as defined in the JOBS Act, and therefore intends to take advantage of certain exemptions from various public company reporting requirements, including delaying adoption of new or revised accounting standards until those standards apply to private companies. The effective dates shown below reflect the election to use the extended transition period.
Recently Issued Accounting Pronouncements
In August 2020, the FASB issued ASU
2020-06,
“
Debt—Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity,
” which simplifies the accounting for certain financial instruments with characteristics of liability and equity, including convertible instruments and contracts on an entity’s own equity. The standard reduces the number of models used to account for convertible instruments, removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, and requires the if-converted
method for calculation of diluted earnings per share for all convertible instruments. The standard is effective for the Company for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2023. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. The Company is currently in the process of evaluating the impact that the adoption of the ASU will have on the Company’s results of operations and financial position and the related disclosures.
In May 2021, the FASB issued ASU
2021-04,
“
Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic
470-50),
Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic
815-40);
Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options,
” which clarifies the accounting for modifications or exchanges of freestanding equity-classified written call options (e.g. warrants) that remain equity classified after modification or exchange. The standard is effective for the Company for fiscal years, and interim periods within those fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently in the process of evaluating the impact that the adoption of the ASU will have on the Company’s accounting of its debt and warrants.
3. Restricted Cash
On September 3, 2021, the Company entered into a Subordinated Credit Agreement with Cargill Financial Services International, Inc. (“Cargill Financial”). See Note 7—Debt for further detail. Under the agreement, the Company is able to borrow up to $50,000 thousand (the “Cargill Loan”) from Cargill Financial. As part of the Cargill Loan, the Company is required to establish an “Interest Reserve Account,” which is a deposit account, that contains minimum funds in an amount equal to or greater than the Minimum Interest Amount (as set forth in the Cargill Loan). The Company has drawn a total of $16,293 thousand on the Cargill Loan as of September 30, 2021. Out of the total outstanding balance, $4,416 thousand was to fund the Interest Reserve Account, and is classified as “Restricted cash” in the Condensed Consolidated Balance Sheet.

F-2
7

LOCAL BOUNTI CORPORATION
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)

4. Inventory
Inventory is carried at the lower of cost or net realizable value using the first-in,
first-out
(“FIFO”) method. Cost is determined using the weighted average cost method. Inventory write-downs are recorded for shrinkage, damaged, stale and slow-moving items. Inventories consisted of the following (in thousands):

	As of September 30, 2021	As of December 31, 2020
Raw materials	$161	$21
Work-in-process	53	83
Finished goods	1	5
Packaging	266	182
Consignment	166	21

Inventory allowance	(17)	(69)

Total inventory, net	$630	$243

The assessment of recoverability of inventories and the amounts of any write-downs are based on currently available information and assumptions about future demand and market conditions. Demand for produce may fluctuate significantly over time, and actual demand and market conditions may be more or less favorable than the Company’s projections. If actual demand is lower than originally projected, additional inventory write- downs may be required.
5. Property and Equipment
Property and equipment consisted of the following (in thousands):

	As of September 30, 2021	As of December 31, 2020
Greenhouse facility	$9,281	$5,203
Equipment	2,059	1,621
Land	3,558	345
Leasehold improvements	3,947	—
Construction-in-progress	4,058	1,541

Less: Accumulated depreciation	(679)	(287)

Property and equipment, net	$22,224	$8,423

Depreciation expense related to property and equipment was $392 thousand for the nine months ended September 30, 2021, as compared to $182 thousand for the nine months ended September 30, 2020.

F-2
8

LOCAL BOUNTI CORPORATION
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)

6. Accrued Liabilities
Accrued liabilities consisted of the following (in thousands):

	As of September 30, 2021	As of December 31, 2020
Accrued payroll	$2,532	$1,125
Accrued interest	1,207	—
Accrued agriculture expenses	533	125
Accrued construction expenses	1,902	—
Other accrued expenses	103	44

Total accrued liabilities	$6,277	$1,294

7. Debt
Debt consisted of the following (in thousands):

	As of September 30, 2021	As of December 31, 2020
PPP loan	$—	$104
Share settlement note	—	50
Cargill Loan	16,293	—
Unamortized deferred financing costs, Cargill Loan	(655)	—
Convertible notes with fair value adjustment ($26,050 thousand in face value)	31,117	—

Total debt	46,755	154
Share settlement note - short term	—	(50)
Convertible notes with fair value adjustment ($26,050 thousand in face value)	(31,117)	—

Long-term debt, less current portion and convertible notes	$15,638	$104

PPP Loan
In April 2020, the Company received loan proceeds in the amount of $104 thousand under the
PPP
. The loans and accrued interest are forgivable after eight weeks as long as the Company uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the Company terminates employees or reduces salaries during the eight-week period. The unforgiven portion of the PPP loans is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. In June 2021, the Company repaid all outstanding amounts on the PPP loan.

9

LOCAL BOUNTI CORPORATION
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)

Share Settlement Note
In April 2020, the Company entered into a promissory note with a former shareholder for a principal amount of $80 thousand in connection with the share settlement as discussed in Note 9—Stockholders’ Equity (Deficit) below. The note accrues interest at a rate of 0.91% and is paid in monthly payments of $5 thousand until the maturity date of October 1, 2021. In March 2021, all outstanding amounts were repaid to the former shareholder.
Short-Term Loan
In January 2021, the Company entered into a short-term loan agreement with First Interstate Bank to finance the general working capital for the Company. The loan had a principal balance of $500 thousand, bears interest at 5.25% per annum and matures in April 2021. In April 2021, this loan was repaid in full.
Convertible Notes
During 2021, the Company entered into a series of identical convertible long-term notes with various parties with a maturity date of February 8, 2023 (referred to herein as the “Convertible Notes”). As of September 30, 2021, the combined total principal balance is $26,050 thousand and bears interest at 8% per annum. The Convertible Notes were accounted for at fair value with changes in fair value being recognized under Convertible Notes fair value adjustment within the income statement. The Convertible Notes have a conversion feature that triggers upon the earliest of a qualified equity financing or a qualified SPAC transaction, as defined by the agreement. Under a qualified SPAC transaction, the outstanding principal of the Convertible Notes automatically converts into a number of shares of common stock, at a conversion price equal to value of each share of common stock in the qualified SPAC transaction multiplied by 85%. The Company recognized $1,069 thousand in interest expense in connection with the Convertible Notes for the nine months ended September 30, 2021.
Agreements with Cargill Financial
In March 2021, the Company entered into a loan with Cargill Financial to finance the general working capital for the Company. This loan has a principal balance of up to $10,000 thousand and bears interest at 8% per annum with a maturity date of March 22, 2022. The lender has 25% equity warrant coverage on the loan amount. The warrant to purchase shares entitles the lender to a number of shares totaling 25% of the principal amount of the loan multiplied by 85% of the lowest cash price per share upon the earliest of a qualified equity financing, SPAC transaction, or an acquisition, as defined by the agreement. In September 2021, this loan was repaid in full and the associated warrants are still outstanding.
On September 3, 2021, the Company entered into the Cargill Loan. Under the Cargill Loan, the Company is able to borrow up to $50,000 thousand. The interest rate on the Cargill Loan is 10.5% per annum, with accrued interest on the agreement paid quarterly in arrears on the last business day of each calendar quarter, commencing the last business day of the calendar quarter ending December 31, 2021, and on the maturity date September 3, 2028. A total of $16,293 thousand was outstanding on the Cargill Loan as of September 30, 2021.
On September 3, 2021, the Company also entered into a Credit Agreement with Cargill Financial whereby Cargill Financial agreed to make advances to the Company of up to $150,000 thousand. The interest rate on this loan will be equal to the LIBOR rate plus the Applicable Margin. The maturity date of this loan will be on September 3, 2028. This loan cannot be drawn until the Company closes the SPAC transaction.

F-
30

LOCAL BOUNTI CORPORATION
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)

8. Fair Value Measurements
The following table sets forth, by level within the fair value hierarchy, the accounting of the Company’s financial assets and liabilities at fair value on a recurring and nonrecurring basis according to the valuation techniques the Company uses to determine their fair value (in thousands):

	As of September 30, 2021
	Level 1	Level 2	Level 3
Recurring fair value measurments
Assets:
Money market funds	$10,372	$—	$—

Total	$10,372	$—	$—

Liabilities:
Convertible notes	$—	$—	$31,117
Warrant liability	$—	$—	$1,425

Total	$—	$—	$32,542

As of September 30, 2021, and December 31, 2020, the carrying value of all other financial assets and liabilities approximated their respective fair values.
As of September 30, 2021, the Company measured its warrants and Convertible Notes at fair value based on significant inputs not observable in the market, resulting in them being classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of the warrants related to updated assumptions and estimates were recognized as a warrant liability fair value adjustment within the unaudited condensed consolidated statements of operations.
The fair value of the Company was determined utilizing both income and market approaches which were weighted equally in the valuation. The fair value of the Company was then allocated to the warrants utilizing an option pricing methodology (“OPM”), estimating the probability weighted value across multiple scenarios. Guideline public company multiples were used to value the Company under certain scenarios. The discounted cash flow method was used to value the Company under the other scenarios. Share value for each class of security was based upon the probability-weighted present value of expected future investment returns, considering each of these possible future outcomes, as well as the rights of each share class.
The significant unobservable inputs into the valuation model used to estimate the fair value of the redeemable convertible common stock warrants include:

•	the timing of potential events (including, but not limited to, an initial public offering or SPAC transaction) and their probability of occurring,

•	the selection of guideline public company multiples,

•	a discount for the lack of marketability of the common stock,

•	the projected future cash flows, and

•	the discount rate used to calculate the present value of the estimated equity value allocated to each share class.

F-3
1

LOCAL BOUNTI CORPORATION
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)

The Company calculated the estimated fair value of the Convertible Notes on the date of issuance and at each subsequent reporting date. The Company used the following assumptions as of September 30, 2021:

Nine months ended September 30,	2021
Implied Yield	25.2% - 29.6%
Time from Valuation to Maturity (Years)	1.36
Time from Valuation to SPAC Merger (Years)	0.13
Time from Valuation to Qualified Financing (Years)	0.83
The Company calculated the estimated fair value of the warrants on the date of issuance and at each subsequent reporting date using the following assumptions:

Nine months ended September 30,	2021
Risk Free Rate	1.00% - 1.12%
Warrant Term (Years)	5.00
Dividend Yield	0.00%
Class Volatility	50.00%
Time to Issuance (Years)	0.13 - 0.83
The following table presents changes in the Level 3 fair value measurement for the Convertible Notes and warrant liability on a recurring basis (in thousands):

	For the nine months ended September 30, 2021
	Convertible Notes	Warrant Liability
Balance as of December 31, 2020	$—	$—
Additions	26,050	1,415
Fair value measurement adjustments	5,067	10

Balance as of September 30, 2021	$31,117	$1,425

As of September 30, 2021, the Company had
no

transfers between levels of the fair value hierarchy of its liabilities measured at fair value.
9. Stockholders’ Equity (Deficit)
Common Stock
The rights of the holders of the voting common stock and nonvoting common stock are as follows:

•	Voting Common Stock —Each holder of common stock is entitled to one vote for each share of common stock held.

•
Nonvoting Common Stock
—Each holder of nonvoting common stock is entitled to zero votes for each share of nonvoting common stock held. Holders of nonvoting common stock shall not be entitled to information rights, or rights to dividends or other distributions, until immediately prior to a liquidation event. See Note 10 - Stock-Based Compensation below for further discussion on nonvoting common stock.

F-3
2

LOCAL BOUNTI CORPORATION
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)

Transactions Related to Common Stock
In December 2019, the Company entered into a settlement agreement to repurchase all of the remaining unvested restricted shares from a former shareholder subject to the stock restriction agreement (See Note 10 – Stock Based Compensation) for a total of $149 thousand with amounts being held in escrow. In April 2020, the Company entered into a settlement agreement for the repurchase of all the shares from the former shareholder, including the vested and unvested restricted shares and the remaining unrestricted shares not subject to vesting conditions. As part of the settlement agreement for the repurchase of all the restricted and unrestricted shares, the Company paid the former shareholder a total of $80 thousand in cash and entered into a $80 thousand term note. See Note 7—Debt above for further details.
10. Stock-based Compensation
In 2020, the Company adopted an Equity Incentive Plan (the “Plan”) pursuant to which the Company’s Board of Directors may grant stock awards to employees and service providers. According to the Plan, incentive stock options may only be granted to eligible employees.
Non-statutory
stock options, stock appreciation rights, restricted stock, restricted stock units and change in control restricted stock may be granted to service providers. A total of 2,250,000 shares of nonvoting common stock may be issued. In March 2021, the Plan was amended to adjust the total number of shares of nonvoting common stock issuable to 2,219,724. In June 2021, the Plan was further amended to adjust the total number of shares of nonvoting common stock issuable to 2,270,697. In September 2021, the Plan was further amended to adjust the total number of shares of nonvoting common stock issuable to 2,088,653. No additional shares remain available for grant under the Plan.
Change in Control Restricted Stock
In 2020, the Company granted 1,799,811 Change in Control Restricted Stock (“CIC Restricted Stock”) to certain employees and directors that vest upon either a Change in Control or Qualified Public Offering, as defined by the respective CIC Restricted Stock agreement. The grant date fair value was based upon a Common Stock value of approximately $6.31. The Company determined the fair value of common stock at each grant date using an interpolation model based on qualitative and quantitative factors between two known transaction dates.
During the first quarter of 2021, the Company granted an additional 419,913 shares of CIC Restricted Stock to certain employees and directors that vest upon a either a Change in Control or Qualified Public Offering, as defined by the respective CIC Restricted Stock agreement. The average grant date fair value was based upon a Common Stock value of approximately $13.26. The Company determined the fair value of common stock at each grant date using an interpolation model based on qualitative and quantitative factors between two known transaction dates.
During the second quarter of 2021, the Company granted an additional 50,973 shares of CIC Restricted Stock Units to a board member that vest upon a either a Change in Control or Qualified Public Offering, as defined by the respective CIC Restricted Stock agreement. The average grant date fair value was based upon a Common Stock value of approximately $29.40. The Company determined the fair value of common stock at each grant date using an interpolation model based on qualitative and quantitative factors between two known transaction dates.
During the third quarter of 2021, 182,044 CIC Restricted Stock shares were forfeited. As of September 2021, the conditions for vesting for all 2,088,653 CIC Restricted Stock shares have not been met. As such, the Company has not recognized stock compensation expense related to the CIC Restricted Stock. As of September 30, 2021, unrecognized compensation expense related to non-vested
CIC Restricted Shares was $17,484 thousand.

F-3
3

LOCAL BOUNTI CORPORATION
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)

Stock Restriction Agreements
On June 27, 2019, the Company entered into stock restriction agreements with two stockholders of the Company, whereby certain vesting restrictions were imposed on the stockholders’ shares as a condition to a third-party investor’s requirement to invest in the Company at a cash purchase price of approximately $19.67 per share. Under the stock restriction agreements, the Company has the exclusive option to repurchase all or any portion of the restricted shares held by the stockholders which have not vested upon termination of their services. The restricted shares are released from the Company’s option to repurchase in twelve quarterly installments. In April 2020, the Company entered into a settlement agreement for the repurchase of all the shares from one of the stockholders, as discussed in Note 9—Stockholders’ Equity (Deficit). The grant date fair value of the restricted shares was deemed to be the price per share as determined in the contemporaneous issuance of common stock.
Compensation expense recorded for the nine months ended September 30, 2021 was $4,942 thousand. Compensation expense recorded for the nine months ended September 30, 2020 was $2,470 thousand. In March 2021, the Company terminated the stock restriction agreement with the remaining stockholders and recognized all remaining unvested compensation expense during the first quarter of 2021.
11. Revenue
Nature of Revenues
Substantially all of the Company’s revenue from contracts with customers consists of the sale of sustainably grown fresh greens and herbs in the United States and is recognized at a point in time in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods. Customers issue purchase orders in advance and the produce is either picked up at the Company’s CEA facility or delivered to grocery stores by the Company. Each purchase order that is fulfilled by the Company represents a distinct performance obligation.
All sales are recorded within revenue in the accompanying condensed consolidated statements of operations. The Company recognized $324 thousand in revenue for the nine months ended September 30, 2021. The Company recognized $39 thousand in revenue for the nine months ended September 30, 2020. The Company did not have contract assets or contract liabilities as of September 30, 2021 and December 31, 2020.
Significant Judgments
Generally, the Company’s contracts with customers comprise a customer purchase order and are governed by industry fair trade practices. In certain instances, it may be further supplemented by separate pricing agreements. All products are sold on a standalone basis; therefore, when more than one product is included in a purchase order, the Company has observable evidence of stand-alone selling price. Contracts do not contain a significant financing component as payment terms on invoiced amounts are typically between 10 to 20 days. Product returns were not significant for the nine months ended September 30, 2021 and 2020, respectively.
12. Income Taxes
The Company’s effective income tax rate was 0% for the nine months ended September 30, 2021 and 2020. The variance from the U.S. federal statutory rate of 21% for the nine months ended September 30, 2021 and 2020 was primarily attributable to a change in the Company’s valuation allowance. The Company’s income tax provision is impacted by a valuation allowance on the Company’s net deferred tax assets, net of reversing taxable temporary differences and considering future annual limitations on net operating loss carryforward utilization enacted by

F-3
4

LOCAL BOUNTI CORPORATION
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)

U.S. tax reform legislation. The Company maintains a valuation allowance on its net deferred tax assets for all periods presented as the Company cannot be certain that future taxable income will be sufficient to realize its deferred tax assets.
Valuation allowances are provided against deferred tax assets when, based on all available evidence, it is considered more likely than not that some portion or all the recorded deferred tax assets will not be realized in future periods. In addition, there was no income tax expense recognized for the nine months ended September 30, 2021 and 2020.
13. Net Loss Per Share
Net loss per share is computed by dividing net loss by the weighted average number of common stock outstanding during the period. In computing earnings per share, the Company’s nonvoting stock, warrants and Convertible Notes are not considered participating securities. Diluted loss per common share is the same as basic loss per common share for all periods presented because the effects of potentially dilutive items were anti-dilutive given the Company’s net loss. Diluted net loss per common share adjusts basic net loss per share attributable to ordinary shareholders to give effect to all potential ordinary shares that were dilutive and outstanding during the period. For the nine months ended September 30, 2021 and 2020, no
instrument was determined to have a dilutive effect.
The following table sets forth the computation of the Company’s net loss per share attributable to stockholders (amounts in thousands, except share and per share amounts):

	For the nine months ended September 30,
	2021	2020
Net loss	$(27,822)	$(5,028)
Weighted average common stock outstanding, basic and diluted	9,886,283	10,033,298

Net loss per common share, basic and diluted	$(2.81)	$(0.50)

The following table discloses the weighted-average shares outstanding of securities that could potentially dilute basic net loss per share in the future that were not included in the computation of diluted net loss per share as the impact would be anti-dilutive:

	For the nine months ended September 30,
	2021	2020
CIC Restricted Stock	2,121,825	—
Convertible notes	445,701	—
Warrants	42,094	—
14. Related Party Transactions
BrightMark Partners LLC Management Services Agreement
In August 2018, the Company entered into a management services agreement with BrightMark Partners LLC (“BrightMark”), a related party, for certain management services including management, business, operational,

F-3
5

LOCAL BOUNTI CORPORATION
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)

strategic, and advisory services. Under the agreement, management services will be provided for an initial term of three
years that automatically renews for an additional
one-year
term. As consideration for the management services, the Company pays $40 thousand, including costs and expenses incurred by BrightMark on behalf of Local Bounti, as reasonably determined by both parties on a monthly basis. In March 2021, the Company and BrightMark terminated the management services agreement.
The Company incurred management fees $120 thousand and $489 thousand for the nine months ended September 30, 2021 and 2020, respectively.
Accrued liabilities—related party represent amounts owed to BrightMark related to the management services agreement and were $0 and $833 thousand as of September 30, 2021 and December 31, 2020, respectively.
Grow Bitterroot Sale Lease Back Transaction & Property Maintenance and Management Services Agreement
In June 2020, the Company completed the construction of and sold the Montana Facility to Grow Bitterroot, LLC (“Grow Bitterroot”), a related party, for a total consideration of $6,885 thousand. Concurrently, the Company and Grow Bitterroot entered into an agreement, whereby the Company will lease land and greenhouse buildings at the Montana Facility from Grow Bitterroot. The transaction did not qualify for sale leaseback accounting due to the finance leaseback classification prohibiting sale accounting. As such, the transaction is accounted for as a financing transaction (a failed sale). In addition, the Company and Grow Bitterroot entered into a property maintenance and management services agreement under which the Company will provide all property maintenance and management services including business, operational, strategic and advisory services in exchange for an annual fee of $50 thousand. The property maintenance and management services agreement includes an initial term of three years with one year autorenewals unless terminated by either party with 30 days’ notice.
15. Subsequent Events
SPAC Transaction
On June 17, 2021, the Company entered into a business combination agreement to merge with Leo and certain other affiliated entities through a series of transactions (the “Business Combination”). The Business Combination is subject to approval by the stockholders of Leo and the Company and other customary closing conditions. The Business Combination is anticipated to be accounted for as a reverse capitalization in accordance with GAAP. In connection with the Business Combination, a subscription agreement was entered into between Leo and various investors for proceeds of $125,000 thousand (the “PIPE Investment”). The PIPE Investment is conditioned upon the closing of the Business Combination. The proceeds of the PIPE Investment, together with the amounts remaining in Leo’s trust account following the closing of the Business Combination, will be retained by the post-combination business.
On November 4, 2021, Leo entered into subscription agreements with certain additional investors (the “PIPE Investors”) on substantially similar terms as the initial subscription agreements, pursuant to which the additional PIPE Investors agreed to purchase, and Leo agreed to issue and sell to the additional PIPE Investors, an aggregate of 2,500,000 shares of New Local Bounti Common Stock. The purchase price for the additional shares will be $10.00 per share, for a maximum aggregate purchase price of $25,000 thousand (the “Additional PIPE Investment”). The Additional PIPE Investment will close concurrently with the initial PIPE Investment. The PIPE Investment combined with the Additional PIPE Investment will total an aggregate of 15,000,000 shares of New Local Bounti Common Stock for a purchase price of $150,000 thousand, of which $750 thousand were advanced to the Company prior to close on November 18, 2021.

F-3
6

LOCAL BOUNTI CORPORATION
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)

At the close of the transaction on November 19, 2021, approximately $100,000 thousand was transferred to Local Bounti to fund operations.
Hamilton, MT Land Purchase
In October 2021, the Company purchased a
20
-acre
parcel of land adjacent to the existing Montana Facility for $450 thousand. The Company intends to use this parcel to provide office space to support employees working in Hamilton.
Restricted Stock Unit Grant
In November 2021, the Company granted certain employees an additional 452,848 time-vested restricted stock units. These restricted share units will vest over a four-year period.

F-3
7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholder and the Board of Directors of
Leo Holdings III Corp
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Leo Holdings III Corp (the “Company”) as of January 18, 2021, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from January 8, 2021 (inception) through January 18, 2021 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 18, 2021, and the results of its operations and its cash flows for the period from January 8, 2021 (inception) through January 18, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2021.
New York, New York
March 1, 2021

F-38

LEO HOLDINGS III CORP
BALANCE SHEET
JANUARY 18, 2021

Assets:

Current assets:

Prepaid expenses	$14,516

Total current assets	14,516

Deferred offering costs associated with proposed public offering	35,000

Total Assets	$49,516

Liabilities and Shareholder’s Equity:

Current liabilities:

Accrued expenses	$35,000

Total current liabilities	35,000

Commitments and Contingencies

Shareholder’s Equity:

Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 6,900,000 shares issued and outstanding (1)(2)	690
Additional paid-in capital	24,310

Accumulated deficit	(10,484)

Total shareholder’s equity	14,516

Total Liabilities and Shareholder’s Equity	$49,516

(1)	This number includes up to 900,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter.
(2)
On February
 25, 2021, the Company effected a share capitalization, resulting in an aggregate of 6,900,000 Class
 B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 4).

The accompanying notes are an integral part of these financial statements.

9

LEO HOLDINGS III CORP
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 8, 2021 (INCEPTION) THROUGH JANUARY 18, 2021

General and administrative expenses	$10,484

Net loss	$(10,484)

Weighted average shares outstanding, basic and diluted(1)(2)	6,000,000

Basic and diluted net loss per share	$(0.00)

(1)	This number excludes an aggregate of up to 900,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter.
(2)
On February
 25, 2021, the Company effected a share capitalization, resulting in an aggregate of 6,900,000 Class
 B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 4).

The accompanying notes are an integral part of these financial statements.

F-
40

LEO HOLDINGS III CORP
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
FOR THE PERIOD FROM JANUARY 8, 2021 (INCEPTION) THROUGH JANUARY 18, 2021

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholder’s Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance — January —January 8, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor (1)(2)	—	—	6,900,000	690	24,310	—	25,000
Net loss	—	—	—	—	—	(10,484)	(10,484)

Balance—January 18, 2021	—	$—	6,900,000	$690	$24,310	$(10,484)	$14,516

(1)	This number includes up to 900,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter.
(2)
On February
 25, 2021, the Company effected a share capitalization, resulting in an aggregate of 6,900,000 Class
 B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 4).

The accompanying notes are an integral part of these financial statements.

F-
41

LEO HOLDINGS III CORP
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 8, 2021 (INCEPTION) THROUGH JANUARY 18, 2021

Cash Flows from Operating Activities:
Net loss	$(10,484)
Changes in operating assets and liabilities:
Prepaid expenses	10,484

Net cash used in operating activities	—

Net increase in cash	—
Cash—beginning of the period	—

Cash—ending of the period	$—

Supplemental disclosure of noncash investing and financing activities:
Deferred offering costs included in accrued expenses	$35,000
Prepaid expenses paid by Sponsor in exchange for issuance of Class B ordinary shares	$25,000
The accompanying notes are an integral part of these financial statements.

F-4
2

LEO HOLDINGS III CORP
NOTES TO FINANCIAL STATEMENTS
Note 1—Description of Organization and Business Operations
Leo Holdings III Corp (the “Company”) was incorporated as a Cayman Islands exempted company on January 8. 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search for a target business in the consumer sector. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of January 18, 2021, the Company had not commenced any operations. All activity for the period from January 8, 2021 (inception) through January 18, 2021 relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is Leo Investors III Limited Partnership, a Cayman Islands exempted limited partnership (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Public Offering”) of 24,000,000 units (each, a “Unit” and collectively, the “Units”) at $10.00 per Unit (or 27,600,000 units if the underwriter’s over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 4,866,667 warrants (or 5,346,667 warrants if the underwriter’s over-allotment option is exercised in full) (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes paid or payable on income earned on the Trust Account) at the time of the signing of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds of the Private Placement Warrants, will be held in a trust account (“Trust Account”), located in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule
2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company will provide its holders (the “Public Shareholders”) of its Class A ordinary shares, par value $0.0001, sold in the Proposed Public Offering (the “Public Shares”), with the opportunity to redeem all or a

3

portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share
amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 5). These Public Shares will be classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination. Subsequent to the consummation of the Proposed Public Offering, the Company will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public
information and (ii) to clear all trades with the Company’s legal counsel prior to execution. In addition, the initial shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles of Association will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Proposed Public Offering, without the prior consent of the Company.
The Company’s Sponsor, officers and directors (the “initial shareholders”) will agree not to propose an amendment to the Amended and Restated Memorandum and Articles of Association that would modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to

F-4 4

us to fund the Company’s regulatory compliance requirements, and other costs related thereto and/or to pay the Company’s income taxes, if any, (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor has agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or members of the Company’s management team acquire Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriter of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, except our independent registered public accounting firm, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Note 2—Basis of Presentation and Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”)
2014-15,
“Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or one year from the issuance of these financial statements.

F-4 5

Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Financial instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.
Deferred Offering Costs Associated with the Proposed Public Offering
Deferred offering costs consist of legal fees incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Net Loss Per Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares

F-4 6

outstanding during the period, excluding common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 900,000 shares of Class B ordinary shares that are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 4). At January 18, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Income Taxes
The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes”. ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of January 18, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Recent Accounting Pronouncements
The Company’s management does not believe that there are any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3—Proposed Public Offering
Pursuant to the Proposed Public Offering, the Company intends to offer for sale 24,000,000 Units at a price of $10.00 per Unit (or 27,600,000 units if the underwriter’s over-allotment option is exercised in full). Each Unit consists of one Class A ordinary share, and one-fifth
of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6).
Note 4—Related Party Transactions
Founder Shares
On January 18, 2021, the Sponsor paid $25,000 to cover certain expenses of the Company in consideration of 5,750,000 Class B ordinary shares, par value $0.0001 (the “Founder Shares”). On February 25, 2021, the Company effected a share capitalization, resulting in an aggregate of 6,900,000 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization. The Sponsor has agreed to forfeit up to 900,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriter. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriter so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Proposed Public Offering.

F-4 7

The initial shareholders will agree, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions,
share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Private Placement Warrants
The Sponsor will agree to purchase an aggregate of 4,866,667 Private Placement Warrants (or 5,346,667 Private Placement Warrants if the underwriter’s over-allotment option is exercised in full), at a price of $1.50 per Private Placement Warrant ($7.3 million in the aggregate, or approximately $8.0 million if the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each whole Private Placement Warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable
and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors will agree, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
Related Party Loans
On January 13, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Note”). This Note is non-interest
bearing and payable on the earlier of June 30, 2021 or the completion of the Proposed Public Offering. As of January 18, 2021, the Company had no borrowings under the Note. Subsequent to January 18, 2021, the Company borrowed approximately $112,701 under the Note.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.

F-4 8

Administrative Support Agreement
Commencing on the date that the Company’s securities are first listed on the New York Stock Exchange, the Company will agree to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to the Company. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.
Note 5—Commitments & Contingencies
Registration and Shareholder Rights
The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement to be signed upon consummation of the Proposed Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up
period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company will grant the underwriter a
45-day
option from the final prospectus relating to the Proposed Public Offering to purchase up to 3,600,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.
The underwriter will be entitled to an underwriting discount of $0.20 per unit, or $4.8 million in the aggregate (or approximately $5.5 million in the aggregate if the underwriter’s over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, $0.35 per unit, or $8.4 million in the aggregate (or approximately $9.7 million in the aggregate if the underwriter’s over-allotment option is exercised in full) will be payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Risks and Uncertainties
Management is currently evaluating the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 6—Shareholder’s Equity
Class
 A Ordinary Shares
—The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of January 18, 2021, there were no Class A ordinary shares issued or outstanding.

F-4 9

Class
 B Ordinary Shares
—The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of January 18, 2021, there were 6,900,000 Class B ordinary shares outstanding, which amount have been retroactively restated to reflect the share capitalization as discussed in Note 4. Of the 6,900,000 Class B ordinary shares outstanding, up to 900,000 shares are subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the initial shareholders will collectively own 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering.
Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders, except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares on the first business day immediately following the consummation of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted
basis, 20% of the sum of (i) the total number of Class A ordinary shares issued and outstanding upon completion of the Proposed Public Offering, plus (ii) the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any private placement warrants issued to the Sponsor upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.
Preference Shares
—The Company is authorized to issue 5,000,000 preference shares, with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of January 18, 2021, there were no preference shares issued or outstanding.
Warrants
—Public Warrants may only be exercised for a whole number of shares.
No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Proposed Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than twenty business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, the Company will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with

F- 50

Section 3(a)(9) of the Securities Act and, in the event the Company elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Proposed Public Offering, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable
so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the initial shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Once the warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption;

•
if, and only if, the closing price of our ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

The Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the
30-day
redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.
In addition, commencing on the day the warrants become exercisable, the Company may redeem the outstanding warrants (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•
$0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of Class A ordinary shares;

•
if, and only if, the closing price of Class A ordinary shares equals or exceeds $10.00 per Public Share (as adjusted for adjustments) for any 20 trading days within the
30-trading
day period ending three trading days before we send the notice of redemption to the warrant holders; and

•
if the closing price of the Class A ordinary shares for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon

F- 51

exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments”), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

The “fair market value” of Class A ordinary shares shall mean the average last reported sale price of Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y)
the
aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price and the “Redemption of Warrants for Class A ordinary shares” described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “Redemption of Warrants for Class A ordinary shares” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
Note 7—Subsequent Events
On February 25, 2021, the Company effected a share capitalization, resulting in an aggregate of 6,900,000 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization.
Subsequent to January 18, 2021, the Company borrowed approximately $112,701 under the Note.
Management evaluated subsequent events and transactions that occurred after the balance sheet date, up to March 1, 2021, the date that the audited financial statements were available to be issued. Based upon this review, management did not identify any subsequent events, except as noted above, that would have required adjustment or disclosure in the financial statements.

F-5 2

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2021
Assets:
Current assets:
Cash	$188,600
Prepaid expenses	771,931

Total current assets	960,531
Investments held in Trust Account	275,013,714

Total Assets	$275,974,245

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit:
Current liabilities:
Accounts payable—related party	$26,176
Accrued expenses	451,547

Total current liabilities	477,723
Deferred underwriting commissions	9,625,000
Warrant liabilities	8,341,666

Total liabilities	18,444,389
Commitments and Contingencies (Note 7 )
Class A ordinary shares subject to possible redemption, $0.0001 par value; 27,500,000 shares at $10.00 per share	275,000,000
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 6,875,000 shares issued and outstanding	688
Accumulated deficit	(17,470,832)

Total shareholders’ deficit	(17,470,144)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$275,974,245

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5
3

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30, 2021	For the Period from January 8, 2021 (Inception) through September 30, 2021
Operating expenses
General and administrative expenses	$716,502	$1,302,878
General and administrative expenses—related party	46,177	83,738

Loss from operations	(762,679)	(1,386,616)
Other income (expenses):
Change in fair value of warrant liabilities	4,225,000	811,667
Offering costs associated with issuance of warrants	—	(275,622)
Net gain from investments held in Trust Account	6,933	13,714

Net income (loss)	$3,469,254	$(836,857)

Weighted average shares outstanding of Class A ordinary shares, basic and diluted	27,500,000	22,880,859

Basic and diluted net income (loss) per share, Class A ordinary shares	$0.10	$(0.03)

Weighted average shares outstanding of Class B ordinary shares, basic and diluted	6,875,000	6,728,027

Basic and diluted net income (loss) per share, Class B ordinary shares	$0.10	$(0.03)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5
4

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance—January 8, 2021 (inception)	—	$ —	—	$ —	$ —	$ —	$ —
Issuance of Class B ordinary shares to Sponsor	—	—	6,900,000	690	24,310	—	25,000
Excess cash received over the fair value of the private warrants	—	—	—	—	3,466,667	—	3,466,667
Accretion on Class A ordinary shares subject to possible redemption amount	—	—	—	—	(3,490,977)	(16,633,977)	(20,124,954)
Net income	—	—	—	—	—	998,092	998,092

Balance—March 31, 2021 (unaudited), as restated	—	—	6,900,000	690	—	(15,635,885)	(15,635,195)
Class B ordinary shares forfeited	—	—	(25,000)	(2)	2	—	—
Subsequent measurement of Class A ordinary shares subject to redemption against additional paid-in capital and accumulated deficit					(2)	2	—
Net loss	—	—	—	—	—	(5,304,203)	(5,304,203)

Balance—June 30, 2021 (unaudited), as restated	—	—	6,875,000	688	—	(20,940,086)	(20,939,398)
Net income	—	—	—	—	—	3,469,254	3,469,254

Balance—September 30, 2021 (unaudited)	—	$—	6,875,000	$688	$—	$(17,470,832)	$(17,470,144)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5
5

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period from January 8, 2021 (Inception) through September 30, 2021
Cash Flows from Operating Activities:
Net loss	$(836,857)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liabilities	(811,667)
Offering costs associated with issuance of warrants	275,622
Net gain from investments held in Trust Account	(13,714)
Changes in operating assets and liabilities:
Prepaid expenses	(746,931)
Accounts payable—related party	26,176
Accrued expenses	366,547

Net cash used in operating activities	(1,740,824)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(275,000,000)

Net cash used in investing activities	(275,000,000)

Cash Flows from Financing Activities:
Proceeds from note payable to related party	111,835
Repayment of note payable to related party	(111,835)
Proceeds received from initial public offering, gross	275,000,000
Proceeds received from private placement	8,000,000
Offering costs paid	(6,070,576)

Net cash provided by financing activities	276,929,424

Net increase in cash	188,600
Cash—beginning of the period	—

Cash—end of the period	$188,600

Supplemental disclosure of noncash activities:
Prepaid expenses paid by Sponsor in exchange for issuance of Class B ordinary shares	$25,000
Offering costs included in accrued expenses	$85,000
Deferred underwriting commissions	$9,625,000
Forfeiture of Class B ordinary shares	$2
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5
6

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1—Description of Organization and Business Operations
Leo Holdings III Corp (the “Company”) was incorporated as a Cayman Islands exempted company on January 8. 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search for a target business in the consumer sector. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies
.
As of September 30, 2021, the Company had not commenced any operations. All activity for the period from January 8, 2021 (inception) through September 30, 2021 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below and since the Initial Public Offering, the search for a potential target. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating
income in the form of interest income on investments held in trust account from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is Leo Investors III LP, a Cayman Islands exempted limited partnership (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on February 25, 2021. On March 2, 2021, the Company consummated its Initial Public Offering of 27,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), including 3,500,000 additional Units to partially cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $275.0 million, and incurring offering costs of approximately $15.8 million, of which approximately $9.6 million was for deferred underwriting commissions (Note
7
).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 5,333,333 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of $8.0 million, and incurring offering costs of approximately $11,000 (Note
5
).
Upon the closing of the Initial Public Offering and the Private Placement, $275.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d) (3) and (d)(4) of Rule
2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having
an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes paid or payable on income earned on the Trust Account) at the time of the signing of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction

F-5
7

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders are entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share
amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note
7
). These Public Shares are classified as temporary equity in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) agreed to vote their Founder Shares (as defined below in Note
5
) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. Subsequent to the consummation of the Initial Public Offering, the Company will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public
information and (ii) to clear all trades with the Company’s legal counsel prior to execution. In addition, the initial shareholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.
The Company’s Sponsor, officers and directors (the “initial shareholders”) agreed not to propose an amendment to the Amended and Restated Memorandum and Articles of Association that would modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business
Combination
, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from
the closing of the Initial Public Offering, or March 2, 2023 (the “Combination Period”), the Company will (i) cease all operations except
F-5
8

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to fund the Company’s regulatory compliance requirements, and other costs related thereto and/or to pay the Company’s income taxes, if any, (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or members of the Company’s management team acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriter agreed to waive their rights to their deferred underwriting commission (see Note
7
) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust
Account
due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Proposed Business Combination
On June 17, 2021, the Company
entered
into an Agreement and Plan of
Merger
(the “merger agreement”) by and among Longleaf Merger Sub, Inc., a Delaware corporation (“Merger Sub 1”), Longleaf Merger Sub II, LLC (“Merger Sub 2”) and Local Bounti Corporation, a Delaware corporation (“Local Bounti”). Pursuant to the merger agreement, each issued and outstanding Class A and Class B ordinary share of the Company will be converted into one share of common stock, par value $0.0001 per share, of the Company (the “New Local Bounti Common Stock”); each issued and outstanding whole warrant to purchase Class A ordinary shares of the Company will automatically represent the right to purchase one share of New Local Bounti Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the
Company’s
warrant agreement.
On the date of closing, subject to the conditions set forth in the merger agreement, Merger Sub 1 will merge with and into Local Bounti, which Local Bounti as the surviving company, followed immediately by the merger of the

9

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

surviving company with and into Merger Sub 2,
with
Merger Sub 2 surviving the merger as a wholly-owned subsidiary of the Company and, after giving effect to the Mergers, Local Bounti will be a wholly-owned subsidiary of the Company.
On July 19, 2021, the Company filed a registration statement on Form S-4 (File No. 333-257997) (as amended
or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) in connection with the Business Combination. On October 20, 2021, the Registration Statement was declared effective by the SEC, and the Company filed a definitive joint proxy statement/prospectus (the “definitive joint proxy statement/prospectus”) for the solicitation of proxies in connection with (i) an extraordinary general meeting of the Company’s shareholders to be held on November 16, 2021 to consider and vote on, among other proposals, a proposal to approve the Merger Agreement and the business combination and (ii) a special meeting of the Company’s public warrant holders to be held on November 16, 2021 to consider and vote on, among other proposals, a proposal to amend certain provisions of the Company’s outstanding warrants. Refer to the definitive joint proxy statement/prospectus for additional information.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Capital Resources
As of September 30, 2021, the Company had approximately $189,000 in its operating bank account and working capital of approximately $483,000.
The Company’s liquidity needs through September 30, 2021 have been satisfied through a contribution of $25,000 from Sponsor to cover for certain expenses in exchange for the issuance of the Founder Shares, the loan of approximately $112,000 from the Sponsor pursuant to the Note (as defined in Note
6
), and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Company repaid the Note in full on March 3, 2021. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note
6
). As of September 30, 2021, there were no amounts outstanding under any Working Capital Loan.
Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing
due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.
Note 2—Restatement of Previously Reported Financial Statements
The Company concluded it should restate its previously issued financial statements to classify all Class A ordinary shares subject to redemption in temporary equity. In accordance with ASC
480-10-S99,
redemption

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

provisions not solely within the control of the Company require shares subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A ordinary shares in permanent equity. Although the Company did not specify a maximum redemption threshold, its charter currently provides that the Company will not redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable shares classified as temporary equity as part of net tangible assets. Effective with these condensed financial statements, the Company revised this interpretation to include temporary equity in net tangible assets.
In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” the Company evaluated the corrections and has determined that the related impact was material to the previously filed financial statements that contained the error, reported in the Company’s Form
8-K
filed with the SEC on March 2, 2021 (the
“Post-IPO
Balance Sheet”) and the Company’s Form
10-Qs
for the quarterly periods ended March 31, 2021, and June 30, 2021 (the “Affected Quarterly Periods”). Therefore, the Company, in consultation with its Audit Committee, concluded that the
Post-IPO
Balance Sheet and the Affected Quarterly Periods should be restated to present all Class A ordinary shares subject to possible redemption as temporary equity and to recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering and the Over-Allotment. As such, the Company is reporting these restatements to those periods in this quarterly report. The previously presented
Post-IPO
Balance Sheet and Affected Quarterly Periods should no longer be relied upon.
The change in the carrying value of the redeemable Class A ordinary shares in the
Post-IPO
Balance Sheet resulted in a reclassification of approximately 2.2 million Class A ordinary shares from permanent equity to temporary equity. The impact of the restatement to the
Post-IPO
Balance Sheet is as follows:

	As of March 2, 2021
	As Previously Reported	Adjustment	As Restated
Balance Sheet
Total assets	$277,526,800	$—	$277,526,800

Liabilities and shareholders’ equity (deficit)
Total current liabilities	$710,251	$—	$710,251
Deferred underwriting commissions	9,625,000	—	9,625,000
Warrant liabilities	9,153,333	—	9,153,333

Total liabilities	19,488,584	—	19,488,584
Class A ordinary shares subject to possible redemption	253,038,210	21,961,790	275,000,000
Shareholders’ equity (deficit)
Preference shares	—	—	—
Class A ordinary shares	220	(220)	—
Class B ordinary shares	690	—	690
Additional paid-in-capital	5,327,593	(5,327,593)	—
Accumulated deficit	(328,497)	(16,633,977)	(16,962,474)

Total shareholders’ equity (deficit)	5,000,006	(21,961,790)	(16,961,784)

Total liabilities, Class A ordinary shares subject to possible redemption and shareholders’ equity (deficit)	$277,526,800	$—	$277,526,800

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The impact of the restatement on the financial statements for the Affected Quarterly Periods is presented below.
The change in the carrying value of the redeemable Class A ordinary shares at March 31, 2021 resulted in a reclassification of approximately 2.1 million Class A ordinary shares from permanent equity to temporary equity. The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported unaudited balance sheet as of March 31, 2021:

	As of March 31, 2021
	As Previously Reported	Adjustment	As Restated
Unaudited Condensed Balance Sheet
Total assets	$276,867,209	$—	$276,867,209

Total liabilities	17,502,404	—	17,502,404
Class A ordinary shares subject to possible redemption	254,364,800	20,635,200	275,000,000
Shareholders’ equity (deficit)
Preference shares	—	—	—
Class A ordinary shares	206	(206)	—
Class B ordinary shares	690	—	690
Additional paid-in-capital	4,001,017	(4,001,017)	—
Retained earnings (accumulated deficit)	998,092	(16,633,977)	(15,635,885)

Total shareholders’ equity (deficit)	5,000,005	(20,635,200)	(15,635,195)

Total liabilities, Class A ordinary shares subject to possible redemption and shareholders’ equity (deficit)	$276,867,209	$—	$276,867,209

The Company’s unaudited statement of shareholders’ equity has been restated to reflect the changes to the impacted shareholders’ equity accounts described above.
The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported unaudited statement of cash flows for the period from January 8, 2021 (inception) through March 31, 2021:

	For the Period from January 8, 2021 (Inception) through March 31, 2021
	As Previously Reported	Adjustment	As Restated
Unaudited Condensed Statement of Cash Flows - Supplemental disclosure of noncash activities:
Initial value of Class A ordinary shares subject to possible redemption	$253,038,210	$(253,038,210)	$—
Change in fair value of Class A ordinary shares subject to possible redemption	$1,326,590	$(1,326,590)	$—
Accretion of Class A ordinary shares subject to redemption amount	$—	$20,124,954	$20,124,954

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The change in the carrying value of the redeemable Class A ordinary shares at June 30, 2021 resulted in a reclassification of approximately 2.6 million Class A ordinary shares from permanent equity to temporary equity. The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported unaudited balance sheet as of June 30, 2021:

	As of June 30, 2021
	As Previously Reported	Adjustment	As Restated
Unaudited Condensed Balance Sheet
Total assets	$276,386,096	$—	$276,386,096

Total liabilities	22,325,494	—	22,325,494
Class A ordinary shares subject to possible redemption	249,060,600	25,939,400	275,000,000
Shareholders’ equity (deficit)
Preference shares	—	—	—
Class A ordinary shares	259	(259)	—
Class B ordinary shares	688	—	688
Additional paid-in-capital	9,305,166	(9,305,166)	—
Accumulated deficit	(4,306,111)	(16,633,975)	(20,940,086)

Total shareholders’ equity (deficit)	5,000,002	(25,939,400)	(20,939,398)

Total liabilities, Class A ordinary shares subject to possible redemption and shareholders’ equity (deficit)	$276,386,096	$—	$276,386,096

The Company’s unaudited statement of shareholders’ equity has been restated to reflect the changes to the impacted shareholders’ equity accounts described above.
The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported unaudited statement of cash flows for the period from January 8, 2021 (inception) through June 30, 2021:

	For the Period from January 8, 2021 (Inception) through June 30, 2021
	As Previously Reported	Adjustment	As Restated
Unaudited Condensed Statement of Cash Flows - Supplemental disclosure of noncash activities:
Initial value of Class A ordinary shares subject to possible redemption	$253,038,210	$(253,038,210)	$—
Change in fair value of Class A ordinary shares subject to possible redemption	$(3,977,610)	$3,977,610	$—
Accretion of Class A ordinary shares subject to redemption amount	$—	$20,124,954	$20,124,954

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In connection with the change in presentation for the Class A ordinary shares subject to possible redemption, the Company has restated its earnings per share calculation to allocate income and losses shares pro rata between the two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares participate pro rata in the income and losses of the Company. The impact to the reported amounts of weighted average shares outstanding and basic and diluted earnings per share is presented below for the Affected Quarterly Periods:

	For the Period from January 8, 2021 (Inception) through March 31, 2021
	As Previously Reported	Adjustment	As Restated
Unaudited Condensed Statement of Operations
Net income	$998,092	$—	$998,092

Weighted average shares outstanding of Class A ordinary shares, basic and diluted	27,500,000	(16,198,630)	11,301,370
Basic and diluted net income per share, Class A ordinary shares	$—	$0.06	$0.06
Weighted average shares outstanding of Class B ordinary shares, basic and diluted	6,316,265	43,324	6,359,589
Basic and diluted net income per share, Class B ordinary shares	$0.16	$(0.10)	$0.06

	For the Three Months Ended June 30, 2021
	As Previously Reported	Adjustment	As Restated
Unaudited Condensed Statement of Operations
Net loss	$(5,304,203)	$—	$(5,304,203)

Weighted average shares outstanding of Class A ordinary shares, basic and diluted	27,500,000	—	27,500,000
Basic and diluted net income (loss) per share, Class A ordinary shares	$—	$(0.15)	$(0.15)
Weighted average shares outstanding of Class B ordinary shares, basic and diluted	6,875,000	—	6,875,000
Basic and diluted net income (loss) per share, Class B ordinary shares	$(0.77)	$0.62	$(0.15)

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	For the Period from January 8, 2021 (Inception) through June 30, 2021
	As Previously Reported	Adjustment	As Restated
Unaudited Condensed Statement of Operations
Net loss	$(4,306,111)	$—	$(4,306,111)

Weighted average shares outstanding of Class A ordinary shares, basic and diluted	27,500,000	(7,210,366)	20,289,634
Basic and diluted net income (loss) per share, Class A ordinary shares	$—	$(0.16)	$(0.16)
Weighted average shares outstanding of Class B ordinary shares, basic and diluted	6,608,477	37,102	6,645,579
Basic and diluted net income (loss) per share, Class B ordinary shares	$(0.65)	$0.49	$(0.16)
Note 3—Basis of Presentation and Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, which include normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three months ended September 30, 2021 and for the period from January 8, 2021 (inception) through September 30, 2021 are not necessarily indicative of the results that may be expected through December 31, 2021 or any future periods thereafter.
The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the prospectus filed by the Company with the SEC on March 2, 2021.
Principles of Consolidation
The condensed consolidated financial statements of the Company include its wholly-owned subsidiary in connection with the planned merger. All inter- company accounts and transactions are eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt
the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. As of
September
30, 2021, the Company has not experienced any losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Cash and Cash Equivalents
The Company considers all short-term
investments
with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of September 30, 2021.
Investments Held in the Trust Account
The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in net gain from investments held in Trust Account in the accompanying unaudited condensed statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Use of Estimates
The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial
F-6
6

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

statements and the reported amounts of revenues and expenses during the reporting periods. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” equal or approximate the carrying amounts represented in the condensed consolidated balance sheet.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Derivative Warrant Liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to FASB ASC Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”) and FASB ASC Topic 815, “Derivatives and Hedging, Contracts in Entity’s Own Equity” (“ASC
815-40”).
The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed
at the end of each reporting period.
The Company accounts for its warrants issued in connection with its Initial Public and Private Placement, as derivative warrant liabilities in accordance with ASC
815-40.
Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement
at each balance sheet date until exercised, and any change in fair value is

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

recognized in the Company’s statements of operations. The fair value of warrants issued in connection with the Private Placement has been estimated using a Monte-Carlo simulation at each balance sheet date. The fair value of the warrants issued in connection with the Initial Public Offering was initially measured using a Monte-Carlo simulation model and subsequently been measured based on the market price at each measurement date when separately listed and traded. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating
expenses in the statement of operations. Offering costs associated with the Class A ordinary shares were charged against the carrying value of the Class A ordinary shares upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, 27,500,000 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s condensed consolidated balance sheet.
Effective with the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in
capital (to the extent available) and accumulated deficit.

Income Taxes
The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes”. ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
F-6
8

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Net Income (Loss) per Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is calculated by dividing the net income (loss) by the weighted average number of ordinary shares outstanding for the respective period.
The calculation of diluted net income (loss) per ordinary share does not consider the effect of the warrants underlying the Units sold in the Initial Public Offering and the Private Placement Warrants to purchase 10,833,333 Class A ordinary shares in calculation of diluted income (loss) per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net income (loss) per share is the same as basic net income (loss) per share for the three months ended September 30, 2021 and for the period from January 8, 2021 (inception) through September 30, 2021. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.
The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of ordinary shares:

	For the Three Months Ended September 30, 2021		For the Period from January 8, 2021 (Inception) through September 30, 2021
	Class A	Class B	Class A	Class B

Numerator:
Allocation of net income (loss)	$2,775,403	$693,851	$(646,698)	$(190,159)
Denominator:
Weighted average ordinary shares outstanding, basic and diluted	27,500,000	6,875,000	22,880,859	6,728,027

Basic and diluted net income (loss) per ordinary share	$0.10	$0.10	$(0.03)	$(0.03)

Recent Accounting Pronouncements
In August 2020, the FASB issued ASU
No. 2020-06,
“Debt-Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging- Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU
2020-06”),
which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU
2020-06
on January 8, 2021 (inception) using the modified retrospective method for transition. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

F-6
9

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed consolidated financial statements
.

Note
4
—Initial Public Offering
On March 2, 2021, the Company consummated its Initial Public Offering of 27,500,000 Units, including 3,500,000 Over-Allotment Units to partially cover over-allotments, at $10.00 per Unit, generating gross proceeds of $275.0 million, and incurring offering costs of approximately $15.8 million, of which approximately $9.6 million was for deferred underwriting commissions. Each Unit consists of one Class A ordinary share, and one-fifth
of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note
10
).
Note
5
—Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 5,333,333 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of $8.0 million, and incurring offering costs of approximately $11,000.
Each whole Private Placement Warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable
and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
Note
6
—Related Party Transactions
Founder Shares
On January 18, 2021, the Sponsor paid $25,000 to cover certain expenses of the Company in consideration of 5,750,000 Class B ordinary shares, par value $0.0001 (the “Founder Shares”). On February 25, 2021, the Company effected a share capitalization, resulting in an aggregate of 6,900,000 Class B ordinary shares outstanding. The Sponsor agreed to forfeit up to 900,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriter, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters partially exercised their over-allotment option on March 2, 2021 to purchase an addition of 3,500,000 Units, with the remaining portion of the over-allotment option expiring at the conclusion of the
45-day
option period. As a result of the partial exercise of the over- allotment option, 25,000 Founder Shares were forfeited.
The initial shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or
(B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions,
share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Related Party Loans
On January 13, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This Note was non-interest
bearing and payable upon the completion of the Initial Public Offering. As of March 2, 2021, the Company borrowed approximately $112,000 under the Note. The Company repaid the Note in full on March 3, 2021. Subsequent to the repayment, the facility was no longer available to the Company.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lenders’ discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of September 30, 2021, the Company had no borrowings under the Working Capital Loans.
Administrative Support Agreement
Commencing on the date that the Company’s securities were first listed on the New York Stock Exchange, the Company agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to the Company. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company incurred and paid approximately $30,000 and $58,000 in expenses in connection with such services for the three months ended September 30, 2021 and for the period from January 8, 2021 (inception) through September 30, 2021, respectively, as reflected in the accompanying unaudited condensed consolidated statements of operations. As of September 30, 2021, approximately $16,000 in expenses in connection with compliance services with related party was outstanding, as reflected in the accompanying unaudited condensed consolidated balance sheet.
Note
7
—Commitments and Contingencies
Registration and Shareholder Rights
The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) were entitled to registration rights pursuant to a registration and shareholder rights agreement signed upon consummation of the Initial Public Offering. These holders were entitled to certain demand and “piggyback” registration rights. However, the registration and shareholder rights agreement provided that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up
period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
F-
7
1

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Underwriting Agreement
The Company granted the underwriter a
45-day
option from the final prospectus relating to the Initial Public Offering to purchase up to 3,600,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters partially exercised their over-allotment option on March 2, 2021 to purchase an additional 3,500,000 Over-Allotment Units. The remaining unexercised over-allotment option expired at the conclusion of the
45-day
option period.
The underwriter was entitled to an underwriting discount of $
0.20
per unit, or $
5.5
 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $
0.35
per unit, or approximately $
9.6
 million in the aggregate will be payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Note 8—Warrants
As of September 30, 2021, there were 5,500,000 Public Warrants and 5,333,333 Private Placement Warrants outstanding.
Public Warrants may only be exercised for a whole number of
shares
. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company agreed that as soon as practicable, but in no event later than twenty business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, the Company will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will use its best efforts to register or qualify the shares under
applicable
blue
sky laws to the extent an exemption is not available.
The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until
30
days after the completion of a Business Combination, subject to certain
limited exceptions. Additionally, the Private
Placement Warrants will

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

be
non-redeemable
so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the initial shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Once the warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption;

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the
30-day
redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.
In addition, commencing on the day the warrants become exercisable, the Company may redeem the outstanding warrants (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•
$0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of Class A ordinary shares;

•
if, and only if, the closing price of Class A ordinary shares equals or exceeds $10.00 per Public Share (as adjusted for adjustments) for any 20 trading days within the
30-trading
day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•
if the closing price of the Class A ordinary shares for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities-Warrants-Public Shareholders’ Warrants-Anti-dilution Adjustments”), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The “fair market value” of Class A ordinary shares shall mean the average last reported sale price of Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

to complete the initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price and the “Redemption of Warrants for Class A ordinary shares” described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “Redemption of Warrants for Class A ordinary shares” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

Note 9—Class A Ordinary Shares Subject to Possible Redemption
The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of September 30, 2021, there were 27,500,000 Class A ordinary shares outstanding, which were all subject to possible redemption and are classified outside of permanent equity in the condensed consolidated balance sheet.
The Class A ordinary shares subject to possible redemption reflected on the condensed consolidated
balance sheet is reconciled on the following table:

Gross proceeds received from Initial Public Offering	$275,000,000
Less:
Fair value of Public Warrants at issuance	(4,620,000)
Offering costs allocated to Class A ordinary shares	(15,504,954)
Plus:
Accretion on Class A ordinary shares to redemption value	20,124,954

Class A ordinary shares subject to possible redemption	$275,000,000

F-
74

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note
10
—Shareholders’ Deficit
Preference Shares -
The Company is authorized to issue 5,000,000 preference shares, with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2021, there were no preference shares issued or outstanding
.
Class
 A Ordinary Shares
—The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of September 30, 2021, there were 28,750,000 shares of Class A ordinary shares outstanding, and all of which were subject to possible redemption and included as temporary equity (see Note
9
).
Class
 B Ordinary Shares
-The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of September 30, 2021, there were 6,875,000 Class B ordinary shares were issued and outstanding.
Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders, except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares on the first business day immediately following the consummation of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted
basis, 20% of the sum of (i) the total number of Class A ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any private placement warrants issued to the Sponsor upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.
Note 1
1
—Fair Value Measurements
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2021 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

	Fair Value Measured as of September 30, 2021
	Level 1	Level 2	Level 3	Total
Assets
Investments held in Trust Account - U.S. Treasury Securities	$275,013,714	$—	$—	$275,013,714
Liabilities:
Warrant liabilities - public warrants	$4,235,000	$—	$—	$4,235,000
Warrant liabilities - private warrants	$—	$—	$4,106,666	$4,106,666

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement, when the Public Warrants were separately listed and traded in April 2021.

For periods where no observable traded price is available, the fair value of the Public Warrants has been estimated using a Monte-Carlo simulation model. For periods subsequent to the detachment of the Public Warrants from the Units, the fair value of the Public Warrants is based on the observable listed price for such warrants. The fair value of the Private Warrants is determined using a Monte-Carlo simulation model. For the three months ended September 30, 2021 and the period from January 8, 2021 (inception) through September 30, 2021, the Company recognized a decrease in the fair value of warrant liabilities of approximately $
4.2
 million and $
812,000
, respectively, presented on the accompanying condensed consolidated statements of operations.
The change in the fair value of the Level 3 derivative warrant liabilities for the three months ended September 30, 2021 and the period from January 8, 2021 (inception) through September 30, 2021 is summarized as follows:

Warrant liabilities at January 8, 2021 (inception)	$—
Issuance of Public and Private Warrants	9,153,333
Change in fair value of warrant liabilities	(1,408,333)

Warrant liabilities at March 31, 2021	7,745,000
Public Warrants transferred to Level 1	(3,905,000)
Change in fair value of warrant liabilities	2,346,666

Warrant liabilities at June 30, 2021	6,186,666
Change in fair value of warrant liabilities	(2,080,000)

Warrant liabilities at September 30, 2021	$4,106,666

The estimated fair value of the Public and Private Placement Warrants, prior to the Public Warrants being traded in an active market, was determined using Level 3 inputs. Inherent in a Monte-Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero. Any changes in these assumptions can change the valuation significantly.
The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

	September 30, 2021	March 2, 2021
Exercise price	$11.50	$11.50
Stock Price	$9.94	$9.83
Term (in years)	5.09	5.58
Volatility	12.90%	15.10%
Risk-free interest rate	0.99%	0.79%
Dividend yield	0.0%	0.0%

LOCAL BOUNTI CORPORATION (F/K/A LEO HOLDINGS III CORP)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 12—Subsequent Events
The Company evaluated subsequent events and transactions that occurred up to the date the condensed consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements, except as disclosed in Note 2 and below.
The Company held an extraordinary general meeting of shareholders (the “extraordinary general meeting”) on November 16, 2021. At the extraordinary general meeting, the Company’s shareholders considered and adopted, among other matters, the merger agreement (See Note 1 for further detail).
On November 23, 2021, the Company consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger (the “merger agreement”) by and among Longleaf Merger Sub, Inc., a Delaware corporation (“Merger Sub 1”), Longleaf Merger Sub II, LLC (“Merger Sub 2”) and Legacy Local Bounti.(See Note 1 for further detail).

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee		$48,716
Legal fees and expenses			*
Accounting fees and expenses			*
Miscellaneous			*

Total	$		*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
Item 14. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.
The registrant has entered into, and expects to continue to enter into, indemnification agreements with each of its directors and executive officers. These agreements provide that the registrant will indemnify each of its directors and such officers to the fullest extent permitted by law.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.
The registrant also maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant.

Item 15. Recent Sales of Unregistered Securities.
As previously disclosed, in connection with the execution of the Merger Agreement, the Company entered into subscription agreements, each dated June 17, 2021 or November 4, 2021 (the “Subscription Agreements”), with certain accredited investors pursuant to which the investors agreed to purchase 15,000,000 shares of Common Stock in a private placement for an aggregate purchase price of $150.0 million (the “PIPE Financing”). The PIPE Financing was consummated concurrently with the Closing. An aggregate of 241,000 shares of Common Stock (based on the assumed price of $10.00 per share) were issued to satisfy fees related to the Business Combination (the “Transaction Fee Shares”).
The shares of Common Stock issued in the PIPE Financing and the Transaction Fee Shares have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.
Item 16. Exhibits and Financial Statement Schedules.
(a) Exhibits.

Exhibit No.	Description

2.1*	Business Combination Agreement, dated as of June 17, 2021, by and among Leo, First Merger Sub, Second Merger Sub and Local Bounti (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 21, 2021).

3.1	Certificate of Incorporation of Local Bounti Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 22, 2021).

3.2	Bylaws of Local Bounti Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 22, 2021).

4.1	Amended and Restated Warrant Agreement, dated November 18, 2021, by and among Local Bounti Corporation and Continental (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 22, 2021)

4.2	Specimen Warrant Certificate of the Registrant (incorporated by reference to Exhibit 4.2 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 24, 2021).

4.3	Warrants, dated as of November 19, 2021, by and between Local Bounti Corporation and Cargill, Incorporated (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 24, 2021).

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP

10.1	Amended and Restated Registration Rights Agreement, dated as of November 19, 2021, by and among Local Bounti Corporation, Leo Holdings III Corporation and certain other parties (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Commission on November 22, 2021)

10.2	Form of Lock-up Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Commission on November 22, 2021)

10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Commission on November 22, 2021)

Exhibit No.	Description

10.4	Sponsor Agreement, dated as of June 17, 2021, by and among Leo Investors III LP, Lori Bush, Mary E. Minnick, Mark Masinter, Scott Flanders, Imran Khan, Scott McNealy, Leo Holdings III Corp, and Local Bounti Corporation. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 21, 2021)

10.5	Senior Credit Agreement dated September 3, 2021 between Cargill Financial Services International, Inc. and Local Bounti Corporation along with certain subsidiaries (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on September 3, 2021)

10.6	Subordinated Credit Agreement dated September 3, 2021 between Cargill Financial Services International, Inc. and Local Bounti Corporation along with certain subsidiaries (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on September 3, 2021)

10.7†	Local Bounti 2021 Equity Incentive Plan and related forms of award agreements (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 24, 2021)

10.8†	Local Bounti Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 24, 2021)

10.9†	Form of Employment Agreement with Chief Executive Officers of Local Bounti (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 24, 2021)

10.10†	Form of Employment with Executive Officers (other than Chief Executive Officers) of Local Bounti (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 24, 2021)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 24, 2021)

23.1	Consent of WithumSmith+Brown, PC

23.2	Consent of RSM US LLP

23.3	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on the signature page hereof)

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*
Schedules to this exhibit have been omitted in accordance with Regulation
S-K
Item 601(b)(2). The registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

†	Indicates a management contract or compensatory plan, contract or arrangement.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hamilton, State of Montana, on December 9, 2021.

LOCAL BOUNTI CORPORATION

By:	/s/ Craig M. Hurlbert
Craig M. Hurlbert
Co-Chief Executive Officer and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Craig M. Hurlbert, Dan Martinelli and Kathleen Valiasek, and each of them, as his true and lawful attorneys-in-fact
and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact
and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact
and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig M. Hurlbert Craig M. Hurlbert	Co-Chief Executive Officer and Director ( Principal Executive Officer )	December 9, 2021

/s/ Kathleen Valiasek Kathleen Valiasek	Chief Financial Officer ( Principal Financial and Accounting Officer )	December 9, 2021

/s/ Travis Joyner Travis Joyner	Co-Chief Executive Officer and Director	December 9, 2021

/s/ Pamela Brewster Pamela Brewster	Director	December 9, 2021

/s/ Matthew Nordby Matthew Nordby	Director	December 9, 2021

/s/ Mark J. Nelson Mark J. Nelson	Director	December 9, 2021

/s/ Edward C. Forst Edward C. Forst	Director	December 9, 2021